PROSPECTUS SUPPLEMENT NO. 4 (to Prospectus dated August 4, 2025)	Filed pursuant to Rule 424(b)(3) SEC File No. 333-287338

Adaptin Bio, Inc.

1,901,482 shares of common stock by the selling stockholders

2,233,083 shares of common stock underlying warrants HELD by the selling stockholders

This prospectus supplement updates, amends and supplements the prospectus dated August 4, 2025 (as supplemented on August 14, 2025, October 6, 2025 and November 14, 2025, and as may be further supplemented or amended from time to time, the “Prospectus”) which forms a part of our Registration Statement on Form S-1 (Registration No. 333-287338). Capitalized terms used in this prospectus supplement and not otherwise defined herein have the meanings specified in the Prospectus.

This prospectus supplement is being filed to update, amend and supplement the information included in the Prospectus with information contained in our Quarterly Report on Form 10-Q filed with the SEC on May 15, 2026 (the “Quarterly Report”), Annual Report on Form 10-K filed with the SEC on April 1, 2026 (the “Annual Report”) and  in our Current Report on Form 8-K filed on April 6, 2026 (the “Current Report”). Accordingly, we have attached the Quarterly Report, Annual Report, as well as the Current Report and related exhibits, to this prospectus supplement.

This prospectus supplement is not complete without the Prospectus. This prospectus supplement should be read in conjunction with the Prospectus, which is to be delivered with this prospectus supplement, and is qualified by reference thereto, except to the extent that the information in this prospectus supplement updates or supersedes the information contained in the Prospectus. Please keep this prospectus supplement with your Prospectus for future reference.

Our common stock is currently quoted on the OTCQB Venture Market under the stock symbol “APTN.” On May 14, 2026, the last quoted bid price of our common stock as reported on the OTCQB was $5.50 per share.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 8 of the Prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of the disclosures in the prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is May 15, 2026

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q

☒ QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended March 31, 2026

OR

☐ TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

FOR THE TRANSITION PERIOD FROM ____________ TO ____________

Commission File Number: 001-56583

ADAPTIN BIO, INC.
(Exact name of registrant as specified in its charter)

Delaware	88-1566415
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3540 Toringdon Way, Suite 200, #250, Charlotte, NC	28277
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 609-1498

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T during the preceding 12 months (or for such shorter period that the registrant was required to submit such files). Yes ☒ No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☐	Accelerated filer	☐
Non-accelerated Filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the registrant is a shell company (as defined by Rule 12b-2 of the Exchange Act). Yes ☐ No ☒

As of May 14, 2026, the registrant had 8,851,229 shares of common stock issued and outstanding.

NOTES

As used in this Quarterly Report on Form 10-Q (this “Report”), unless otherwise stated or the context clearly indicates otherwise, the terms “Adaptin,” the “Company,” “we,” “us” and “our” refer to Adaptin Bio, Inc., incorporated in the State of Delaware, and its subsidiaries after giving effect to the Merger (as defined elsewhere in this Report) and the company name change described herein.

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PART I - FINANCIAL INFORMATION

ITEM 1. FINANCIAL STATEMENTS

ADAPTIN BIO, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2026	2025
	(Unaudited)
Assets
Current Assets:
Cash and cash equivalents	$301,309	$459,174
Prepaid expenses	404,808	159,985
Total Current Assets	706,117	619,159

Total Assets	$706,117	$619,159

Liabilities and Stockholders’ Deficit

Current Liabilities:
Accounts payable- trade	$1,371,309	$1,512,090
Accrued expenses	869,681	596,465
Financing liability	240,698	-
Total Current Liabilities	2,481,688	2,108,555

Total Liabilities	2,481,688	2,108,555

Commitments and contingencies (Note 11)

Stockholders’ Deficit:
Preferred stock, $0.0001 par value, 10,000,000 shares authorized, 0 shares issued and outstanding as of March 31, 2026 and December 31, 2025	-	-
Common stock, $0.0001 par value, 50,000,000 shares authorized, 8,786,229 shares issued and outstanding as of March 31, 2026 and 8,655,829 shares issued and outstanding as of December 31, 2025	879	866
Additional paid-in capital	8,661,447	7,801,539
Accumulated deficit	(10,437,897)	(9,291,801)
Total Stockholders’ Deficit	(1,775,571)	(1,489,396)
Total Liabilities and Stockholders’ Deficit	$706,117	$619,159

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

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ADAPTIN BIO, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended
	March 31,
	2026	2025

Operating Expenses:
Research and development	$165,577	$62,133
General and administrative	978,576	788,325
Total Operating Expenses	1,144,153	850,458
Loss from Operations	(1,144,153)	(850,458)

Other Expense (Income):
Interest expense	1,943	72,659
Loss on change in fair value of derivative liabilities	-	6,312
Gain on extinguishment of debt	-	(326,345)
Total Other Expense (Income), net	1,943	(247,374)

Loss before provision for income taxes	(1,146,096)	(603,084)

Provision for income taxes	-	-
Net loss	$(1,146,096)	$(603,084)

Net Loss Per Share
Basic and Diluted	$(0.13)	$(0.10)

Weighted Average Common Shares Outstanding:
Basic and Diluted	8,701,837	5,827,039

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

2

ADAPTIN BIO, INC.

CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT

(Unaudited)

	FOR THE THREE MONTHS ENDED MARCH 31, 2026
			Additional		Total
	Common Stock		Paid-In	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit	Deficit

Balance, January 1, 2026	8,655,829	866	7,801,539	(9,291,801)	$(1,489,396)

Common stock issued in private placement [1]	130,400	13	514,512	-	514,525

Stock-based compensation	-	-	345,396	-	345,396

Net loss	-	-	-	(1,146,096)	(1,146,096)

Balance, March 31, 2026	8,786,229	$879	$8,661,447	$(10,437,897)	$(1,775,571)

[1]	Includes gross proceeds of $652,000, less issuance costs of $137,475.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

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ADAPTIN BIO, INC.

CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

(Unaudited)

	FOR THE THREE MONTHS ENDED MARCH 31, 2025
			Additional		Total
	Common Stock [1]		Paid-In	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit	Equity

Balance, December 31, 2024 – Prior to Recapitalization	1,505	$1	$24,115	$(4,124,232)	$(4,100,116)

Recapitalization	3,248,494	324	(324)	-	-

Balance, December 31, 2024 – Following the Recapitalization	3,249,999	325	23,791	(4,124,232)	$(4,100,116)

Equity of Unite Acquisition 1 Corp. at the time of the exchange	5,000,000	500	(500)	(279,746)	(279,746)

Common stock cancelled at the time of the exchange	(1,750,000)	(175)	175	-	-

Recapitalization of Unite Acquisition 1 Corp. accumulated deficit at time of the exchange	-	-	(279,746)	279,746	-

Common stock and warrants issued in private placement [2]	1,400,342	140	4,701,004	-	4,701,144

Common stock and warrants issued in connection with debt extinguishment	501,140	50	1,681,116	-	1,681,166

Forgiveness of accrued consulting fees by related parties	-	-	345,900	-	345,900

Net loss	-	-	-	(603,084)	(603,084)

Balance, March 31, 2025	8,401,481	$840	$6,471,740	$(4,727,316)	$1,745,264

[1]	The number of shares and per share value of the Company’s common stock have been retroactively recast to reflect the exchange ratio pursuant to the Merger (See Note 4).

[2]	Includes gross proceeds of $6,161,505, less issuance costs of $1,460,361.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

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ADAPTIN BIO, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For Three Months Ended
	March 31,
	2026	2025

Cash Flows From Operating Activities:
Net loss	$(1,146,096)	$(603,084)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of debt issuance costs and discounts	-	53,722
Change in fair value of derivative liabilities	-	6,312
Gain on extinguishment of debt	-	(326,345)
Stock-based compensation	345,396	-
Changes in operating assets and liabilities:
Prepaid expenses	88,282	(468,321)
Accounts payable - trade	(140,781)	(688,124)
Accrued expenses	256,901	(268,226)
Accrued interest - related party	-	(4,746)
Accrued interest	-	18,936
Net Cash Used In Operating Activities	(596,298)	(2,279,876)

Cash Flows From Financing Activities:
Repayment of financing liability	(92,407)	-
Repayment of notes payable- related party	-	(275,000)
Proceeds from issuance of common stock in private placement	652,000	-
Proceeds from issuance of common stock and warrants in private placement	-	6,161,505
Payment of issuance costs related to private placement	(121,160)	(1,266,485)
Net Cash Provided By Financing Activities	438,433	4,620,020

Net (Decrease) Increase In Cash and Cash Equivalents	(157,865)	2,340,144

Cash and Cash Equivalents - Beginning of Period	459,174	34,085
Cash and Cash Equivalents - End of Period	$301,309	$2,374,229

Supplemental Disclosures of Cash Flow Information:
Cash paid for:
Interest	$1,943	$9,584
Income taxes	$-	$-

Non-cash investing and financing activities:
Recapitalization of Unite Acquisition 1 Corp. accumulated deficit at time of the exchange	$-	$(279,746)
Common stock cancelled at the time of the exchange	$-	$175
Convertible notes and accrued interest converted into common stock	$-	$1,653,811
Forgiveness of accrued consulting fees by related parties	$-	$345,900
Accrual of equity issuance costs	$16,315	$-
Financing of Director and Officer insurance policy	$333,105	$-

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

5

ADAPTIN BIO, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. BUSINESS ORGANIZATION, NATURE OF OPERATIONS, BASIS OF PRESENTATION, AND RISKS AND UNCERTAINTIES

Organization and Operations

On February 11, 2025, Adaptin Bio, Inc. completed the business combination contemplated by that certain Agreement and Plan of Merger and Reorganization, dated as of February 11, 2025, by and among Unite Acquisition 1 Corp. (“Unite Acquisition”), a public shell company incorporated in the state of Delaware on March 10, 2022, its wholly-owned subsidiary, Adaptin Acquisition Co., a Delaware corporation formed in the State of Delaware on January 30, 2025 (“Merger Sub”), and Adaptin Bio Operating Corporation (“Private Adaptin” and formerly “Adaptin Bio, Inc.”) (the “Merger”). Upon the completion of the Merger, Unite Acquisition changed its name to “Adaptin Bio, Inc.”

Adaptin Bio, Inc. is dedicated to the development and commercialization of products utilizing novel technology that enhances the delivery of drugs and other compounds to the brain and other tissues for a variety of indications. The Company’s novel technology was originally developed by researchers in the Department of Neurosurgery at Duke University and licensed by the Company in 2023. The Company’s technology is engineered to facilitate the transport of therapeutics to tissues of interest, including the brain, potentially generating improved treatments for solid tumors and central nervous system (“CNS”) disorders.

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information and with the instructions to Form 10-Q and Article 8 of Regulation S-X. Accordingly, they do not include all of the information and disclosures required by U.S. GAAP for complete financial statements. In the opinion of management, such statements include all adjustments (consisting only of normal recurring items) which are considered necessary for a fair presentation of the condensed consolidated financial statements of the Company as of March 31, 2026 and for the three months then ended. The results of operations for the three months ended March 31, 2026 are not necessarily indicative of the operating results for the full year ending December 31, 2026 or any other period. These unaudited condensed consolidated financial statements should be read in conjunction with the audited financial statements and related disclosures as of December 31, 2025 and for the year then ended, which were filed with the Securities and Exchange Commission (“SEC”) on April 1, 2026 as part of the Company’s Annual Report on Form 10-K (the “Annual Report”).

Emerging Growth Company

The Company is an “emerging growth company” and has elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. This election allows the Company to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.

Significant Risks and Uncertainties

The Company is subject to challenges and risks specific to its business and its ability to execute on its strategy, as well as risks and uncertainties common to companies in the pharmaceutical industry, including, without limitation, risks and uncertainties associated with its ability to raise additional money to fund its operations for at least the next twelve months as a going concern; obtaining regulatory approval of its product candidates; delays or problems in the supply of its study drug or failure to comply with manufacturing regulations; identifying, acquiring or in-licensing product candidates; pharmaceutical product development and the inherent uncertainty of clinical success; and the challenges of protecting and enhancing its intellectual property rights; and complying with applicable regulatory requirements; and the other risk factors set forth in the Company’s filings with the SEC.

6

Further, the Company may be impacted by general economic, political, and market conditions, including deteriorating market conditions due to investor concerns regarding inflation, armed conflicts, and overall fluctuations in the financial markets in the U.S. and abroad.

2. GOING CONCERN

The accompanying condensed consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. As of March 31, 2026, the Company had cash and cash equivalents of $301,309 and an accumulated deficit of $10,437,897. The Company intends to continue significant development activities that began in 2023 which, together with expenses incurred for general and administrative expenses, are expected to result in continuing operating losses for the foreseeable future. The amount of future losses and when, if ever, the Company will achieve profitability are uncertain. The Company’s ability to achieve profitability will depend on, among other things, successfully completing clinical studies, obtaining requisite regulatory approvals, establishing appropriate pricing for its product with payers, and raising sufficient funds to finance the Company’s activities. No assurance can be given that the Company’s clinical development efforts will be successful, that regulatory approvals will be obtained, or that the Company will be able to achieve appropriate pricing and market access or that profitability, if achieved, can be sustained. These matters raise substantial doubt about the Company’s ability to continue as a going concern. The condensed consolidated financial statements do not include any adjustments related to the outcome of this uncertainty.

Management has evaluated the Company’s operating plan against its existing cash and determined that substantial doubt exists about the Company’s ability to support its operations and fund its obligations for the next twelve months from the date of issuance of these condensed consolidated financial statements. The Company’s ability to execute its operating plan depends on the Company’s ability to obtain additional funding through equity offerings and debt financings. The Company plans to continue to fund its losses from operations through cash and cash equivalents on hand, as well as through future equity offerings, debt financings, or other third-party funding. There can be no assurance that additional funds will be available when needed from any source or, if available, will be available on terms that are acceptable to the Company. Even if the Company raises additional capital, it may also be required to modify, delay or abandon some of its plans which could have a material adverse effect on the business, operating results and financial condition and its ability to achieve its intended business objectives. Any of these actions could materially harm the business, results of operations and future prospects.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

There have been no material changes to the Company’s significant accounting policies since those included in the audited financial statements of the Company for the year ended December 31, 2025, except as disclosed in this Note.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements and the reported amount of expenses during the reporting period. Actual results could differ from those estimates.

Significant estimates and assumptions reflected in the condensed consolidated financial statements relate to and include, but are not limited to, the fair value of derivative liabilities, accrued liabilities that are measured based on progress toward completion of research and development projects, and the grant date fair value of stock options granted to employees, consultants and directors, and the resulting stock-based compensation expense, calculated using the Black-Scholes option-pricing model.

Future events and their effects cannot be predicted with certainty; accordingly, accounting estimates require the exercise of judgment. Accounting estimates used in the preparation of these condensed consolidated financial statements change as new events occur, as more experience is acquired, as additional information is obtained and as the operating environment changes.

Warrants

The Company accounts for its warrants in accordance with the guidance in Financial Accounting Standards Board Accounting Standards Codification (“ASC”) 815-40-15. This guidance provides that if the warrants do not meet the criteria for equity treatment, the warrants must be recorded as an asset or a liability. The Company estimates the fair value of warrants using a Black-Scholes valuation model, which requires the use of multiple subjective inputs including estimated future volatility, risk free rate and the expected terms of the warrant.

7

Net Loss per Share

Basic net loss per share of common stock is computed by dividing net loss by the weighted-average number of shares of common stock outstanding during each period. Diluted net loss per share of common stock includes the effect, if any, from the potential exercise or conversion of securities, which would result in the issuance of incremental shares of common stock. For diluted net loss per share, the weighted-average number of shares of common stock is the same for basic net loss per share due to the fact that when a net loss exists, potentially dilutive securities are not included in the calculation when the impact is anti-dilutive. For the three months ended March 31, 2026 and 2025, the Company’s anti-dilutive securities included warrants to purchase an aggregate of 2,619,835 and 2,583,169 shares of common stock, respectively. In addition, the Company had stock options deemed outstanding for accounting purposes for the purchase of the Company’s common stock, 1,478,006 shares which were anti-dilutive for the three months ended March 31, 2026. No stock options were outstanding during the three months ended March 31, 2025.

Stock-based Compensation

The Company has a stock-based compensation plan, which is described in detail in Note 7 and Note 8, and records all stock-based payments, including grants of employee share options, at their fair values. The Company accounts for stock-based compensation instruments in accordance with the guidance promulgated under ASC 718, Compensation – Stock Compensation. The fair value of share options granted to employees and non-employees is estimated at the date of grant using the Black-Scholes option pricing model. The Company recognizes stock-based compensation expense over the requisite service period of the individual grants, which equals the vesting period, using the straight-line method or, in the case of performance based awards, based upon the terms of the performance conditions. Forfeitures, if any, are recorded as they occur. Any consideration paid by employees on exercising share options and the corresponding portion previously credited to contributed surplus are credited to share capital. The Black-Scholes option pricing model used by the Company to calculate option values was developed to estimate fair value.

4. REVERSE RECAPITALIZATION

The Merger

On February 11, 2025, Unite, through its wholly owned subsidiary Adaptin Acquisition Co., consummated the Merger with Private Adaptin. Pursuant to the Merger, Private Adaptin was the surviving corporation and became a wholly owned subsidiary of Unite, and all of the outstanding common stock of Private Adaptin was converted into 3,249,999 shares of Unite’s common stock. As a result, Unite ceased to be a shell company and will continue as a public reporting company under the new name, Adaptin Bio, Inc. On February 11, 2025, the sole holder of common stock of Unite prior to the Merger, Lucius Partners LLC (“Lucius Partners”), retained 3,250,000 shares of the Company’s common stock after the Merger, after agreeing to cancel and retire 1,750,000 shares of the Company’s common stock.

The Merger is accounted for as a reverse recapitalization under U.S. GAAP. Accordingly, the condensed consolidated financial statements of the Company represent a continuation of the financial statements of Private Adaptin, with the Merger being treated as the equivalent of Private Adaptin issuing stock for the net assets of Unite, accompanied by a recapitalization. The net assets of Unite are stated at historical cost, with no goodwill or other intangible assets recorded and are consolidated with Private Adaptin’s financial statements on the Merger closing date. Results of operations prior to the Merger are presented as those of Private Adaptin. The shares and net loss per share, prior to the Merger, have been retroactively restated to reflect the common stock exchange ratio of 2,159.47-for-1, as established in the Merger. At the time of the Merger, the stockholders’ deficit of Unite of $279,746 was reclassified to additional paid-in capital.

The Offering

On February 11, 2025, concurrent with the Merger, the Company issued, in an initial closing (the “Initial Closing”) of a private placement offering (the “Offering”), 1,080,814 Units, for an aggregate purchase price of $4,755,582, at a purchase price of $4.40 per Unit, with each Unit consisting of (i) one share of common stock (the “Offering Shares”), (ii) a warrant representing the right to purchase one share of common stock with an exercise price of $4.40 per share and a term of one year from the final closing of the Offering (which term may be extended for additional six-month periods if the common stock is not yet admitted for trading or listed on an approved market) (the “A Warrant”), and (iii) a warrant, representing the right to purchase one-half of a share of common stock, with an exercise price of $6.60 per share and a term of five years from the final closing of the Offering (the “B Warrant,” and together with the A Warrant, the “Warrants”) (such shares of common stock issuable upon the exercise of the Warrants, the “Warrant Shares”).

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The offering period commenced on January 8, 2025 and continued until March 31, 2025. On March 31, 2025, the Company issued, in the final closing of the Offering, an additional 319,528 Units for an aggregate purchase price of $1,405,923.

During the three months ended March 31, 2025, in connection with the Offering, the Company issued 1,400,342 shares of common stock, investor Warrants to purchase 2,100,513 Warrant Shares and placement agent warrants to purchase 350,086 shares of common stock. In connection with the Offering, the Company raised gross proceeds of $6,161,505 and incurred equity issuance costs of $1,460,361, resulting in net proceeds of $4,701,144. The investor Warrants and placement agent warrants were determined to be equity-classified.

Conversion of Exchange Notes and 2024 Notes

At the Initial Closing of the Offering, $1,500,000 aggregate principal amount of Private Adaptin’s exchange notes, which were issued by Private Adaptin in December 2024 to the holders of 10% secured promissory notes issued to investors in 2023 (the “Exchange Notes”), and Private Adaptin’s 10% secured subordinated convertible promissory notes issued to investors in 2024 (the “2024 Notes”), plus accrued interest thereon, automatically converted into shares of the Company’s common stock at a conversion price of $3.30 per share, or 501,140 shares of common stock (the “Note Conversion Shares”), and the holders of the Exchange Notes were issued, pursuant to existing agreements, warrants to purchase up to 132,570 shares of the Company’s common stock at an exercise price of either $3.30 or $4.40 per share and with a term of five years. These transactions were accounted for as debt extinguishments and, as a result, the Company derecognized the net carrying value of the debt of $2,007,510 (which included principal of $1,500,000, accrued interest of $153,811, debt discount and debt issuance costs of $197,570 and derivative liabilities of $551,269) and recorded the reacquisition price of $1,681,165 (which included common stock and equity-classified warrants with a fair value of $1,433,259 and $247,906, respectively), such that the Company recognized a gain on extinguishment of $326,345.

5. COMMON STOCK

See Note 4 for details associated with the issuance of the Company’s common stock and warrants, as well as details associated with the reverse recapitalization in connection with the Merger.

Follow-on Offering

The Company initiated a private placement offering (the “Follow-on Offering”) on October 29, 2025 that was scheduled to continue until the later of (i) January 31, 2026, unless extended by the Company and the placement agent; (ii) the date on which the maximum offering amount of approximately $4.0 million (the “Maximum Offering”) was sold by the Company; or (iii) on a date mutually agreed upon in writing by the Company and the placement agent (the “Offering Period”). On December 30, 2025, the Company and the placement agent agreed to extend the Offering Period to February 27, 2026; on February 28, 2026 the Offering Period was extended until March 31, 2026; on March 31, 2026 the Offering Period was extended until April 30, 2026, and; on April 30, 2026, the Offering Period was extended until May 29, 2026.

On February 12, 2026, the Company completed a secondary closing under its Follow-on Offering (the “February 2026 Closing”) and issued 59,400 shares of common stock at $5.00 per share for aggregate proceeds of $297,000. As of the date of the February 2026 Closing, the Company recorded proceeds of $261,360, net of costs of the transaction of $35,640 that had been incurred as of that date.

The February 2026 Closing triggered the anti-dilution provision for the B Warrants and accordingly, the number of B Warrants increased by 749 Warrants to a total of 703,582 and the exercise price decreased to $6.568 per share from $6.575 per share.

On March 12, 2026, the Company completed a third closing under its Follow-on Offering (the “March 2026 Closing”) and issued 71,000 shares of common stock at $5.00 per share for aggregate proceeds of $355,000. As of March 31, 2026, the Company recorded proceeds of $253,165, net of costs of the transaction of $101,835 that had been incurred as of that date.

The March 2026 Closing triggered the anti-dilution provision for the B Warrants and accordingly, the number of B Warrants increased by 215 Warrants to a total of 703,797 and the exercise price decreased to $6.566 per share from $6.568 per share.

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In conjunction with the closings of the Follow-on Offering, the Company reserved for issuance warrants for the purchase of an aggregate of 33,040 shares of the Company’s common stock to its placement agent in conjunction with the transaction (See Note 9).

A Warrant Expiration Date

As of March 31, 2026, the anniversary of the final closing of the Offering, the Company had not yet been approved for its ticker symbol allowing it to register and trade on the OTC market. As such, in accordance with the terms of the A Warrant (see Note 4), the expiration date of these Warrants was extended by six months from March 31, 2026 until September 30, 2026. In April 2026, the Company was admitted to the OTCQB market and obtained its ticker symbol, OTCQB: APTN.

6. PREPAID EXPENSES

Prepaid expenses and other current assets comprise the following as of March 31, 2026 and December 31, 2025:

	March 31, 2026	December 31, 2025

Prepaid insurance	$377,808	$132,507
Deferred research and development expenses	-	9,060
Professional services retainers	3,000	13,418
Prepaid - other	24,000	5,000
	$404,808	$159,985

7. ACCRUED EXPENSES

Accrued expenses comprise the following as of March 31, 2026 and December 31, 2025:

	March 31,	December 31,
	2026	2025

Accrued research and development	$442,520	$424,595
Accrued professional fees	56,530	-
Accrued consulting fees	5,300	51,995
Accrued compensation	272,381	54,325
Accrued directors’ fees	52,500	26,250
Accrued royalties	-	25,000
Accrued legal fees	39,650	13,500
Accrued franchise taxes	800	800
	$869,681	$596,465

8. FINANCING LIABILITY

In January 2026, the Company entered into an insurance premium financing agreement for $333,105, with a term of 10 months and an annual interest rate of 8.75%. The Company made a down payment of $66,621 and is required to make monthly principal and interest payments of $27,729 over the term of the agreement, which matures in December 2026. At March 31, 2026, related prepaid insurance of $289,616 is included in prepaid expenses and the remaining financing liability of $240,698 is reflected as financing liability on the accompanying condensed consolidated balance sheet. The Company paid $1,943 of interest expense related to this financing liability for the three months ended March 31, 2026.

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9. STOCKHOLDERS’ DEFICIT

See Note 4 - Reverse Recapitalization for details associated with the issuance of common stock and warrants, as well as details associated with the reverse recapitalization in connection with the Merger.

2025 Equity Incentive Plan

The number of shares reserved for issuance under the Company’s 2025 Equity Incentive Plan (the “2025 Plan”) will increase, subject to approval from the Board of Directors, on January 1 of each of 2026 through 2035 by the number of shares equal to the lesser of 4% of the total number of outstanding shares of the Company’s common stock as of December 31 (calculated on a fully-diluted and as-converted basis), or a number as may be determined by the Board of Directors. As of March 31, 2026, the Board of Directors had not taken any action to increase the number of shares reserved under the plan.

As of March 31, 2026, up to 1,938,468 shares of common stock are reserved under the 2025 Plan and options have been approved and issued for the purchase of 1,532,929 shares of common stock (see Note 10).

Warrants

See Note 4 for details associated with the issuance of warrants, including their term and how they are accounted for.

The Company estimated the fair value of the warrants granted during the three months ended March 31, 2026 using the Black-Scholes valuation model with the following assumptions:

	For the Three Months Ended
	March 31,	March 31,
	2026	2025

Risk free interest rate	3.58%-3.82%	4.25%-4.37%
Expected term (years)	3.92-5.00	1.50-7.00
Expected volatility	80.5%-82.8%	86.0%-98.0%
Expected dividends	0%	0%

The following table presents information related to warrants as of March 31, 2026:

Class of Warrants	Quantity	Exercise Price	Expiration Date
Investor A	1,080,814	$4.40	9/30/2026
Investor B	543,206	$6.566	2/11/2030
Placement Agent	270,204	$4.40	2/11/2032
Investor A	319,528	$4.40	9/30/2026
Investor B	160,591	$6.566	3/31/2030
Placement Agent	79,882	$4.40	3/31/2032
Original	56,815	$4.40	2/11/2030
Exchange	75,755	$3.30	2/11/2030
Placement Agent	33,040	$5.00	*
Total	2,619,835

*	The placement agent warrants related to the closings of the Follow-on Offering are reserved for issuance upon the final closing of the Follow-on Offering with the expiration dates determined accordingly.

In conjunction with the closings of the Follow-on Offering (See Note 5), the Company reserved for issuance 13,040 placement agent warrants for the February and March 2026 closings in addition to the 20,000 placement agent warrants reserved for issuance related to the December 2025 closing. The placement agent warrants have an exercise price of $5.00 per share, expire in five (5) years from the date of issuance and are equity classified. The placement agent warrants issued during the three months ended March 31, 2026 had a fair value of approximately $44,000.

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The closings of the Follow-on Offering also triggered the anti-dilution provision for the B Warrants (see Note 5) and accordingly, as of March 31, 2026, the number of B Warrants increased to an aggregate total of 703,797 with an exercise price of $6.566 per share.

As of March 31, 2026, there were outstanding warrants to purchase an aggregate of 2,619,835 shares of common stock at a weighted average exercise price of $4.96 per share. The warrants had a weighted average remaining contractual term of 2.1 years as of March 31, 2026.

10. STOCK-BASED COMPENSATION

2026 Grant

On March 25, 2026, the Company granted a third-party consultant an option under the 2025 Plan to purchase 50,000 shares of the Company’s common stock, with an exercise price of $5.00 per share and an aggregate grant date fair value of $169,200 (the “2026 Consultant Grant”), all of which vested immediately upon the grant date. As such, the entire grant date fair value was expensed to general and administrative expense on the date of grant.

2025 Grant

In September 2025, the Company issued options to a consultant to purchase an aggregate of 219,693 shares of the Company’s common stock, with an exercise price of $4.40 per share and an aggregate grant date fair value of $336,500 (the “2025 Consultant Grant”). Of the 2025 Consultant Grant, 109,846 options, or 50% of the total, were to vest subject to two performance-based vesting conditions. Subsequent to March 31, 2026, the Company’s board of directors and the Consultant agreed to a modification of the performance-based vesting milestones (See Note 12).

For the purposes of disclosure, 54,923, or 25% of the total options awarded under the 2025 Consultant Grant were not deemed granted. As a result, the total amount of options granted in 2025 of 1,482,929 has been reduced by these 54,923 options resulting in 1,428,006 options granted as of December 31, 2025.

A summary of stock option activity during the three months ended March 31, 2026, is as follows:

			Weighted
		Weighted	Average
		Average	Remaining	Aggregate
	Number of	Exercise	Life	Intrinsic
	Options	Price	In Years	Value
Outstanding, December 31, 2025	1,428,006	$4.40	-	-
Granted	50,000	5.00
Exercised	-	-
Expired	-	-
Forfeited	-	-
Outstanding as of March 31, 2026	1,478,006	$4.42	9.5	$856,804

Exercisable as of March 31, 2026	349,275	$4.49	9.5	$179,565

The Company estimated the fair value of the stock options granted using the Black-Scholes valuation model with the following assumptions:

	For the Three Months Ended
	March 31,
	2026	2025

Risk-free interest rate	3.94%	N/A
Expected term (years)	5.0	N/A
Expected volatility	82.3%	N/A
Expected dividends	0%	N/A

The Company recognized stock-based compensation expense related to stock options of $345,396 for the three months ended March 31, 2026, of which $38,729 was included within research and development expense and $306,667, including $169,200 for the 2026 Consultant Grant, was included within general and administrative expense on the condensed consolidated statements of operations. The Company did not recognize stock-based compensation expense during the three months ended March 31, 2025.

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As of March 31, 2026, there was $2,238,455 of unrecognized stock-based compensation expense that will be recognized over the weighted average remaining vesting period of 3.44 years and $112,155 of unrecognized stock-based compensation expense related to the 54,923 option grant to the Consultant that is subject to the March 31, 2027 performance-based vesting condition as the Company has determined that the performance condition related to the Consultant Grant is not probable of occurring as of March 31, 2026. The options granted during the three months ended March 31, 2026 have a weighted average grant date fair value per share of $3.38.

11. commitments and contingencies

Litigation

While there is currently no ongoing litigation, the Company may, from time to time, be involved in various legal matters that arise in the ordinary course of business. Should matters arise, management will then make a determination as to the ultimate disposition of these matters and measure if it could have a material adverse effect on the Company’s financial position, results of operations or liquidity.

License Agreement

In January 2023, the Company entered into a patent license agreement with Duke University and the National Cancer Institute, under the agency of the U.S. Department of Health and Human Services (the “Duke License”) for an exclusive, worldwide, sub-licensable license to certain technology. The Duke License was amended in August 2024 to include improvements within the definitions of patent rights and technical information.

As a component of the Duke License, the Company agreed to make payments based on clinical and commercial milestones and continuing royalty payments on any sales made after approval by regulatory authorities. As of March 31, 2026, the Company has not met any milestones as defined in the agreement and, accordingly, has recorded no expense or liability related to such payments. The Company also agreed to pay royalties equal to low- to mid- single digit percentages of annual net sales on a country-by-country and product-by-product basis, with minimum annual royalty levels established beginning in 2025. Based on the minimum annual royalty levels established in the Duke License, the Company recorded a liability of $25,000 for royalties due under the agreement as of December 31, 2025.

Executive Compensation

On February 5, 2025, each of the Company’s Executives agreed to forever waive and discharge any obligation on the part of the Company to pay the consulting fees incurred and unpaid prior to consummation of the Merger. In the aggregate, the amount of consulting fees that were unpaid and waived totaled $345,900. As such, as of March 31, 2026 and December 31, 2025, the Company had no amounts included in accounts payable related to the consulting fee liability. Given that the liability was forgiven by members of management of the Company who were deemed to be related parties, the transaction was accounted for as a contribution of capital and, as a result, the Company recognized additional paid-in capital of $345,900 during the three months ended March 31, 2025 in connection with the debt forgiveness.

12. SUBSEQUENT EVENTS

Common Stock Issuance

Subsequent to March 31, 2026, in connection with the renewal of a vendor contract, the Company issued 50,000 shares of its common stock with a fair value of $250,000.

Warrant Exercise

Subsequent to March 31, 2026, the Company issued 15,000 shares of Common Stock, $0.0001 par value, for a cash A Warrant exercise. The price at issuance was $4.40 per share in accordance with the terms of the A Warrant.

Option Modification

On April 6, 2026, the Company’s Board of Directors approved a modification to certain stock options related to the 2025 Consultant Grant, converting performance-based vesting conditions to service-based vesting over 48 months. The Company will account for the modification in accordance with the guidance promulgated under ASC 718, Compensation – Stock Compensation. Any incremental compensation costs will be calculated as the excess of the fair value of the modified award over the fair value of the original award immediately before the modification and will be recognized over the remaining vesting period.

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ITEM 2. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with the unaudited condensed consolidated financial statements and notes thereto included in Part I, Item 1 of this Quarterly Report on Form 10-Q (the “Report” or “Form 10-Q”) and with the audited condensed consolidated financial statements and related notes thereto of the Company for the year ended December 31, 2025 included as part of our Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on April 1, 2026.

Cautionary Note Regarding Forward-Looking Statements

This Report includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements relate to, among others, our plans, objectives and expectations for our business, operations and financial performance and condition, and can be identified by terminology such as “may,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “will,” “could,” “project,” “target,” “potential,” “continue” and similar expressions that do not relate solely to historical matters. Forward-looking statements are based on management’s belief and assumptions and on information currently available to management. Although we believe that the expectations reflected in forward-looking statements are reasonable, such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements.

Forward-looking statements include, but are not limited to, statements about:

●	our ability to raise additional money to fund our operations for at least the next twelve months as a going concern;

●	our ability to develop our current and any future product candidates;

●	our ability to receive marketing approval from the U.S. Food and Drug Administration (“FDA”) for our product candidates;

●	our ability to maintain our license rights to our intellectual property and to adequately protect or enforce our intellectual property rights;

●	our reliance on third parties to supply drug substance and drug product for our clinical trials and preclinical studies, and produce commercial supplies of product candidates;

●	our ability to market and commercialize our products, if approved;

●	our product candidates’ ability to achieve market acceptance, if approved;

●	developments and projections relating to our competitors and our industry;

●	our ability to adequately control the costs associated with our operations;

●	our dependence on third-party reimbursement for commercial viability;

●	the impact of current and future laws and regulations, especially those related to drug development and drug pricing controls;

●	potential cybersecurity risks to our operational systems, infrastructure, and integrated software by us or third-party vendors; and

●	the development of a market for our common stock.

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We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, operating results, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the section titled “Risk Factors” included in our Current Report on Form 8-K filed with the SEC on February 11, 2025 (“Form 8-K”).

We operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, the future events and trends discussed in this Report may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

As discussed elsewhere in this Report, on February 11, 2025, we completed the business combination contemplated by that certain Agreement and Plan of Merger and Reorganization, dated as of February 11, 2025 (the “Merger Agreement”), by and among Unite Acquisition 1 Corp., a public shell company incorporated in the state of Delaware and its wholly-owned subsidiary, Adaptin Acquisition Co., a corporation formed in the State of Delaware (“Merger Sub”), and Adaptin Bio Operating Corporation (“Private Adaptin” and formerly “Adaptin Bio, Inc.”) (the “Merger”). Upon the completion of the Merger, we changed our name to “Adaptin Bio, Inc.”

The following discussion and analysis for the three months ended March 31, 2026 and 2025 is exclusively attributable to the operations of the Company, including the operations that occurred after the Merger. The preparation of these condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Overview of the Company

We were incorporated in the State of Delaware on March 10, 2022. From inception through the date of the Merger, we were engaged in organizational efforts and obtaining initial financing. We were formed as a vehicle to pursue a business combination and focused its efforts to identify a possible business combination.

We are an “emerging growth company,” as defined in the JOBS Act, and may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of section 404(b) of the Sarbanes-Oxley Act, and exemptions from the requirements of Sections 14A(a) and (b) of the Exchange Act to hold a nonbinding advisory vote of stockholders on executive compensation and any golden parachute payments not previously approved.

We have also elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our condensed consolidated financial statements may not be comparable to companies that comply with public company effective dates.

We will remain an “emerging growth company” until the earliest of (1) the last day of the fiscal year during which our gross revenues exceed $1.235 billion, (2) the date on which we issue more than $1 billion in non-convertible debt in a three year period, (3) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common equity securities pursuant to an effective registration statement filed pursuant to the Securities Act, or (4) when the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter. To the extent that we continue to qualify as a “smaller reporting company,” as such term is defined in Rule 12b-2 under the Exchange Act, after we cease to qualify as an emerging growth company, certain of the exemptions available to us as an emerging growth company may continue to be available to us as a smaller reporting company, including: (1) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes Oxley Act; (2) scaled executive compensation disclosures; and (3) the requirement to provide only two years of audited financial statements, instead of three years.

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From inception through the date of the Merger, we did not conduct any active operations, except for our efforts to locate suitable acquisition candidates. In addition, we have generated no revenue since inception. Notwithstanding the Merger, we expect to continue to incur significant losses for the foreseeable future. We anticipate that a substantial portion of our capital resources and efforts in the foreseeable future will be focused on completing the necessary development activities required for applying for and obtaining regulatory approval for our product candidates and, subsequently, preparing for potential commercialization of our product candidates.

Business Overview

We are a biopharmaceutical company pioneering a transformational approach to enhancing the transfer of therapeutics into the brain, facilitating the treatment of brain cancers and other unmet medical conditions. Our precision medicine technology, originally developed by researchers in the Department of Neurosurgery at Duke University, harnesses the human immune system’s ability to target, recognize, destroy or deliver therapeutics to specific cells, including cancer cells. Our mission is to be the global leader and pioneer of this new treatment paradigm, integrating recombinant technology, gene therapy and cell therapy to address the challenges of targeting and delivering effective therapies, including to the brain for cancer and other CNS indications.

We are closely working with the researchers at Duke University to translate preclinical proof of concept data of our proprietary platform technology, the BRiTE Platform, into human clinical trials. BRiTE is a translatable method to specifically target malignant glioma using a tumor-specific, fully human bispecific antibody that redirects patients’ own T cells to recognize and destroy tumor cells. Our first application of BRiTE is APTN-101, a proprietary EGFRvIII x CD3 bispecific T cell engager, that is able to eliminate malignant glioma tumors in a variety of aggressive preclinical orthotopic tumor models. We designed APTN-101 to specifically redirect T cells against tumors expressing a well-characterized, mutated form of EGFR on a number of tumor types, including glioblastoma, breast and lung cancer. APTN-101 has been recently accepted under an investigator-led IND to begin first-in-human studies in brain cancer.

Operations Overview

Since inception, we have incurred significant operating losses. For the three months ended March 31, 2026, we recorded a net loss of $1,146,096. As of March 31, 2026, we had an accumulated deficit of $10,437,897. We expect to continue to incur significant losses for the foreseeable future. We anticipate that a substantial portion of our capital resources and efforts in the foreseeable future will be focused on completing the necessary development activities required for applying for and obtaining regulatory approval for our product candidates and, subsequently, preparing for potential commercialization of our product candidates. As of March 31, 2026 and December 31, 2025, we had $301,309 and $459,174 in cash and cash equivalents, respectively.

We expect to continue to incur significant expenses and operating losses for at least the next several years. Our net losses may fluctuate significantly from period to period, depending on the timing of our planned clinical trials and expenditures on other research and development activities. We expect our expenses will increase substantially over time as we:

●	continue our ongoing and planned development of APTN-101, including pre-clinical activity and our Phase 1 investigator-led trial for the treatment of glioblastoma multiforme (“GBM”);

●	build a portfolio of product candidates through development, or the acquisition or in-license of drugs, product candidates or technologies;

●	initiate preclinical studies and clinical trials for APTN-101 for any additional indications we may pursue and for any additional product candidates that we may pursue in the future;

●	hire clinical, regulatory and scientific personnel;

●	add operational, financial and management information systems and personnel, including personnel to support our product development efforts; and

●	incur additional legal, accounting, insurance and other expenses associated with operating as a public company.

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The Macroeconomic Climate

The recent economic trends and political changes, including the rapidly changing tariff structure and geopolitical conflicts, may materially adversely affect our business and corresponding financial position and cash flows. Inflationary factors remain variable, which may impact our overhead costs and adversely affect our operating results. While interest rates have recently been trending down, they remain high and present a challenge impacting the United States and global economies. Recent volatility in the major stock indices could also present challenges in accessing additional capital. Such factors could make it more difficult for us to obtain traditional financing on acceptable terms, if at all, in the future. Although we do not believe that inflation has had a material impact on our financial position or results of operations to date, we may experience increases in the near future on our operating costs, including our labor, due to supply chain constraints, consequences associated with pandemics or public health situations, the Russia-Ukraine war, and other U.S. geopolitical issues, such as recent U.S. military actions in Venezuela and Iran and the ongoing implementation of new tariff structures and subsequent changes thereto, affecting other territories and employee availability and wage increases, all of which may result in additional stress on our working capital resources.

Components of Results of Operations

Research and Development Expenses

Research and development expenses consist primarily of fees paid to third-party service providers, personnel costs and other personnel-related compensation expenses. We expense research and development costs in the periods in which they are incurred. Costs for certain development activities are recognized based on an evaluation of the progress to completion of specific tasks using information and data provided to us by our vendors, collaborators and third-party service providers.

To date, substantially all our research and development expenses have been related to the licensing, preclinical and clinical development of APTN-101. As we progress, we expect our research and development costs to increase for additional clinical development of APTN-101 in GBM.

The process of conducting the necessary clinical research to obtain regulatory approval is costly and time-consuming and is subject to uncertainties and delays. As a result of the uncertainties discussed above, we are unable to determine the duration and completion costs of our research and development projects or when and to what extent we will generate revenue from the commercialization and sale of our product candidates, if at all.

General and Administrative Expenses

General and administrative expenses include expenses for executive compensation and related costs, outside professional services and other general administrative expenses. Outside professional services consist of patent maintenance expenses, legal, accounting, insurance and audit services and other consulting fees.

We also expect to continue to incur expenses as a public company, including expenses related to compliance with SEC rules and regulations and those of any national securities exchange on which our securities are traded, additional insurance expenses, investor relations activities, and other administrative and professional services.

Interest Expense

Interest expense is related to our financing arrangement for directors’ and officers’ liability insurance and, for 2025, primarily consists of contractual debt interest expense, the amortization of debt issuance costs and the amortization of discounts arising from bifurcated derivative liabilities related to our then convertible debt.

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Results of Operations

Three Months Ended March 31, 2026 Compared With Three Months Ended March 31, 2025

	For the Three Months Ended
	March 31,
	2026	2025	$ Change	% Change

Operating Expenses:
Research and development	$165,577	$62,133	$103,444	166%
General and administrative	978,576	788,325	190,251	24%
Total Operating Expenses	1,144,153	850,458	293,695	35%
Loss from Operations	(1,144,153)	(850,458)	(293,695)	-35%

Other Expense (Income):
Interest expense	1,943	72,659	$(70,716)	-97%
Loss on change in fair value of derivative liabilities	-	6,312	(6,312)	-100%
Gain on extinguishment of debt	-	(326,345)	326,345	-100%
Total Other Expense (Income), net	1,943	(247,374)	249,317	-101%

Loss before provision for income taxes	(1,146,096)	(603,084)	(543,012)	90%

Provision for income taxes	-	-	-	0%

Net loss	$(1,146,096)	$(603,084)	(543,012)	90%

Research and Development Expenses

Research and development expenses increased by $103,444, or 166%, for the three months ended March 31, 2026, when compared to the corresponding period in 2025. During 2026, costs related to our assay development program, as it nears completion, resulted in a decrease of approximately $26,000. This decrease was offset by increased costs related to our sponsored research agreements with Duke University of approximately $23,000, an increase in clinical trial packaging costs of approximately $10,000, increases in post-Merger compensation and related costs for research and development personnel of $25,000, an increase in consulting fees of $27,000 and the stock-based compensation expense for stock options granted during the period of approximately $39,000. Costs incurred during the three months ended March 31, 2025 consisted primarily of costs for the ongoing assay development, stability testing and the initiation of compensation for research and development personnel.

General and Administrative Expenses

General and administrative expenses increased by $190,251, or 24%, for the three months ended March 31, 2026 when compared to the corresponding period in 2025. The increase was primarily attributable to an option grant made to a third-party consultant in March 2026 with a fair value of $169,200 that vested immediately and, as such, was fully expensed during the three months ended March 31, 2026. Costs incurred during the three months ended March 31, 2025 consist primarily of accounting and legal fees.

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Interest Expense

Interest expense decreased $70,716 for the three months ended March 31, 2026 when compared to the corresponding period in 2025. The decrease in interest expense was related to the conversion of all outstanding debt into equity of the Company in conjunction with the Merger in 2025 offset by $1,943 of interest expense related to our insurance financing arrangement.

Other Income and Expense

At the date of the Merger in 2025, the carrying value of the derivative liability related to our convertible debt totaled $551,270, after giving effect to the change in fair value of $6,312 for the three months ended March 31, 2025. At the Initial Closing of the Offering, the $1,500,000 aggregate principal amount of Exchange Notes and 2024 Bridge Notes, plus accrued interest thereon, automatically converted into shares of our common stock. As a result of the conversion, we recorded a gain on debt extinguishment of $326,345. As of March 31, 2026, we had no convertible debt.

Liquidity and Capital Resources

The Merger

As described elsewhere in this Report, pursuant to the Merger, all of the outstanding stock of Private Adaptin was converted into shares of our common stock. In addition, in connection with the Merger, all of Private Adaptin’s 2024 Notes converted into shares of our common stock at $3.30 per share and holders of all of Private Adaptin’s Exchange Notes were issued warrants exercisable for shares of our common stock. Since the commencement of Private Adaptin’s operations, substantially all resources have been devoted to supporting product development efforts, raising capital to support and expand such activities, and providing general and administrative support for these operations. We operate our business using a significant outsourcing model. As such, our team is composed of a small group of employees who direct a significantly large number of team members, including vendors and consultants, to enable execution of our operational plans. We do not currently have any products approved for sale, and we will continue to incur significant research and development and general administrative expenses related to our operations.

The Follow-on Offering

In December 2025, in the initial closing of the Follow-on Offering , we issued 200,000 shares of our common stock at an aggregate purchase price of $1,000,000, or $5.00 per share in the Follow-on Offering. As of the date of the initial closing of the Follow-on Offering, we recorded net proceeds of $582,961, net of costs of the transaction of $417,039 that had been incurred as of that date.

The offering period for the Follow-on Offering commenced on October 29, 2025 and is scheduled to continue until (i) May 29, 2026; (ii) the date on which the maximum offering amount of approximately $4.0 million (the “Maximum Offering”) is sold by us; or (iii) on a date mutually agreed upon in writing by us and the placement agent (the “Offering Period”).

On February 12, 2026, we completed a second closing under our Follow-on Offering (the “February 2026 Closing”) and issued 59,400 shares of common stock at $5.00 per share for aggregate proceeds of $297,000. As of the date of the February 2026 Closing, we recorded proceeds of $261,360, net of costs of the transaction of $35,640 that had been incurred as of that date.

On March 12, 2026, we completed a third closing under our Follow-on Offering (the “March 2026 Closing”) and issued 71,000 shares of common stock at $5.00 per share for aggregate proceeds of $355,000. As of March 31, 2026, we recorded proceeds of $253,165, net of costs of the transaction of $101,835 that had been incurred as of that date.

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The closings of the Follow-on Offering discussed above each triggered the anti-dilution provision of the B Warrants and, accordingly, the aggregate number of B Warrants increased to a total of 703,797 with an exercise price of $6.566 per share. In addition, we have reserved for issuance warrants to our placement agent in conjunction with the Follow-on Offering equal to 10% of the common stock underlying all securities sold in the Follow-on Offering. In conjunction with the closings that have occurred to date, we have reserved an aggregate of 33,040 placement agent warrants that are exercisable for five (5) years and have an exercise price of $5 per share of common stock.

Accordingly, as of March 31, 2026, we had cash and cash equivalents, working capital deficit and accumulated deficit of $301,309, $1,775,571 and $10,437,897, respectively. As of December 31, 2025, we had cash and cash equivalents, working capital deficit and accumulated deficit of $459,174, $1,489,396 and $9,291,801, respectively.

Based on our current operating plan, we anticipate that our existing cash balance will not be sufficient to fund our operating activities for the next twelve months and, as such, substantial doubt exists about our ability to support our operations and fund our obligations for next twelve months from the date of issuance of these condensed consolidated financial statements. We plan to continue to fund our losses from operations through cash on hand, as well as through future equity offerings and debt financings, or other third-party funding. There can be no assurance that additional funds will be available when needed from any source or, if available, will be available on terms that are acceptable to us. Even if we raise additional capital, we may also be required to modify, delay or abandon some of our plans which could have a material adverse effect on our business, operating results and financial condition and our ability to achieve our intended business objectives. Any of these actions could materially harm our business, results of operations and future prospects.

Cash Flows

The following is a summary of the Company’s cash flows provided by (used in) operating and financing activities:

	For Three Months Ended
	March 31,
	2026	2025	$ Change	% Change
Net cash (used in) provided by:
Operating activities	$(596,298)	$(2,279,876)	$1,683,578	-74%
Financing activities	438,433	4,620,020	(4,181,587)	-91%

Net increase (decrease) in cash and cash equivalents	$(157,865)	$2,340,144	$(2,498,009)	-107%

Net Cash Used in Operating Activities

For the three months ended March 31, 2026 and 2025, we used cash of $596,298 and $2,279,876, respectively, in operations. Our cash use for the three months ended March 31, 2026 was primarily attributable to our net loss of $1,146,096, adjusted for net non-cash expenses for stock-based compensation of $345,396, plus $204,402 of net cash provided by changes in the levels of operating assets and liabilities. Our cash use for the three months ended March 31, 2025 was primarily attributable to our net loss of $603,084, adjusted for net non-cash expenses in the aggregate amount of $266,311, and $1,410,481 of cash used to fund changes in the levels of operating assets and liabilities.

Net Cash Provided by Financing Activities

During the three months ended March 31, 2026, cash provided by financing activities was $438,433, of which, $652,000 was provided by offering proceeds related to the sale of common stock in the Follow-on Offering, offset by $121,160 of payments made for equity issuance costs and $92,407 of repayment of our D&O financing arrangement. During the three months ended March 31, 2025, cash provided by financing activities was $4,620,020, of which, $6,161,505 was provided by offering proceeds related to the sale of common stock in the Offering, offset by $1,266,485 of payments of equity issuance costs and $275,000 of repayment of notes payable to a related party.

20

Funding Requirements

We use our cash primarily to fund research and development expenditures. We expect our research and development expenses to increase as we continue the development of APTN-101. We expect to incur an increase in general and administrative expenses in 2026, primarily related to supporting our increasing research and development activities and being a publicly held company with the resulting professional fees, personnel and regulatory compliance related costs. We expect to incur increasing operating losses for the foreseeable future as we continue the preclinical and clinical development of our product candidate. At this time, due to the inherently unpredictable nature of clinical development, we cannot reasonably estimate the costs we will incur and the timelines that will be required to complete development, obtain marketing approval, and commercialize APTN-101 or any future product candidates, if at all. For the same reasons, we are also unable to predict when, if ever, we will generate revenue from product sales or whether, or when, if ever, we may achieve profitability. Clinical and preclinical development timelines, the probability of success, and development costs can differ materially from expectations.

The timing and amount of our operating expenditures will depend largely on:

●	the timing, progress and results of our ongoing and planned preclinical and clinical development activities for APTN-101 in GBM;

●	the scope, progress, results and costs of preclinical development, testing and clinical trials of APTN-101 for any additional indications;

●	the ability of our vendors and third-party service providers to accurately forecast expenses and deliver on expectations;

●	the costs and timing of preparing, filing and prosecuting patent applications, maintaining and enforcing our intellectual property rights and defending any intellectual property-related claims; and

●	the extent to which we acquire or in-license other product candidates and technologies.

Until such time, if ever, as we can generate substantial revenue from product sales, we expect to fund our operations and capital funding needs through equity and/or debt financing. We may also consider entering into collaboration arrangements or selectively partnering for clinical development and commercialization. The sale of additional equity would result in additional dilution to our stockholders. The incurrence of debt financing would result in debt service obligations and the instruments governing such debt could provide for operating and financing covenants that restrict our operations or our ability to incur additional indebtedness, among other items. Entering into collaboration arrangements or selectively partnering for clinical development and commercialization may reduce our ability to control our programs and/or create additional future financial obligations. If we are not able to secure adequate additional funding, we may be forced to make reductions in spending, extend payment terms with suppliers, liquidate assets where possible, and/or suspend or curtail planned programs. Any of these actions could materially and adversely affect our business, financial condition and results of operations.

Contractual Obligations and Commitments

Duke License

In January 2023, we entered into the Duke License for an exclusive, world-wide, sub-licensable license to precision medicine technology. As a component of the Duke License, we agreed to make payments based on clinical and commercial milestones and continuing royalty payments on any sales made after approval by regulatory authorities. These milestones include initiation of Phase II or Phase III clinical trials, submission of applications for market approval in multiple jurisdictions including the United States, European Union and Japan and the initiation of post-approval commercial sales in the same jurisdictions. Based on an assumption that all milestones related to the current development program are met during the course of the Duke License, these milestone payments would total approximately $11.7 million. As of March 31, 2026, we had not met any milestones as defined in the agreement and, accordingly, have recorded no expense or liability related to such payments.

We also agreed to pay royalties equal to low- to mid- single-digit percentages of annual net sales on a country-by-country and product-by-product basis subject to downward adjustment to low single-digit percentages of our net annual sales in the event there is no valid claim of a patent for the product, with minimum annual royalty levels established. We also must pay Duke low to mid-double-digit percentages of any sublicensing fees as set forth in the Duke License. Based on the minimum annual royalty levels established in the Duke License, we accrued $25,000 for royalties due under the agreement as of December 31, 2025. Additional minimum annual royalty fees will also apply to the year ending December 31, 2026 and subsequent years under the terms of the Duke License.

21

Off-Balance Sheet Arrangements

We have not entered into any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources and would be considered material to investors.

Critical Accounting Estimates

The preparation of condensed consolidated financial statements and related disclosures in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and income and expenses during the periods reported. We base our estimates on our limited historical experience, known trends and events and various other factors that we believe are reasonable under the circumstances. We evaluate our estimates and assumptions on an ongoing basis. Our actual results may differ from these estimates under different assumptions or conditions.

We consider an accounting estimate to be critical if: (i) the accounting estimate requires us to make assumptions about matters that were highly uncertain at the time the accounting estimate was made, and (ii) changes in the estimate that are reasonably likely to occur from period to period or use of different estimates that we reasonably could have used in the current period, would have a material impact on our financial condition or results of operations.

Significant estimates and assumptions reflected in the condensed consolidated financial statements relate to and include, but are not limited to, the fair value of derivative liabilities, accrued liabilities that are measured based on progress toward completion of research and development projects, and the grant date fair value of stock options granted to employees, consultants and directors, and the resulting stock-based compensation expense, calculated using the Black-Scholes option-pricing model.

Future events and their effects cannot be predicted with certainty; accordingly, accounting estimates require the exercise of judgment. Accounting estimates used in the preparation of these condensed consolidated financial statements change as new events occur, as more experience is acquired, as additional information is obtained and as the operating environment changes.

ITEM 3. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

We are a smaller reporting company as defined by Rule 12b-2 of the Exchange Act and are not required to provide the information otherwise required under this item.

ITEM 4. CONTROLS AND PROCEDURES

Disclosure Controls and Procedures

Disclosure controls are procedures that are designed with the objective of ensuring that information required to be disclosed in our reports filed under the Exchange Act, such as this Report, is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms. Disclosure controls are also designed with the objective of ensuring that such information is accumulated and communicated to our management, including the Principal Executive Officer and Principal Financial Officer, as appropriate to allow timely decisions regarding required disclosure. Internal controls are procedures which are designed with the objective of providing reasonable assurance that (1) our transactions are properly authorized, recorded and reported; and (2) our assets are safeguarded against unauthorized or improper use, to permit the preparation of our condensed consolidated financial statements in conformity with U.S. GAAP.

In connection with the preparation of this Form 10-Q, management, with the participation of our Principal Executive Officer and Principal Financial Officer, has evaluated the effectiveness of the design and operation of our disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e) and 15d-15(e)). Based on this evaluation, and as a result of the material weaknesses described below, our Principal Executive Officer and Principal Financial Officer have concluded that our disclosure controls and procedures were not effective as of the end of the period covered by this Form 10-Q.

22

Material Weaknesses in Internal Control over Financial Reporting

A material weakness, as defined in the standards established by the Sarbanes-Oxley Act, is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or unaudited interim condensed consolidated financial statements will not be prevented or detected on a timely basis.

Internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with U.S. GAAP. The following material weaknesses in our internal control over financial reporting were present as of December 31, 2025 and continued to exist as of March 31, 2026: errors in accounting for non-routine transactions; errors in accounting for prepaid and accrued research and development costs; and errors in the accounting for tax provisions. The material weaknesses identified were a result of insufficient internal resources to design, implement, document, and operate effective internal controls around our financial reporting process.

Management’s Plan to Remediate the Material Weaknesses

Management continues to address the remediation of the material weaknesses described above through hiring additional qualified accounting and financial reporting consultants and/or personnel, and designing and implementing financial reporting systems, processes, policies and internal control. We also will continue to monitor our internal control over financial reporting on an ongoing basis. We are committed to taking further action and implementing additional enhancements or improvements, as necessary to our disclosure controls and procedures and internal controls as funds allow. We do not, however, expect that the material weaknesses in our disclosure controls or internal controls will be remediated until such time as we have added additional resources, including additional accounting and administrative staff and/or consultants, and the enhancements described above have operated for a sufficient time to allow for proper evaluation of their effectiveness.

Changes in Internal Control over Financial Reporting

In an effort to remediate the material weaknesses described above, the Company has added and is seeking additional qualified accounting and financial reporting personnel, in addition to designing and implementing financial reporting systems, processes, policies and internal control. Such efforts are incomplete as of March 31, 2026.

Except as described above, there have been no changes in our internal control over financial reporting identified in connection with the evaluation required by paragraph (d) of Rule 13a-15 or 15d-15(f) under the Exchange Act that occurred during the period covered by this Report that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

Limitations of the Effectiveness of Control

A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. Because of the inherent limitations of any control system, no evaluation of controls can provide absolute assurance that all control issues, if any, within a company have been detected.

23

PART II - OTHER INFORMATION

ITEM 1. LEGAL PROCEEDINGS

There are no material pending legal proceedings to which we are a party or to which any of our property is subject.

ITEM 1A. RISK FACTORS

As a smaller reporting company as defined in Item 10 of Regulation S-K (17 CFR § 229.10(f)(1), we are not required to include risk factors in this Report.

ITEM 2. UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS

Recent Sales of Unregistered Securities

In the period covered by this Report, we completed two closings under our Follow-on Offering, issuing an aggregate of 130,400 shares of common stock to investors at $5.00 per share for aggregate proceeds of $652,000. The transactions were exempt from registration under Section 4(a)(2) of the Securities Act, as not involving any public offering or Regulation D promulgated thereunder.

Purchases of Equity Securities by the Issuer and Affiliated Purchasers

None.

ITEM 5. OTHER INFORMATION

No director or officer of the Company adopted or terminated (i) any contract, instruction or written plan for the purchase or sale of securities of the Company intended to satisfy the affirmative defense conditions of Rule 10b5-1(c); or (ii) any “non-Rule 10b5-1 trading arrangement” as defined in paragraph (c) of Item 408 of Regulation S-K.

ITEM 6. EXHIBITS

The following exhibits are being filed or furnished as part of this Quarterly Report on Form 10-Q and are numbered in accordance with Item 601 of Regulation S-K:

Exhibit					Incorporated by Reference (Unless Otherwise Indicated)
Number	Description	Form	File	Exhibit	Filing Date
31.1	Certification of President and Chief Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002	-	-	-	Filed herewith
31.2	Certification of the Chief Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002	-	-	-	Filed herewith
32.1	Certification of President and Chief Executive Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002	-	-	-	Furnished herewith
32.2	Certification of Chief Financial Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002	-	-	-	Furnished herewith
101	Interactive data file set for the financial statements and accompanying notes contained in this Report (formatted as Inline XBRL)	-	-	-	Filed herewith
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)	-	-	-	Filed herewith

24

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 15, 2026	ADAPTIN BIO, INC.

	By:	/s/ Timothy L. Maness
Timothy L. Maness
Chief Financial Officer
(On behalf of the Registrant and as Principal Financial and Accounting Officer)

25

Exhibit 31.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER PURSUANT TO EXCHANGE ACT RULE 13a-14(a)/15d-14(a) AS ADOPTED PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Michael J. Roberts, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q of Adaptin Bio, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c)	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: May 15, 2026	By:	/s/ Michael J. Roberts
Michael J. Roberts
President and Chief Executive Officer (Principal Executive Officer)

Exhibit 31.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER PURSUANT TO EXCHANGE ACT RULE 13a-14(a)/15d-14(a) AS ADOPTED PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Timothy L. Maness, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q of Adaptin Bio, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c)	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: May 15, 2026	By:	/s/ Timothy L. Maness
Timothy L. Maness
Chief Financial Officer
(Principal Financial Officer)

Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Adaptin Bio, Inc. (the “Company”) on Form 10-Q for the period ended March 31, 2026 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Michael J. Roberts, President and Chief Executive Officer (Principal Executive Officer) of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the periods covered by the Report.

Date: May 15, 2026	/s/ Michael J. Roberts
Michael J. Roberts
President and Chief Executive Officer (Principal Executive Officer)

The foregoing certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Adaptin Bio, Inc. (the “Company”) on Form 10-Q for the period year March 31, 2026 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Timothy L. Maness, Chief Financial Officer (Principal Financial and Accounting Officer) of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the periods covered by the Report.

Date: May 15, 2026	/s/ Timothy L. Maness
Timothy L. Maness
Chief Financial Officer (Principal Financial and Accounting Officer)

The foregoing certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-K

☒ ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended December 31, 2025

OR

☐ TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from __________ to __________

Commission file number: 000-56583

ADAPTIN BIO, INC.

(Exact name of registrant as specified in its charter)

Delaware	88-1566415
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3540 Toringdon Way, Suite 200, #250 Charlotte, North Carolina	28277
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888)-609-1498

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Securities registered pursuant to Section 12(g) of the Act:

Common Stock, $0.0001 par value per share

(Title of Class)

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act. Yes ☐ No ☒

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act. Yes ☐ No ☒

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files). Yes ☒ No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒	Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the registrant has filed a report on and attestation to its management’s assessment of the effectiveness of its internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act (15 U.S.C. 7262(b)) by the registered public accounting firm that prepared or issued its audit report. ☐

If securities are registered pursuant to Section 12(b) of the Act, indicate by check mark whether the financial statements of the registrant included in the filing reflect the correction of an error to previously issued financial statements. ☐

Indicate by check mark whether any of those error corrections are restatements that required a recovery analysis of incentive-based compensation received by any of the registrant’s executive officers during the relevant recovery period pursuant to §240.10D-1(b). ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act). Yes ☐ No ☒

The aggregate market value (approximate) of the registrant’s common equity held by non-affiliates based on the most recent sales price of a share of the registrant’s common share on June 30, 2025 (the last business day of the registrant’s most recently completed second fiscal quarter) was $9.3 million.

As of March 26, 2026, 8,786,229 shares of common stock, par value $0.0001 per share, were issued and outstanding.

Documents Incorporated by Reference

Not applicable.

i

NOTES

As used in this Annual Report on Form 10-K (this “Report”), unless otherwise stated or the context clearly indicates otherwise, the terms “Adaptin,” the “Company,” “we,” “us” and “our” refer to Adaptin Bio, Inc., incorporated in the State of Delaware, and its subsidiaries after giving effect to the Merger (as defined below) and the company name change described herein.

ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Report includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act. Forward-looking statements relate to, among others, our plans, objectives and expectations for our business, operations and financial performance and condition, and can be identified by terminology such as “may,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “will,” “could,” “project,” “target,” “potential,” “continue” and similar expressions that do not relate solely to historical matters. Forward-looking statements are based on management’s belief and assumptions and on information currently available to management. Although we believe that the expectations reflected in forward-looking statements are reasonable, such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements.

Forward-looking statements include, but are not limited to, statements about:

●	our ability to raise additional money to fund our operations for at least the next twelve months as a going concern;

●	our ability to develop our current and any future product candidates;

●	our ability to receive marketing approval from the U.S. Food and Drug Administration (“FDA”) for our product candidates;

●	our ability to maintain our license rights to our intellectual property and to adequately protect or enforce our intellectual property rights;

●	our reliance on third parties to supply drug substance and drug product for our clinical trials and preclinical studies, and produce commercial supplies of product candidates;

●	our ability to market and commercialize our products, if approved;

●	our product candidates’ ability to achieve market acceptance, if approved;

●	developments and projections relating to our competitors and our industry;

●	our ability to adequately control the costs associated with our operations;

●	our dependence on third-party reimbursement for commercial viability;

●	the impact of current and future laws and regulations, especially those related to drug development and drug pricing controls;

●	potential cybersecurity risks to our operational systems, infrastructure, and integrated software by us or third-party vendors; and

●	the development of a market for our Common Stock.

We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, operating results, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, the future events and trends discussed in this Report may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

iii

PART I

ITEM 1. BUSINESS.

Our Company

The Company’s objective is to develop and commercialize products utilizing novel technology that enhances the delivery of drugs and other compounds to the brain and other tissues for a variety of indications. Our novel technology was originally developed by researchers in the Department of Neurosurgery at Duke University and licensed by us in 2023.

Our website address is www.adaptinbio.com and we can be contacted at info@adaptinbio.com. Information contained on, or that can be accessed through, our website is not a part of this Report.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act, and, for as long as we continue to be an emerging growth company, we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to emerging growth companies, including:

●	not being required to have our independent registered public accounting firm audit our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act;

●	reduced disclosure obligations regarding executive compensation in our periodic reports and annual report on Form 10-K; and

●	exemptions from the requirements of holding non-binding advisory votes on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Our status as an emerging growth company will end upon the earlier of: (a) the fifth anniversary of the first sale of our common equity securities pursuant to an effective registration statement; (b) the last day of the fiscal year in which we have more than $1.235 billion in annual gross revenues; (c) the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates; and (d) the date on which we have issued, in any three-year period, more than $1 billion in non-convertible debt securities.

Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to avail ourselves of this provision of the JOBS Act. As a result, we will not be subject to new or revised accounting standards at the same time as other public companies that are not emerging growth companies. Therefore, our consolidated financial statements may not be comparable to those of companies that comply with new or revised accounting pronouncements as of public company effective dates.

We are also a “smaller reporting company” as defined in the Exchange Act. We may continue to be a “smaller reporting company” even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as our voting and non-voting Common Stock held by non-affiliates is less than $250 million measured on the last business day of our second fiscal quarter, or our annual revenues is less than $100 million during the most recently completed fiscal year and our voting and non-voting Common Stock held by non-affiliates is less than $700 million measured on the last business day of our second fiscal quarter.

The Merger

On February 11, 2025, Adaptin Bio, Inc. completed the business combination contemplated by that certain Agreement and Plan of Merger and Reorganization, dated as of February 11, 2025, by and among Unite Acquisition 1 Corp. (“Unite Acquisition”), a public shell company incorporated in the State of Delaware on March 10, 2022, its wholly-owned subsidiary, Adaptin Acquisition Co., a Delaware corporation formed in the State of Delaware on January 30, 2025 (“Merger Sub”), and Adaptin Bio Operating Corporation (formerly “Adaptin Bio, Inc.”) (the “Merger”). Upon the completion of the Merger, Unite Acquisition changed its name to “Adaptin Bio, Inc.”

Business Overview

We are a biopharmaceutical company pioneering a transformational approach to enhance the transfer of therapeutics into the brain, facilitating the treatment of brain cancers and other unmet medical conditions. The Company’s proprietary technology harnesses the human immune system’s ability to target, recognize, destroy or deliver therapeutics to specific cells, including cancer cells. Our mission is to be the global leader and pioneer of this new treatment paradigm, integrating recombinant technology, gene therapy and cell therapy to address the challenges of targeting and delivering effective therapies, including to the brain for cancer and other central nervous system (“CNS”) indications.

The cause(s), or etiology, of many diseases can be addressed in part through manipulation of engineered cells. We view targeted manipulation of the human immune system, together with recombinant technology and/or gene therapy, as a therapeutically disruptive transformation in the way we treat brain and other diseases. Our lead product candidate has been recently accepted under an investigator-led Investigational New Drug application (“IND”) to begin first-in-human studies in brain cancer. Assuming success of those studies, our experienced group of scientists and business leaders intend to develop our proprietary in vivo and ex vivo technology platforms to revolutionize treatment across a broad array of other therapeutic areas with unmet treatment needs, including CNS disorders, autoimmune disease and cardiovascular diseases, among others. Pursuing other therapeutic areas will likely require us to either raise a significant amount of additional capital or to engage in strategic transactions such as spin-offs or out-licenses. Our goal is to initiate preclinical studies on additional product candidates in 2027, if not earlier.

Our novel technology was originally developed by researchers in the Department of Neurosurgery at Duke University, led by Dr. John H. Sampson, the prior Robert H. and Gloria Wilkins Distinguished Professor and Chair of the Department of Neurosurgery and currently the Dean and Vice Chancellor at the University of Colorado School of Medicine. The group recognized that adoptive transfer of specifically activated functional human immune cells significantly increases the “hitchhiking” and intracerebral accumulation of macromolecules that are bound to their surface. While circulating naïve T cells do not typically penetrate the CNS, activated T cells are known to traffic frequently past the blood brain barrier (“BBB”) and perform routine immune surveillance in the CNS. Adaptin and its collaborators at Duke University are taking advantage of this CNS trafficking to enhance the localization of macromolecules and other agents to the CNS for cancer and other CNS disorders.

We are closely working with researchers at Duke University to translate preclinical proof of concept data of its first proprietary platform technology called BRiTE (Brain Bispecific T-cell Engager) into human clinical trials. BRiTE focuses on the transport of difficult to deliver T cell targeting agents to tumor tissue, including in the immunoprivileged brain and overcoming the challenges with other immunotherapeutic approaches. BRiTE is a translatable method to specifically target malignant glioma using a tumor-specific, fully human bispecific antibody that redirects patients’ own T cells to recognize and destroy tumor cells.

The first application of our technology is APTN-101, a proprietary epidermal growth factor receptor variant III, or EGFRVIII, BRiTE in order to eliminate malignant glioma tumors in a variety of aggressive preclinical tumor models where the tumor is implanted behind the BBB in the CNS (i.e., orthotopic). We designed APTN-101 to specifically redirect T cells against tumors expressing a well-characterized, mutated form of epidermal growth factor receptors (“EGFRs”) known as EGFRVIII, on a number of tumor types, including glioblastoma, breast and lung cancer. Because EGFRVIII is exclusively expressed on tumor cells, but not normal healthy cells, we believe it represents an ideal target for immunotherapy. We have made significant progress towards first-in-human clinical studies, including:

●	A pre-IND meeting with the FDA outlining a clear path to filing an IND;

●	Completion of single-dose IND-enabling preclinical studies;

●	Submission in April 2023 of an IND for an investigator-initiated, single-dose clinical trial, and its acceptance in May 2023 by the FDA; and

●	Manufacturing of APTN-101 in more than sufficient quantities for Phase 1 trials.

●	Submission in August 2025 of an IND amendment to include multiple dosing for the investigator-initiated, multi-dose clinical trial, and its acceptance in October 2025 by the FDA; and

●	Received both internal and external Institutional Review Board (IRB) approval for the investigator-initiated, multi-dose clinical trial evaluating APTN-101 in the treatment of glioblastoma multiforme (GBM) in March 2026.

We also expect to expand our proprietary platform to other targets and indications. The Company is exploring several external opportunities to continue to advance and expand the product pipeline.

Strategy

Our goal is to become a leading biopharmaceutical company focused on the transfer of drugs across barriers and to targeted tissues, including the brain and CNS, to transform current treatment paradigms for patients and address unmet medical needs. The critical components of our strategy are as follows:

●	Advance the development of APTN-101 for the treatment of glioblastoma. The FDA’s acceptance in May 2023 of the IND for APTN-101 and the acceptance in October 2025 of the amended IND for APTN-101 for the multi-dose first-in-human clinical trial in glioblastoma patients.

●	Advance preclinical development of APTN-101 to support one or more additional INDs for additional kinds of cancer. We have designed APTN-101 to incorporate EGFRvIII, which is expressed on a number of tumor types, including breast and lung cancer (with or without brain metastases), so we are considering pre-clinical work to support INDs for these indications to be filed.

●	Design and advance other early-stage drug product candidates for undisclosed rare and unmet needs. Because our proprietary technology enables drugs to cross barriers and target tissues, including the brain, we believe it has numerous potential applications in areas of unmet medical need. We are evaluating which of those indications would be most strategic to pursue in the near-term.

●	Acquire, in-license or develop complementary delivery technologies that will allow us to produce BRiTE compounds or manipulate and activate immune cells in vivo. We continually evaluate technologies that will further enhance therapeutic effect, improve safety and manufacturability, or reduce costs of our products.

●	Acquire targeted clinical compounds for conditions with unmet needs where our technology could be transformative. We continually evaluate development and in-licensing opportunities and may acquire clinical compounds for conditions with unmet medical needs where our technology’s ability to cross barriers and target specific tissues, including the brain, could be transformative of the treatment paradigm.

●	Pursue a capital-efficient commercialization strategy. For products with smaller and/or orphan patient populations, our plan is to build an infrastructure to commercialize our drug products within the United Sates. Drawing upon our experience in commercializing specialty pharmaceutical products, we aim to build a specialized yet efficient infrastructure that will support the entire commercialization continuum, including stakeholder education, treatment decision and initiation, and product access throughout the patient journey. In addition, we plan to seek established companies to commercialize our drug products for larger addressable markets and outside of the United States.

●	Leverage, protect and enhance our intellectual property portfolio and secure patents for additional products and indications. We intend to expand our intellectual property, grounded in securing composition of matter and method of use patents for new products and indications. We plan to enhance the intellectual property portfolio further through learnings from ongoing preclinical studies, clinical trials and manufacturing processes.

●	Outsource capital-intensive operations. We plan to continue to outsource capital-intensive operations, including most clinical development and all manufacturing operations of our product candidates, and to facilitate the rapid development of our pipeline by using high quality specialist vendors and consultants in a capital efficient manner.

Glioblastoma

Background

Glioblastoma multiforme (“GBM”), the highest grade (World Health Organization (“WHO”) grade IV) astrocytoma, is the most common and malignant brain tumor, accounting for about 50% of all gliomas and 12%-15% of all brain tumors. GBM tumor cells, which arise from stem cells or immature astrocytes due to genetic abnormalities, grow rapidly and disseminate in the brain. In addition, GBM cells can invade the intracranial blood vessels to areas away from the tumor core.

Although glioblastoma can happen anywhere in the brain, it usually forms in the frontal lobe and the temporal lobe. Glioblastoma rarely occurs in the brain stem or spinal cord. As glioblastoma grows, it spreads into the surrounding brain. This makes it difficult to remove the entire tumor with surgery. Although radiation therapy and chemotherapy can reach the tumors, glioblastoma cells can survive and regrow. Glioblastoma is very challenging to treat due to tumor-specific features, such as its rapid growth rate, the poor function of the immune system cells within the tumor, and inherent resistance of the tumor cells to many types of treatments.

There is no direct risk factor associated with most cases of glioblastoma. Certain rare genetic diseases, such as Li-Fraumeni and Lynch syndrome, are associated with gliomas. However, these affect only a small portion of patients with glioblastoma. Besides genetic syndromes, the only well-established risk factor is prior exposure to ionizing radiation that is used to treat certain head and neck cancers.

Brain tumor symptoms vary and depend on the tumor location. The most common glioblastoma symptoms are headaches, seizures, and progressively worsening numbness or weakness. Headaches with red flag symptoms warrant a trip to the doctor for a neurologic evaluation. Red flag symptoms include waking up due to pain, worsening pain on changing position, and continuous pain not relieved with over-the-counter headache medications.

Neurologic imaging with an MRI of the brain is often the first step in diagnosis. Brain imaging showing contrast-enhancing masses can be suggestive of glioblastoma. Most cases can be definitively diagnosed after surgery through histological testing. This takes place when a neuropathologist examines tissue or cells under a microscope to help confirm a glioblastoma diagnosis.

Incidence and Mortality

In the United States, the average annual age-adjusted incidence of glioblastoma is 3.2 per 100,000 population (or about 12,000 patients annually) with an average age of 64 at diagnosis. Glioblastoma is 1.6 times more common in males compared with females and 2.0 times higher in Caucasians compared to African Americans, with lower incidence in Asians and American Indians. Globally, glioblastoma incidence is highest in North America, Australia, and Northern and Western Europe. Veterans who served in Iraq or Afghanistan are 26% more likely to develop glioblastoma, according to the U.S. Department of Veterans Affairs and National Institutes of Health data, likely due to environmental exposures. Malignant primary brain tumors are the most frequent cause of cancer death in children, are more common than Hodgkin lymphoma, ovarian and testicular cancer and are responsible for more deaths than malignant melanoma.

Overall, the one-year relative survival rate is about 40% for patients diagnosed in the United States. The five-year survival rate is only about 5%. Treatment outcome remains poor, with a median survival rate of about 15 months.

Current Treatment/Management

A patient’s care team will take into account age, functional status, medical history and medication tolerability when planning the best treatment. For most newly diagnosed patients, the standard approach utilizes what is known as the Stupp protocol. Treatment is comprised of maximal surgical resection, which allows for accurate histological diagnosis, tumor genotyping, and a reduction in tumor volume, followed by 6 weeks of radiotherapy and concomitant daily temozolomide and a further 6 cycles of maintenance temozolomide. In patients with minimal functional impairment, the median overall survival (“OS”) is 15 months for radiotherapy plus temozolomide versus 12 months for radiotherapy alone.

Treatment options in the relapsed or recurrent setting are less well defined, with no established standard of care and little evidence for any interventions that prolong OS. Indeed, a significant proportion of patients may not even be eligible for second-line therapy. Options include further surgical resection, reirradiation, systemic therapies such as carmustine or bevacizumab, combined approaches, or supportive care alone.

Patients may also be treated with tumor treatment fields. This is a portable device placed on the scalp that uses mild electrical fields to try to interrupt cancer cell growth.

Standard-of-care treatments fail to specifically eliminate tumor cells and are limited by incapacitating damage to surrounding normal brain and systemic tissues leading to lymphopenia and many other detrimental side effects. All of this demonstrates that a more targeted immunotherapeutic approach is needed. Over the last decade, emerging immunotherapies (such as monoclonal antibodies, oncolytic virus therapy, adoptive cell therapy, and cellular vaccines therapy) aimed at improving specific immune response against tumor cells have brought a glimmer of hope to patients with GBM. Adoptive cell therapy, including tumor-infiltrate lymphocytes (“TILs”) transfer and genetically engineered T cells transfer, is one of the most significant breakthroughs in the field of immune-oncology. Chimeric antigen receptor (“CAR”) engineered autologous T cells have produced sustained remissions in refractory lymphomas, but this approach needs further study in the treatment of solid tumors. While there is significant potential with targeted immunotherapy in GBM, significant challenges remain, including primarily the difficulty of crossing the BBB.

Bi-Specific Antibodies

The concept of bispecific antibodies was first introduced in 1980s as a method to target multiple antigens by a single antibody. The recombinant bispecific antibodies are classified into two types. The first are antibodies containing the crystallizable region (i.e., Fc-containing antibodies) and the second are antibody derivatives without Fc regions. The Fc region is the tail region of an antibody that interacts with cell surface receptors called Fc receptors and some proteins of the complement system. The mechanism of action of bispecific antibodies includes binding to the tumor cells on one side through the Fab (antigen-binding region) portion of the antibody against the tumor-specific antigen (such as CD19, HER2, EGFR, or GD2) and to the immune effector cells such as T cells and NK cells, which leads to activation of those immune effector cells and Fc-receptor bearing phagocytic cells such as monocytes/macrophages that can also mediate direct lysis of the tumor cells.

Bispecific antibodies termed bispecific T cell engagers (“BiTEs”) are monomeric proteins consisting of two antibody-derived single-chain variable fragments (“scFvs”) translated in tandem. These constructs possess one effector-binding arm specific for the epsilon subunit of T-cell CD3 and an opposing target-binding arm directed against an antigen that is expressed on the surface of tumor cells (e.g., EGFRvIII).

We believe EGFRvIII is an attractive target tumor specific antigen, in part because it is specific to cancer cells and is not expressed in non-tumor tissue. Importantly, antibodies directed against EGFRvIII are entirely tumor-specific and do not cross react with the wild-type receptor located on healthy cells. Therefore, by retargeting T cells against the tumor-specific EGFRvIII antigen, we believe we can avoid killing healthy tissue and the related adverse effects. EGFRs are involved in deregulated cancer signaling pathways, leading to atypical proliferation and growth of tumor cells. EGFRvIII is the most common variant not presented in a major histocompatibility complex (“MHC”) -dependent manner and is seen in approximately 31 to 50% of patients with GBM and in a broad array of other cancers including breast and lung carcinoma. Lung and breast carcinoma are the two main types of cancer that lead to secondary brain tumors (i.e., brain metastases) in about 25% of these patients. Among patients with EGFRvIII-positive GBM, 37 to 86% of tumor cells express the mutated receptor, indicating that the mutation is translated with significant consistency.

Among patients with GBM, expression of EGFRvIII is an independent, negative prognostic indicator. EGFRvIII also enhances the growth of neighboring EGFRvIII-negative tumor cells via cytokine-mediated paracrine signaling and by transferring a functionally active oncogenic receptor to EGFRvIII-negative cells through the release of lipid-raft related microvesicles. Recent research has also found that EGFRvIII is expressed in glioma stem cells, an important consideration given the paradigm that tumor stem cells represent a subpopulation of cells that give rise to all differentiated tumor cells. Altogether, the specificity, high frequency of surface expression and oncogenicity of the EGFRvIII mutation make it an ideal target for antibody-based immunotherapy.

The divalent structure of BiTEs brings T cells into close proximity to the tumor cell, creating a synapse. Following BiTE-mediated synapse formation, T cells proliferate, secrete pro-inflammatory cytokines and express surface activation markers. Following BiTE-mediated synapse formation, T cells release perforin and granzyme proteases that kill tumor cells. BiTEs are capable of mediating serial rounds of killing and can trigger specific tumor cell killing from naïve T cells at exceedingly low concentrations and effector-to-target ratios.

It is well established that certain gliomas, such as glioblastoma, are uniquely shielded from the immune system due to its location within the CNS. While this privilege is not absolute, a significant proportion of tumors have been noted to be devoid of any TILs that can be redirected by bispecific T-cell engagers. In those tumors that do demonstrate invasion by TILs, they are often induced to be dysfunctional and anergic by the suppressive tumor microenvironment. Increased numbers of intratumoral CD8+ cytotoxic T lymphocytes (“CTLs”) have been associated with favorable outcomes in patients with glioblastoma.

Concomitant administration of stimulated CTLs may therefore synergistically enhance the efficacy of this treatment. The migration of T-cell engagers across the BBB may also be facilitated by activated T cells which adhere to the brain microvascular endothelium and subsequently cross by diapedesis. Concurrent administration of activated functional T cells could therefore enhance the trafficking of bispecific T-cell engagers and other therapeutics into the intracranial compartment, increasing their density at the tumor site and thus the therapeutic effect.

Additionally, target cell killing with BiTE occurs in the absence of regular MHC peptide antigen recognition and costimulation and is therefore resistant to certain immune escape mechanisms affecting antigen presentation and those affecting generation of tumor-specific T cell clones. Because the CD3ε target of BiTE antibody construct is the same in CD8+ and CD4+ T cells of any phenotype, they are all engaged, leading to a polyclonal T cell activation, expansion and broad tumor cell killing.

Bispecific T-cell engagers offer immunotherapy in a manufacturing format which is both scalable and standardizable. In contrast to CAR T cells, T-cell engagers do not require initial lymphodepletion. Ex vivo manipulation of autologous cells has significant limitations, including the need for a centralized manufacturing infrastructure with extensively trained laboratory personnel to genetically modify each patient’s own T cells, use viral transduction which poses uncertain risks, are limited to the initial subset of T cells manipulated and infused, and still face uncertainty as to the optimal T cell phenotype to infuse.

Our Product Pipeline

APTN-101

We have recently reported the development of our first novel T cell engaging molecule, known as APTN-101, using our BRiTE technology. BRiTE focuses on the transport of difficult to deliver T cell targeting agents across the BBB allowing access to the immunoprivileged brain and overcoming the challenges with other immunotherapeutic approaches. This is accomplished by sequentially or simultaneously administering both BRiTE and specifically activated T cells by adoptive transfer. APTN-101 was designed to specifically redirect T cells against tumors expressing a well-characterized, mutated form of the EGFR, EGFRvIII, on a number of tumor types, including GBM. Because EGFRvIII is exclusively expressed on tumor cells, but not normal healthy cells, it represents an ideal target for immunotherapy.

APTN-101 (EGFRvIII x CD3 BRiTE) successfully activates human T cells against EGFRvIII expressing target cells, in the absence of any additional immunostimulatory signal, resulting in the secretion of Th-1-associated cytokines and tumor-cell killing. APTN-101 is similarly effective in vivo. Intravenous administration of APTN-101 induced consistent antitumor responses in mice bearing established, late-stage, aggressive, intracerebral patient-derived gliomas, rapidly achieving complete remission rates as high as 75% in the absence of apparent toxicity. Given the exquisite tumor-specificity of APTN-101, it represents a critical conceptual advance in safety contrary to target antigens having a promiscuous expression pattern.

The concept of BRiTE is the combination of novel T cell targeting agents with specifically activated polyclonal T cells. In order to exert antineoplastic affects against brain tumors, both the T cell targeting agent and T cells need to efficiently access areas that have long been considered as immunoprivileged. While circulating naïve T cells do not typically penetrate the CNS, activated T cells are known to cross the BBB to perform routine immunosurveillance of the central nervous system (Figure 1).

Figure 1- The process of T cells crossing the inflamed BBB is coordinating and sequential. Briefly, activated T cells initially arresting on the endothelium is mediated by the lymphocyte-associated antigen-1 (“LFA- 1”) and α4β1-integrin expressed on the T cells, respectively binding to the intracellular cell adhesion molecule 1 (“ICAM1”) and adhesion molecules vascular cell adhesion molecule 1 (“VCAM1”) on brain endothelial cells. Subsequently, the T cell crawling and polarization exclusively involve LFA-1 and ICAM1/2 interactions. After arriving at sites where are rich in the laminin isoform α4 but not laminin β5, the T cells use α6β1-integrin to traverse the endothelial basement membrane.

Upon intravenous administration, the T cell targeting agent (i.e., EGFRviii x CD3) binds to circulating T cells via its CD3 receptor and carries or “hitchhikes” the agent to tumors located behind the BBB. Studies in aggressive orthotopic GBM models have revealed that adoptive transfer of activated T cells significantly increases the biodistribution of intravenously administered EGFRvIII x CD3 BRiTE to orthotopic glioma (Figure 2).

Figure 2- Mass spectroscopy demonstrates that pre-administration (four days) of ex vivo activated T cells increases the biodistribution of intravenously administered EGFRvIII x CD3 to the brain parenchyma.

BRiTE circumvents ordinary clonotypic T-cell specificity, potentially allowing any T-cell, regardless of endogenous specificity or phenotype, to exert an anti-neoplastic effect. In vivo experiments show that BRiTEs can reactivate potentially unresponsive, anergic T cells, such as those frequently encountered among TIL populations thereby enhancing the spread of T cells reactive towards other antigens (epitope spreading). Proximal contact between T cells and tumor cells could directly reactivate tumor infiltrating lymphocytes specific for cancer antigens other than directed by BRiTE, without cross-presentation. The EGFRvIII x CD3 BRiTE molecule has the potential to directly activate and expand pre-existing T cells among a polyclonal population that are specific for tumor antigens other than EGFRvIII. Indeed, others have discovered that by re-activating pre-existing T cell clones using a CD3 binding bispecific antibody specific for Wilms’ tumor protein (WT1) it is possible to induce effective and persistent epitope spreading responses to multiple antigens. If the clinical utility of this mechanism of epitope spreading is confirmed, this could provide an exciting mechanism to combat tumor heterogeneity.

Importantly, our data suggest that once APTN-101 reaches the brain, it can activate even suppressive regulatory T-cells (“Tregs”) to kill glioblastoma tumor cells by redirecting their natural granzyme-mediated cytotoxic potential and enhance a cytotoxic immune response. These findings not only highlight a new mechanism by which BRiTEs may circumvent certain aspects of Treg mediated suppression, but also have broader implications with regard to the natural functional role of activated, tumor infiltrating Tregs that ordinarily suppress and kill cytotoxic T lymphocytes in the tumor microenvironment.

By tethering cytotoxic effectors to target cells without the need for antigen presentation via the MHC, BRiTEs can furthermore overcome tumor immune escape mechanisms, such as the downregulation of MHC.

In addition to enhancing the biodistribution of EGFRvIII x CD3 BRiTE to the brain, the activated polyclonal T cells (compared to the addition of no activated polyclonal T cells or naïve polyclonal T cells) have the potential to restore effector T cells function at intracerebral sites (Figure 3) leading to cures in greater than 75% of animals.

Figure 3- IV administration of activated T cells enhances hEGFRvIII-CD3 bi-scFv efficacy against syngeneic, highly-invasive, orthotopic glioma (right panel) compared to IV administration of naïve T cells when combined with hEGFRvIII-CD3 bi-scFv (left panel). The highly invasive murine glioma CT-2A-EGFRvIII was implanted orthotopically in human CD3 transgenic mice (females, 8-10 weeks old, n=10 per group).

Next, we hypothesized that the increase in efficacy observed with the pre-administration of activated polyclonal T cells would be abrogated if those T cells were to be blocked from entering the CNS parenchyma. Natalizumab, a clinically approved drug for the treatment of multiple sclerosis, functions by binding to polyclonal T cells and preventing their association with receptors involved in the process of extravasation. Remarkably, in cohorts of mice receiving adoptive transfer of activated polyclonal T cells along with treatment with the extravasation blocking molecule natalizumab, efficacy was decreased to levels observed in cohorts that did not receive adoptive transfer of activated polyclonal T cells (Figure 4).

Figure 4- Blocking T cell extravasation with Natalizumab (αVLA-4) abrogates the observed increase in efficacy with adoptive cell transfer (n=8 per group). Natalizumab is a clinically approved drug for the treatment of multiple sclerosis that functions by blocking T cell extravasation.

We have also demonstrated an effective “antidote” for any potential toxicity that may result from administration of the EGFRvIII x CD3 BRiTE in a clinical setting. By administering a short peptide that spans the EGFRvIII mutation (PEPvIII), we have effectively blocked bispecific antibody function both in vitro and in vivo, providing a tool highly likely to aid in safe clinical administration of any EGFRvIII targeted bispecific antibody.

The above data demonstrates that BRiTE technology has the ability to transport difficult to deliver agents, including T cell targeting agents, across the BBB and demonstrate superior antineoplastic activity in aggressive orthotopic models of GBM while having an acceptable safety profile. This newly uncovered hitchhiking mechanism of drug delivery to the CNS provides an important tool to enhance the immunotherapy of brain tumors and has potentially far-reaching consequences for the treatment of other CNS disorders, such as Alzheimer’s or Parkinson’s disease, where issues regarding drug delivery to the CNS are relevant.

In summary, the results of preclinical studies demonstrate that the EGFRvIII targeting BRiTE may provide a safe, highly effective therapeutic option for GBM patients. Future studies will determine whether these results can be recapitulated in the clinical setting and whether BRiTEs favorably interact with other therapies that are currently employed as a standard-of-care for GBM patients.

APTN-101 Clinical Studies

The proposed Phase 1 study will evaluate a novel hEGFRvIII-CD3-biscFv Bispecific T cell engager (BRiTE) in patients diagnosed with pathologically documented supratentorial WHO grade IV malignant glioma with an EGFR mutation (either newly diagnosed or at first progression/recurrence) at the Preston Robert Tisch Brain Tumor Center at Duke University.

The primary objective of this Phase 1 study is to determine the safety and tolerability of BRiTE and recommend Phase 2 dose of BRiTE injected with and without activated polyclonal T-cells in among a patient population that includes newly diagnosed patients after completion of standard of care therapy consisting of radiation and adjuvant temozolomide, and patients at first progression (defined as progression during or after standard of care radiation and adjuvant temozolomide).

Another secondary objective is to describe the pharmacokinetics (“PK”) in subjects treated with BRiTE. A population PK analysis will be performed to characterize the PK of BRiTE using the software Nonlinear Mixed Effects Modeling (NONMEM, version 7.2). Different structural PK models (e.g., 1 and 2 compartment) with linear or non-linear (e.g., Michaelis-Menten) kinetics will be fitted to the plasma concentration-time data of BRiTE.

Exploratory objectives include an evaluation of the pharmacodynamics effect of BRiTE, an evaluation of the formation and incidence of anti-BRiTE antibodies, and a description of overall survival and progression-free survival.

Our Intellectual Property

We strive to protect the proprietary technology that we believe is important to our business, including our product candidates and our processes. We seek patent protection in the United States and internationally for our product candidates, their methods of use and processes of manufacture, and any other technology to which we have rights, as appropriate. Additionally, we have licensed the rights to intellectual property related to certain of our product candidates, including patents and patent applications that cover the products or their methods of use or processes of manufacture. The terms of the licenses are described below under the heading “License Agreement.” We also rely on trade secrets that may be important to the development of our business.

We hold a world-wide exclusive license to three issued or allowed United States patents and one pending Patent Cooperation Treaty (“PCT”) patent application covering the enhanced delivery of drugs and other compounds to the brain and other tissues. The patents and patent applications that we licensed provide patent terms or anticipated patent terms ranging from 2031 to 2039 without patent term extensions.

Our success will in part depend on the ability to obtain and maintain patent and other proprietary rights in commercially important technology, inventions and know-how related to our business, the validity and enforceability of our patents, the continued confidentiality of our trade secrets, and our ability to operate without infringing the valid and enforceable patents and proprietary rights of third parties. We also rely on continuing technological innovation and in-licensing opportunities to develop and maintain our proprietary position.

We cannot be sure that patents will be granted with respect to any of our pending patent applications or with respect to any patent applications we may own or license in the future, nor can we be sure that any of our existing patents or any patents we may own or license in the future will be useful in protecting our technology and products.

License Agreement

Patent License Agreement with Duke University

Effective January 11, 2023, we entered into a patent license agreement (the “Duke License”) with Duke University, a nonprofit educational and research institution organized under the laws of North Carolina (“Duke University”), whereby Duke University granted us an exclusive license with a right to grant sublicenses to “BISPECIFIC EGFRvIII ANTIBODY ENGAGING MOLECULES,” “HUMAN BISPECIFIC EGFRvIII ANTIBODY AND CD3 ENGAGING MOLECULES,” “CERTAIN IMPROVED HUMAN BISPECIFIC EGFRvIII ANTIBODY ENGAGING MOLECULES” and “ENHANCED DELIVERY OF DRUGS AND OTHER COMPOUNDS TO THE BRAIN AND OTHER TISSUES” (together, the “precision medicine technology”). With this technology, which we assumed pursuant to the Merger, we intend to develop our BRiTE Platform, a combination of an immune cell engager with activated functional T-cells, which focuses on transporting difficult to deliver agents across the blood brain barrier, allowing access to the immunoprivileged central nervous system. Under the Duke License, we are required to use commercially reasonable efforts to obtain and retain the relevant governmental approvals and to commercialize the precision medicine technology. We must also use reasonable efforts to reach certain commercialization and research and development milestones as outlined in the Duke License.

On August 8, 2024, we entered into a Sponsored Research Agreement (the “2024 SRA”), which we assumed pursuant to the Merger, whereby Duke University agreed to perform research exploring the administration methods of our BRiTE Platform for a fixed fee. The Duke License has been amended (the “First Amendment”) such that we have the option to add any invention conceived as a result of the performance under the 2024 SRA to the license.

On February 18, 2025, we entered into an additional Sponsored Research Agreement (the “2025 SRA”), whereby Duke University agreed to perform research to support the development of GMP manufacturing procedures for the APTN-101 cell product to be infused with the hEGFRvIII-CD3 bi-scFv product as part of the BRiTE study, and for the validation of those procedures in a GMP environment at Duke University’s Marcus Center for Cellular Cures.

As part of the consideration for the license, we issued Duke University shares, representing 5% of our then issued and outstanding common stock on a fully diluted basis. Following the Merger and additional issuances of common stock in 2025, Duke University holds approximately 1.2% of our shares of common stock on a fully diluted basis. We also agreed to make payments based on clinical and commercial milestones, continuing royalty fees on any sales made after approval by regulatory authorities and minimum annual royalty payments that began in 2025. These milestones include initiation of a Phase II or Phase III clinical trials, submission of applications for market approval in multiple jurisdictions including the United States, European Union and Japan and the initiation of post-approval commercial sales in the same jurisdictions. Based on an assumption that all milestones related to the current development program are met during the course of the Duke License, these milestone payments would total approximately $11.7 million. Under the terms of the Duke License, we must pay running royalties equal to low- to mid-single digit percentages of annual net sales, depending on the level of sales by us, our sublicensees and affiliates in that year, and subject to downward adjustment to low single digit percentages of our net annual sales in the event there is no valid claim of a patent for the product, with minimum annual royalty levels established. We also must pay Duke University low to mid-double-digit percentages of any sublicensing fees as set forth in the Duke License. We will be responsible for all patent expenses incurred by Duke University and have reimbursed Duke University approximately $327,000 for patent expenses incurred, prior to the license, by Duke University for filing and prosecution of the patent rights. Additionally, under the terms of the Duke License, we have reimbursed Duke University for patent expenses incurred of approximately $55,000 and $31,000 for the years ended December 31, 2025 and 2024, respectively.

The term of the Duke License will extend until the expiration of the last to expire patent rights, subject to early termination as set forth in the Duke License. The foregoing descriptions of the Duke License, First Amendment and SRAs do not purport to be complete and are qualified in their entirety by the terms and conditions of the Duke License, First Amendment and SRAs.

Manufacturing and Supply

We contract with third parties for the manufacturing of all of our product candidates, and for pre-clinical and clinical studies and intend to continue to do so in the future. We do not own or operate any manufacturing facilities and we have no plans to build any owned clinical or commercial-scale manufacturing capabilities. We believe that the use of contract manufacturing organizations (“CMOs”) eliminates the need to directly invest in manufacturing facilities, equipment and additional staff. Although we rely on contract manufacturers, our personnel and consultants have extensive manufacturing experience overseeing CMOs.

We have produced the EGFRvIII x CD3 BRiTE in a fashion suitable for clinical translational and compatible with clinical biologic manufacturing infrastructure. This has included generating and certifying a Master Cell Bank and developing a scalable expression and tag-free purification and formulation process suitable for clinical translation. On the basis of our data and development work, we have had a CMO produce clinical-grade EGFRvIII x CD3 BRiTE suitable for clinical study.

As we further develop our product candidates, we expect to consider secondary or back-up manufacturers for both active pharmaceutical ingredient and drug product manufacturing. To date, our third-party manufacturers have met the manufacturing requirements for our product candidates in a timely manner. We expect third-party manufacturers to be capable of providing sufficient quantities of our product candidates to meet anticipated full-scale commercial demand but we have not assessed these capabilities beyond the supply of clinical materials to date. We currently engage CMOs on a “fee for services” basis based on our current development plans. We plan to identify CMOs and enter into longer-term contracts or commitments if and as we move our product candidates into Phase 3 clinical trials.

We believe alternate sources of manufacturing will be available to satisfy our clinical and potential future commercial requirements; however, we cannot guarantee that identifying and establishing alternative relationships with such sources will be successful, cost-effective, or completed on a timely basis without significant delay in the development or commercialization of our product candidates. All of the vendors we use are required to conduct their operations under current Good Manufacturing Practices (“cGMP”), a regulatory standard for the manufacture of pharmaceuticals.

Competition

The pharmaceutical industry is highly competitive and characterized by intense and rapidly changing competition to develop new technologies and proprietary products, particularly in some of the areas of high unmet medical need that we are targeting. Our potential competitors include both major and specialty pharmaceutical and biotechnology companies worldwide, many of which have far greater resources and access to capital than we do. In particular, Context Therapeutics, Vir Biotechnology and Janux Therapeutics, Inc. are studying immune cell engagers with different targets, and Amgen Inc. and Genentech, Inc. (a wholly owned subsidiary of Roche Holding AG) have programs using a form of EGFRvIII x CD3 bispecific T cell engager (although neither are using them in combination with activated T cells). Our success will be based in part on our ability to identify, develop, and manage a portfolio of safe and effective product candidates that address the unmet needs of patients before our competitors.

Government Regulations

The FDA and other regulatory authorities at federal, state and local levels, as well as in foreign countries, extensively regulate, among other things, the research, development, testing, manufacture, quality control, import, export, safety, effectiveness, labeling, packaging, storage, distribution, record keeping, approval, advertising, promotion, marketing, post-approval monitoring and post-approval reporting of drugs, such as those we are developing. Along with our third-party contractors, we will be required to navigate the various preclinical, clinical, and commercial approval requirements of the governing regulatory agencies of the countries in which we wish to conduct studies or seek approval or licensure of our product candidates. The process of obtaining regulatory approvals and the subsequent compliance with appropriate federal, state, local, and foreign statutes and regulations require the expenditure of substantial time and financial resources.

FDA Regulation of Drugs

Before any of our drug product candidates may be marketed in the United States, they must be approved by the FDA. The process required by the FDA before drug product candidates may be marketed in the United States generally involves the following:

●	completion of preclinical laboratory tests and animal studies performed in accordance with the FDA’s current Good Laboratory Practices regulations;

●	submission to the FDA of an IND, which must become effective before human clinical trials may begin and must be updated annually or when significant changes are made;

●	approval by an independent IRB or ethics committee for each clinical site before a clinical trial can begin;

●	performance of adequate and well-controlled human clinical trials to establish the safety and efficacy of the proposed product candidate for its intended purpose;

●	preparation of and submission to the FDA of a New Drug Application (“NDA”) after completion of all required clinical trials;

●	a determination by the FDA within 60 days of its receipt of an NDA to file the application for review;

●	satisfactory completion of an FDA Advisory Committee review, if required by the FDA;

●	satisfactory completion of an FDA pre-approval inspection of the manufacturing facility or facilities at which the proposed product is produced to assess compliance with cGMP, and to assure that the facilities, methods, and controls are adequate to preserve the product’s continued safety, purity and potency, and of selected clinical investigational sites to assess compliance with current Good Clinical Practices; and

●	FDA review and approval of the NDA to permit commercial marketing of the product for particular indications for use in the United States, which must be updated annually and when significant changes are made.

The testing and approval processes require substantial time, effort, and financial resources and each may take several years to complete. The FDA may not grant approval on a timely basis, or at all, and we may encounter difficulties or unanticipated costs in our efforts to secure necessary governmental approvals, which could delay or preclude us from marketing our product candidates. The FDA may delay or refuse approval of an NDA if applicable regulatory criteria are not satisfied, or may require additional testing, information, and/or post-marketing testing and surveillance to monitor safety or efficacy of a product candidate.

If regulatory approval of a product candidate is granted, such approval may entail limitations on the indicated uses for which such product may be marketed. For example, the FDA may approve the NDA with a Risk Evaluation and Mitigation Strategy (“REMS”) plan to mitigate risks, which could include medication guides, physician communication plans, or elements to assure safe use, such as restricted distribution methods, patient registries, and other risk minimization tools. The FDA also may condition approval on, among other things, changes to proposed labeling or the development of adequate controls and specifications. Once approved, the FDA may withdraw the product approval if compliance with pre- and post-marketing regulatory standards is not maintained or if problems occur after the product reaches the marketplace. The FDA may require one or more post-market studies and surveillance to further assess and monitor the product’s safety and effectiveness after commercialization and may limit further marketing of the product based on the results of these post-marketing studies. In addition, new government requirements, including those resulting from new legislation, may be established, or the FDA’s policies may change, which could delay or prevent regulatory approval of our product candidates under development.

FDA Programs for Expedited Review and Increased Exclusivity

A sponsor may seek approval of a product candidate under Fast Track and Breakthrough Therapy programs designed to accelerate the FDA’s review and approval of new drug candidates that meet certain criteria, and/or to receive increased exclusivity under the orphan drug program. We intend to pursue these programs where our product candidates qualify.

Fast Track. A new drug candidate is eligible for Fast Track designation if it is intended to treat a serious or life-threatening condition, fill an unmet medical need, and demonstrate a significant improvement in the safety or effectiveness in the treatment of that condition.

A drug that receives Fast Track designation is eligible for the following:

●	more frequent meetings with FDA to discuss the drug’s development plan and ensure collection of appropriate data needed to support drug approval;

●	more frequent written correspondence from FDA about the design of clinical trials;

●	priority review to shorten the FDA review process for a new drug from ten months to six months; and

●	rolling review, which means we can submit completed sections of its NDA for review by FDA, rather than waiting until every section of the application is completed before the entire application can be reviewed.

Under the accelerated approval program, the FDA may approve an NDA on the basis of either a surrogate endpoint that is reasonably likely to predict clinical benefit, or on a clinical endpoint that can be measured earlier than irreversible morbidity or mortality, that is reasonably likely to predict an effect on irreversible morbidity or mortality or other clinical benefit, taking into account the severity, rarity, or prevalence of the condition and the availability or lack of alternative treatments. Fast Track designation and priority review do not change the standards for approval but may expedite the development or approval process.

Breakthrough Therapy. A new drug candidate is eligible for Breakthrough Therapy designation if it is intended to treat a serious condition and preliminary clinical evidence indicates that the drug may demonstrate substantial improvement over available therapy on one or more clinically significant endpoints.

A drug that receives Breakthrough Therapy designation is eligible for the following:

●	All Fast Track designation features;

●	Intensive guidance from the FDA on an efficient drug development program, beginning as early as Phase 1; and

●	FDA organizational commitment involving senior managers.

Orphan Drug Designation. Under the Orphan Drug Act, the FDA may grant orphan drug designation to a drug candidate intended to treat a rare disease or condition, which is generally a disease or condition that affects fewer than 200,000 individuals in the United States, or more than 200,000 individuals in the United States and for which there is no reasonable expectation that costs of research and development of the drug for the indication can be recovered by sales of the drug in the United States. Orphan drug designation must be requested before submitting an NDA. After the FDA grants orphan drug designation, the generic identity of the therapeutic agent and its potential orphan use are disclosed publicly by the FDA. Although there may be some increased communication opportunities, orphan drug designation does not convey any advantage in or shorten the duration of the regulatory review and approval process.

If a drug candidate that has orphan drug designation subsequently receives the first FDA approval for the disease for which it has such designation, the product is entitled to orphan drug exclusivity, which means that the FDA may not approve any other applications, including a full NDA, to market the same drug for the same indication for seven years, except in very limited circumstances, such as if the second applicant demonstrates the clinical superiority of its product or if the FDA finds that the holder of the orphan drug exclusivity has not shown that it can assure the availability of sufficient quantities of the orphan drug to meet the needs of patients with the disease or condition for which the drug was designated. Orphan drug exclusivity does not prevent the FDA from approving a different drug for the same disease or condition, or the same drug for a different disease or condition. Among the other benefits of orphan drug designation are tax credits for certain research and a waiver of the NDA application user fee.

As in the United States, designation as an orphan drug for the treatment of a specific indication in the European Union must be made before the application for marketing authorization is made. Orphan drugs in Europe enjoy economic and marketing benefits, including up to ten years of market exclusivity for the approved indication unless another applicant can show that its product is safer, more effective or otherwise clinically superior to the orphan designated product.

The inability to obtain or failure to maintain adequate product exclusivity for our product candidates could have a material adverse effect on our business prospects, results of operations and financial condition.

Other Healthcare Laws and Compliance Requirements

Our sales, promotion, medical education, clinical research, and other activities following product approval will be subject to regulation by numerous regulatory and law enforcement authorities in the United States in addition to the FDA, including potentially the Federal Trade Commission, the Department of Justice, the Centers for Medicare and Medicaid Services (“CMS”), the U.S. Department of Health and Human Services (“DHHS”) Office of Inspector General, and other divisions of DHHS, and state and local governments.

Our business and our relationships with customers, physicians, and third-party payors are and will continue to be subject, directly and indirectly, to federal and state healthcare fraud and abuse laws and regulations. These laws also apply to the physicians and third-party payors who will play a primary role in the recommendation and prescription of our product candidates, if they become commercially available products. These laws may constrain the business or financial arrangements and relationships through which we might market, sell and distribute our products and will impact, among other things, any proposed sales, marketing and educational programs. There are also laws, regulations and requirements applicable to the award and performance of federal grants and contracts. If our operations are found to be in violation of any of such laws or any other governmental regulations that apply to them, we may be subject to penalties, including, without limitation, civil and criminal penalties, damages, fines, disgorgement, the reimbursement of overpayments, the curtailment or restructuring of our operations, exclusion from participation in federal and state healthcare programs, imprisonment, contractual damages, reputational harm, and diminished profits and earnings-any of which could adversely affect our ability to operate our business and our financial results.

Restrictions under applicable federal and state healthcare related laws and regulations include but are not limited to the following:

●	the federal Anti-Kickback Statute;

●	the civil federal False Claims Act;

●	the criminal federal False Claims Act;

●	the Health Insurance Portability and Accountability Act, as amended by the Health Information Technology for Economic and Clinical Health Act of 2009, and its implementing regulations (collectively, “HIPAA”);

●	the civil monetary penalties statute;

●	federal transparency laws, including the federal Physician Sunshine Act (“PSA”); and

●	analogous or similar state, federal, and foreign laws, regulations, and requirements.

Efforts to ensure that our business arrangements with third parties will comply with applicable healthcare laws and regulations involve substantial costs. Because of the breadth of these laws and the narrowness of the statutory exceptions and safe harbors available, it is possible that governmental authorities will conclude that our business practices do not comply with current or future statutes, regulations, or case law interpreting applicable fraud and abuse or other healthcare laws and regulations. If our operations are found to be in violation of any of these laws or any other laws, regulations, or other requirements that may apply to us, we may be subject to significant civil, criminal and administrative penalties, damages, fines, imprisonment, restitution exclusion from government funded healthcare programs, corporate integrity agreements, deferred prosecution agreements, debarment from government contracts and grants and refusal of future orders under existing contracts, contractual damages, the curtailment or restructuring of our operations and other consequences. If any of the physicians or other healthcare providers or entities with whom we expect to do business are found not to be in compliance with applicable laws, that person or entity may be subject to criminal, civil, or administrative sanctions, including exclusions from government funded healthcare programs. Moreover, availability of any federal grant funds which we may receive or for which we may apply is subject to federal appropriations law. Such grant funding may also be withdrawn or denied due to a violation of the above laws and/or for other reasons.

Coverage and Reimbursement; Healthcare Reform

Sales of pharmaceutical products depend significantly on the extent to which coverage and adequate reimbursement are provided by third-party payers. Third-party payers include state and federal government health care programs, managed care providers, private health insurers, and other organizations. Although we currently believe that third-party payers will provide coverage and reimbursement for our product candidates, if approved, we cannot be certain of this. Third-party payers are increasingly challenging the price, examining the cost-effectiveness and reducing reimbursement for medical products and services. In addition, significant uncertainty exists as to the reimbursement status of newly approved healthcare products. The United States government, state legislatures, and foreign governments have continued implementing healthcare reform and cost containment programs, including price controls, restrictions on coverage and reimbursement and requirements for substitution of generic products. Adoption of price controls and cost containment measures, and adoption of more restrictive policies in jurisdictions with existing controls and measures, could further limit our net revenue and results. We might need to conduct expensive clinical studies to demonstrate the comparative cost-effectiveness of our product candidates. Third-party payers might not consider the product candidates that we develop to be cost-effective and not cover or sufficiently reimburse for their use. It is time-consuming and expensive for us to seek coverage and reimbursement from third-party payers, as each payer will make its own determination as to whether to cover a product and at what level of reimbursement. Thus, one payer’s decision to provide coverage and adequate reimbursement for a product does not assure that another payer will provide coverage or that the reimbursement levels will be adequate. Moreover, a payer’s decision to provide coverage for a drug product does not imply that an adequate reimbursement rate will be approved.

Foreign Regulation

In addition to regulations in the United States, we will be subject to a variety of foreign regulations governing clinical trials and commercial sales and distribution of our product candidates to the extent we choose to develop or sell any product candidates outside of the United States. The approval process varies from country to country and the time may be longer or shorter than that required to obtain FDA approval. The requirements governing the conduct of clinical trials, product licensing, pricing and reimbursement, and privacy, can vary greatly from country to country.

Employees

As of December 31, 2025, we had four employees, all of whom are located in the United States. None of our employees is represented by a labor union or covered by a collective bargaining agreement. We consider our relationship with our employees to be good.

Property

The Company owns no real property. We maintain a month-to-month membership providing mail services and shared space for meetings and other business activities at 3540 Toringdon Way, Suite 200, #250, Charlotte, North Carolina. The current rent is approximately $100 per month.

Litigation

From time to time, we may become involved in various lawsuits and legal proceedings that arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm business.

We are currently not aware of any pending legal proceedings to which we are a party or of which any of our property is the subject, nor are we aware of any such proceedings that are contemplated by any governmental authority.

Available Information

Our principal office is located at 3540 Toringdon Way, Suite 200, #250, Charlotte, NC 28277 and our telephone number is (888) 609-1498. Our website is www.adaptinbio.com, and we can be contacted at info@adaptinbio.com. We are subject to the informational requirements of the Exchange Act and file or furnish reports and other information with the SEC. Such reports and other information filed by us with the SEC will be available free of charge on our website at www.adaptinbio.com when such reports are available on the SEC’s website. The SEC maintains a website that contains reports, information statements and other information that issuers file electronically with the SEC at www.sec.gov.

The contents of the websites referred to above are not incorporated into this filing. Further, our references to the URLs for these websites are intended to be inactive textual references only.

ITEM 1A. RISK FACTORS.

As a smaller reporting company as defined in Item 10 of Regulation S-K (17 CFR § 229.10(f)(1), we are not required to include risk factors in this Report.

ITEM 1B. UNRESOLVED STAFF COMMENTS.

None.

ITEM 1C. CYBERSECURITY.

Our Chief Financial Officer (“CFO”), with assistance from our third-party managed services team, identifies, assesses and manages the Company’s cybersecurity threats and risks. The Company leverages its third-party services team to manage its entire information technology infrastructure, including utilization of their cybersecurity strategy that is designed to protect information systems and data from an evolving cyber-threat landscape. Our cybersecurity program, administered by our CFO and overseen by the Audit Committee, has the support of executive leadership and the Board of Directors.

Our cybersecurity program leverages the cybersecurity strategies of our third-party service provider to focus on all areas of our business, including cloud-based environments, networks, applications, disaster recovery, business continuity and controls and safeguards enabled through business processes and tools. Our systems are continuously monitored for threats and unauthorized access. Our CFO works closely with our third-party service provider to identify potential risks and is notified of security threats, should any occur, through automated detection solutions as well as any reports from users and business partners. In the CFO’s oversight capacity, he draws on the knowledge and insight of our external cybersecurity experts and vendors and employ an array of third-party tools to secure our information infrastructure and protect systems and information from unauthorized access.

As of the date of this Report, we have not encountered any risks from cybersecurity threats that have materially affected or are reasonably likely to materially affect the Company, including its business strategy, results of operations, or financial condition.

ITEM 2. PROPERTIES.

Our principal executive office is located in North Carolina under a month-to-month lease arrangement. We currently lease any office space that we use in our operations, and we do not own any real property. We believe that our facility space adequately meets our needs and that we will be able to obtain any additional operating space that may be required on commercially reasonable terms.

ITEM 3. LEGAL PROCEEDINGS.

We are currently not aware of any pending legal proceedings to which we are a party or of which any of our property is the subject, nor are we aware of any such proceedings that are contemplated by any governmental authority.

ITEM 4. MINE SAFETY DISCLOSURES.

Not applicable.

PART II

ITEM 5. MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES.

Market Information

Our Common Stock is not listed on a national securities exchange, an over-the-counter market or any other exchange. Therefore, there is no trading market, active or otherwise, for our Common Stock and our Common Stock may never be included for trading on any stock exchange, automated quotation system or any over-the-counter market.

Holders

As of March 26, 2026, there were 152 holders of our 8,786,229 shares of our Common Stock.

Dividends

The Company has not paid any cash dividends on its shares of its Common Stock to date. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any dividends will be within the discretion of the Board of Directors.

Performance Graph

Not applicable.

Recent Sales of Unregistered Securities

For information regarding the Company’s sales of unregistered securities during the fiscal year ended December 31, 2025, please refer to the following previously filed reports:

●	our Current Report on Form 8-K, filed on February 18, 2025;

●	our Quarterly Report on Form 10-Q, filed on May 15, 2025;

●	our Quarterly Report on Form 10-Q, filed on August 14, 2025; and

●	our Current Report on Form 8-K, filed on December 23, 2025.

ITEM 6. [RESERVED]

ITEM 7. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

The following discussion and analysis is attributable to the operations of Adaptin Bio, Inc. for the years ended December 31, 2025 and 2024. This discussion and analysis should be read in conjunction with our consolidated financial statements for the years ended December 31, 2025 and 2024 and the related notes thereto, which have been prepared in accordance with U.S. GAAP. The preparation of these consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Overview of our Business

We are a biopharmaceutical company pioneering a transformational approach to enhancing the transfer of therapeutics into the brain, facilitating the treatment of brain cancers and other unmet medical conditions. Our precision medicine technology, originally developed by researchers in the Department of Neurosurgery at Duke University, harnesses the human immune system’s ability to target, recognize, destroy or deliver therapeutics to specific cells, including cancer cells. Our mission is to be the global leader and pioneer of this new treatment paradigm, integrating recombinant technology, gene therapy and cell therapy to address the challenges of targeting and delivering effective therapies, including to the brain for cancer and other CNS indications.

We are closely working with the researchers at Duke University to translate preclinical proof of concept data of our proprietary platform technology, the BRiTE Platform, into human clinical trials. BRiTE is a translatable method to specifically target malignant glioma using a tumor-specific, fully human bispecific antibody that is designed to redirect the patients’ own T cells to recognize and destroy tumor cells. Our first application of BRiTE is APTN-101, a proprietary EGFRvIII x CD3 bispecific T cell engager may have the ability to eliminate malignant glioma tumors in a variety of aggressive preclinical orthotopic tumor models. We designed APTN-101 to specifically redirect T cells against tumors expressing a well-characterized, mutated form of EGFR on a number of tumor types, including glioblastoma, breast and lung cancer. APTN-101 has been recently accepted under an investigator-led IND to begin first-in-human studies in brain cancer. Our goal is to complete preclinical studies on additional product candidates and file multiple INDs.

Duke University Exclusive Licensing Agreement

Effective January 11, 2023, we entered into a patent license agreement (the “Duke License”) with Duke University, whereby Duke University granted us an exclusive license with a right to sublicense the precision medicine technology, which we intend to develop using our BRiTE Platform. As part of the consideration for the license, we issued Duke 75 shares of our common stock (that were then valued at $175.86 per share, or $13,189, representing 5% of our then issued and outstanding common stock on a fully diluted basis). As a result of the Merger and recapitalization and additional issuances of common stock, Duke University now holds 161,960 shares of our Common Stock, or approximately 1.2% of the outstanding shares of the Company on a fully diluted basis. We also agreed to make milestone payments and pay royalties to Duke University, as well as to reimburse Duke University for prior patent expenses, as set forth in more detail below.

Operations Overview

Since inception, we have devoted substantially all of our resources to supporting our product development efforts, raising capital to support and expand such activities, and providing general and administrative support for these operations. We operate our business using a significant outsourcing model. As such, our team is composed of a small group of employees who direct a significantly large number of team members, including vendors and consultants, to enable execution of our operational plans. We do not currently have any products approved for sale, and we will continue to incur significant research and development and general administrative expenses related to our operations.

Since inception, we have incurred significant operating losses. For the year ended December 31, 2025, we recorded a net loss of $5,167,569. As of December 31, 2025, we had an accumulated deficit of $9,291,801. We expect to continue to incur significant losses for the foreseeable future. We anticipate that a substantial portion of our capital resources and efforts in the foreseeable future will be focused on completing the necessary development activities required for applying for and obtaining regulatory approval for our product candidates and, subsequently, preparing for potential commercialization of our product candidates. As of December 31, 2025 and December 31, 2024, we had $459,174 and $34,085 in cash and cash equivalents, respectively.

We expect to continue to incur significant expenses and operating losses for at least the next several years. Our net losses may fluctuate significantly from period to period, depending on the timing of our planned clinical trials and expenditures on other research and development activities. We expect our expenses will increase substantially over time as we:

●	continue our ongoing and planned development of APTN-101, including pre-clinical activity and our Phase 1 investigator-led trial for the treatment of GBM;

●	build a portfolio of product candidates through development, or the acquisition or in-license of drugs, product candidates or technologies;

●	initiate additional preclinical studies and clinical trials for APTN-101 for any additional indications we may pursue and for any additional product candidates that we may pursue in the future;

●	hire clinical, regulatory and scientific personnel;

●	add operational, financial and management information systems and personnel, including personnel to support our product development efforts; and

●	incur additional legal, accounting, insurance and other expenses associated with operating as a public company.

The Macroeconomic Climate

The recent economic trends and political changes, including the rapidly changing tariff structure, may materially adversely affect our business and corresponding financial position and cash flows. While inflationary factors have trended down and interest rates are beginning to trend down, they still may impact our overhead costs and may adversely affect our operating results. While interest rates have recently been trending down, they remain high and present a challenge impacting the United States and global economies. Recent volatility in the major stock indices could also present challenges in accessing additional capital. Such factors could make it more difficult for us to obtain traditional financing on acceptable terms, if at all, in the future. Although we do not believe that inflation has had a material impact on our financial position or results of operations to date, we may experience increases in the near future on our operating costs, including our labor, due to supply chain constraints, consequences associated with pandemics or public health situations, the Russia-Ukraine war, and other U.S. geopolitical issues, such as recent U.S. military actions in Venezuela and Iran and the ongoing implementation of new tariff structures and subsequent changes thereto, affecting other territories and employee availability and wage increases, all of which may result in additional stress on our working capital resources.

Components of Results of Operations

Research and Development Expenses

Research and development expenses consist primarily of fees paid to third-party service providers and, in 2025, personnel costs and other personnel-related compensation expenses, including stock-based compensation costs. Research and development costs are expensed in the periods in which they are incurred. Costs for certain development activities are recognized based on an evaluation of the progress to completion of specific tasks using information and data provided to us by our vendors, collaborators and third-party service providers.

To date, substantially all our research and development expenses have been related to the licensing and preclinical development of APTN-101. As we progress, we expect our research and development costs to increase for additional preclinical and clinical development of APTN-101 in GBM.

The process of conducting the necessary clinical research to obtain regulatory approval is costly and time-consuming and is subject to uncertainties and delays. As a result of the uncertainties discussed above, we are unable to determine the duration and completion costs of our research and development projects or when and to what extent we will generate revenue from the commercialization and sale of our product candidates, if at all.

General and Administrative Expenses

General and administrative expenses include expenses for executive compensation and related costs, stock-based compensation, outside professional services and other general administrative expenses, including costs associated with the Merger. Outside professional services consist of patent maintenance expenses, legal, accounting, insurance and audit services and other consulting fees.

We also expect to continue to incur expenses as a public company, including expenses related to compliance with SEC rules and regulations and those of any national securities exchange on which our securities are traded, additional insurance expenses, investor relations activities, and other administrative and professional services.

Interest Expense

Interest expense primarily consists of contractual debt interest expense, the amortization of debt issuance costs and the amortization of discounts arising from bifurcated derivative liabilities, prior to extinguishment.

Results of Operations

Comparison of the Years Ended December 31, 2025 and 2024

The following table summarizes our results of operations and changes for the periods indicated:

	For the Years Ended December 31,
	2025	2024	$ Change	% Change
Operating Expenses:
Research and development	$1,774,166	$1,824,591	$(50,425)	-3%
General and administrative	3,640,777	745,294	2,895,483	389%
Total Operating Expenses	5,414,943	2,569,885	2,845,058	111%

Loss from Operations	(5,414,943)	(2,569,885)	(2,845,058)	111%

Other Expense:
Interest Expense	72,659	341,048	(268,389)	-79%
Loss on fair value of derivative liability	6,312	17,087	(10,775)	-63%
(Gain) loss on extinguishment of debt	(326,345)	194,537	(520,882)	-268%
Total Other Expenses	(247,374)	552,672

Net Loss	$(5,167,569)	$(3,122,557)	$(2,045,012)	65%

Research and Development Expenses

Research and development expenses decreased by $50,425, or 3%, for the year ended December 31, 2025 when compared to research and development expenses for the year ended December 31, 2024. During 2025, the decrease in research and development expenses is primarily attributable to the completion of our repeat-dose toxicology study of APTN-101 that began in late 2023 along with costs related to our assay development program as it nears completion that resulted in a decrease of approximately $1.5 million. Offsetting those decreases were increased costs related to our sponsored research agreements with Duke University of approximately $776,000, an increase in clinical trial packaging costs of approximately $198,000, the minimum annual royalty for 2025 of $25,000, increases in post-Merger compensation and related costs for research and development personnel of $95,000 and the stock-based compensation expense for stock options granted during the period of approximately $117,000. Costs incurred during the year ended December 31, 2024 consist primarily of costs for the ongoing assay development and repeat-dose toxicology studies with our third-party service providers.

General and Administrative Expenses

General and administrative expenses increased by approximately $2.9 million, or 389%, for the year ended December 31, 2025 compared to the year ended December 31, 2024. The increase was primarily related to increases in legal, accounting and consulting costs related to the Merger and filings with the SEC of approximately $665,000, increases in post-Merger compensation and related costs for our executive officers of approximately $960,000, stock-based compensation costs recorded in conjunction with options granted during the period of approximately $380,000 and increases in our directors fees, stock quotation fees, insurance costs, financial printing and transfer agent costs as a public company of approximately $500,000 in the aggregate. Additionally, we recorded $250,000 of expense related to the issuance of stock to a third-party vendor. Costs incurred during the year ended December 31, 2024 consisted primarily of legal fees, accounting fees and consulting fees.

Interest Expense

Interest expense decreased $268,389, or 79%, for the year ended December 31, 2025 when compared to the year ended December 31, 2024. The decrease in interest expense was related to the conversion of all outstanding debt in conjunction with the Merger and Offering in February 2025. For the year ended December 31, 2024, we recorded interest expense, debt issuance costs amortization, discounts related to derivative liability amortization and loss on derivative liabilities for our then outstanding debt.

Other Income and Expense

Prior to the Merger, we had recorded the accrued interest, debt issuance costs amortization, discounts related to derivative liability amortization and related costs of the 2024 Bridge Notes. Upon completion of the issuance of the 2024 Bridge Notes and based on the information then currently available, the recorded bifurcated derivative liability related to the embedded redemption feature of this debt was $333,333. In December 2024, we also recorded a bifurcated derivative liability related to the Exchange Notes executed by holders of the 2023 Bridge Notes of $194,537, that due to the deemed extinguishment of the 2023 Bridge Notes upon execution of the Exchange Notes, gave rise to a loss on extinguishment of $194,537 for the year ended December 31, 2024. At the date of the Merger, the carrying value of the derivative liability totaled $551,269. At the Initial Closing of the Offering, the $1,500,000 aggregate principal amount of Exchange Notes and 2024 Bridge Notes, plus accrued interest thereon, automatically converted into shares of our common stock. As a result of the conversion, we recorded a gain on debt extinguishment of $326,345.

Liquidity and Capital Resources

Bridge Financings

We raised bridge financing through the offer and sale (a) in 2023 of $500,000 principal amount of our 10% Secured Promissory Notes (the “2023 Bridge Notes”) (including warrants to purchase up to 56,815 shares of our Common Stock at an exercise price of $4.40 per share) and (b) in 2024 of $1,000,000 principal amount of its 10% Secured Subordinated Convertible Promissory Notes (the “2024 Bridge Notes”), which in each case were sold to a limited number of accredited investors pursuant to Regulation D under the Securities Act. In December 2024, the 2023 Bridge Notes were cancelled and exchanged for $500,000 principal amount of our 10% Secured Convertible Promissory Notes (the “Exchange Notes”). In connection with the note exchange, the holders of the 2023 Bridge Notes were also issued warrants to purchase up to 75,755 shares of our Common Stock at an exercise price of $3.30 per share. The Exchange Notes, collectively with the 2024 Bridge Notes, are referred to herein as the “Bridge Notes”.

Pre-Merger Warrants

As described above, prior to the Merger, we raised bridge financing through the offer and sale of the 2023 Bridge Notes. We agreed to issue common stock warrants (the “2023 Bridge Note Warrants”) to the purchasers of the 2023 Bridge Notes. The 2023 Bridge Note Warrants give the holders the right to purchase an aggregate of up to 56,815 shares of our Common Stock at an exercise price of $4.40 per share. In December 2024, the 2023 Bridge Notes were cancelled and exchanged for the Exchange Notes. In connection with this note exchange, the holders of the 2023 Bridge Notes were issued warrants (the “Exchange Warrants”) to purchase an aggregate of up to 75,755 shares of our Common Stock at an exercise price of $3.30 per share. The 2023 Bridge Note Warrants and the Exchange Warrants must be exercised on or prior to the close of business on February 11, 2030, which is the fifth anniversary of the initial closing of the Private Placement. We refer to the 2023 Bridge Note Warrants and the Exchange Warrants collectively as the “Pre-Merger Warrants.”

Private Placements

Concurrent with the closing of the Merger, we sold, in an initial closing (the “Initial Closing”) of a private placement offering (the “Offering”), 1,080,814 units (the “Units”) at a purchase price of $4.40 per Unit, each consisting of (i) one share of common stock, (ii) a one-year warrant to purchase one share of our Common Stock at an exercise price of $4.40 per share, and (iii) a five-year warrant to purchase one-half of a share of our Common Stock at an exercise price of $6.60 per share. On March 31, 2025, we sold in the final closing of our Offering, 319,529 Units for an aggregate purchase price of $1,405,923.

At the Initial Closing of the Offering in February 2025, the $1,500,000 aggregate principal amount of outstanding Bridge Notes, plus accrued interest thereon, converted automatically into shares of our Common Stock at a conversion price of $3.30 per share, or 501,140 shares of common stock in the aggregate, and the holders of the 2023 Bridge Notes were issued, pursuant to existing agreements, warrants to purchase up to 132,570 shares of our Common Stock at an exercise price of $3.30 or $4.40 per share and with a term of five years. Further, as set forth above, we raised gross proceeds in our Offering of $6,161,505 through the issuance of Units. Additionally, in December 2025, we raised gross proceeds of $1,000,000 through the sale of 200,000 shares of our common stock. In the aggregate, after factoring in offering costs, we recorded net proceeds in 2025 of $5,284,105.

In December 2025, we sold, in an initial closing of a private placement offering, 200,000 shares of our common stock at an aggregate purchase price of $1,000,000, or $5.00 per share. The offering period commenced on October 29, 2025 and was scheduled to continue until the later of (i) January 31, 2026, unless extended by the Company and the placement agent; (ii) the date on which the maximum offering amount of approximately $4.0 million (the “Maximum Offering”) was sold by the Company; or (iii) on a date mutually agreed upon in writing by the Company and the placement agent (the “Offering Period”). On December 30, 2025, the Company and the placement agent agreed to extend the offering period to February 27, 2026; on February 28, 2026 was extended until March 31, 2026, and; on March 31, 2026 was extended until April 30, 2026. As of the date of the Initial Closing, the Company recorded net proceeds of $582,961, net of costs of the transaction of $417,039 that had been incurred as of that date.

Accordingly, as of December 31, 2025, the Company had total assets equal to $619,159 comprised of cash and prepaid assets. The Company’s current liabilities as of December 31, 2025, totaled $2,108,555, and were comprised of accounts payable and accrued liabilities. Accordingly, as of December 31, 2025, we had cash and cash equivalents, working capital deficit and accumulated deficit of $459,174, $1,489,396 and $9,291,801, respectively.

Based on our current operating plan, we anticipate that our existing cash balance will not be sufficient to fund our operating activities for the next twelve months and, as such, substantial doubt exists about our ability to support our operations and fund our obligations for next twelve months from the date of issuance of these consolidated financial statements. We plan to continue to fund our losses from operations through cash on hand, as well as through future equity offerings and debt financings, or other third-party funding. There can be no assurance that additional funds will be available when needed from any source or, if available, will be available on terms that are acceptable to us. Even if we raise additional capital, we may also be required to modify, delay or abandon some of our plans which could have a material adverse effect on our business, operating results and financial condition and our ability to achieve our intended business objectives. Any of these actions could materially harm our business, results of operations and future prospects.

Cash Flows

The following is a summary of the Company’s cash flows provided by (used in) operating and financing activities during the years ended December 31, 2025 and 2024:

	For the Years Ended December 31,
	2025	2024	$ Change	% Change
Net cash (used in) provided by:
Operating activities	(4,777,892)	(649,283)	(4,128,609)	-636%
Financing activities	5,202,981	678,614	4,524,367	667%
Net increase in cash during the periods	425,089	29,331	395,758	1349%

Net Cash Used in Operating Activities

For the years ended December 31, 2025 and 2024, we used cash for operating activities of $4,777,892 and $649,283, respectively. Our cash use for the year ended December 31, 2025 was primarily attributable to our net loss of $5,167,569, adjusted for net non-cash expenses in the aggregate amount of $480,553, less $90,876 of net cash used in changes in operating assets and liabilities. Our cash use for the year ended December 31, 2024 was primarily attributable to our net loss of $3,122,557, adjusted for net non-cash expenses in the aggregate amount of $451,413, and offset by $2,021,861 of cash provided by changes in of operating assets and liabilities.

Net Cash Provided by Financing Activities

During the year ended December 31, 2025, cash provided by financing activities was $5,202,981, of which, $7,161,504 was provided by offering proceeds related to the offerings, offset by $1,683,523 of payments of equity issuance costs and $275,000 of repayment of notes payable to a related party. During the year ended December 31, 2024, cash provided by financing activities was $678,614, of which $872,490 was related to net proceeds from the issuance of notes payable offset by $193,876 of equity issuance costs paid in advance of the February 2025 Offering.

Funding Requirements

We use our cash primarily to fund research and development expenditures and the administrative costs of operating a public company. We expect our research and development expenses to increase in 2026 as we move forward with our Phase 1 program in GBM for APTN-101 and incur additional pre-clinical expenses for any additional programs we may elect to pursue. We expect to incur a decrease in general and administrative expenses in 2026 primarily related the costs of the Merger and Offering in 2025 not recurring offset by continued support of our increasing research and development activities and costs associated with being a publicly held company, including professional fees, personnel, insurance and regulatory compliance related costs. We expect to incur operating losses for the foreseeable future as we continue the preclinical and clinical development of our product candidate. At this time, due to the inherently unpredictable nature of clinical development, we cannot reasonably estimate the costs we will incur and the timelines that will be required to complete development, obtain marketing approval, and commercialize APTN-101 or any future product candidates, if at all. For the same reasons, we are also unable to predict when, if ever, we will generate revenue from product sales or whether, or when, if ever, we may achieve profitability. Clinical and preclinical development timelines, the probability of success, and development costs can differ materially from expectations.

The timing and amount of our operating expenditures will depend largely on:

●	the timing, progress and results of our ongoing and planned preclinical and clinical development activities for APTN-101 in GBM;

●	the scope, progress, results and costs of preclinical development, testing and clinical trials of APTN-101 for any additional indications;

●	the ability of our vendors and third-party service providers to accurately forecast expenses and deliver on expectations;

●	the costs and timing of preparing, filing and prosecuting patent applications, maintaining and enforcing our intellectual property rights and defending any intellectual property-related claims; and

●	the extent to which we acquire or in-license other product candidates and technologies.

Until such time, if ever, as we can generate substantial revenue from product sales, we expect to fund our operations and capital funding needs through equity and/or debt financing. We may also consider entering into collaboration arrangements or selectively partnering for clinical development and commercialization. The sale of additional equity would result in additional dilution to our shareholders. The incurrence of debt financing would result in debt service obligations and the instruments governing such debt could provide for operating and financing covenants that restrict our operations or our ability to incur additional indebtedness, among other items. If we are not able to secure adequate additional funding, we may be forced to make reductions in spending, extend payment terms with suppliers, liquidate assets where possible, and/or suspend or curtail planned programs. Any of these actions could materially and adversely affect our business, financial condition and results of operations.

Contractual Obligations and Commitments

Duke License

In January 2023, we entered into the Duke License for an exclusive, world-wide, sub-licensable license to precision medicine technology. As a component of the Duke License, we agreed to make payments based on clinical and commercial milestones and continuing royalty payments on any sales made after approval by regulatory authorities. These milestones include initiation of Phase II or Phase III clinical trials, submission of applications for market approval in multiple jurisdictions including the United States, European Union and Japan and the initiation of post-approval commercial sales in the same jurisdictions. Based on an assumption that all milestones related to the current development program are met during the course of the Duke License, these milestone payments would total approximately $11.7 million. As of December 31, 2025, we had not met any milestones as defined in the agreement and, accordingly, have recorded no expense or liability related to such payments.

We also agreed to pay royalties equal to low- to mid- single digit percentages of annual net sales on a country-by-country and product-by-product basis subject to downward adjustment to low single digit percentages of our net annual sales in the event there is no valid claim of a patent for the product, with minimum annual royalty levels established. We also must pay Duke percentages in the low tens, twenties and thirties of sublicensing fees after initiation of the first Phase III study, after initiation of the first Phase II study but prior to initiation of the first Phase III study, and prior to initiation of the first Phase II study, respectively, as set forth in the Duke License. Based on the minimum annual royalty levels established in the Duke License, we accrued $25,000 for royalties due under the agreement as of December 31, 2025.

Off-Balance Sheet Arrangements

We did not have during the periods presented, and we do not currently have, any off-balance sheet financing arrangements or any relationships with unconsolidated entities or financial partnerships, such as structured finance or special purpose entities, that were established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes.

Critical Accounting Estimates

The preparation of financial statements and related disclosures in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and income and expenses during the periods reported. We base our estimates on our limited historical experience, known trends and events and various other factors that we believe are reasonable under the circumstances. We evaluate our estimates and assumptions on an ongoing basis. Our actual results may differ from these estimates under different assumptions or conditions.

We consider an accounting estimate to be critical if: (i) the accounting estimate requires us to make assumptions about matters that were highly uncertain at the time the accounting estimate was made, and (ii) changes in the estimate that are reasonably likely to occur from period to period or use of different estimates that we reasonably could have used in the current period, would have a material impact on our financial condition or results of operations.

Significant estimates and assumptions reflected in the consolidated financial statements relate to and include, but are not limited to, the fair value of warrants, the fair value of stock issued in exchange for services, prepaid expenses and accrued liabilities that are measured based on progress toward completion of research and development projects, and the grant date fair value of stock options granted to employees, consultants and directors, and the resulting stock-based compensation expense, calculated using the Black-Scholes option-pricing model.

Future events and their effects cannot be predicted with certainty; accordingly, accounting estimates require the exercise of judgment. Accounting estimates used in the preparation of these consolidated financial statements change as new events occur, as more experience is acquired, as additional information is obtained and as the operating environment changes.

We believe that the accounting policies discussed below are critical to understanding our historical and future performance, as these policies relate to the more significant areas involving management’s judgments and estimates:

a) Research & Development Expenses — Accruals

Research and development costs are charged to expense in the period of expenditure. Our research and development costs consist primarily of compensation and related costs and fees paid to external, third-party service providers, such as Contract Research Organizations (“CRO”s) or Contract Manufacturing Organizations (“CMO”s).

Research and development expenses include direct costs associated with CROs for research activities and direct CMO costs for the manufacture, formulation and packaging of clinical trial material. Direct costs associated with our CROs and CMOs are generally payable on a time-and-materials basis, or when milestones are achieved. The invoicing from clinical trial sites can lag several months or can be in advance of the work to be completed. We record expenses for our clinical trial activities performed by third parties based upon estimates of the percentage of work completed of the total work over the life of the individual trial in accordance with agreements established with CMOs and CROs. We determine the estimates through discussions with internal clinical personnel, CROs and CMOs as to the progress or stage of completion of trials or services and the agreed-upon fee to be paid for such services based on facts and circumstances known to us as of each consolidated balance sheet date. The actual costs and timing of clinical trials are highly uncertain, subject to risks and may change depending upon a number of factors, including our clinical development plan. If the actual timing of the performance of services of the level of effort varies from the estimate, we will adjust the accrual accordingly.

b) Stock-Based Compensation

We recognize compensation costs related to share options granted to employees, consultants and directors based on the estimated fair value of the awards on the date of grant. We estimate the grant date fair value, and the resulting stock-based compensation expense, using the Black Scholes option pricing model. This Black Scholes option pricing model uses various inputs to measure fair value, including estimated fair value of our underlying common shares at the grant date, expected term, estimated volatility, risk-free interest rate and expected dividend yields of our common shares. The estimated volatility creates a critical estimate because we have not been a public company long enough and do not have sufficient trading history to demonstrate our own historical volatility. As such, we estimate volatility using an internally developed peer group of similar companies. The grant date fair value of the stock-based awards is recognized on a straight-line basis over the requisite service periods, which are generally the vesting period of the respective awards or based upon the terms of performance obligations, if any. Forfeitures are accounted for as they occur.

ITEM 7A. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK.

We are a smaller reporting company as defined by Rule 12b-2 of the Exchange Act and are not required to provide the information otherwise required under this item.

ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

Financial Statements:

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Adaptin Bio, Inc.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Adaptin Bio, Inc. as of December 31, 2025 and 2024, and the related consolidated statements of operations, changes in stockholders’ deficit, and cash flows for each of the two years in the period ended December 31, 2025, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt Regarding Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the entity’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as Adaptin Bio, Inc’s auditor since 2023.

East Brunswick, New Jersey

April 1, 2026

PCAOB ID Number 100

ADAPTIN BIO, INC.

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2025	2024

Assets
Current Assets:
Cash and cash equivalents	$459,174	$34,085
Prepaid expenses and other current assets	159,985	11,454
Total Current Assets	619,159	45,539

Non-Current Assets:
Deferred equity issuance costs	-	193,876
Total Assets	$619,159	$239,415

Liabilities and Stockholders’ Deficit

Current Liabilities:
Accounts payable- trade	$1,512,090	$1,361,081
Accrued expenses	596,465	1,049,910
Convertible notes payable, net of debt issuance costs and discounts	-	1,248,708
Derivative liability arising from convertible notes payable	-	544,957
Accrued interest	-	134,875
Total Current Liabilities	2,108,555	4,339,531
Total Liabilities	2,108,555	4,339,531

Commitments and contingencies (Note 11)

Stockholders’ Deficit:
Preferred stock, $0.0001 par value, 10,000,000 shares authorized, 0 shares issued and outstanding as of December 31, 2025 and 2024	-	-
Common stock, $0.0001 par value, 50,000,000 shares authorized, 8,655,829 and 3,249,999 shares issued and outstanding as of December 31, 2025 and 2024, respectively [1]	866	325
Additional paid-in capital	7,801,539	23,791
Accumulated deficit	(9,291,801)	(4,124,232)
Total Stockholders’ Deficit	(1,489,396)	(4,100,116)
Total Liabilities and Stockholders’ Deficit	$619,159	$239,415

[1]	The number of shares and per share value of the Company’s common stock have been retroactively recast to reflect the exchange ratio pursuant to the Merger (see Note 3).

The accompanying notes are an integral part of these consolidated financial statements.

ADAPTIN BIO, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year Ended December 31,
	2025	2024

Operating Expenses:
Research and development	$1,774,166	$1,824,591
General and administrative	3,640,777	745,294
Total Operating Expenses	5,414,943	2,569,885
Loss from Operations	(5,414,943)	(2,569,885)

Other Expense (Income):
Interest expense	72,659	341,048
Loss on change in fair value of derivative liabilities	6,312	17,087
(Gain) loss on extinguishment of debt	(326,345)	194,537
Total Other Expense (Income), net	(247,374)	552,672

Loss Before Provision for Income Taxes	(5,167,569)	(3,122,557)

Provision for income taxes	-	-

Net Loss	$(5,167,569)	$(3,122,557)

Net Loss Per Share
Basic and diluted [1]	$(0.66)	$(0.96)

Weighted Average Common Shares Outstanding:
Basic and diluted[1]	7,812,264	3,249,999

[1]	The number of shares and per share value of the Company’s common stock have been retroactively recast to reflect the exchange ratio pursuant to the Merger (see Note 3).

The accompanying notes are an integral part of these consolidated financial statements.

ADAPTIN BIO, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

	For the Year Ended December 31, 2025
			Additional		Total
	Common Stock [1]		Paid-In	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit	Deficit

Balance, December 31, 2024 – Prior to Recapitalization	1,505	$1	$24,115	$(4,124,232)	$(4,100,116)

Recapitalization	3,248,494	324	(324)	-	-

Balance, December 31, 2024 – Following the Recapitalization	3,249,999	$325	$23,791	$(4,124,232)	$(4,100,116)

Equity of Unite Acquisition 1 Corp. at the time of the exchange	5,000,000	500	(500)	(279,746)	(279,746)

Common stock cancelled at the time of the exchange	(1,750,000)	(175)	175	-	-

Recapitalization of Unite Acquisition 1 Corp. accumulated deficit at time of the exchange	-	-	(279,746)	279,746	-

Common stock and warrants issued in private placements [2]	1,600,342	160	5,283,945	-	5,284,105

Common stock and warrants issued in connection with debt extinguishment	501,140	50	1,681,116	-	1,681,166

Forgiveness of accrued consulting fees by related parties	-	-	345,900	-	345,900

Shares issued in exchange for services	54,348	6	249,994	-	250,000

Stock-based compensation	-	-	496,864	-	496,864

Net Loss	-	-	-	(5,167,569)	(5,167,569)

Balance, December 31, 2025	8,655,829	$866	$7,801,539	$(9,291,801)	$(1,489,396)

[1]	The number of shares and per share value of the Company’s common stock have been retroactively recast to reflect the exchange ratio pursuant to the Merger (see Note 3).

[2]	Includes gross proceeds of $7,161,504, less issuance costs of $1,955,399.

The accompanying notes are an integral part of these consolidated financial statements.

ADAPTIN BIO, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

	For the Year Ended December 31, 2024
			Additional		Total
	Common Stock [1]		Paid-In	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit	Deficit

Balance, January 1, 2024	3,249,999	$325	$23,791	$(1,001,675)	$(977,559)

Net loss	-	-	-	(3,122,557)	(3,122,557)

Balance, December 31, 2024	3,249,999	$325	$23,791	$(4,124,232)	$(4,100,116)

[1]	The number of shares and per share value of the Company’s common stock have been retroactively recast to reflect the exchange ratio pursuant to the Merger (see Note 3).

The accompanying notes are an integral part of these consolidated financial statements.

ADAPTIN BIO, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(all amounts in USD)

	For the Year Ended
	December 31,
	2025	2024

Cash Flows From Operating Activities:
Net loss	$(5,167,569)	$(3,122,557)

Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of debt issuance costs and discounts	53,722	239,789
Change in fair value of derivative liabilities	6,312	17,087
Loss (Gain) on extinguishment of debt	(326,345)	194,537
Shares issued in exchange for services	250,000	-
Stock-based compensation	496,864	-
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(148,531)	(11,454)
Accounts payable- trade	496,910	1,080,744
Accrued expenses	(453,445)	851,311
Accrued interest	14,190	101,260
Net Cash Used In Operating Activities	(4,777,892)	(649,283)

Cash Flows From Financing Activities:
Proceeds from issuance of convertible notes payable	-	1,000,000
Repayment of notes payable- related party	(275,000)	-
Proceeds from issuance of common stock and warrants in private placements	7,161,504	-
Payment of issuance costs related to private placements	(1,683,523)	(193,876)
Payment of debt issuance costs	-	(127,510)
Net Cash Provided By Financing Activities	5,202,981	678,614

Net Increase In Cash and Cash Equivalents	425,089	29,331

Cash and Cash Equivalents - Beginning of Year	34,085	4,754
Cash and Cash Equivalents - End of Year	$459,174	$34,085

Supplemental Disclosures of Cash Flow Information:
Cash paid for:
Interest	$9,584	$-
Income taxes	$-	$-

Non-cash investing and financing activities:
Recapitalization of Unite Acquisition 1 Corp. accumulated deficit at time of the exchange	$(279,746)	$-
Common stock cancelled at the time of the exchange	$175	$-
Convertible notes and accrued interest converted into common stock	$1,653,811	$-
Forgiveness of accrued consulting fees by related parties	$345,900	$-

The accompanying notes are an integral part of these consolidated financial statements.

ADAPTIN BIO, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. BUSINESS ORGANIZATION, NATURE OF OPERATIONS, BASIS OF PRESENTATION, AND RISKS AND UNCERTAINTIES

Organization and Operations

On February 11, 2025, Adaptin Bio, Inc. completed the business combination contemplated by that certain Agreement and Plan of Merger and Reorganization, dated as of February 11, 2025, by and among Unite Acquisition 1 Corp. (“Unite Acquisition”), a public shell company incorporated in the state of Delaware on March 10, 2022, its wholly-owned subsidiary, Adaptin Acquisition Co., a Delaware corporation formed in the State of Delaware on January 30, 2025 (“Merger Sub”), and Adaptin Bio Operating Corporation (formerly “Adaptin Bio, Inc.”) (the “Merger”). Upon the completion of the Merger, Unite Acquisition changed its name to “Adaptin Bio, Inc.”

Adaptin Bio, Inc. is dedicated to the development and commercialization of products utilizing novel technology that enhances the delivery of drugs and other compounds to the brain and other tissues for a variety of indications. The Company’s novel technology was originally developed by researchers in the Department of Neurosurgery at Duke University and licensed by the Company in 2023. The Company’s technology is engineered to facilitate the transport of therapeutics to tissues of interest, including the brain, potentially generating improved treatments for solid tumors and central nervous system (“CNS”) disorders.

The Merger was accounted for as a reverse recapitalization as Adaptin Bio Operating Corporation was determined to be the accounting acquirer under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 805, Business Combinations. Please refer to Note 3 - Reverse Recapitalization for additional details of the Merger.

Upon the completion of the Merger, the share, per share value and net loss per share in the accompanying consolidated financial statements for all dates prior to the Merger were retroactively recast to reflect the exchange ratio pursuant to the Merger.

Basis of Presentation and Principles of Consolidation

The Company’s consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for financial information and include the accounts of the Company’s consolidated subsidiary. All intercompany balances and transactions have been eliminated in consolidation. Any reference in these notes to applicable guidance is meant to refer to the authoritative U.S. GAAP as found in the ASC and Accounting Standards Update (“ASU”) of the FASB.

Emerging Growth Company

The Company is an “emerging growth company” and has elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. This election allows the Company to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.

Going Concern

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. As of December 31, 2025, the Company had cash and cash equivalents of $459,174 and an accumulated deficit of $9,291,801. The Company intends to continue significant research and development activities that began in 2023 which, together with expenses incurred for general and administrative purposes, are expected to result in continuing operating losses for the foreseeable future. The amount of future losses and when, if ever, the Company will achieve profitability are uncertain. The Company’s ability to achieve profitability will depend on, among other things, successfully completing clinical studies, obtaining requisite regulatory approvals, establishing appropriate pricing for its product with payers, and raising sufficient funds to finance the Company’s activities. No assurance can be given that the Company’s clinical development efforts will be successful, that regulatory approvals will be obtained, or that the Company will be able to achieve appropriate pricing and market access or that profitability, if achieved, can be sustained. These matters raise substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments related to the outcome of this uncertainty.

Management has evaluated the Company’s operating plan against its existing cash and cash equivalents and determined that substantial doubt exists about the Company’s ability to support its operations and fund its obligations for the next twelve months from the date of issuance of these consolidated financial statements.

The Company plans to continue to fund its losses from operations through cash and cash equivalents on hand, as well as cash from future equity offerings, debt financings, or other third-party funding. There can be no assurance that additional funds will be available when needed or, if available, will be available on terms that are acceptable to the Company. Even if the Company raises additional capital, it may also be required to modify, delay or abandon some of its plans which could have a material adverse effect on its business, operating results and financial condition and its ability to achieve its intended business objectives. Any of these actions could materially harm the Company’s business, results of operations and future prospects. These financial statements have been prepared on a going concern basis and do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary in the event the Company can no longer continue as a going concern.

Significant Risks and Uncertainties

The Company is subject to challenges and risks specific to its business and its ability to execute on its strategy, as well as risks and uncertainties common to companies in the pharmaceutical industry, including, without limitation, risks and uncertainties associated with obtaining regulatory approval of its product candidate; delays or problems in the supply of its study drug or failure to comply with manufacturing regulations; identifying, acquiring or in-licensing product candidates; pharmaceutical product development and the inherent uncertainty of clinical success; and the challenges of protecting and enhancing its intellectual property rights; and complying with applicable regulatory requirements.

Further, the Company may be impacted by general economic, political, and market conditions, including deteriorating market conditions due to investor concerns regarding inflation, armed conflicts, and overall fluctuations in the financial markets in the U.S. and abroad.

2. SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amount of expenses during the reporting period. Actual results could differ from those estimates.

Significant estimates and assumptions reflected in the consolidated financial statements relate to and include, but are not limited to, the fair value of derivative liabilities, the fair value of stock issued in exchange for services, accrued liabilities that are measured based on progress toward completion of research and development projects, and the grant date fair value of stock options granted to employees, consultants and directors, and the resulting stock-based compensation expense, calculated using the Black-Scholes option-pricing model.

Future events and their effects cannot be predicted with certainty; accordingly, accounting estimates require the exercise of judgment. Accounting estimates used in the preparation of these consolidated financial statements change as new events occur, as more experience is acquired, as additional information is obtained and as the operating environment changes.

Segments

Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision-maker (“CODM”) in making decisions regarding resource allocation and assessing performance. The Company views its operations and manages its business as a single segment, which seeks to develop and commercialize products by utilizing novel technology that enhances the delivery of drugs and other compounds to the brain and other tissues for a variety of indications. The accounting policies of the segment are the same as those described in the summary of significant accounting policies. The CODM, who is the Company’s chief executive officer, utilizes the Company’s financial information on an aggregate basis for purposes of making operating decisions, allocating resources and assessing financial performance, as well as for making strategic operations decisions and managing the organization. The CODM is not regularly provided with disaggregated actual expense information, other than the actual expense information included in the consolidated statements of operations. The measure of segment assets is reported on the consolidated balance sheets as total assets. The Company has not yet generated any revenue from product sales.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of 90 days or less on the date of purchase to be cash equivalents. The carrying value of cash and cash equivalents approximates fair value due to the short-term nature of these items.

Currently, all cash is deposited in two financial institutions. The balances are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to certain limits. In the event there is cash in the banks, it may, at times, exceed FDIC insurable limits. Any loss incurred or a lack of access to such funds could have a significant adverse impact on the Company’s financial position.

Prepaid Expenses

Prepaid expenses consist primarily of research and development costs paid in advance of the performance of activities, professional fee retainers and insurance premiums paid at policy inception.

Deferred Equity Issuance Costs

Deferred equity issuance costs represent amounts paid for legal, accounting, consulting, and other offering expenses in conjunction with an anticipated future raise of additional capital. These costs are netted against additional paid-in capital as a cost of the equity issuance upon closing of the respective equity placement.

As of December 31, 2024, there were $193,876 of deferred equity issuance costs on the consolidated balance sheet. During the year ended December 31, 2025, $193,876 of deferred equity issuance costs were netted against additional paid-in capital as a result of an equity financing during 2025, and accordingly, no deferred equity issuance costs remain on the consolidated balance sheet as of December 31, 2025.

Derivative Liability

The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company analyzes all financial instruments, including its convertible debt under the FASB ASC Topic No. 815, Derivatives and Hedging (“ASC 815”), to determine if such instruments contain features that qualify as embedded derivatives. The accounting treatment of derivative financial instruments requires that the Company record bifurcated embedded conversion features and any related freestanding instruments at their fair values as of the inception date of the agreement and at fair value as of each subsequent balance sheet date. Any increase or decrease in the fair value would be recorded in the results of operations within other income/expense as change in fair value of derivative liabilities. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is reassessed at the end of each reporting period.

Upon conversion or repayment of a debt or equity instrument in exchange for equity shares, where the embedded conversion feature has been bifurcated and accounted for as a derivative liability (generally convertible debt), the Company would record the equity shares at fair value on the date of conversion, relieve the carrying value of all related debt, derivative liabilities (after marking them to fair value), and unamortized debt discounts, and recognize a net gain or loss on debt extinguishment, if any.

Accrued Expense

Accrued expenses consist primarily of research and development, legal, accounting, consulting and license-related fees.

Warrants

The Company accounts for its warrants in accordance with the guidance in ASC 815-40-15. This guidance provides that if the warrants do not meet the criteria for equity treatment, the warrants must be recorded as an asset or a liability. The Company estimates the fair value of warrants using a Black-Scholes valuation model, which requires the use of multiple subjective inputs including estimated future volatility, risk free rate and the expected terms of the warrant.

Research and Development

Research and development expenses include direct costs associated with both pre-clinical and clinical activities and will, in future periods, include costs associated with the Company’s clinical trials including CRO fees, direct CMO costs for additional manufacture and packaging of trial material, as well as investigator and patient related costs at sites at which the Company’s clinical trials will be conducted. Direct costs associated with the Company’s CROs and CMOs are generally payable on a time and materials basis, or when milestones are achieved. The invoicing from third-party vendors can be for work performed on a time and material basis or reflecting milestones outlined in the initial contract for services and may not reflect actual work performed as of a specific measurement date. The Company records expenses for its pre-clinical and clinical activities performed by third parties based upon estimates of the percentage of work completed of the total work over the life of the individual study in accordance with agreements established with the third-party vendors. The Company determines the estimates through discussions with development personnel and its third-party vendors as to the progress or stage of completion of trials or services and the agreed upon fee to be paid for such services based on facts and circumstances known to the Company as of each balance sheet date. The actual costs and timing of clinical trials are highly uncertain, subject to risks and may change depending upon a number of factors, including the Company’s clinical development plan. If the actual timing of the performance of services of the level of effort varies from the estimate, the Company will adjust the accrual accordingly. If the receipt of invoices is in advance of estimated work performed, the Company will record a prepaid expense as of the measurement date.

Research and development expenses also include the cost of in-process research and development (“IPR&D”) assets purchased in an asset acquisition transaction. IPR&D assets are expensed unless the assets acquired are deemed to have an alternative future use, provided that the acquired assets did not also include processes or activities that would constitute a business as defined under U.S. GAAP, the technology has not received regulatory approval for marketing and, absent obtaining such approval, has no established alternative future use. Acquired IPR&D payments are immediately expensed in the period in which they are incurred and include upfront payments, as well as subsequent pre-commercial milestone payments. Research and development costs after the acquisition are expensed as incurred. The costs associated with maintaining the patents after the acquisition are the responsibility of the Company and will be expensed as incurred as a general and administrative expense.

Research and development costs are charged to expense as costs are incurred in performing research and development activities. To date, the Company’s research and development costs consist primarily of costs related to obtaining the license to its technology (see Note 11), conducting pre-clinical IND-enabling activities, the manufacture and packaging of clinical trial materials and start-up costs related to the Phase 1 clinical program that is anticipated to begin in 2026. It is anticipated that additional expenses in future periods for both pre-clinical and clinical activities will consist primarily of fees paid to contract research organizations (“CROs”) and to contract manufacturing organizations (“CMOs”).

Income Taxes

Deferred income taxes are provided on temporary differences between financial statement and income tax reporting. Temporary differences are differences between the amounts of assets and liabilities reported for financial statement and income tax purposes.

Deferred tax assets are recognized for temporary differences that will be deductible in future years’ tax returns and for operating loss and tax credit carryforwards. Deferred tax assets are recognized only if it is more likely than not that a tax position will be realized or sustained upon examination by the relevant taxing authority. A tax position that meets the more-likely-than-not recognition threshold is initially and subsequently measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon settlement with a taxing authority that has full knowledge of all relevant information.

Deferred tax assets are reduced by a valuation allowance if it is deemed more likely than not that some or all of the deferred tax assets will not be realized. Deferred tax liabilities are recognized for temporary differences that will be taxable in future years.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740) - Improvements to Income Tax Disclosures, which enhanced income tax disclosures that reflect how operations and related tax risks, as well as how tax planning and operational opportunities, affect the tax rate and prospects for future cash flows. This standard was adopted by the Company for its annual reporting beginning January 1, 2025. The adoption of ASU 2023-09 has expanded the Company’s income tax disclosures for the year ended December 31, 2025 and future periods, but had no material impact on income tax benefit or expense or related tax assets or liabilities.

Net Loss per Share

Basic net loss per common share is calculated by dividing net loss by the weighted-average number of common shares outstanding for the period, without consideration for potentially dilutive securities. For the periods presented, basic and diluted net loss per common share are identical as the Company has incurred losses for both periods. For diluted net loss per share, the weighted-average number of shares of common stock is the same for basic net loss per share because when a net loss exists, potentially dilutive securities are not included in the calculation when the impact is anti-dilutive. The Company has potentially dilutive securities in the form of common stock warrants and stock options issued during the year ended December 31, 2025 and the number of shares available upon conversion of these instruments totals 4,033,838 shares (see Note 3, Note 4 and Note 7).

Fair Value of Financial Instruments

ASC Topic 820 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements.

Included in the ASC Topic 820 framework is a three level valuation inputs hierarchy with Level 1 being inputs and transactions that can be effectively fully observed by market participants spanning to Level 3 where estimates are unobservable by market participants outside of the Company and must be estimated using assumptions developed by the Company. The Company discloses the lowest level input significant to each category of asset or liability valued within the scope of ASC Topic 820 and the valuation method as exchange, income or use. The Company uses inputs which are as observable as possible and the methods most applicable to the specific situation of each company or valued item.

Interest rate risk is the risk that the value of a financial instrument might be adversely affected by a change in the interest rates. The Company’s outstanding convertible notes payable issued in 2024 had fixed interest rates. Therefore, the Company was exposed to interest rate risk in that they could not benefit from a decrease in market interest rates. In seeking to minimize the risks from interest rate fluctuations, the Company manages exposure through its normal operating and financing activities.

Stock-based Compensation

The Company has a stock-based compensation plan, which is described in detail in Note 7 and Note 8, and records all stock-based payments, including grants of employee share options, at their fair values. The Company accounts for stock-based compensation instruments in accordance with the guidance promulgated under ASC 718, Compensation – Stock Compensation. The fair value of share options granted to employees and non-employees is estimated at the date of grant using the Black-Scholes option pricing model. The Company recognizes stock-based compensation expense over the requisite service period of the individual grants, which equals the vesting period, using the straight-line method or, in the case of performance based awards, based upon the terms of the performance conditions. Forfeitures, if any, are recorded as they occur. Any consideration paid by employees on exercising share options and the corresponding portion previously credited to contributed surplus are credited to share capital. The Black-Scholes option pricing model used by the Company to calculate option values was developed to estimate fair value.

Recent Accounting Pronouncements Not Yet Adopted

In November 2024, the FASB issued ASU 2024-03, Income Statement - Reporting Comprehensive Income - Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses (“ASU 2024-03”). The standard requires more detailed disclosures about specified categories of expenses (including employee compensation, depreciation, and amortization) included in certain expense captions presented on the face of the income statement. ASU 2024-03 is effective for fiscal years beginning after December 15, 2026, and for interim periods within fiscal years beginning after December 15, 2027. Early adoption is permitted. The amendments may be applied either (1) prospectively to financial statements issued for reporting periods after the effective date of ASU 2024-03 or (2) retrospectively to all prior periods presented in the financial statements. The Company is currently evaluating the potential impact that adoption of this new standard will have on its consolidated financial statements and related disclosures.

The Company continually assesses any new accounting pronouncements to determine their applicability to the Company. Where it is determined that a new accounting pronouncement affects the Company’s financial reporting, the Company undertakes a study to determine the consequence of the change to its financial statements and assures that there are proper controls in place to ascertain that the Company’s financials properly reflect the change.

3. REVERSE RECAPITALIZATION

The Merger

On February 11, 2025, the Company, through its wholly owned subsidiary Adaptin Acquisition Co., consummated the Merger with Private Adaptin. Pursuant to the Merger, Private Adaptin was the surviving corporation and became a wholly owned subsidiary of Unite, and all of the outstanding common stock of Private Adaptin was converted into 3,249,999 shares of Unite’s common stock. As a result, the Company ceased to be a shell company and continues as a public reporting company under the new name, Adaptin Bio, Inc. On February 11, 2025, the sole holder of common stock of the Company prior to the Merger, Lucius Partners LLC (“Lucius Partners”), retained 3,250,000 shares of the Company’s common stock after the Merger, after agreeing to cancel and retire 1,750,000 shares of the Company’s common stock.

The Merger was accounted for as a reverse recapitalization under U.S. GAAP. This determination was primarily due to the Company being determined to be a shell company in that it did not meet the U.S. GAAP definition of a business, did not have more than nominal assets, and did not have more than nominal operations at the time of the Merger. Under this method of accounting, the Company was treated as the “acquired” company for financial reporting purposes. Accordingly, the consolidated financial statements of the Company represent a continuation of the financial statements of Private Adaptin, with the Merger being treated as the equivalent of Private Adaptin issuing stock for the net assets of the Company, accompanied by a recapitalization. The net assets of the Company are stated at historical cost, with no goodwill or other intangible assets recorded and are consolidated with Private Adaptin’s financial statements on the Merger closing date. Results of operations prior to the Merger are presented as those of Private Adaptin. The shares and net loss per share, prior to the Merger, have been retroactively restated to reflect the common stock exchange ratio of 2,159.47-for-1, as established in the Merger. At the time of the Merger, the stockholders’ deficit of the Company of $279,746 was reclassified to additional paid-in capital.

The Offering

On February 11, 2025, concurrent with the Merger, the Company issued, in a private placement offering (the “Offering”), 1,080,814 Units (the “Initial Closing”), for an aggregate purchase price of $4,755,582, at a purchase price of $4.40 per Unit, with each Unit consisting of (i) one share of common stock (the “Offering Shares”), (ii) a warrant representing the right to purchase one share of common stock with an exercise price of $4.40 per share and a term of one year from the final closing of the Offering (the “A Warrant”), and (iii) a warrant, representing the right to purchase one-half of a share of common stock, with an exercise price of $6.60 per share and a term of five years from the final closing of the Offering (the “B Warrant,” and together with the A Warrant, the “Warrants”) (such shares of common stock issuable upon the exercise of the Warrants, the “Warrant Shares”).

The offering period commenced on January 8, 2025 and was scheduled to continue until the later of (i) February 28, 2025, unless extended by the Company and the placement agent; (ii) the date on which the maximum offering amount of approximately $8.5 million (the “Maximum Offering”) was sold by the Company; or (iii) on a date mutually agreed upon in writing by the Company and the placement agent (the “Offering Period”). On February 28, 2025, the Company and the placement agent agreed to extend the offering period to March 31, 2025. On March 31, 2025, the Company issued, in the final closing of the Offering, 319,528 Units for an aggregate purchase price of $1,405,923.

In connection with the Offering, the placement agent and/or its subagents (a) were paid at each closing from the Offering proceeds a total cash commission of 10.0% of the aggregate gross purchase price paid by purchasers in the Offering at that closing, (b) were paid at each closing from the Offering proceeds a total non-allocable expense allowance equal to 2.0% of the aggregate gross purchase price paid by purchasers in the Offering at that closing, and (c) received warrants to purchase a total number of shares of common stock equal to 10.0% of the sum of (i) the number of Offering Shares included in the Units sold in the Offering at that closing and (ii) the number of shares of common stock issuable upon exercise of the warrants included in the Units sold in the Offering at that closing, with a term expiring seven years after the final closing date of the Offering and an exercise price of $4.40 per share (the “Placement Agent Warrants”). The Company has paid certain other expenses of the placement agent, including the fees and expenses of its counsel, in connection with the Offering.

In connection with the Merger, all officers and directors of the Company and their affiliates and associated entities entered into lock-up agreements with the Company for a term ending two years after the closing of the Merger, whereby they have agreed to certain restrictions on the sale or disposition (including pledge) of the Company common stock held by (or issuable to) them.

During the year ended December 31, 2025, in connection with the Offering, the Company issued 1,400,342 shares of common stock, investor Warrants to purchase 2,100,513 Warrant Shares and Placement Agent Warrants to purchase 350,086 shares of common stock. In connection with the Offering, the Company raised gross proceeds of $6,161,505 and incurred equity issuance costs of $1,460,361, resulting in net proceeds of $4,701,144. The investor Warrants and Placement Agent Warrants were determined to be equity classified.

Conversion of Exchange Notes and 2024 Notes

At the Initial Closing, $1,500,000 aggregate principal amount of Private Adaptin’s exchange notes, which were issued by Private Adaptin in December 2024 to the holders of 10% secured promissory notes issued to investors in 2023 (the “Exchange Notes”), and Private Adaptin’s 10% secured subordinated convertible promissory notes issued to investors in 2024 (the “2024 Convertible Debt”), plus accrued interest thereon, automatically converted into shares of the Company’s common stock at a conversion price of $3.30 per share, or 501,140 shares of common stock (the “Note Conversion Shares”), and the holders of the Exchange Notes were issued, pursuant to existing agreements, warrants to purchase up to 132,570 shares of the Company’s common stock at an exercise price of either $3.30 or $4.40 per share and with a term of five years. These transactions were accounted for as debt extinguishments and, as a result, the Company derecognized the net carrying value of the debt of $2,007,510 (which included principal of $1,500,000, accrued interest of $153,811, debt discount and debt issuance costs of $197,570 and derivative liabilities of $551,269) and recorded the reacquisition price of $1,681,166 (which included common stock and equity-classified warrants with a fair value of $1,433,259 and $247,906, respectively), such that the Company recognized a gain on extinguishment of $326,345.

4. COMMON STOCK

See Note 3 - Reverse Recapitalization for details associated with the issuance of common stock and warrants, as well as details associated with the reverse recapitalization in connection with the Merger.

Common Stock Issuance

On April 2, 2025, in connection with the execution of a vendor contract, the Company issued 54,348 shares of its common stock with an aggregate grant date fair value of $250,000. The shares are fully vested and nonforfeitable as of the grant date under the terms of the contract and the vendor does not have any further obligation to deliver goods or provide services in the future to retain the shares. Accordingly, the Company expensed the full value of the shares within general and administrative expenses in the consolidated statement of operations for the year ended December 31, 2025 and recorded the shares issued in stockholders’ deficit in the consolidated balance sheet as of December 31, 2025.

Follow-on Offering

On December 22, 2025, the Company issued, in a private placement offering (the “Follow-on Offering”) in an initial closing (the “Initial Closing”), 200,000 shares of its common stock at an aggregate purchase price of $1,000,000, or $5.00 per share. The offering period commenced on October 29, 2025 and was scheduled to continue until the later of (i) January 31, 2026, unless extended by the Company and the placement agent; (ii) the date on which the maximum offering amount of approximately $4.0 million (the “Maximum Offering”) was sold by the Company; or (iii) on a date mutually agreed upon in writing by the Company and the placement agent (the “Offering Period”). On December 30, 2025, the Company and the placement agent agreed to extend the offering period to February 27, 2026; on February 28, 2026 was extended until March 31, 2026, and; on March 31, 2026 was extended until April 30, 2026. As of the date of the Initial Closing, the Company recorded net proceeds of $582,961, net of costs of the transaction of $417,039 that had been incurred as of that date.

In connection with the Follow-on Offering, the Company paid: (a) to the placement agent a cash commission of 10.0% and non-allocable expense allowance of 2.0% of the aggregate gross purchase price paid by purchasers in the Offering and (b) will, after the final closing, issue to the placement agent warrants to purchase a total number of shares of Common Stock equal to 10.0% of all securities sold in the Follow-on Offering, with a term expiring five years after the final closing of the Offering and an exercise price of $5.00 per share (the “Placement Agent Warrants”). The Placement Agent warrants were determined to be equity classified. The Company has also paid certain other expenses of the placement agent, including the fees and expenses of its counsel, in connection with the Follow-on Offering.

The A Warrants and B Warrants (see Note 3) contain certain anti-dilution provisions whereby the number of warrants and exercise price of warrants are subject to change if the Company sells its common stock at a price lower than the exercise price. The Follow-on Offering triggered the anti-dilution provision for the B Warrants and accordingly, the number of B Warrants increased to a total of 702,834 with an exercise price of $6.575 per share.

5. PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets are composed of the following as of December 31, 2025 and 2024:

	December 31, 2025	December 31, 2024

Prepaid insurance	$132,507	$11,454
Deferred research and development expenses	9,060	-
Professional services retainers	13,418	-
Other prepaid expenses	5,000
	$159,985	$11,454

6. ACCRUED EXPENSES

Accrued expenses are composed of the following as of December 31, 2025 and 2024:

	December 31,	December 31,
	2025	2024
Accrued research and development	$424,595	$968,130
Accrued professional fees	-	16,200
Accrued consulting fees	51,995	18,392
Accrued legal costs	13,500	46,888
Accrued compensation	54,325	-
Accrued directors fees	26,250	-
Accrued royalties	25,000	-
Accrued franchise taxes	800	300
	$596,465	$1,049,910

7. STOCKHOLDERS’ DEFICIT

See Note 3 - Reverse Recapitalization for details associated with the issuance of common stock and warrants, as well as details associated with the reverse recapitalization in connection with the Merger.

See Note 4 – Common Stock for details associated with the issuance of common stock and warrants in the Company’s Follow-on Offering.

Warrants

See Note 3 - Reverse Recapitalization for details associated with the issuance of warrants, including their term and accounting treatment.

See Note 4 – Common Stock for details associated with the issuance of warrants, including their term and accounting treatment.

The Company estimated the fair value of the warrants granted using the Black-Scholes valuation model with the following assumptions:

	For the Years Ended
	December 31,
	2025	2024

Risk-free interest rate	3.64% - 4.37%	N/A
Expected term (years)	1.00 - 7.00	N/A
Expected volatility	86.0% - 108.0%	N/A
Expected dividends	0.00%	N/A

The following table presents information related to warrants as of December 31, 2025:

Class of Warrants	Quantity	Exercise Price	Expiration Date
Investor A	1,080,814	$4.40	2/11/2026
Investor B	542,462	$6.575	2/11/2026
Placement Agent	270,204	$4.40	2/11/2032
Investor A	319,528	$4.40	3/31/2026
Investor B	160,372	$6.575	3/31/2030
Placement Agent	79,882	$4.40	3/31/2032
Original	56,815	$4.40	2/11/2030
Exchange	75,755	$3.30	2/11/2030
Placement Agent	20,000	$5.00	12/23/2032

Total	2,605,832

8. STOCK-BASED COMPENSATION

2025 Equity Incentive Plan

On February 11, 2025, the Company adopted the 2025 Equity Incentive Plan (the “2025 Plan”), which provides for the issuance of incentive awards of stock options, restricted stock awards, restricted stock units, stock appreciation rights and performance awards. The 2025 Plan was approved by the Company’s stockholders and Board of Directors on February 11, 2025 Awards under the 2025 Plan may be issued, at the discretion of the Board of Directors, to officers, key employees, consultants and directors of the Company and its subsidiaries.

The number of shares reserved for issuance under the 2025 Plan will increase, subject to approval by the board of directors, on February 11 of each of the years ending 2026 through 2035 by the number of shares equal to the lesser of 4% of the total number of outstanding shares of the Company’s common stock as of December 31 (calculated on a fully diluted and as-converted basis), or a number as may be determined by the Company’s board of directors.

As of December 31, 2025, up to 1,938,468 shares of common stock are reserved under the 2025 Plan and options have been granted for the purchase of 1,482,929 shares of common stock. Repricing outstanding stock awards is not permitted without the approval of the Company’s stockholders, except for certain proportionate capitalization adjustments as set forth in the 2025 Plan. The 2025 Plan terminates on February 11, 2035.

Stock Options

On September 8, 2025, the Company granted stock options to purchase an aggregate of 1,482,929 shares of the Company’s common stock to various directors, officers, and a consultant at an exercise price of $4.40 per share. The components of the grants are further described below.

The Company granted its Chief Financial Officer an option to purchase an aggregate of 192,231 shares of the Company’s common stock, with an exercise price of $4.40 per share and an aggregate grant date fair value of $392,500, of which 50% was expensed immediately on the grant date because 50% of the options vested immediately. The remaining 50% vests in equal monthly increments over 48 months, so the remaining expense will be recognized ratably over the requisite service period of 48 months.

The Company granted various directors and officers options to purchase an aggregate of 1,071,005 shares of the Company’s common stock, with an exercise price of $4.40 per share and an aggregate grant date fair value of $2,231,900 which will be recognized ratably over the requisite service periods. The options vest in equal monthly installments on the last day of each calendar month over 48 months.

The Company granted a consultant (the “Consultant”) options to purchase an aggregate of 219,693 shares of the Company’s common stock, with an exercise price of $4.40 per share and an aggregate grant date fair value of $336,500 (the “Consultant Grant”). Of the Consultant Grant, 32,954 options, or 15% of the total, vested on the date of grant. Further, 32,954 options, or 15% of the total, will vest on the first anniversary of the grant date, and 43,939 shares, or 20% of the total, will vest in thirty-six equal monthly increments on the last day of each month beginning on the first anniversary of the grant date, provided the Consultant remains a consultant to the Company as of each such date. The remaining 109,846 options under the Consultant Grant, or 50% of the total, are subject to two performance-based vesting conditions. These performance-based vesting conditions include (i) if the first patient being dosed in the Phase 1 investigator-led study occurs prior to September 1, 2025, 54,923 of the options, or 25% of the total, would vest on such date; and (ii) if the last patient is dosed in the Phase 1 investigator-led study prior to March 31, 2027, 54,923 of the options, or 25% of the total, will vest on that date. If either of the milestone dates are not met for reasons outside the Consultant’s control, then the Company’s Board of Directors and Consultant will have good faith discussions on setting new milestones.

Of the Consultant Grant, 54,923 options, or 25% of the total, related to the September 1, 2025 performance condition was deemed not granted as of September 8, 2025 because the milestone was not met and, in accordance with the option award, the Company and the Consultant may negotiate in good faith on a new milestone. Because of this discretionary clause, the Company determined that the options related to this tranche do not have an established grant date since there is no mutual understanding between the parties of the new milestone, which is considered a key term. As a result, only 164,770 options are presented as granted related to the Consultant’s award during year ended December 31, 2025.

For the purposes of disclosure, as indicated above, 54,923, or 25% of the total options awarded under the Consultant Grant were not deemed granted. As a result, the total amount of options granted of 1,482,929 has been reduced by these 54,923 options resulting in 1,428,006 options granted.

A summary of stock option activity during the year ended December 31, 2025, is as follows:

			Weighted
		Weighted	Average
		Average	Remaining	Aggregate
	Number of	Exercise	Life	Intrinsic
	Options	Price	In Years	Value
Outstanding, January 1, 2025	-	$-
Granted	1,428,006	4.40
Exercised	-	-
Expired	-	-
Forfeited	-	4.40
Outstanding as of December 31, 2025	1,428,006	$4.40	9.9	$856,804

Exercisable as of December 31, 2025	226,329	$4.40	9.7	$135,798

The Company estimated the fair value of the stock options granted using the Black-Scholes valuation model with the following assumptions:

	For the Year Ended
	December 31,
	2025	2024
Risk-free interest rate	3.62% - 3.67%	N/A
Expected term (years)	5.50 - 6.00	N/A
Expected volatility	95% - 97%	N/A
Expected dividends	0%	N/A

The Company recognized stock-based compensation expense related to stock options of $496,864 for the year ended December 31, 2025, of which $117,304 was included within research and development expenses and $379,560 was included within general and administrative expenses on the consolidated statements of operations.

As of December 31, 2025, there was $2,464,036 of unrecognized stock-based compensation expense that will be recognized over the weighted average remaining vesting period of 3.69 years and $112,155 of unrecognized stock-based compensation expense related to the 54,923 option grant to the Consultant that is subject to the March 31, 2027 performance-based vesting condition as the Company has determined that the performance condition related to the Consultant Grant is not probable of occurring as of December 31, 2025. The options granted during the 2025 period have a weighted average grant date fair value per share of $2.07.

9. RELATED PARTY TRANSACTIONS

In connection with the Merger and Offering, the Company terminated the then-existing services agreement with Lucius Partners and fully repaid the unsecured promissory note of $275,000 and accrued interest of $9,584.

Following the Merger, the Company and Lucius Partners entered into a new professional services agreement whereby Lucius Partners agreed to provide advisory services to the Company for two years following the Initial Closing (the “Advisory Period”). In connection with the agreement, the Company paid a cash fee of $180,000 to Lucius Partners in advance for the first year of advisory services and will pay a cash fee of $45,000 per quarter in advance for the second year of advisory services. Because the initial payment was non-refundable, the Company recorded an expense of $180,000 within general and administrative expenses for the year ended December 31, 2025. The Advisory Period can be renewed for additional one-year periods upon written request by the Company within 60 days prior to the expiry of any Advisory Period.

See Note 11 - Commitments and Contingencies - Executive Compensation for details associated with the forgiveness of debt by related parties.

10. FAIR VALUE

ASC 820, Fair Value Measurements and Disclosures (“ASC 820”), defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC 820 requires disclosures about the fair value of all financial instruments, whether or not recognized, for financial statement purposes. Disclosures about the fair value of financial instruments are based on pertinent information available to the Company on December 31, 2025. Accordingly, the estimates presented in these consolidated financial statements are not necessarily indicative of the amounts that could be realized on disposition of the financial instruments. ASC 820 specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement).

The three levels of the fair value hierarchy are as follows:

Level 1:

Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2:

Inputs are observable unadjusted quoted prices for similar assets and liabilities in active markets, unadjusted quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3:

Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The carrying amounts reported in the consolidated balance sheets for cash and cash equivalents, prepaid expenses, accounts payable, accrued expenses, notes payable and accrued interest approximate their fair market value based on the short-term maturity of these instruments.

Level 3 liabilities measured at fair value on a recurring basis include bifurcated embedded redemption features in convertible debt (see Note 3 - Reverse Recapitalization), which had a fair value of $544,957 as of December 31, 2024. The convertible debt was extinguished during 2025 in conjunction with the Merger and accordingly, there were no derivatives on the consolidated balance sheet as of December 31, 2025.

Liabilities measured at fair value on a recurring basis include bifurcated embedded redemption features in convertible debt (see Note 3) that no longer exist as of December 31, 2025. The following table is as of December 31, 2024:

	Level 1	Level 2	Level 3	Total
Derivative liabilities	$-	$-	$544,957	$544,957

The following table sets forth a summary of the changes in the fair value of Level 3 liabilities that are measured at fair value on a recurring basis during the years ended December 31, 2024 and 2025:

2024
Balance at January 1, 2024	$-
Initial valuation of derivative liabilities for debt conversion	333,333
Derivative liability established at debt extinguishment	194,537
Change in fair value	17,087
Balance at December 31, 2024	$544,957

2025
Balance at January 1, 2025	$544,957
Change in fair value	6,312
Extinguishment of convertible notes payable	(551,269)
Balance at December 31, 2025	$-

11. commitments and contingencies

Litigation

While there is currently no ongoing litigation, the Company may, from time to time, be involved in various legal matters that arise in the ordinary course of business. Should matters arise, management will then make a determination as to the ultimate disposition of these matters and measure if it could have a material adverse effect on the Company’s financial position, results of operations or liquidity.

License Agreement

In January 2023, the Company entered into a patent license agreement with Duke University and the National Cancer Institute, under the agency of the U.S. Department of Health and Human Services (the “Duke License”) for an exclusive, worldwide, sub-licensable license to the technology more fully described in Note 1. The Duke License was amended in August 2024 to include improvements within the definitions of patent rights and technical information. As a component of the Duke License, the Company agreed to make payments based on clinical and commercial milestones and continuing royalty payments on any sales made after approval by regulatory authorities. These milestones include initiation of Phase II or Phase III clinical trials, submission of applications for market approval in multiple jurisdictions including the U.S., EU and Japan and the initiation of post-approval commercial sales in the same jurisdictions. Based on an assumption that all milestones related to the current development program are met during the course of the Duke License, these milestone payments would total approximately $11.7 million. As of December 31, 2025, the Company has not met any milestones as defined in the agreement and, accordingly, has recorded no expense or liability related to such payments.

The Company also agreed to pay royalties equal to low- to mid- single digit percentages of annual net sales on a country-by-country and product-by-product basis subject to downward adjustment to low single digit percentages of the Company’s net annual sales in the event there is no valid claim of a patent for the product, with minimum annual royalty levels established beginning in 2025. The Company also must pay Duke low to mid-double digit percentages of any sublicensing fees as set forth in the Duke License. Based on the minimum annual royalty levels established in the Duke License, the Company accrued $25,000 for royalties due under the agreement as of December 31, 2025.

Executive Compensation

On February 11, 2025, effective upon the closing of the Merger, the Company entered into executive employment agreements with three executive officers (each an “Executive” and collectively, the “Executives”). On October 3, 2025, the Company amended the employment agreements with one of the Executives to, among other things, amend the amount of time that Executive was going to devote to the Company and update their respective salary pro rata. The agreements include customary non-competition, non-solicitation, and confidentiality covenants; establish the Executives’ duties and compensation; and provide for their continued employment with the Company. The initial term of each of the employment agreements commenced upon the closing of the Merger and continues for terms ranging from two to three years, unless terminated sooner in accordance with the employment agreement. After the initial term expires, the employment agreements will automatically renew for successive one-year terms unless either the Company or the Executive provides written notice of their intent not to renew at least 90 days prior to the expiration of the then-current term.

The Company has agreed to pay the Executives annual base salaries of $1,020,000 in the aggregate, discretionary equity grants and awards, and annual discretionary bonuses based on targeted percentages of each Executive’s base salary.

In the event that the Company issues additional securities, raising gross aggregate funds of $10,000,000 (in one or more transactions), occurring, if at all, within two years following the Merger (the “Additional Financing Period”), the Company will grant each Executive options to purchase a number of shares of common stock of the Company (the “Anti-Dilution Options”) sufficient to ensure that their respective ownership immediately following the Additional Financing Period, on a fully diluted basis and assuming the exercise of all outstanding options (whether or not then exercisable) is equal to their respective ownership immediately following the Merger, as determined on a fully diluted basis and assuming the exercise of all outstanding options (whether or not then exercisable). The per share exercise price of the Anti-Dilution Options will be equal to the fair market value of a share of the Company’s common stock on the date of grant, as determined by the board of directors. The Anti-Dilution Options, if any, will become exercisable in four equal annual installments, in each case subject to the continued employment of each Executive with the Company on the date each such vesting milestone is achieved, and will be subject to the terms of the Company’s equity incentive plan then in place and a related option grant agreement to be entered between the Executive and the Company.

The employment agreements may be terminated (a) automatically upon the Executive’s death; (b) by the Company upon disability, for cause or not for cause; or (c) by the Executive for good reason or no reason; all as defined in the employment agreements.

If the Company terminates the Executive’s employment without cause or if the Executive resigns for good reason, then the Executive will be entitled to separation benefits, consisting of 12-24 months of then-current base salary and continuation of health insurance coverage for 12-18 months, depending on the individual.

If the Company terminates the Executive’s employment without cause or if the Executive resigns for good reason, in connection with a change in control of the Company, then the Executive will be entitled to accelerated vesting of all equity awards, in addition to the separation benefits enumerated above.

On February 5, 2025, each of the Company’s Executives agreed to forever waive and discharge any obligation on the part of the Company to pay the consulting fees incurred and unpaid prior to consummation of the Merger. In the aggregate, the amount of consulting fees that were unpaid and waived under this agreement totaled $345,900. As of December 31, 2024, $313,850 was included in accounts payable related to the consulting fee liability. Given that the liability was forgiven by members of management of the Company who were deemed to be related parties, the transaction was accounted for as a contribution of capital and, as a result, the Company recognized additional paid-in capital of $345,900 during the year ended December 31, 2025 in connection with the debt forgiveness.

12. INCOME TAXES

The Company reported a loss before income taxes of approximately $5.2 million and $3.1 million for the years ended December 31, 2025 and 2024, respectively, all of which was attributable to domestic operations. Income taxes paid (net of refunds received) were $0 for the years ended December 31, 2025 and 2024 for federal and state jurisdictions. The Company does not operate in foreign jurisdictions.

The Company believes that there are no uncertain tax positions for which a liability (unrecognized tax benefit) should be recognized.

The Company’s policy is to recognize interest and penalties accrued on any unrecognized tax benefits as a component of income tax expense. During the years ended December 31, 2025 and 2024, the Company recognized no interest and penalties associated with unrecognized tax benefits. There are no tax positions for which it is reasonably possible that the total amounts of unrecognized tax benefits will significantly increase or decrease within twelve months of the reporting date.

Under the tax statute of limitations applicable to the Internal Revenue Code, the Company and its U.S. subsidiary, either standalone or as part of the consolidated group, are subject to U.S. federal income tax examinations by the Internal Revenue Service for tax years 2022-2024. As the Company is carrying forward income tax attributes, such as net operating losses from 2022, these attributes can still be audited when utilized on returns filed in the future.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Due to the Company’s history of operating losses since inception, and the uncertainty of future taxable income, the Company has recorded a full valuation allowance against its deferred tax assets. As of December 31, 2024, the Company had recorded a valuation allowance against its deferred tax assets of approximately $0.8 million and subsequently increased that valuation allowance by approximately $1.2 million to approximately $2.0 million as of December 31, 2025, primarily related to the increase in NOL carryforwards and temporary timing differences, as the realization of deferred tax assets cannot occur until there is future taxable income, the certainty of which cannot be determined.

As of December 31, 2025 and 2024, the Company had U.S. federal NOL carryforwards of $7.3 million and $1.7 million, respectively, and state NOL carryforwards of $7.0 million and $1.4 million in the aggregate, respectively. Federal NOLs will be carried forward indefinitely. State NOL carryforwards will begin to expire in 2039.

The NOL carryforwards are subject to review and adjustment by the U.S. and state tax authorities. NOL carryforwards may become subject to an annual limitation in the event of certain cumulative changes in ownership interest of significant shareholders, as defined under Section 382 of the Internal Revenue Code. This could limit the amount of NOLs that the Company can utilize annually to offset future taxable income or tax liabilities. As of December 31, 2025, the Company has not performed such an analysis evaluating the potential limitations of the Company’s NOL carryforwards due to the “change in ownership” provisions as defined under Section 382. Subsequent ownership changes and proposed future changes to tax laws in respect of the utilization of losses carried forward may further affect the limitation in future years.

The Company may also be eligible for federal and state research and development (“R&D”) tax credits; however, as of December 31, 2025, no formal R&D credit study has been completed, and no related credits have been recorded due to cumulative NOLs and the full valuation allowance position. Any R&D credits identified may be subject to annual limitations under Section 383 of the Internal Revenue Code in the event of a change in ownership.

On July 4, 2025, the One Big Beautiful Bill Act (“OBBBA”) was signed into law, introducing significant and wide-ranging changes to the U.S. federal tax system. The OBBBA did not have a material impact on income tax benefit or expense or related tax assets or liabilities given that the Company remains in a net operating loss (“NOL”) position and has previously recorded a fully-offsetting valuation allowance against all deferred tax assets, primarily related to the prior capitalization and amortization of domestic research and development expenses. The Company consulted with its tax advisors and reviewed the various elections available under the OBBBA for the treatment of domestic research and development expenses and, as a result, fully expensed domestic research and development costs in 2025 as well as accelerating the amortization of previously capitalized and unamortized research and development costs. The Company did not apply retroactive treatment to any prior tax periods.

The Company’s net deferred tax assets are as follows:

	As of December 31,
Deferred tax assets:	2025	2024
Net operating loss carryforward - Federal	$1,672,292	$273,017
Timing difference - §174 R&D costs	236,213	472,424
Timing difference - Stock-based compensation	113,173	-
Timing difference - Accrued Consulting	-	68,071
Total deferred tax assets	2,021,678	813,512
Less - Valuation allowance	(2,021,678)	(813,512)
Net deferred tax assets	$-	$-

Upon adoption of ASU No. 2023-09, for the year ended December 31, 2025, the provision for income taxes differs from the expense that would be obtained by applying the U.S. federal statutory income tax rate as a result of the following:

	2025
	Amount	Percent

U.S. statutory rate[1]	(1,085,190)	21.0%

Changes in valuation allowance	1,105,484	-24.3%
Deferred changes	(150,012)	5.8%
Non-taxable or non-deductible expenses	89,383	-1.7%

Other	40,334	-0.8%

Effective tax rate	-	0.00%

(1)	We apply the federal tax rate of 21% which is the federal statutory rate of the United States. State taxes are primarily driven by North Carolina.

Prior to the adoption of ASU No. 2023-09, for the year ended December 31, 2024, the provision for income taxes differs from the expense that would be obtained by apply the U.S. statutory income tax rate as result of the following:

	2024
	Amount	Percent

U. S. Statutory Rate	(655,737)	21.0%
Statutory state rate, net of federal benefit	(55,270)	1.8%
Non-taxable or non-deductible expenses	(116,159)	3.7%

Change in valuation allowance	827,165	-26.5%

Income tax expense (recovery) reported in the consolidated statement of loss	-	0.00%

13. SUBSEQUENT EVENTS

Follow-on Offering

Subsequent to December 31, 2025, the Company completed a secondary closing under its Follow-on Offering (the “February 2026 Closing”), issuing 59,400 shares of common stock at $5.00 per share for aggregate proceeds of $297,000. As of the date of the February 2026 Closing, the Company recorded proceeds of $261,360, net of costs of the transaction of $35,640 that had been incurred as of that date. Additionally, on February 27, 2026, the Company and the placement agent agreed to extend the offering period through April 30, 2026.

The February 2026 Closing triggered the anti-dilution provision for the B Warrants (see Note 3) and accordingly, the number of B Warrants increased to a total of 703,584 with an exercise price of $6.568 per share.

Subsequent to December 31, 2025, the Company completed a third closing under its Follow-on Offering (the “March 2026 Closing”), issuing 71,000 shares of common stock at $5.00 per share for aggregate proceeds of $355,000. As of the date of the March 2026 Closing, the Company recorded proceeds of $269,584, net of costs of the transaction of $85,416 that had been incurred as of that date.

The March 2026 Closing triggered the anti-dilution provision for the B Warrants (see Note 3) and accordingly, the number of B Warrants increased to a total of 703,796 with an exercise price of $6.568 per share.

A Warrant Expiration Date

Subsequent to December 31, 2025, the Company had not yet been approved for its ticker symbol allowing it to register and trade on the OTC market. As such, in accordance with the terms of the A Warrant (see Note 3), the expiration date of these warrants was extended by six months from March 31, 2026 until September 30, 2026.

Option Grants and Modifications

Subsequent to December 31, 2025, the Company’s Board of Directors approved a modification to certain stock options granted to a consultant in 2025, converting performance-based vesting conditions to service-based vesting over 48 months. In addition, the Company’s Board of Directors approved an option grant to a new consultant that was engaged in March 2026 for 50,000 shares at $5.00 per share.

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

There are not and have not been any disagreements between the Company and WithumSmith+Brown, PC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, or any reportable event as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K.

ITEM 9A. CONTROLS AND PROCEDURES.

Evaluation of Disclosure Controls and Procedures

Disclosure controls are procedures that are designed with the objective of ensuring that information required to be disclosed in our reports filed under the Exchange Act, such as this Report, is recorded, processed, summarized and reported within the time period specified in the SEC’s rules and forms. Disclosure controls are also designed with the objective of ensuring that such information is accumulated and communicated to our management, including the President and Chief Executive Officer (our principal executive officer) and Chief Financial Officer (our principal financial and accounting officer), as appropriate to allow timely decisions regarding required disclosure.

In connection with the preparation of this Report, management, with the participation of our principal executive officer and principal financial and accounting officer, has evaluated the effectiveness of the design and operation of our disclosure controls and procedures as of December 31, 2025, pursuant to Rule 13a-15(b) under the Exchange Act. Based upon that evaluation, our principal executive officer and principal financial and accounting officer concluded that, as of December 31, 2025, our disclosure controls and procedures were not effective to ensure appropriate review of the internally prepared financial statements including the lack of adequate segregation of accounting functions which could have resulted in material misstatements in the financial statements

We performed additional analysis as deemed necessary to ensure that our financial statements were prepared in accordance with U.S. generally accepted accounting principles. Accordingly, management believes that the financial statements included in this Report present fairly in all material respects our financial position, results of operations and cash flows for the period presented.

Management’s Report on Internal Controls Over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting, as such terms are defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act. Our internal control system was designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes, in accordance with generally accepted accounting principles. Because of inherent limitations, a system of internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate due to change in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Management assessed the effectiveness of our internal control over financial reporting as of December 31, 2025. Management based this assessment on criteria for effective internal control over financial reporting described in “Internal Control - Integrated Framework (2013)” issued by the Committee of Sponsoring Organizations of the Treadway Commission. Management’s assessment included an evaluation of the design of our internal control over financial reporting and testing of the operational effectiveness of its internal control over financial reporting. Management reviewed the results of its assessment with our Board of Directors.

Based on this assessment, management concluded that our internal control over financial reporting was not effective as the previously disclosed material weaknesses in our internal control over financial reporting continued to exist as of December 31, 2025. The following material weaknesses in our internal control over financial reporting were present as of December 31, 2024 and continued to exist as of December 31, 2025: errors in accounting for non-routine transactions; errors in accounting for prepaid and accrued research and development costs; and errors in the accounting for tax provisions. The material weaknesses identified were a result of insufficient internal resources to design, implement, document, and operate effective internal controls around our financial reporting process.

This Report on Form 10-K does not include an attestation report of our independent registered public accounting firm, regarding internal controls over financial reporting. Our internal control over financial reporting was not subject to such attestation as we are a “smaller reporting company” as defined by Item 10 of Regulation S-K.

Changes in Internal Control over Financial Reporting

In an effort to remediate the material weaknesses described above, the Company has added and is seeking additional qualified accounting and financial reporting personnel, in addition to designing and implementing financial reporting systems, processes, policies and internal control. Such efforts are incomplete as of December 31, 2025.

These changes in our internal control over financial reporting were identified in connection with the evaluation required by paragraph (d) of Rule 13a-15 or 15d-15(f) under the Exchange Act that occurred during the period covered by this Report and have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

Limitations of the Effectiveness of Control

A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. Because of the inherent limitations of any control system, no evaluation of controls can provide absolute assurance that all control issues, if any, within a company have been detected.

ITEM 9B. OTHER INFORMATION.

No director or officer of the Company adopted or terminated any contract, instruction or written plan for the purchase or sale of securities of the registrant intended to satisfy the affirmative defense conditions of Rule 10b5-1(c); or (ii) any “non-Rule 10b5-1 trading arrangement” as defined in paragraph (c) of Item 408 of Regulation S-K.

ITEM 9C. DISCLOSURE REGARDING FOREIGN JURISDICTIONS THAT PREVENT INSPECTIONS.

Not applicable.

PART III

ITEM 10. DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE.

The following table provides information regarding Adaptin’s executive officers and directors as of December 31, 2025:

Name	Age	Positions
Executive Officers
Michael J. Roberts, PhD	56	Chief Executive Officer and Director
Simon C. Pedder, PhD	65	Executive Chairman and Director
Timothy L. Maness, CPA	65	Chief Financial Officer
L. Arthur Hewitt, PhD	72	Chief Development Officer

Non-Employee Directors
Patrick Gallagher(1)	61	Director
Anthony Zook(1)	65	Director
J. Nick Riehle(1)	73	Director

(1)	Member of the Audit Committee.

Executive Officers

Michael J. Roberts, PhD - Chief Executive Officer and Director

Dr. Roberts has been our Chief Executive Officer and a member of our board of directors since March 2021. He has over 25 years of pharmaceutical research, development, corporate development, and executive experience. He is co-founder and President and CEO of Adaptin Bio and also serves on the board of directors. Prior to Adaptin he was co-founder of Corino Therapeutics and is currently its acting CEO. Dr. Roberts led and ran all activities related to Corino and the development of a disease-modifying drug called CRX-1008, which is used to treat the protein disorder transthyretin amyloidosis. He is a pharmaceutical and biotech consultant and owner of MAC B Consulting. Prior to Corino, Dr. Roberts was VP, Business Development and Corporate Officer of publicly traded Chelsea Therapeutics International, Ltd. He was responsible for business development efforts focused primarily on licensing and M&A with consideration to pipeline management. He led the sale of Chelsea Therapeutics to H. Lundbeck A/S in 2014 for approximately $658 million. Prior to Chelsea Therapeutics, Dr. Roberts was Director of Business Development for their Nektar Therapeutics’ Molecule Engineering technology and completed a number of transactions with large and specialty pharmaceutical companies. Dr. Roberts has completed pharmaceutical transactions valued at over $1B. Prior to this he was Manager of Biopharmaceutical Research at Shearwater Corporation where he led and was successful in the development of preclinical drug candidates from initial stages of research through Phase I clinical study, including inventing the product Movantik™, a treatment for opioid-induced constipation, subsequently licensed to AstraZeneca in a transaction valued at approximately $1 billion. Shearwater was sold to Inhale Therapeutic Systems (now known as Nektar Therapeutics) in 2001 for approximately $200 million. Dr. Roberts obtained his Ph.D. in Materials Science from the University of Alabama and B.S. in Chemical Engineering from Pennsylvania State University. We believe that Dr. Roberts’ experience in the life sciences industry and in the operation of publicly traded companies as an executive qualifies him to serve on our board of directors.

Simon C. Pedder, PhD - Executive Chairman and Director

Dr. Pedder has been our Executive Chairman and a member of our board of directors since October 2023. He has a career of over 30 years in drug development and commercialization. He was Chief Executive Officer of Nirogy from November 2021 to November 2022. From December 2016 to November 2021, he had leadership roles as Chief Business and Strategy Officer for Athenex; President and CEO of Cellectar Biosciences from April 2014 to June 2015; President and CEO of Chelsea Therapeutics International, Ltd. from May 2004 to July 2012; and Global Vice President of Oncology Pharma Business and Executive Officer at Hoffmann-LaRoche. Previous positions at Roche included Life Cycle Leader and Global Project Leader of Pegasys/IFN and Head of Hepatitis Franchise. Prior to that, he was Clinical Leader for a number of development compounds at Roche. Dr. Pedder served on the board of directors of Cerecor, Inc. from April 2018 to June 2020, Mateon Therapeutics, Inc. from March 2016 to April 2019 and Delcath Systems, Inc. from November 2017 to April 2019.

Early in his career, he was a faculty member in the Department of Pharmacology in College of Medicine at the University of Saskatchewan, where he obtained his Ph.D. in Clinical Pharmacology. During his longstanding career in pharmaceutical development, Dr. Pedder played key roles in the successful development and commercialization of multiple proprietary pharmaceutical products including Tasmar®, Pegasys®, Copegus®, Northera® and Klisyri®. In addition to his Ph.D., Dr. Pedder obtained a Master of Science in Toxicology from Concordia University, a Joint Honors Bachelor degree in Environmental Studies/Biology from the University of Waterloo, and he completed the Roche-sponsored Pharmaceutical Executive Management Program at Columbia Business School. We believe Dr. Pedder’s experience in the life sciences industry and in the operation of publicly traded companies as an executive and board member qualifies him to serve on our board of directors.

Timothy L. Maness, CPA, CGMA - Chief Financial Officer

Mr. Maness has been our Chief Financial Officer since September 2024. Since April 2016, he had provided financial consulting services through Adamanteus, LLC. Mr. Maness has been a consultant to multiple publicly held and private-equity-backed life sciences companies, and he has held several senior financial management roles.

In 2018, Mr. Maness was engaged by Milestone Pharmaceuticals to prepare and lead its initial public offering, serving as its interim CFO, CAO, and Vice President of Finance. Before that, he served as the CFO of Ballantyne Therapeutics. Earlier, during his eight years as the Senior Director of Finance and Corporate Controller at Chelsea Therapeutics International, he was heavily involved in Chelsea’s reverse-public-shell merger to complete its public listing in 2005. Mr. Maness is a noted expert in forensic accounting and internal audit and has served as the internal auditor hired by public company audit committees on several occasions.

Mr. Maness received a Bachelor of Science in Accounting from the University of North Carolina at Charlotte, and he is licensed as a Certified Public Accountant and as a Chartered Global Management Accountant.

L. Arthur Hewitt, PhD - Chief Development Officer

Dr. Hewitt has been our Chief Development Officer since September 2024. He has worked for approximately 35 years in clinical research and regulatory affairs. From December 2016 to December 2021, he served as a scientific advisor to Amneal Pharmaceuticals and Senior Scientific Advisor - Neurology at Lundbeck Pharmaceuticals. Prior to Lundbeck, Dr. Hewitt was Chief Scientific Officer for Chelsea Therapeutics International, Ltd. from January 2010 to June 2014 and Vice President, Drug Development from May 2004 to June 2014. At Chelsea, he oversaw the clinical development and regulatory approval of Northera™ (droxidopa), a novel therapeutic agent, for the treatment of symptomatic neurogenic orthostatic hypotension, or Neurogenic OH, in patients with primary autonomic failure (Parkinson’s disease, or PD, multiple systems atrophy, or MSA, and pure autonomic failure, or PAF), dopamine β-hydroxylase, or DBH, deficiency and non-diabetic autonomic neuropathy. Prior to Chelsea, Dr. Hewitt served as an independent contractor from January 2003 to May 2004, and as Director of Scientific Affairs at Shearwater Corporation, a drug delivery company, from October 2002 until January 2003.

From July 1991 until November 2000, Dr. Hewitt was Director of Scientific Affairs for Amgen Canada where he oversaw the clinical research and regulatory requirements for a wide variety of proprietary biologic treatments undergoing Phase I, II and III research. Thirteen individual investigational new drug, or IND, research programs were established covering the therapeutic domains of Hematology, Oncology, Neurology, Infectious Disease, and Inflammation. Dr. Hewitt also developed clinical research programs supporting the approval of three products including Neupogen, Stemgen and Infergen and six supplementary approvals. Prior to Amgen, Dr. Hewitt held positions at Jansen Pharmaceuticals and Park-Davis where he developed research programs for multiple neurology and oncology products. Prior to entering the pharmaceutical industry, he was a Lecturer at Concordia University in Montreal, Canada. Dr. Hewitt obtained his Ph.D. in Pharmacology from the University of Montreal. Additionally, Dr. Hewitt received a Master of Science degree in Toxicology and a B.Sc. (Hon) in Comparative Anatomy and Physiology from Concordia University.

Non-Employee Directors

Patrick Gallagher

Mr. Gallagher has been a member of our board of directors since February 2025. He has 20 years of healthcare experience including alternative investments, research and marketing in both the public and private markets. Since January 2018, he has served as the Chief Executive Officer and as a member of the board of directors of Voltron Therapeutics, a privately held biotechnology company. Since August 2014, Mr. Gallagher has served as a Managing Director of Laidlaw & Company (UK) Ltd. From January 2018 to September 2024, Mr. Gallagher served as the Chief Executive Officer and a member of the board of directors at PD Theranostics, Inc. He has also served as Treasurer of Aerwave Medical, Inc. since November 2020. Formerly, Mr. Gallagher was a founding partner and Chief Executive Officer of BDR Research Group, LLC (“BDR”), from July 2001 through October 2010. BDR was an independent sell-side research firm specializing in healthcare investing, financing and operations, serving the institutional investing community at large.

Mr. Gallagher served as VP of Business Development and Investor Relations as well as a strategic consultant for Kinex Pharmaceuticals, a biotechnology firm focused on next-generation therapies in oncology and immunology (now traded on NASDAQ: ATNX). He also served as an advisor to CHD Biosciences, a novel antimicrobial company from July 2012 through August 2014. Mr. Gallagher has served on the boards of directors of BioSig Technologies, Inc., NASDAQ-listed a medical device company that is developing a proprietary technology platform in the electrophysiology space since July 2014 Cingulate Therapeutics, a therapeutics company with a novel drug delivery platform since January 2014; Evermore Global, a global special situations money manager since June 2015; and Algorithm Sciences, Inc. since May 2019. Since September 2014, Mr. Gallagher has served as a Managing Partner at Laidlaw Venture Partners dba Laidlaw & Company (UK) Ltd. and is part of the Investment Banking Healthcare Team. Mr. Gallagher also is a member of Lucius Partners.

Mr. Gallagher earned his Master in Business Administration from Penn State University and his Bachelor of Science in Finance from the University of Vermont. We believe that Mr. Gallagher’s extensive experience in the life sciences industry qualifies him to serve on our board of directors.

Anthony Zook

Mr. Zook has been a member of our board of directors since February 2025. He currently is a member of Lucius Partners. Since July 2020, Mr. Zook has served as a director of BioSig Technologies, Inc. (Nasdaq: BSGM). From May 2023 to December 2024, Mr. Zook was a director of NeoGenomics (Nasdaq: NEO), an oncology laboratory service company where he also served as the chair of the compensation committee. From January 2022 to December 2024, he also served as Chairman to Voltron Therapeutics and Algorithm Sciences, respectively. Mr. Zook was executive vice president of global commercial operations of AstraZeneca Plc from 2010 until 2012. He also served as president and chief executive officer of the North American division of AstraZeneca Plc from 2006 until 2009, and president of Medimmune, the company’s wholly owned biologics division from 2009 until 2010. Mr. Zook previously served as a member of the board of directors of AltheRx from 2013-2014, InHibikase in 2014, Rib-X Pharmaceuticals in 2009, the National Pharmaceutical Council from 2007-2009, PhRMA from 2011-2012, the Pennsylvania Division of the American Cancer Society from 2005-2007 and his alma mater, Frostburg State University from 2016-2018 and re-joined in 2021, where he earned a B.S. degree. Mr. Zook also earned an A.A. degree in chemical engineering from Pennsylvania State University. We believe Mr. Zook’s extensive commercialization experience and expertise in executive leadership qualify him to serve on our board of directors.

J. Nick Riehle

Mr. Riehle has been a member of our board of directors since February 2025. He has over 25 years of business and management experience with both large companies and start-up ventures, and 18 years of that has been as a chief financial officer of pharmaceutical and software companies, including taking these same companies public. Mr. Riehle formerly served as the CFO of Athenex, Inc., managing all aspects of the accounting, treasury, IT, HR, and legal functions and providing support to the company when it went public in June 2017. Prior to this, he was a freelance contractor for companies seeking his expertise in financing and related support. From 2004 - 2014, Mr. Riehle was the CFO of Chelsea Therapeutics International, Ltd. He managed all aspects of the accounting, treasury, facilities, IT, HR, IR and legal functions, including supporting the company in over $300 million in public and private equity financings and being actively involved in the sale of the company to H. Lundbeck A/S in 2014 for $658 million. Prior to Chelsea Therapeutics, Mr. Riehle was the CFO for HAHT Commerce, Inc., managing all aspects of treasury, accounting, IT, legal and inventory administration, as well as having significant involvement in sales administration, services management, HR, facilities and related operational activities, including supporting the company in transactions involving over $60 million in venture financing. Prior to HAHT Commerce, Mr. Riehle held various positions in Canada, the United States and Asia with Nortel Networks, including financial planning and analysis, accounting, marketing and sales administration, government relations, and general administration.

Mr. Riehle earned his Bachelor of Commerce from McGill University, his MBA from York University and the Certified Management Accountant (CMA) designation in Ontario, Canada. We believe that Mr. Riehle’s experience in the life sciences industry qualifies and in the operation of publicly traded companies as a senior financial executive qualifies him to serve on our board of directors.

Corporate Governance

Appointment of Officers

Our executive officers are appointed by, and serve at the discretion of, our board of directors provided, however, that the board of directors may empower the Chief Executive Officer of the Company to appoint any officer other than the Executive Chairperson, the Chief Executive Officer, the President, the Chief Financial Officer or the Treasurer.

Board of Directors Composition

Our board of directors currently consists of five members. Dr. Roberts, Dr. Pedder, Mr. Gallagher, Mr. Zook, and Mr. Riehle have been designated to serve as members of our board of directors.

Each of our current directors will continue to serve until the election and qualification of his successor, or his earlier death, resignation, disqualification or removal.

Director Independence

Our securities are not listed on a national securities exchange or on any inter-dealer quotation system that has a requirement that a majority of directors be independent. We evaluate independence by the standards for director independence set forth in the Nasdaq Marketplace Rules. Under such rules, our board of directors has determined that all members of the board of directors except for Dr. Roberts and Dr. Pedder are independent directors under Nasdaq Listing Rule 5605(a)(2). In making such independence determination, our board of directors considered the relationships that each non-employee director has with us and all other facts and circumstances that our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.

Under Nasdaq Marketplace Rules, a director only qualifies as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: (i) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (ii) be an affiliated person of the listed company or any of its subsidiaries. We intend to satisfy the audit committee independence requirements of Rule 10A-3 as of the time we list on a national securities exchange.

Our board of directors has undertaken a review of the independence of each director and considered whether each director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our board of directors determined that Messrs. Gallagher, Riehle and Zook are “independent directors” as defined under the applicable rules and regulations of the SEC and the listing requirements and rules of Nasdaq. In making these determinations, our board of directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and current and prior relationships as they may relate to us and our management, including the beneficial ownership of our capital stock by each non-employee director and the transactions involving them described in the section titled “Certain Relationships and Related Party Transactions.”

Family Relationships

There are no family relationships by between or among the members of the board of directors or other executive officers of the Company.

Legal Proceedings

None of the Company’s directors or executive officers are involved in any legal proceedings described in Item 401(f) of SEC Regulation S-K.

Code of Ethics

The Company has adopted a Code of Ethics and Business Conduct that applies to all officers, directors and employees (the “Code of Ethics”). The Code of Ethics is available under the heading “Governance Documents” on the Company’s website at ir.adaptinbio.com. If the Company makes any substantive amendments to the Code of Ethics or grants any waiver from a provision of the Code of Ethics to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.

The Code of Ethics addresses, among other matters, conflicts of interest and corporate opportunities, fair dealing, record- keeping and public disclosures, compliance with laws and corporate policies, confidentiality and corporate assets, and reporting and consequences of violations. The provisions of the Code of Ethics are intended to reflect current best practices and enhance the Company’s personnel’s understanding of the Company’s standards of ethical business practices, promote awareness of ethical issues that may be encountered in carrying out an employee’s or director’s responsibilities and improve clarity as to how to address ethical issues that may arise.

Insider Trading

The Company has adopted an insider trading policy governing the purchase, sale, and other dispositions of our securities by our directors, officers, and employees. We believe this policy is reasonably designed to promote compliance with insider trading laws, rules, and regulations and listing standards applicable to the Company. Additionally, our insider trading policy strongly discourages or prohibits employees, consultants, officers and directors from engaging in short sales, transactions in put or call options, hedging transactions, margin accounts or other inherently speculative transactions with respect to the Company’s stock at any time. A copy of our insider trading policy is filed as Exhibit 19 to this Report.

Committee of the Board of Directors

Our board of directors has an Audit Committee, which has the composition and responsibilities described below. Members serve on the Audit Committee until their resignation or until otherwise determined by our board of directors.

Audit Committee

The members of our Audit Committee are Messrs. Gallagher, Riehle, and Zook. Mr. Riehle serves as the Chair of this committee. The board of directors has determined that Mr. Riehle is “independent” under the Nasdaq Marketplace Rules and standards established by the SEC rules regarding audit committee members as set forth above. The board of directors has determined that Mr. Riehle qualifies as an “audit committee financial expert” as defined by applicable SEC rules.

The Audit Committee oversees on behalf of the board of directors (a) the conduct of the Company’s accounting and financial reporting processes, the audits of our financial statements and the integrity of the Company’s audited financial statements and other financial reports; (b) the performance of the Company’s internal accounting, internal auditing, and financial controls function; (c) the engagement, replacement, compensation, qualifications, independence and performance of our independent auditors, and (d) the portions of our Code of Conduct and Ethics and related policies regarding our accounting, internal accounting controls or auditing matters. The Audit Committee also reviews and approves or disapproves related party transactions identified in Item 404 of SEC Regulation S-K and makes recommendations to the full board of directors regarding the same.

The Audit Committee meets privately with our independent registered public accounting firm from time to time, and such firm has unrestricted access to, and reports directly to, the Audit Committee.

ITEM 11. EXECUTIVE COMPENSATION.

Information with respect to the Company’s directors and executive officers is described in the section titled “Management” above.

Director Compensation

Following the Merger, the Company provides annual cash compensation of $30,000 to its non-employee directors who are not otherwise paid by a major investor in or advisor to the Company (“Independent Directors”). The chair of the Audit Committee receives an additional $15,000 in annual cash compensation. Independent Directors will also be eligible to receive such equity grants or awards as may be approved by the board of directors in its discretion. The Company has granted each Independent Director with equity awards equal to 1.0% of the Company’s fully diluted shares outstanding at the time of grant. Drs. Roberts and Pedder are employees and executive officers of the Company and are not separately compensated for their service as directors.

Executive Officer Compensation

This section discusses the material components of the executive compensation program for the Company’s named executive officers (“NEOs”) who appear in the “Summary Compensation Table” below. In 2025, the “named executive officers” and their positions with the Company were as follows:

●	Michael J. Roberts: President and Chief Executive Officer

●	Simon C. Pedder: Executive Chairman

●	Timothy L. Maness: Chief Financial Officer

This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from the currently planned programs summarized in this discussion.

Summary Compensation Table

The following table sets forth information concerning the compensation of the named executive officers for the Company’s two most recent fiscal years.

Name and principal position	Year	Salary	Bonus	Stock awards	Option awards(4)	All other compensation		Total
Simon C. Pedder, PhD	2025	210,000	--	--	400,600	$-		$610,600
Executive Chairman	2024	--	--	--	--	$40,000	(1)	$40,000

Michael J. Roberts, PhD	2025	420,000	--	--	915,700	$-		$1,335,700
Chief Executive Officer	2024	--	--	--	--	$60,000	(2)	$60,000

Timothy L. Maness, CPA	2025	237,500	--	--	392,500	$-		$630,000
Chief Financial Officer	2024	--	--	--	--	$20,550	(3)	$20,550

(1)	Represents amount paid to Dr. Pedder pursuant to a compensation agreement prior to his employment by the Company.

(2)	Represents amount paid to MAC B Consulting LLC, which is owned by Dr. Roberts, pursuant to a compensation agreement prior to his employment by the Company.

(3)	Represents amount paid to Adamanteus LLC, which is owned by Mr. Maness, pursuant to a consulting agreement prior to his employment by the Company.

(4)	In accordance with SEC rules, this column reflects the aggregate grant date fair value of the option awards granted during the applicable fiscal year, computed in accordance with ASC 718 for stock-based compensation transactions. Assumptions used in the calculation of these amounts are included in Note 8 to our audited consolidated financial statements included in our Annual Report on Form 10-K. These amounts do not reflect the actual economic value that will be realized by the named executive officer upon the vesting of the share options, the exercise of the share options, or the sale of the common shares underlying such share options.

Non-Equity Incentive Plan Compensation

In accordance with the terms of their employment agreements, as amended, our named executive officers are eligible to receive annual bonuses of up to a percentage of each executive’s gross base salary based on individual performance, company performance or as otherwise determined appropriate by our Board.

2025 Annual Bonus Information

	Target Bonus	Target Bonus	Actual Bonus
Name	% of Salary	$	$
Simon C. Pedder, PhD	30%	$63,000	$-
Michael J. Roberts, PhD	50%	$210,000	$-
Timothy L. Maness, CPA	30%	$71,250	$-

For the year ended December 31, 2025, no bonuses will be paid to our NEOs. For fiscal year 2026, the Board of Directors decided to maintain the same target annual bonus opportunities for all NEOs.

Equity based Incentive Awards

The Company adopted an Equity Incentive Plan (the “2025 EIP) on February 11, 2025 in conjunction with the Merger. Each Executive will be eligible to receive such equity grants or awards as may be approved by the board of directors in its discretion.

Subject to approval by the board of directors and the terms of the Company’s equity compensation plan then in place, in the event the Company issues additional securities raising aggregate funds of $10,000,000 (in one or more transactions), occurring, if at all, within two years following the Merger (the “Additional Financing Period”), the Company will grant each Executive options to purchase a number of shares of Common Stock of the Company (the “Anti-Dilution Options”) sufficient to ensure that their respective ownership immediately following the Additional Financing Period, on a fully diluted basis and assuming the exercise of all outstanding options (whether or not then exercisable) is equal to their respective ownership immediately following the Merger, as determined on a fully diluted basis and assuming the exercise of all outstanding options (whether or not then exercisable). The per share exercise price of the Anti-Dilution Options will be equal to the fair market value of a share of the Company’s Common Stock on the date of grant, as determined by the board of directors. The Anti-Dilution Options, if any, will become exercisable in four equal annual installments, in each case subject to the continued employment of each Executive with the Company on the date each such vesting milestone is achieved, and will be subject to the terms of the Company’s equity incentive plan then in place and a related option grant agreement to be entered between Executive and the Company.

Outstanding Equity Awards at Fiscal Year-End

As of the end of our most recently completed fiscal year, our named executive officers held the following outstanding equity awards.

Name and principal position	Grant Date	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) (Exercisable)	Number of Securities Underlying Unexercised Options (#) (Unexercisable)	Option Exercise Price	Option Expiration Date
Simon C. Pedder, PhD	9/8/2025	9/8/2025	16,019	176,212	$4.40	9/7/2035
Executive Chairman

Michael J. Roberts, PhD	9/8/2025	9/8/2025	36,616	402,770	$4.40	9/7/2035
Chief Executive Officer

Timothy L. Maness, CPA	9/8/2025	9/8/2025	104,125	88,106	$4.40	9/7/2035
Chief Financial Officer

Policies and Practices Related to Stock Option Grants

The following discussion of the timing of option awards in relation to the disclosure of material nonpublic information is provided as required by Item 402(x) of Regulation S-K. The Company does not have a written policy regarding the timing of option awards in relation to the disclosure of material nonpublic information. In the event stock options are issued, the Compensation Committee does not intend to take material nonpublic information into account when determining the timing and terms of option awards. The Company has not timed the disclosure of material nonpublic information to affect the value of executive compensation.

Employment Agreements with Named Executive Officers

We entered into executive employment agreements with each of Dr. Roberts, Dr. Pedder, and Mr. Maness (each an “Executive” and collectively, the “Executives”), which were effective upon the closing of the Merger. Our agreement with Mr. Maness was subsequently amended on October 3, 2025. The agreements include customary non-competition, non-solicitation, and confidentiality covenants; establish the Executives’ duties and compensation; and provide for their continued employment with the Company. The discussion that follows summarizes certain other terms of these agreements.

Term. The initial term of each of the employment agreements commenced upon the closing of the Merger and continue for a term of three years in the case of Dr. Roberts and Dr. Pedder, and two years in the case of Mr. Maness, unless terminated sooner in accordance with the employment agreement (see “Termination” below). After the initial term expires, the employment agreements will automatically renew for successive one-year terms unless either the Company or the Executive provides written notice of their intent not to renew at least 90 days prior to the expiration of the then-current term.

Board Service. In the case of Drs. Roberts and Pedder, the Company will use commercially reasonable efforts to cause these individuals to be elected as members of the Company’s board of directors throughout the terms of their employment agreements.

Base Salary. The Company is currently paying each Executive a base salary at the following annual rates:

Dr. Roberts - $480,000

Dr. Pedder - $240,000

Mr. Maness - $300,000

These salaries will be reviewed by the board of directors from time to time and may be increased in the board of directors’ sole discretion. Salaries may not be reduced except in connection with an across-the-board reduction of executive-level salaries in which the Executive will not be subject to a greater reduction, on a percentage basis, than any other executive- level employee.

Other Benefits. Dr. Roberts and Dr. Pedder will each be entitled to no less than 25 paid vacation days per year. Mr. Maness will be entitled to no less than 20 paid vacation days per year. The Executives will also be entitled to such other benefits, and to participate in such benefit plans, as are generally made available to similarly situated senior executive employees of the Company. The Company will also reimburse the Executives for all reasonable business expenses they incur in connection with the performance of their duties.

Termination. The employment agreements may be terminated in the following circumstances:

●	Automatically effective upon the Executive’s death.

●	By the Company upon notice to the Executive in the event of the Executive’s disability. “Disability” means the inability of the Executive to perform the essential functions of their job for 90 consecutive days or for 120 days in any one-year period due to the condition of the Executive’s physical, mental, or emotional health.

●	By the Company for cause. “Cause” means the Executive’s (i) fraud, embezzlement or misappropriation with respect to the Company; (ii) willful or grossly negligent misconduct that has or may reasonably be expected to have a material adverse effect on the property, business, or reputation of the Company; (iii) material breach of their employment agreement; (iv) willful failure or refusal to perform their material duties or willful failure to follow any specific lawful instructions of the board of directors (in the case of Dr. Roberts and Dr. Pedder) or the chief executive officer (in the case of Mr. Maness); (v) conviction or plea of nolo contendere in respect of a felony or of a misdemeanor involving moral turpitude; or (vi) material failure to comply with the Company’s workplace rules, policies, or procedures.

●	By the Company for any reason other than for cause or the Executive’s disability.

●	By the Executive for good reason. “Good reason” means the occurrence of any of the following events without the Executive’s written consent: (i) the Company’s requiring the Executive to be based at any office or location more than 25 miles from their principal work location, except for travel reasonably required in the performance of the Executive’s responsibilities to the Company; (ii) a material reduction of the Executive’s base salary not in compliance with their employment agreement; (iii) a material diminution of the Executive’s authority, duties, or responsibilities; or (iv) the Company’s material breach of the Executive’s employment agreement. The Company will have an opportunity to cure any such conditions following notice by the Executive.

●	By the Executive upon 30 days’ written notice to the Company at any time for any reason.

Separation Benefits Not in Connection with a Change in Control. If the Company terminates the Executive’s employment without cause or if the Executive resigns for good reason, in either case not in connection with a change in control of the Company, then the Executive will be entitled to the following benefits:

●	24 months of then-current base salary in the case of Dr. Roberts and Dr. Pedder, and 12 months of then-current base salary in the case of Mr. Maness.

●	Continuation of health insurance coverage for the Executive and their family for 18 months in the case of Dr. Roberts and Dr. Pedder, and 12 months in the case or Mr. Maness, or until the Executive becomes eligible for coverage under another employer’s plan.

The Company’s obligation to provide such benefits is conditioned upon the Executive executing, and not revoking, a release of claims in a form acceptable to the Company.

Separation Benefits in Connection with a Change in Control. If the Company terminates the Executive’s employment without cause, or if the Executive resigns for good reason, in either case at the time of, or within six months following a change in control of the Company, then the Executive will be entitled to the following benefits:

●	24 months of then-current base salary in the case of Dr. Roberts and Dr. Pedder, and 12 months of then- current base salary in the case of Mr. Maness.

●	Accelerated vesting of all equity awards such that all awards are deemed to have been vested as of the date of termination.

●	Continuation of health insurance coverage for the Executive and their family for 18 months in the case of Dr. Roberts and Dr. Pedder, and 12 months in the case or Mr. Maness, or until the Executive becomes eligible for coverage under another employer’s plan.

The Company’s obligation to provide such benefits is conditioned upon the Executive executing, and not revoking, a release of claims in a form acceptable to the Company.

A “change in control” means the occurrence of any of the following events:

●	Any “person,” including a “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) but excluding the Company, any entity controlling, controlled by or under common control with the Company, any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any such entity, and, with respect to any particular qualified participant of any equity incentive plan of the Company (a “Participant”), the Participant and any “group” (as such term is used in Section 13(d)(3) of the Exchange Act) of which the Participant is a member), is or becomes the “beneficial owner” (as defined in Rule 13(d)(3) under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of either (i) the combined voting power of the Company’s then-outstanding securities; or (ii) the Company’s then-outstanding equity securities (in either such case other than as a result of an acquisition of securities directly from the Company).

●	Any consolidation or merger of the Company where the stockholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own, directly or indirectly, equity securities representing in the aggregate 50% or more of the combined voting power of the securities of the entity issuing cash or securities in the consolidation or merger (or of its ultimate parent entity, if any).

●	Any sale, lease, exclusive license, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by “persons” (as defined above) in substantially the same proportion as their ownership of the Company immediately prior to such sale.

●	The members of the board at the beginning of any consecutive 24-calendar-month period (the “Incumbent Directors”) cease for any reason other than due to death to constitute at least a majority of the members of the board; provided that any director whose election, or nomination for election by the Company’s stockholders, was approved or ratified by a vote of at least a majority of the members of the board of directors then still in office who were members of the board of directors at the beginning of such 24-calendar-month period, will be deemed to be an Incumbent Director.

Indemnification. The Company will indemnify each Executive and hold them harmless in connection with the defense of any lawsuit or other claim to which they are made a party by reason of being an officer, director, or employee of the Company, to the fullest extent permitted by Delaware law. This indemnification obligation does not extend to claims arising out of the Executives’ willful misconduct. In addition, the Company will use commercially reasonable efforts to maintain directors’ and officers’ liability insurance for each Executive for acts and omissions occurring during Executive’s employment with the Company.

ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS.

The following table sets forth certain information with respect to the beneficial ownership of our Common Stock as of March 1, 2026 by:

●	Each of our named executive officers;

●	Each of our directors;

●	All of our current directors and executive officers as a group; and

●	Each person, or group of affiliated persons, who beneficially owned more than 5% of our Common Stock.

We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares of Common Stock that they beneficially owned, subject to applicable community property laws.

The percentage of shares beneficially owned is computed on the basis of 8,715,229 shares of Common Stock outstanding as of March 1, 2026. Shares of Common Stock that a person has the right to acquire within 60 days of March 1, 2026 are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. Unless otherwise indicated, the address of each beneficial owner in the table below is 3540 Toringdon Way, Suite 200, #250 Charlotte, NC 28277.

Name	Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned
5% Stockholders:
Lucius Partners, LLC [1]	3,626,026	39.88%
Directors and Named Executive Officers:
Michael J. Roberts, PhD[2]	2,232,699	25.40%
Simon C. Pedder, PhD[3]	960,610	10.98%
Timothy L. Maness, CPA[4]	112,707	1.28
L. Arthur Hewitt, PhD[5]	18,308	*
Patrick Gallagher[6]	18,308	*
Anthony Zook[7]	18,308	*
J. Nick Riehle[8]	18,308	*
All directors and officers as a group (7 persons)	3,379,247	27.94%

*	Less than 1%.

(1)	Includes 376,026 shares of our Common Stock issuable upon the exercise of immediately vested warrants the Placement Agent and/or its designees hold as of March 1, 2026. Matthew Eitner, the Chief Executive Officer of the Placement Agent, James Ahern, the Managing Partner of the Placement Agent, and Patrick Gallagher, a Managing Director of the Placement Agent, are managing members, members and/or officers of Lucius Partners. Mr. Eitner, but not Messrs. Ahern and Gallagher, has voting and investment control over securities held by the Placement Agent and Lucius Partners. The business address for Lucius Partners is 12 E. 49th Street, 11th Floor, New York, NY 10017.

(2)	Includes 73,231 common shares underlying outstanding options that are immediately exercisable or will be immediately exercisable within 60 days of March 1, 2026.

(3)	Includes 32,039 common shares underlying outstanding options that are immediately exercisable or will be immediately exercisable within 60 days of March 1, 2026.

(4)	Includes 112,707 common shares underlying outstanding options that are immediately exercisable or will be immediately exercisable within 60 days of March 1, 2026.

(5)	Includes 18,308 common shares underlying outstanding options that are immediately exercisable or will be immediately exercisable within 60 days of March 1, 2026.

(6)	Includes 18,308 common shares underlying outstanding options that are immediately exercisable or will be immediately exercisable within 60 days of March 1, 2026.

(7)	Includes 18,308 common shares underlying outstanding options that are immediately exercisable or will be immediately exercisable within 60 days of March 1, 2026.

(8)	Includes 18,308 common shares underlying outstanding options that are immediately exercisable or will be immediately exercisable within 60 days of March 1, 2026.

Equity Compensation Plan Information

The following table provides information about the securities authorized for issuance under our equity compensation plan as of March 1, 2026.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuances under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by securityholders:
2025 Equity Incentive Plan	1,482,929	(1)	$4.40	455,539
Equity compensation plans not approved by security holders:
None	--		--	--
Total	1,482,929		$4.40	455,539

(1)	The Company’s 2025 Equity Incentive Plan (the “2025 Plan”) was approved by Unite Acquisition stockholders prior to the Merger. For a period of ten years commencing on February 11, 2026, the share reserve for the 2025 Plan will be increased, subject to Board approval, by an amount equal to the lesser of (i) 4% of the number of shares outstanding as of December 31 of the immediately preceding calendar year or (ii) such lesser number of shares as determined by the Board. As of March 31, 2026, the Board had not yet approved any increase to the share reserve for 2026.

ITEM 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE.

Transactions with Lucius Partners and Related Persons

On February 11, 2025, we entered into an Advisory Services Agreement with Lucius Partners, and agreed to pay to Lucius Partners a cash fee of $180,000 for advisory services during the first year following the closing of our private placement offering on February 11, 2025, and agreed to pay Lucius Partners for advisory services, in advance for four consecutive three-month periods, commencing on the first day of the month that is the first full month 12 months or more after such closing, a cash fee of $45,000 for one year (such two-year period, the “Advisory Period”). The Advisory Period can be renewed for additional one-year periods upon written request by the Company within 60 days prior to the expiry of any Advisory Period.

Policies and Procedures for Related Person Transactions

Our Audit Committee has the primary responsibility for reviewing and approving or disapproving “related party transactions,” as defined in applicable SEC rules and regulations. As provided in the Audit Committee charter, in approving or rejecting any such transaction, our Audit Committee is to consider the relevant facts and circumstances available and deemed relevant to it, including, among other factors, whether the terms or other aspects of the transaction differ from those that would likely be negotiated with independent third parties.

All of the transactions described in this section were entered into prior to the adoption of the Audit Committee charter. Although we have not had a written policy for the review and approval of transactions with related persons, our board of directors has historically reviewed and approved any transaction where a director or officer had a financial interest, including the transactions described above. Prior to approving such a transaction, the material facts as to the relationship or interest of the relevant related person in the agreement or transaction were disclosed to our board of directors. Our board of directors took this information into account when evaluating the transaction and in determining whether such transaction was fair to us and in the best interest of all our stockholders.

ITEM 14. PRINCIPAL ACCOUNTANT FEES AND SERVICES.

The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2025 and 2024, by WithumSmith+Brown PC (“Withum”), our principal accountant.

	Fiscal Year Ended
	December 31,
	2025	2024
Audit fees(1)	$416,707	$119,600
Audit-related fees(2)	--	--
Tax fees(3)	--	--
All other fees(4)	--	--
Total	$416,707	$119,600

(1)	Audit fees consist of the aggregate fees billed for professional services rendered for the audit of Adaptin Bio, Inc.’s annual financial statements and the reviews of the financial statements included in its Forms 10-Q and for any other services that were normally provided in connection with its statutory and regulatory filings or engagements.

(2)	Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the Company’s audit or review of its financial statements.

(3)	Tax services principally include professional services rendered for tax compliance, tax advice and tax planning.

(4)	All other fees consist of fees for products and services provided, other than for the services reported under the headings “Audit Fees,” “Audit Related Fees” and “Tax Fees.”

Audit Committee’s Pre-Approval Process

Our Audit Committee has adopted procedures requiring the pre-approval of all non-audit services performed by our independent registered public accounting firm in order to assure that these services do not impair the auditor’s independence. These procedures generally approve the performance of specific services subject to a cost limit for all such services. This general approval is reviewed, and if necessary modified, at least annually. Management must obtain the specific prior approval of the Audit Committee for each engagement of the independent registered public accounting firm to perform other audit-related or other non-audit services. The Audit Committee does not delegate its responsibility to approve services performed by the independent registered public accounting firm to any member of management. The standard applied by the Audit Committee in determining whether to grant approval of any type of non-audit service, or of any specific engagement to perform a non-audit service, is whether the services to be performed, the compensation to be paid therefore and other related factors are consistent with the independent registered public accounting firm’s independence under guidelines of the SEC and applicable professional standards. Relevant considerations include whether the work product is likely to be subject to, or implicated in, audit procedures during the audit of our financial statements, whether the independent registered public accounting firm would be functioning in the role of management or in an advocacy role, whether the independent registered public accounting firm’s performance of the service would enhance our ability to manage or control risk or improve audit quality, whether such performance would increase efficiency because of the independent registered public accounting firm’s familiarity with our business, personnel, culture, systems, risk profile and other factors, and whether the amount of fees involved, or the non-audit services portion of the total fees payable to the independent registered public accounting firm in the period would tend to reduce the independent registered public accounting firm’s ability to exercise independent judgment in performing the audit.

PART IV

ITEM 15. EXHIBIT AND FINANCIAL STATEMENT SCHEDULES.

(a)(1) Financial Statements

See Index to Consolidated Financial Statements on page F-1 of this Annual Report on Form 10-K, which is incorporated into this item by reference.

(a)(2) Financial Statement Schedules

All financial statement schedules are omitted because they are not applicable or the required information is shown in the financial statements or notes thereto.

(b) Exhibits

The following list of exhibits includes exhibits submitted with this Annual Report on Form 10-K as filed with the SEC and others incorporated by reference to other filings.

					Incorporated by Reference (Unless Otherwise Indicated)
Exhibit Number	Description	Form	File	Exhibit	Filing Date
3.1	Certificate of Merger relating to the merger of Adaptin Acquisition Co. with and into Adaptin Bio, Inc., filed with the Secretary of State of the State of Delaware on February 11, 2025	8-K	000-56583	3.1	February 18, 2025
3.2	Amended and Restated Certificate of Incorporation of Unite Acquisition 1 Corp., as filed with the Secretary of State of the State of Delaware on February 11, 2025	8-K	000-56583	3.2	February 18, 2025
3.3	Amended and Restated Bylaws	8-K	000-56583	3.3	February 18, 2025
4.1	Description of Securities	10-K	000-56583	4.1	April 15, 2025
4.2	Form of Pre-Merger Warrant issued to holders of 2023 Bridge Notes	8-K	000-56583	4.1	February 18, 2025
4.3	Form of Pre-Merger Warrant issued in connection with Exchange Notes	8-K	000-56583	4.2	February 18, 2025
4.4	Form of Placement Agent Warrant	8-K	000-56583	4.3	February 18, 2025
4.5	Form of Common A Warrant	8-K	000-56583	4.4	February 18, 2025
4.6	Form of Common B Warrant	8-K	000-56583	4.5	February 18, 2025
10.1*	Patent License Agreement by and between Centaur Bio and Duke University, effective as of January 11, 2023	8-K	000-56583	10.1	February 18, 2025
10.2*	First Amendment to License Agreement by and between Centaur Bio and Duke University, effective as of August 9, 2024	8-K	000-56583	10.2	February 18, 2025
10.3*	Sponsored Research Agreement by and between Centaur Bio and Duke University, effective as of August 8, 2024	8-K	000-56583	10.3	February 18, 2025
10.4+	Advisory Services Agreement, dated as of February 11, 2025, by and between the Company and Lucius Partners LLC	8-K	000-56583	10.4	February 18, 2025
10.5	Form of Lock-Up Agreement	8-K	000-56583	10.5	February 18, 2025
10.6	Form of Indemnity Agreement	8-K	000-56583	10.6	February 18, 2025
10.7	Form of Subscription Agreement by and among the Company and the parties thereto	8-K	000-56583	10.7	February 18, 2025
10.8	Form of Registration Rights Agreement, by and between the Company and the parties thereto	8-K	000-56583	10.8	February 18, 2025
10.9+	2025 Equity Incentive Plan and form of award agreements	8-K	000-56583	10.9	February 18, 2025
10.10+	Executive Employment Agreement by and between the Company and Simon C. Pedder, dated February 11, 2025	8-K	000-56583	10.10	February 18, 2025
10.11+	Executive Employment Agreement by and between the Company and Michael J. Roberts, dated February 11, 2025	8-K	000-56583	10.11	February 18, 2025
10.12+	Executive Employment Agreement by and between the Company and Timothy L. Maness, dated February 11, 2025	8-K	000-56583	10.12	February 18, 2025
10.12.1+	First Amendment to Executive Employment Agreement, by and between Adaptin Bio, Inc. and Timothy L. Maness, dated October 3, 2025.	8-K	000-56583	10.1	October 6, 2025
10.13+	Executive Employment Agreement by and between the Company and L. Arthur Hewitt, dated February 11, 2025	8-K	000-56583	10.13	February 18, 2025

10.13.1+	First Amendment to Executive Employment Agreement, by and between Adaptin Bio, Inc. and L. Arthur Hewitt, dated October 3, 2025.	8-K	000-56583	10.2	October 6, 2025
10.14	Form of Subscription Agreement by and among the Company and the parties thereto, dated December 22, 2025.	--	--	--	Filed herewith
10.15	Form of Registration Rights Agreement by and among the Company and the parties thereto, dated December 22, 2025.	--	--	--	Filed herewith
14.1	Code of Ethics and Business Conduct	8-K	000-56583	14.1	February 18, 2025
19.1	Insider Trading Policy	10-K	000-56583	19.1	April 15, 2025
21.1	Subsidiaries of the Registrant	8-K	000-56583	21.1	February 18, 2025
23.1	Consent of WithumSmith+Brown, PC	--	--	--	Filed herewith
31.1	Certification of President and Chief Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002	--	--	--	Filed herewith
31.2	Certification of the Chief Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002	--	--	--	Filed herewith
32.1	Certification of President and Chief Executive Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002	--	--	--	Furnished herewith
32.2	Certification of Chief Financial Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002	--	--	--	Furnished herewith
101	Interactive data file set for the financial statements and accompanying notes contained in this Report (formatted as Inline XBRL)	--	--	--	Filed herewith
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)	--	--	--	Filed herewith

+	Indicates a management contract or any compensatory plan, contract or arrangement.

*	Portions of this exhibit (indicated by asterisks) have been omitted in accordance with Item 601(b)(10) of Regulation S-K. The registrant hereby agrees to furnish supplementally copies of any of the omitted portions of this exhibit to the SEC upon its request.

ITEM 16. FORM 10-K SUMMARY.

None.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 1, 2026	ADAPTIN BIO, INC.

	By:	/s/ Timothy L. Maness
	Name:	Timothy L. Maness
	Title:	Chief Financial Officer (On behalf of the Registrant and as Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Name	Position	Date

/s/ Michael J. Roberts	President, Chief Executive Officer and Director	April 1, 2026
Michael J. Roberts	(Principal Executive Officer)

/s/ Simon C. Pedder	Executive Chairman and Director	April 1, 2026
Simon C. Pedder

/s/ Timothy L. Maness	Chief Financial Officer	April 1, 2026
Timothy L. Maness	(Principal Financial and Accounting Officer)

/s/ Patrick Gallagher	Director	April 1, 2026
Patrick Gallagher

/s/ J. Nick Riehle	Director	April 1, 2026
J. Nick Riehle

/s/ Anthony Zook	Director	April 1, 2026
Anthony Zook

Exhibit 10.14

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Agreement”) has been entered into by and between the purchaser set forth on the Omnibus Signature Page hereof (the “Purchaser”) and Adaptin Bio, Inc., a Delaware corporation (the “Company”), in connection with the private placement offering (the “Offering”) by the Company of Common Stock (as defined below).

R E C I T A L S

A. The Company is offering, pursuant to this Agreement and the Other Subscription Agreements (as defined below), a minimum of 200,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at a purchase price of $5.00 per share (the “Per Share Purchase Price”), for an aggregate purchase price of $1,000,000 (the “Minimum Offering Amount”) and a maximum of up to $4,000,000 (the “Maximum Offering Amount”).

B. One or more current security holders of the Company or its Affiliates (as defined below) or its or their officers, directors, shareholders or employees may (but are not obligated to) purchase shares of Common Stock in the Offering (an “Adaptin Investment”), and to the extent they do so, such purchases will be counted towards the achievement of the Minimum Offering Amount. The Placement Agent (as defined below) or its Affiliates or its or their officers, directors, shareholders or employees may (but are not obligated to) also purchase shares of Common Stock in the Offering (a “Placement Agent Investment”), and to the extent they do so, such purchases will also be counted towards the achievement of the Minimum Offering Amount.

C. None of the shares of Common Stock subscribed for pursuant to this Agreement nor the shares of Common Stock included therein (the “Shares”) have been registered under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”) or any state or foreign securities Law. The Offering is being made on a reasonable best efforts basis to “accredited investors,” as defined in Regulation D under the Securities Act, in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D. For purposes of this Agreement, “Law” or “Laws” means any federal, state, local or foreign or provincial statute, law (including, for the avoidance of doubt, any statutory, common, or civil law), ordinance, rule, regulation, order, injunction, decree or agency requirement having the force of law or any undertaking to or agreement with any Governmental Authority (as defined below).

AGREEMENT

The Company and the Purchaser hereby agree as follows:

1. Subscription.

(a) Purchase and Sale of the Shares.

(i) Subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase, and the Company agrees to sell and issue to the Purchaser, that number of Shares set forth on the Purchaser’s Omnibus Signature Page attached hereto at the Per Share Purchase Price, for a total aggregate purchase price for the Shares as set forth on such Omnibus Signature Page (the “Purchase Price”). The minimum subscription amount for each purchaser in the Offering is $100,000 (or 20,000 Shares). The Company may accept subscriptions for less than $100,000 from any Purchaser in the Offering in its sole discretion. For the purposes of this Agreement.

(ii) In connection with the Offering, the Company has entered or will enter into other subscription agreements in the same form and containing the same terms and conditions as this Agreement for Shares (“Other Shares”) (each, an “Other Subscription Agreement”) with purchasers in the Offering other than the Purchaser (collectively, “Other Purchasers”).

(b) Subscription Procedure; Closing.

(i) Initial Closing. Subject to the terms and conditions of this Agreement, the initial closing of the Offering shall take place upon the satisfaction (or waiver as provided herein) of the conditions set forth in Section 5 and Section 6 of this Agreement (other than those conditions that by their nature will be satisfied at the Closing, but subject to the satisfaction (or waiver as provided herein) of such conditions) or at such other time and place as is mutually agreed to by the Company and the Placement Agent (the “Initial Closing” and the date that the Initial Closing occurs, the “Initial Closing Date”).

(ii) Subsequent Closings. At any time prior to December 30, 2025, or February 27, 2026 if extended by the Company and Placement Agent without notice to or consent from the Purchaser or any Other Purchaser, subject to the satisfaction (or waiver as provided herein) of the conditions set forth in Section 5 and Section 6 of this Agreement (other than those conditions that by their nature will be satisfied at the Closing, but subject to the satisfaction (or waiver as provided herein) of such conditions) (each a “Subsequent Closing” and collectively the “Subsequent Closings” and the date that a Subsequent Closing occurs, a “Subsequent Closing Date”), the Company may sell additional shares of Common Stock up to the Maximum Offering Amount (collectively, the “Subsequent Closing Shares”) to such persons as may be approved by the Company and who are reasonably acceptable to the Placement Agent, including the Purchaser. Any Subsequent Closing Shares issued and sold to the Purchaser pursuant to this Section  1 (b) (ii) shall be deemed to be “Shares” for all purposes under this Agreement.

The Initial Closing and the Subsequent Closings, if any, shall be known collectively herein as the “Closings” or individually as a “Closing.” The Initial Closing Date and the Subsequent Closing Dates are each referred to herein as a “Closing Date.” Closings may take place remotely via the exchange by electronic transmission of documents and signatures.

(iii) Subscription Procedure. To complete a subscription for the Shares, the Purchaser must fully comply with the subscription procedure provided in subparagraphs (A) through (D) of this paragraph (iii) on or before the applicable Closing Date:

(A) Subscription Documents. At or before the applicable Closing, the Purchaser shall review, complete and execute the Omnibus Signature Page to this Agreement and the Registration Rights Agreement substantially in the form of Exhibit A hereto (the “Registration Rights Agreement”), the Selling Securityholder Questionnaire (as defined in the Registration Rights Agreement), the Purchaser Profile, and the Accredited Investor Certification, attached hereto following the Omnibus Signature Page (collectively, the “Subscription Documents”), and deliver the Subscription Documents to the party indicated thereon at the address set forth under the caption “How to subscribe for Shares in the private offering of Adaptin Bio, Inc.” below. Executed documents may be delivered to such party by facsimile or .pdf sent by electronic mail (e-mail).

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(B) Purchase Price. At or before the applicable Closing, the Purchaser shall deliver to Flagstar Bank, N.A., in its capacity as escrow agent (the “Escrow Agent”), under an escrow agreement among the Company, the Placement Agent and the Escrow Agent (the “Escrow Agreement”) the full Purchase Price set forth on the Purchaser’s Omnibus Signature Page attached hereto, by certified or other bank check or by wire transfer of immediately available funds, pursuant to the instructions set forth under the caption “How to subscribe for Shares in the private offering of Adaptin Bio, Inc.” below. Such funds will be held for the Purchaser’s benefit in the escrow account established for the Offering (the “Escrow Account”), without interest or offset.

(C) Termination. This Agreement shall terminate automatically and be of no further force and effect, and any amounts deposited into the Escrow Account by or on behalf of the Purchaser shall be returned to the Purchaser or its designee promptly, without interest or offset, if (i) the Purchaser and the Company agree in writing to terminate this Agreement prior to the applicable Closing, (ii) the subscription has been revoked in full by the Purchaser in accordance with Section 8, (iii) prior to the applicable Closing, in the Purchaser’s sole and absolute discretion, upon written notice to the Company, if any representation or warranty of the Company set forth in Section 3 hereof shall be or shall have become inaccurate or the Company shall have breached or failed to perform any of its covenants or other agreements set forth in this Agreement, which inaccuracy, breach or failure to perform would give rise to the failure to satisfy any of the conditions set forth in Section 6(a) or Section 6(b) of this Agreement and which inaccuracy, breach or failure to perform cannot be cured by the Company or, if capable of being cured, is not cured within two (2) Business Days of the Purchaser’s notice to the Company thereof. For the purposes of this Agreement, “Business Day” means a day, other than a Saturday or Sunday, on which commercial banks in New York City are open for the general transaction of business.

(D) Company Discretion. The Purchaser understands and agrees that, prior to the execution and delivery of this Agreement by the Company, the Company in its sole discretion reserves the right to accept or reject this subscription for Shares, in whole or in part. The Company and the Purchaser shall have no obligation hereunder until the Company shall execute and deliver to the Purchaser an executed copy of this Agreement.

(iv) Deliveries at Closing. On or prior to the Closing Date, the Company shall deliver or cause to be delivered to the Purchaser the following:

(A) this Agreement duly executed by the Company;

(B) a copy of the irrevocable instructions to the Transfer Agent instructing the Transfer Agent to deliver, on an expedited basis, a certificate (or at the request of the Purchaser, book entry statement) evidencing a number of Shares being purchased by the Purchaser at the Closing, as set forth in the Purchaser’s Omnibus Signature Page, registered in the name of the Purchaser (but notwithstanding the foregoing, upon the Closing, the Purchaser shall be deemed for all corporate purposes to have become the holder of record of such Shares, irrespective of the date of delivery of the Shares to the Purchaser; and

(C) the certificates, legal opinion and other documents set forth in Section 6 below.

“Transfer Agent” means Vstock Transfer, LLC, with a mailing address of 18 Lafayette Place, Woodmere, New York 11598, and any successor transfer agent of the Company for the Common Stock.

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2. Placement Agent. Laidlaw & Company (UK) Ltd. (“Laidlaw” or the “Placement Agent”), a U.S.-registered broker-dealer, has been engaged by the Company as the Company’s placement agent, on a reasonable “best efforts” basis, for the Offering. The Placement Agent (a) will be paid at each Closing from the Offering proceeds a total cash placement fee of ten percent (10.0%) of the gross Purchase Price paid by the Purchaser and the aggregate gross purchase price paid by all Other Purchasers in the Offering at that Closing (the “Cash Fee”), (b) will be paid at each Closing from the Offering proceeds a total non-allocable expense allowance equal to two percent (2.0%) of the gross Purchase Price paid by the Purchaser and the aggregate gross purchase price paid by all Other Purchasers in the Offering at that Closing (the “Expense Allowance”), and (c) will receive warrants to purchase a total number of shares of Common Stock equal to ten percent (10.0%) of the number of shares of Common Stock sold in the Offering at that Closing, with a term expiring five (5) years after the final Closing Date and an exercise price of $5.00 per share (the “Placement Agent Warrants”). Any sub-agent of the Placement Agent that introduces investors to the Offering will be entitled to share in the Cash Fee, Expense Allowance and Placement Agent Warrants attributable to those investors pursuant to the terms of an executed sub-agent agreement with such Placement Agent. The Company has agreed to pay certain other expenses of the Placement Agent, including the fees and expenses of its counsel, in connection with the Offering.

3. Representations and Warranties of the Company. Except as set forth in (i) the Disclosure Schedule delivered to the Purchaser prior to or concurrently with the execution of this Agreement (the “Disclosure Schedule”), or (ii) the Confidential Private Placement Memorandum for the Offering (including the documents incorporated by reference therein), as the same may be supplemented or amended (the “PPM”) delivered to the Purchaser by the Company or the Placement Agent or any of their respective representatives (but excluding any disclosures (whether contained under the heading “Risk Factors,” in any “forward-looking statements” disclaimer or in any other section) to the extent they are cautionary, predictive or forward-looking in nature), the Company hereby represents and warrants to the Purchaser, as of the applicable Closing Date, the following; provided that any qualification as to “knowledge” shall refer to both the actual knowledge of the officers of the Company and knowledge such officers would have had upon reasonable inquiry of the personnel of the Company responsible for the applicable subject matter:

(a) Organization and Qualification. The Company and each of its Subsidiaries is a corporation or limited liability company, as the case may be, duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or formation, and has the requisite corporate or limited liability company power to own, lease and operate its properties and to carry on its business as currently conducted and as described in the PPM. The Company and each of its Subsidiaries is duly qualified as a foreign corporation or limited liability company, as the case may be, to do business and is in good standing in every jurisdiction in which the nature of the business as currently conducted and as described in the PPM makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. For purposes of this Agreement, “Material Adverse Effect” means any event, circumstance, development, condition, occurrence, state of facts, change or effect that, individually or in the aggregate with any other event, circumstance, development, condition, occurrence, state of facts, change or effect, has or would reasonably be expected to (x) prevent or materially delay or materially impair the ability of the Company or its Subsidiaries to carry out its obligations under this Agreement or (y) have any material adverse effect on the business, properties, assets, liabilities, operations or condition (financial or otherwise), results of operations or future prospects of the Company and its Subsidiaries, taken as a whole; provided, however, that for purposes of clause (y), none of the following shall be deemed in themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been or would reasonably be expected to have a “Material Adverse Effect”: (i) general economic, financial, credit, capital market or regulatory conditions or any changes therein (provided, however, that such effects do not affect the Company and its Subsidiaries taken as a whole disproportionately as compared to the Company’s similarly-situated competitors), (ii) any effects alone or in combination that arise out of, or result from, directly or indirectly, the announcement, pendency, execution or performance of this Agreement, the transactions contemplated hereby or any action contemplated by this Agreement, (iii) acts of God, war (whether or not declared), disease, the commencement, continuation or escalation of a war, acts of armed hostility, sabotage or terrorism or other international or national calamity or any material worsening of such conditions (provided, however, that such changes do not affect the Company or its Subsidiaries disproportionately as compared to the Company’s similarly-situated competitors), (iv) any matter disclosed in the Disclosure Schedule or the PPM (excluding any disclosures (whether contained under the heading “Risk Factors,” in any “forward looking statements” disclaimer or in any other section) to the extent they are cautionary, predictive or forward-looking in nature); (v) any failure by the Company or its Subsidiaries to meet any projections, budgets or estimates of revenue or earnings (it being understood that the facts giving rise to such failure may be taken into account in determining whether there has been a Material Adverse Effect (except to the extent such facts are otherwise excluded from being taken into account by this proviso)), (vi) changes affecting the industry generally in which the Company or its Subsidiaries operate (provided, however, that such changes do not affect the Company or its Subsidiaries disproportionately as compared to the Company’s similarly-situated competitors), or (vii) changes in Law or U.S. generally accepted accounting principles (“GAAP”) (provided, however, that such changes do not affect the Company or its Subsidiaries disproportionately as compared to the Company’s similarly-situated competitors). For purposes of this Agreement, “Subsidiary” means, with respect to the Company, any corporation, partnership, limited liability company, joint venture or other legal entity of any kind (i) of which fifty percent (50%) or more of the capital stock or other equity interests or voting power are, directly or indirectly, controlled, owned or held by, or (ii) that is, at the time any determination is made, controlled (whether by voting power, Contract (as defined below) or otherwise) by, in each case, the Company (either alone or through or together with one or more of its other Subsidiaries).

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(b) Authorization, Enforcement, Compliance with Other Instruments. (i) The Company and each of its Subsidiaries party thereto has the requisite corporate or limited liability company power and authority to enter into and perform its obligations under this Agreement, the Registration Rights Agreement and the Escrow Agreement (collectively with all other documents, certificates or instruments executed and delivered in connection with the transactions contemplated hereby or thereby, the “Transaction Documents”) and to consummate the transactions contemplated thereby, including to issue the Shares, in accordance with the terms hereof and thereof; (ii) the execution and delivery by the Company and each of its Subsidiaries party thereto of each of the Transaction Documents and the consummation by it of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Shares, have been, or will be at the time of execution of such Transaction Document, duly authorized by the Board of Directors or other applicable governing body of the Company or such Subsidiary, and no further action, proceeding, consent, waiver or authorization is, or will be at the time of execution of each such Transaction Document, required by or from the Company or any such Subsidiary, its respective board of directors or other governing body or its respective stockholders or equity holders; (iii) this Agreement has been, and at the Closing each of the other Transaction Documents will be when delivered at the Closing, duly executed and delivered by the Company and each of its Subsidiaries party thereto; and (iv) this Agreement and the other Transaction Documents, when delivered at the Closing, will constitute the valid and binding obligations of the Company and its Subsidiaries party thereto enforceable against the Company and its Subsidiaries party thereto in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies and, with respect to any rights to indemnity or contribution contained in the Transaction Documents, as such rights may be limited by state or federal laws or public policy underlying such laws.

(c) Capitalization. As of the date hereof, the authorized capital stock of the Company consists of 50,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”), and there are 8,455,829 shares of Common Stock outstanding and no shares of Preferred Stock outstanding. The current capitalization of the Company is set forth under Schedule 3(c). All of the outstanding shares of Common Stock and of the capital stock of each of the Company’s Subsidiaries have been duly authorized, validly issued and are fully paid and non-assessable and free of preemptive or similar rights and other Liens (as defined below) and have been issued in compliance with all applicable Laws. All of the issued and outstanding capital stock of each Subsidiary of the Company are owned, directly or indirectly, by the Company, free and clear of any Liens. Immediately after the Closing of the Minimum Offering Amount, the pro forma outstanding capitalization of the Company will be as set forth under “Pro Forma Capitalization” in Schedule 3 (c). Immediately after giving effect to the Closing: (i) no shares of capital stock of the Company or any of its Subsidiaries will be subject to preemptive rights or any other similar rights or any Liens suffered or permitted by the Company; (ii) except as set forth on Schedule 3 (c)(ii), there will be no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible, exercisable or exchangeable into, any shares of capital stock of the Company or any of its Subsidiaries, or any Contracts by which the Company or any of its Subsidiaries is or may become bound or pursuant to which the Company or any of its Subsidiaries is otherwise obligated to issue additional shares of capital stock of the Company or any of its Subsidiaries; (iii) there will be no outstanding debt securities of the Company or any of its Subsidiaries other than indebtedness as set forth in Schedule 3 (c)(iii); (iv) other than pursuant to the Registration Rights Agreement or as set forth in Schedule 3 (c)(iv), there will be no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act; (v) there will be no outstanding registration statements of the Company or any of its Subsidiaries, other than pursuant to the Registration Rights Agreement; (vi) except as set forth in Schedule 3 (c)(vi), there will be no securities or instruments of the Company or any of its Subsidiaries containing anti-dilution or similar provisions, including the right to adjust the exercise, exchange or reset price under such securities, that will be triggered by the issuance of the Shares as described in this Agreement; (vii) no co-sale right, right of first refusal or other similar right will exist with respect to the Shares or the issuance and sale thereof and (viii) no shares of Common Stock shall be reserved for issuance, other than (A) up to 1,938,468 shares of Common Stock reserved for future issuances under the Company’s 2025 Equity Incentive Plan and (B) shares of Common Stock reserved for issuance upon exercise or conversion of the securities listed in Schedule 3 (c)(viii). The Company has made available to the Purchaser true and correct copies of the Company’s Certificate of Incorporation, as in effect as of the Initial Closing, and the Company’s Bylaws, as in effect as of the Initial Closing, and the terms of all securities exercisable for Common Stock and the material rights of the holders thereof in respect thereto other than stock options issued to officers, directors, employees and consultants. Except for the interests in the Company’s Subsidiaries, neither the Company nor any of its Subsidiaries owns any equity interest or other interest of any nature in, or any interest convertible, exchangeable, or exercisable for, equity interests or other interests of any nature in any other person. The Company does not have outstanding stockholder purchase rights or a “poison pill” or any similar arrangement in effect giving any person the right to purchase any equity interest in the Company upon the occurrence of certain events.

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(d) Issuance of Shares. The Shares that are being issued to the Purchaser hereunder, when issued, sold and delivered in accordance with the terms and upon payment of the consideration set forth in this Agreement, will be duly and validly issued, fully paid and non-assessable, and free of preemptive or similar rights, Taxes and other Liens with respect to the issuance thereof, and restrictions on transfer other than restrictions on transfer under the Transaction Documents, applicable state and federal securities Laws and Liens created by or imposed by the Purchaser. Assuming the accuracy of each of the representations and warranties of the Purchaser herein, and of the Other Purchasers in each of their respective Other Subscription Agreements, the offer, issuance and sale by the Company of the Shares to the Purchaser are exempt from registration under the Securities Act and exempt from (or not subject to) registration, qualification or prospectus delivery requirements under the securities laws of any state or other jurisdiction.

(e) No Conflicts. The execution, delivery and performance of each of the Transaction Documents by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby, including issuance and sale of the Shares in accordance with this Agreement and the other Transaction Documents, have not and will not (i) result in a violation of the Certificate of Incorporation or the Bylaws (or equivalent constitutive document) of the Company or any of its Subsidiaries; (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any Contract to which the Company or any Subsidiary is a party, except for those which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or (iii) result in a violation of any Law applicable to the Company or any Subsidiary or by which any property or asset of the Company or any Subsidiary is bound or affected, except for those which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary is in violation of or in default under, any provision of its Certificate of Incorporation or Bylaws or any other constitutive documents. Neither the Company nor any Subsidiary is in violation of any term of or in default under any Contract, judgment, decree or order or any Law applicable to the Company or any Subsidiary, which violation or breach has been or would reasonably be expected to be material to the business of the Company and its Subsidiaries, taken as a whole. Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities Laws, neither the Company nor any of its Subsidiaries is required to obtain any Authorization of, or provide any notice to or make any filing or registration with, any Governmental Authority in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement or the other Transaction Documents in accordance with the terms hereof or thereof, other than (i) the filings required pursuant to Section 9 (j), (ii) the filing of the registration statement contemplated by the Registration Rights Agreement and (iii) the filing of a Notice of Exempt Offering of Shares on Form D with the Securities and Exchange Commission (the “SEC”) under Regulation D. Except as set forth on Schedule 3 (e), neither the execution and delivery by the Company of the Transaction Documents, nor the consummation by the Company of the transactions contemplated hereby or thereby, will require any notice, consent or waiver under any Contract to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of their assets or businesses is subject, except for any notice, consent or waiver the absence of which would not reasonably be expected, individually or in the aggregate, to be material to the business of the Company and its Subsidiaries, taken as a whole. All notices, consents, authorizations, orders, filings and registrations which the Company or any of its Subsidiaries is required to deliver or obtain pursuant to the preceding two sentences have been or will be delivered or obtained or effected, and shall remain in full force and effect, on or prior to the Closing.

(f) Absence of Litigation. Except as set forth on Schedule 3 (f), there is no, and since the date that is two (2) years prior to the date hereof (the “Lookback Date”) there has not been any, action, suit, claim, inquiry, notice of violation, arbitration, petition, charge, citation, summons, subpoena, proceeding (including any partial proceeding such as a deposition) or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity, before or by any Governmental Authority (an “Action”) pending or threatened in writing or, to the knowledge of the Company, threatened orally, against or affecting the Company or any of its Subsidiaries or any of their respective officers or directors or any of their respective assets or businesses, which has or would be reasonably likely to have, a Material Adverse Effect Neither the Company nor any of its Subsidiaries is, and since the Lookback Date has not been, subject to any judgment, decree, or order which has been, or would reasonably be expected to be material to the business of the Company and its Subsidiaries, taken as a whole.

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(g) Acknowledgment Regarding Purchaser’s Purchase of the Shares. The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by the Purchaser or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchaser’s purchase of the Shares.

(h) No General Solicitation. Neither the Company, nor to its knowledge any of its Affiliates (as defined below), or any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer, sale or issuance of the Shares. “Affiliate” means, with respect to any person, any other person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such person, as such terms are used in and construed under Rule 144 under the Securities Act (“Rule 144”). With respect to the Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as the Purchaser will be deemed to be an Affiliate of the Purchaser.

(i) No Integrated Offering. Neither the Company, nor any of its Affiliates, nor to the knowledge of the Company, any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would eliminate the availability of the exemption from registration under Rule 506(b) of Regulation D or afforded by Section 4(a)(2) of the Securities Act in connection with the Offering of the Shares contemplated hereby or cause this Offering of the Shares to be integrated with prior offerings by the Company for purposes of the Securities Act.

(j) Employee Relations. Since the Lookback Date, there has been no actual or threatened in writing, or to the knowledge of the Company, threatened orally, labor dispute, work stoppage, request for representation, union organizing activity, or unfair labor practice charges involving the employees of the Company or any of its Subsidiaries. Neither the Company nor any Subsidiary is party to any collective bargaining agreement. The Company’s and/or its Subsidiaries’ employees are not members of any union, and the Company believes that its and its Subsidiaries’ relationships with their respective employees are good.

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(k) Intellectual Property Rights. Except as set forth on Schedule 3 (k), the Company and each of its Subsidiaries exclusively owns, possesses, or has valid and enforceable rights to use, license, and exploit all Intellectual Property used in, necessary or advisable for the conduct of the Company’s and its Subsidiaries’ business as currently conducted and as described in the PPM, except for a failure to own, possess or have such rights that would not reasonably be expected to result in a Material Adverse Effect. There are no unreleased liens or security interests which have been filed, or which the Company has received notice of, against any of the Intellectual Property owned by the Company. All Intellectual Property owned by the Company or its Subsidiaries, and all Contracts pursuant to which the Company or its Subsidiaries license Intellectual Property, are valid and enforceable, and the Company and its Subsidiaries are in full compliance with all such Contracts except as would not reasonably be expected to result in a Material Adverse Effect. Furthermore, except as has not been and would not reasonably be expected to result in a Material Adverse Effect, since the Lookback Date: (A) to the Company’s knowledge, there has been no infringement, misappropriation or violation by third parties of any such Intellectual Property of the Company or its Subsidiaries; (B) there has been no Action pending or threatened in writing (or to the Company’s knowledge, threatened orally) by others challenging the Company’s or any of its Subsidiaries’ ownership of or any rights in or to any such Intellectual Property; (C) the Intellectual Property owned by the Company and its Subsidiaries and, to the Company’s knowledge, the Intellectual Property licensed to the Company and its Subsidiaries, has not been adjudged invalid or unenforceable, in whole or in part, and there has been no Action pending or threatened in writing (or to the Company’s knowledge, threatened orally) by others challenging the validity, enforceability or scope of any such Intellectual Property; (D) there has been no Action pending or threatened in writing (or to the Company’s knowledge, threatened orally) by others that the Company or any of its Subsidiaries infringes, misappropriates or otherwise violates any Intellectual Property or other proprietary rights of others, and neither the Company nor any of its Subsidiaries has received any written notice of such Action; and (E) to the Company’s knowledge, no employee of the Company or any of its Subsidiaries has violated any term of any employment Contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or any of its Subsidiaries or actions undertaken by the employee while employed with the Company or any of its Subsidiaries. Except as would not reasonably be expected to have a Material Adverse Effect, the Company and its Subsidiaries have complied in all material respects with 37 C.F.R. §1.56 (Duty to disclose information material to patentability). The consummation of the transactions contemplated hereby or by the other Transaction Documents will not result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other person in respect of, the Company or any of its Subsidiaries’ right to own, use or hold for use any Intellectual Property as owned, used or held for use in the conduct of the Company’s and its Subsidiaries’ business as currently conducted and as described in the PPM, except as would not reasonably be expected to be material to the business of the Company and its Subsidiaries, taken as a whole. The rights of the Company and each of its Subsidiaries in their Intellectual Property are valid, subsisting and enforceable, except as would not reasonably be expected to be material to the business of the Company and its Subsidiaries, taken as a whole. The Company and each of its Subsidiaries has taken reasonable steps to maintain their Intellectual Property and to protect and preserve the confidentiality of all of their Trade Secrets. To the Company’s knowledge, there has not been any disclosure or access to any Trade Secrets of the Company and each of its Subsidiaries by any unauthorized person. The Company and each of its Subsidiaries have taken and continue to take commercially reasonable measures, at least consistent with prevailing industry practice, to ensure that all personal information in their possession, custody or control is protected against loss and against unauthorized, access, use, modification, disclosure or other misuse. “Intellectual Property” shall mean any and all rights title and interest in, arising out of, or associated with any intellectual or intangible property, whether protected, created or arising in any jurisdiction throughout the world, including the following: (a) issued patents and patent applications (whether provisional or non-provisional), including divisionals, continuations, continuations-in-part, substitutions, reissues, reexaminations, extensions, or restorations of any of the foregoing, and other Governmental Authority issued indicia of invention ownership (including certificates of invention, petty patents, and patent utility models) (“Patents”); (b) trademarks, service marks, brands, certification marks, logos, trade dress, slogans, trade names, and other similar indicia of source or origin, together with the goodwill connected with the use of and symbolized by, and all registrations, applications for registration, and renewals of, any of the foregoing (“Trademarks”); (c) copyrights and works of authorship, whether or not copyrightable, and all registrations, applications for registration, and renewals of any of the foregoing (“Copyrights”); (d) internet domain names and social media account or user names (including “handles”), whether or not Trademarks, all associated web addresses, URLs, websites and web pages, social media sites and pages, and all content and data thereon or relating thereto, whether or not Copyrights; (e) mask works, and all registrations, applications for registration, and renewals thereof; (f) industrial designs, and all Patents, registrations, applications for registration, and renewals thereof; (g) trade secrets, know-how, inventions (whether or not patentable), discoveries, improvements, technology, business and technical information, databases, data compilations and collections, tools, methods, processes, techniques, and other confidential and proprietary information and all rights therein (“Trade Secrets”); (h) computer programs, operating systems, applications, firmware and other code, including all source code, object code, application programming interfaces, data files, databases, protocols, specifications, and other documentation thereof; (i) rights of publicity; and (j) all other intellectual or industrial property and proprietary rights.

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(l) Environmental Laws.

(i) Except as, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect: (x) the Company and each Subsidiary is in compliance and has complied with all applicable Environmental Laws (as defined below); (y) the Company or its applicable Subsidiary is in possession of all Authorizations required pursuant to Environmental Laws to conduct their respective businesses as currently conducted and as described in the PPM and (z) the Company or its applicable Subsidiary is in material compliance with all terms and conditions of such Authorizations. There is no Action pending or threatened in writing (or to the Company’s knowledge, threatened orally) relating to any violation or noncompliance with any Environmental Law involving the Company or any Subsidiary. For purposes of this Agreement, “Environmental Law” means any national, state, provincial or local Law, statute, rule or regulation or the common law relating to the environment or occupational health and safety, including without limitation any statute, regulation, administrative decision or order pertaining to (A) treatment, storage, disposal, generation and transportation of Hazardous Substances; (B) air, water and noise pollution; (C) groundwater and soil contamination; (D) the release or threatened release into the environment of industrial, toxic or hazardous materials or substances, or solid or hazardous waste, including without limitation emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals; (E) the protection of wild life, marine life and wetlands, including without limitation all endangered and threatened species; (F) storage tanks, vessels, containers, abandoned or discarded barrels, and other closed receptacles; (G) health and safety of employees and other persons; and (H) manufacturing, processing, using, distributing, treating, storing, disposing, transporting or handling of Hazardous Substances. As used above, the terms “release” and “environment” shall have the meaning set forth in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

(ii) To the knowledge of the Company, none of the Company or any of its Subsidiaries has any liability or obligation under any Environmental Law with respect to any release, spill, emission, leaking, pumping, pouring, emptying, leaching, escaping, dumping, injection, deposit, discharge or disposing of any Hazardous Substance in, onto or through the environment, except as would not reasonably be expected to have a Material Adverse Effect. “Hazardous Substances” means all materials, wastes, or substances defined by, or regulated under, any Environmental Laws, including as a hazardous waste, hazardous material, hazardous substance, extremely hazardous waste, restricted hazardous waste, contaminant, pollutant, toxic waste, or toxic substance, and specifically including petroleum and petroleum products, asbestos, radon, lead, toxic mold, radioactive materials, and polychlorinated biphenyls.

(m) Authorizations. Except as set forth on Schedule 3 (m), the Company and each of its Subsidiaries holds, and is operating in compliance with, all authorizations, licenses, permits, approvals, clearances, registrations, exemptions, consents, certificates, waivers, filings, qualifications and orders of the U.S. Food and Drug Administration (“FDA”), its foreign counterparts and any other entity or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to United States federal, state or local government or foreign, or other governmental, including any department, commission, board, agency, bureau, official or other regulatory, administrative or judicial or arbitral authority thereto (each a “Governmental Authority”) and supplements and amendments thereto (collectively, “Authorizations”) required for the conduct of its business as currently conducted and as described in the PPM, or that are otherwise material to the business of the Company and its Subsidiaries, in all applicable jurisdictions, except as would not reasonably be expected to be material to the business of the Company and its Subsidiaries, taken as a whole. All Authorizations held by the Company or its Subsidiaries are valid and in full force and effect. Neither the Company nor any of its Subsidiaries is in material violation of any terms of any such Authorizations; and neither the Company nor any of its Subsidiaries has received written notice from any Governmental Authority of any revocation or modification of any such Authorization, or written notice (or to the Company’s knowledge, oral notice) that such revocation or modification is being considered, except to the extent that any such revocation or modification would not be reasonably expected to be material to the business of the Company and its Subsidiaries, taken as a whole.

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(n) Regulatory Compliance The Company and each of its Subsidiaries is in compliance, and has since the Lookback Date been in compliance, with all applicable federal, state, local and foreign Laws, including such Laws applicable to the manufacture, distribution, import and export of regulated products and component parts and ingredients, except as would not reasonably be expected to be material to the business of the Company and its Subsidiaries, taken as a whole. Neither the Company nor any of its Subsidiaries has received any Form FDA 483, warning letter, untitled letter or other correspondence or written notice from any Governmental Authority, alleging or asserting noncompliance with the Federal Food, Drug, and Cosmetic Act (21 U.S.C. § 301 et seq.) (“FDCA”) or comparable foreign Laws. Neither the Company nor any of its Subsidiaries has been notified, either orally or in writing, by any Governmental Authority that a clinical study has been put on hold or may be put on hold. The Company and each of its Subsidiaries, and to the Company’s knowledge, each of their respective directors, officers, employees and agents, is and has been in material compliance with applicable health care Laws, including, to the extent applicable, without limitation, the FDCA, the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. § 1320d et seq.), as amended by the Health Information Technology for Economic and Clinical Health Act of 2009 (42 U.S.C. § 17921 et seq.), and the regulations promulgated pursuant to such Laws, and comparable state Laws and foreign Laws (collectively, “Health Care Laws”). Neither the Company nor any of its Subsidiaries has received written notice (or to the Company’s knowledge, oral notice) of any ongoing claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Authority or third party alleging that any product operation or activity is in material violation of any Health Care Laws or any Authorizations. The Company and each of its Subsidiaries has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments thereto as required by any Health Care Laws or any Authorizations and all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments, to the Company’s knowledge, were complete, correct and not misleading on the date filed in all material respects (or were corrected or supplemented by a subsequent submission). Neither the Company nor any of its Subsidiaries has, either voluntarily or involuntarily, initiated, conducted, or issued or caused to be initiated, conducted or issued, any other notice or action relating to any alleged product defect or violation and, to the Company’s knowledge, no third party has initiated or conducted any such notice or action relating to any of the Company’s products in development. Neither the Company nor any of its Subsidiaries is a party to any corporate integrity agreement, deferred prosecution agreement, monitoring agreement, consent decree, settlement order, or similar agreements, or has any reporting obligations pursuant to any such agreement, plan or correction or other remedial measure entered into with any Governmental Authority.

(o) Title. Neither the Company nor any of its Subsidiaries owns any real property. Except as set forth on Schedule 3 (o), each of the Company and its Subsidiaries has good and marketable title to all of its personal property and other tangible assets (i) purportedly owned or used by them as reflected in the PPM, or (ii) necessary for the conduct of their business as currently conducted and as described in the PPM, free and clear of any legal or equitable, specific or floating, lien (statutory or otherwise), restriction, mortgage, deed of trust, pledge, lien, security interest, restrictive covenant, or other adverse right, charge, claim or encumbrance of any kind or nature whatsoever (collectively, “Liens”), except for Liens which would not reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 3 (o), with respect to properties and assets it leases, each of the Company and its Subsidiaries is in compliance with such leases and holds a valid leasehold interest free of any Liens, except for such Liens which would not reasonably be expected to have a Material Adverse Effect.

(p) Tax Status. The Company and each Subsidiary has filed (taking into account any valid extensions) all federal, state, local and foreign income and all other material returns, declarations, reports, elections, designations, or information returns or statements made to a Governmental Authority relating to Taxes, including any schedules or attachments thereto and any amendments thereof (collectively, “Tax Returns”) required to be made or filed by it or with respect to it by any jurisdiction to which it is subject. Such Tax Returns accurately reflect, in all material respects, the Tax liabilities of the Company and its Subsidiaries (other than Taxes not yet due and payable). The Company and each Subsidiary has timely paid all income Taxes and all other material Taxes and other material governmental assessments and material charges, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and for which the Company and its Subsidiaries have adequately reserved and accrued for in accordance with GAAP. The Company has reserved and accrued on its books provisions in accordance with GAAP amounts that are reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid Taxes in any material amount claimed to be due from the Company or any Subsidiary by the taxing authority of any jurisdiction. There are no, and since the Lookback Date there have been no, pending or threatened in writing (or to the Company’s knowledge, threatened orally) Actions by the taxing authority of any jurisdiction against the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is a party to, or otherwise bound by, any Tax indemnity, Tax sharing or Tax allocation agreement (but not including any agreement whose primary subject matter is not Taxes) (a “Tax Agreement”). The Company is not a “United States real property holding corporation” within the meaning of Section 897(c) of the Code. For purposes of this Agreement, “Tax” or “Taxes” means (i) any and all U.S. federal, state, local, or non-U.S. taxes, assessment, levy or other charges, including net or gross income, gross receipts, net proceeds, estimated, sales, use, ad valorem, value added, franchise, license, withholding, payroll, employment, excise, property (including both real and personal), unclaimed property remittance/escheat, deed, stamp, alternative or add-on minimum, occupation, severance, unemployment, social security, workers’ compensation, capital, premium, windfall profit, environmental, custom duties, fees, transfer and registration taxes, and any governmental charges in the nature of a tax imposed by a Governmental Authority, (ii) any liability for the payment of any amounts of any of the foregoing types as a result of being a member of an Affiliated, consolidated, combined or unitary group, or being a party to any agreement or arrangement whereby liability for payment of such amounts was determined or taken into account with reference to the liability of any other person and (iii) any liability for the payment of any amounts as a result of being a party to any Tax Agreement.

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(q) Certain Transactions. Except as set forth on Schedule 3 (p), none of the direct or indirect equity holders, stockholders, controlling persons, partners, managers, members, officers, directors, employees, general or limited partners or assignees (each, a “Related Party”) of the Company or any Subsidiary is presently, or has since the Lookback Date been, a party to any Contract or transaction with the Company or any Subsidiary (other than for services as employees, officers and directors (including director or officer indemnification agreements) and for the purchase of shares of the Company’s capital stock and the issuance of options to purchase shares of the Company’s Common Stock), including any Contract providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner. All transactions that would be required to be disclosed by the Company pursuant to Item 404 of Regulation S-K promulgated under the Securities Act are disclosed in the SEC Reports (as defined below) or the PPM in accordance with Item 404 of Regulation S-K.

(r) Rights of First Refusal. Except as set forth on Schedule 3 (r), the Company is not obligated to offer the Shares offered hereunder on a right of first refusal basis or otherwise to any third parties including, but not limited to, current or former stockholders of the Company, underwriters, brokers, agents or other third parties.

(s) Insurance. The Company and its Subsidiaries have insurance policies of the type and in amounts customarily carried by organizations conducting businesses or owning assets similar to those of the Company and its Subsidiaries, and in any event maintain insurance policies in amounts as required by applicable Law or any Contract to which the Company or its Subsidiaries is a party or to which any of its assets or businesses is subject. All such insurance policies are in full force and effect and binding and enforceable in accordance with their terms, and all premiums due and payable thereon have been timely paid in full. Neither the Company nor any of its Subsidiaries is in default with respect to its obligations under any such insurance policy, nor has there been any failure to give any notice or present any claim under any such insurance policy in due and timely fashion except as would not, individually or in the aggregate, reasonably be expected to be material to the business of the Company and its Subsidiaries, taken as a whole. There is no material claim pending under any such policy as to which coverage has been questioned, denied or disputed by the underwriter of such policy and there has been no notice of cancellation of nonrenewal of any such insurance policy received by the Company or any of its Subsidiaries. Since the Lookback Date, no limits on any insurance policy of the Company or any of its Subsidiaries have been exhausted, materially eroded or materially reduced.

(t) SEC Reports. The Company has timely filed or furnished, as applicable, all reports, proxy statements, schedules, forms, statements, certifications and other documents (including exhibits and all other information incorporated by reference therein) required to be filed or furnished by the Company under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”) (the “SEC Reports”) since the Lookback Date (or such shorter period since the Company was first required by Law or regulation to file such material). There are no Contracts (or any material change or amendment thereto, or any waiver of any material right thereunder) that are required to be described in the SEC Reports or the PPM that were or are not described, in all material respects, therein. There are no Contracts (or any material change or amendment thereto, or any waiver of any material right thereunder) that are required to be filed as exhibits to the SEC Reports that were not or will not have been filed as required in the SEC Reports. There are no outstanding or unresolved comments in comment letters received from the SEC staff with respect to the SEC Reports. To the Company’s knowledge, none of the SEC Reports is the subject of an ongoing SEC review. There are no SEC inquiries or investigations, other governmental inquiries or investigations or internal investigations pending or threatened in writing (or, to the Company’s knowledge, threatened orally), in each case regarding any accounting practice of the Company.

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(u) Financial Statements.

(i) The (A) audited financial statements of the Company as of and for the fiscal years ended December 31, 2024 and 2023, and (B) the unaudited interim financial statements of the Company for the six months ended June 30, 2025 and nine months ended September 30, 2025 (in each case consisting of the balance sheets, related statements of operations, changes in stockholders’ equity (deficit) and cash flows), each of (A) and (B) above included or incorporated by reference in the PPM, comply or will comply, as applicable, in all material respects with GAAP and the rules and regulations of the SEC with respect thereto (the foregoing financial statements, the “Financial Statements”). The Financial Statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved and include all adjustments (consisting only of normal recurring accruals) that are necessary for a fair presentation of the consolidated financial condition of the business to which they relate as of the date thereof, subject, in the case of the unaudited interim financial statements of the Company for the six months ended June 30, 2025, and nine months ended September 30, 2025, to normal year-end adjustments that will not, individually or in the aggregate, be material and the absence of notes, and fairly present in all material respects the financial position of the Company and its Subsidiaries taken as a whole, or the Company and its consolidated Subsidiaries taken as a whole, as applicable, as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments that will not, individually or in the aggregate, be material.

(ii) Except as disclosed in the PPM, the Company (A) maintains a standard system of accounting established and administered in accordance with GAAP and (B) has established and maintains a system of internal controls over financial reporting designed to provide reasonable assurance regarding the reliability of the financial reporting and the preparation of the Financial Statements for external purposes in accordance with GAAP. Except as disclosed in the PPM, there (x) are no significant deficiencies or material weaknesses in any system of internal accounting controls used by each of the Company’s Subsidiaries, (y) has not since the Lookback Date been any fraud or other unlawful act on the part of any of management or other employees of the Company and each of its Subsidiaries who have a role in the preparation of Financial Statements or the internal accounting controls used by the Company and each of its Subsidiaries related to such preparation or controls and (z) has not since the Lookback Date been any claim or allegation regarding any of the foregoing.

(iii) Neither the Company nor any of its Subsidiaries has any liabilities (whether accrued, absolute, contingent or otherwise) other than (A) liabilities disclosed on the audited balance sheet (including the notes thereto) or the interim balance sheet (including the notes thereto) and (B) liabilities that have been incurred since the date of the latest balance sheet of the Company and the latest balance sheet of Adaptin included in the Financial Statements in the ordinary course of business, which liabilities, individually or in the aggregate, are not material to the business of the Company and its Subsidiaries (taken as a whole).

(iv) To the knowledge of the Company, Withum Smith+Brown, PC (the “Auditor”), is an independent registered public accounting firm with respect to the Company as required by the Exchange Act and the rules and regulations promulgated thereunder and the rules and regulations of the Public Company Accounting Oversight Board. The Auditor has not, during the periods covered by the Financial Statements provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act.

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(v) Material Changes.  Except for the transactions contemplated hereby, since the date of the latest balance sheet of the Company included in the financial statements contained in the PPM, except as set forth on Schedule 3 (v), (i) there have been no events, occurrences or developments that have had or would reasonably be expected to have a Material Adverse Effect with respect to the Company, (ii) there have not been any changes in the assets, financial condition, business or operations of the Company from that reflected in the financial statements contained in the PPM except changes in the ordinary course of business which have not been, either individually or in the aggregate, materially adverse to the business, properties, financial condition, results of operations or future prospects of the Company, (iii) none of the Company or any of their respective Subsidiaries has altered its method of accounting or the manner in which it keeps its accounting books and records, and (iv) none of the Company or any of their respective Subsidiaries has declared or made any dividend or distribution of cash or other property to its stockholders or equity holders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock (other than in connection with repurchases of unvested stock issued to employees of the Company). The Company and its Subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Initial Closing , will not be Insolvent (as defined below). “Insolvent” means, with respect to the Company, on a consolidated basis with its Subsidiaries, (i) the present fair saleable value of the Company’s and its Subsidiaries’ assets is less than the amount required to pay the Company’s and its Subsidiaries’ total indebtedness, (ii) the Company and its Subsidiaries are unable to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (iii) the Company and its Subsidiaries intend to incur or believe that they will incur debts that would be beyond their ability to pay as such debts mature.

(w) Disclosure Controls. The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-14 and 15d-15 under the Exchange Act) and except as disclosed in the PPM, such controls and procedures are effective in ensuring that material information relating to the Company, including its Subsidiaries, is made known to the principal executive officer and the principal financial officer.

(x) Sarbanes-Oxley. The Company is, and has been since the Lookback Date, to the extent applicable, in compliance in all material respects with all of the provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it.

(y) Off-Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company or any Subsidiary and an unconsolidated or other off-balance sheet entity that is required to be disclosed by the Company in the PPM and is not so disclosed.

(z) Foreign Corrupt Practices. Neither the Company and its Subsidiaries, nor any of their respective directors, managers, officers, agents or employees or other person acting on behalf of the Company or its Subsidiaries, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment or offered anything of value to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any of its Subsidiaries (or, to the Company’s knowledge, made by any person acting on their behalf) which is in violation of Law or (iv) violated any applicable anti-terrorism Law or regulation, nor have any of them otherwise taken any action which would reasonably cause the Company or any of its Subsidiaries to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable Law of similar effect.

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(aa) Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any director, manager, officer, agent, employee or Affiliate of the Company or any Subsidiary is, or is acting under the direction of, on behalf of or for the benefit of a person that is, or is owned or controlled by a person that is, currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

(bb) Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and other applicable money laundering Laws and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no Action by or before any Governmental Authority involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or threatened in writing (or to the Company’s knowledge, threatened orally).

(cc) Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Shares, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Placement Agent in connection with the placement of the Shares.

(dd) Privacy and Data Security.

(i) “Business Privacy and Data Security Policies” means all of the Company’s or one of its Subsidiaries’ present, internal or public-facing policies, notices, and statements concerning the privacy, security, or Processing of Personal Information in the conduct of the Business. “Personal Information” means any information that identifies or, alone or in combination with any other information, could reasonably be used to identify, locate, or contact a natural person, including name, street address, telephone number, email address, identification number issued by a Governmental Authority, credit card number, bank information, customer or account number, online identifier, device identifier, IP address, browsing history, search history, or other website, application, or online activity or usage data, location data, biometric data, medical or health information, or any other information that is considered “personally identifiable information,” “personal information,” or “personal data” under applicable Law, and all data associated with any of the foregoing that are or could reasonably be used to develop a profile or record of the activities of a natural person across multiple websites or online services, to predict or infer the preferences, interests, or other characteristics of a natural person, or to target advertisements or other content to a natural person. “Privacy Laws” means all applicable Laws, orders, writs, judgments, injunctions, decrees, stipulations, determinations or awards entered by or with any Governmental Authority, and binding guidance issued by any Governmental Authority concerning the privacy, security, or Processing of Personal Information (including Laws of jurisdictions where Personal Information was collected), including, as applicable, data breach notification Laws, consumer protection Laws, Laws concerning requirements for website and mobile application privacy policies and practices, Social Security number protection Laws, data security Laws, and Laws concerning email, text message, or telephone communications. Without limiting the foregoing, Privacy Laws include the Health Insurance Portability and Accountability Act of 1996, as amended and supplemented by the Health Information Technology for Economic and Clinical Health Act of the American Recovery and Reinvestment Act of 2009 and all other similar international, federal, state, provincial, and local Laws. “Processing” means any operation performed on Personal Information, including the collection, creation, receipt, access, use, handling, compilation, analysis, monitoring, maintenance, storage, transmission, transfer, protection, disclosure, destruction, or disposal of Personal Information.

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(ii) The Company and each of its Subsidiaries, and, to the Company’s knowledge, all vendors, processors, or other third parties acting for or on behalf of the Company or any of its Subsidiaries in connection with the Processing of Personal Information or that otherwise have been authorized to have access to Personal Information in the possession or control of the Company or any of its Subsidiaries, comply and at all times since the Lookback Date have complied, with all of the following in the conduct of its business as currently conducted and as disclosed in the PPM: (A) Privacy Laws; (B) rules of self-regulatory organizations; (C) industry standards, guidelines, and best practices; (D) the Business Privacy and Data Security Policies; and (E) all obligations or restrictions concerning the privacy, security, or Processing of Personal Information under any Contract to which the Company or any of its Subsidiaries is a party or otherwise bound as of the date hereof, in each case, except for violations that, individually or in the aggregate, have not been and would not reasonably be expected to be material to the business of the Company and its Subsidiaries, taken as a whole.

(iii) The consummation of the transactions contemplated hereby, does not or will not: (A) conflict with or result in a violation or breach of any Privacy Laws or Business Privacy and Data Security Policies (as currently existing or as existing at any time during which any Personal Information was collected or Processed by or for the Company or any of its Subsidiaries in the conduct of its business as now being conducted); or (B) require the consent of or notice to any person concerning such person’s Personal Information, in each case, except as has not been and would not reasonably be expected to have a Material Adverse Effect.

(iv) Since the Lookback Date, (A) to the Company’s knowledge, no Personal Information in the possession or control of the Company or any of its Subsidiaries, or held or Processed by any vendor, processor, or other third party for or on behalf of the Company or any of its Subsidiaries, in the conduct of its business has been subject to any data or security breach or unauthorized access, disclosure, use, loss, denial or loss of use, alteration, destruction, compromise, or Processing (a “Security Incident”), and (B) neither the Company nor any of its Subsidiaries has notified and, to the Company’s knowledge, there have been no facts or circumstances that would require the Company or any of its Subsidiaries to notify, any Governmental Authority or other person of any Security Incident in the conduct of its business, in each case, except as has not been and would not reasonably be expected to have a Material Adverse Effect.

(v) Since the Lookback Date, neither the Company nor any of its Subsidiaries has received any notice, request, claim, complaint, correspondence, or other communication in writing (or to the Company’s knowledge, orally) from any Governmental Authority or other person, and to the Company’s knowledge there has not been any audit, investigation, enforcement action (including any fines or other sanctions), or other Action relating to, any actual, alleged, or suspected Security Incident or violation of any Privacy Law involving Personal Information in the possession or control of the Company or any of its Subsidiaries, or held or Processed by any vendor, processor, or other third party for or on behalf of the Company or any of its Subsidiaries, in the conduct of its business, in each case, except as has not been and would not reasonably be expected to be material to the business of the Company and its Subsidiaries, taken as a whole.

(vi) In the conduct of its business, the Company and each of its Subsidiaries has at all times since the Lookback Date implemented and maintained, and required all vendors, processors, and other third parties that Process any Personal Information for or on behalf of the Company or any of its Subsidiaries to implement and maintain, all security measures, plans, procedures, controls, and programs, including written information security programs, to (A) identify and address internal and external risks to the privacy and security of Personal Information in their possession or control; (B) implement, monitor, and improve adequate and effective administrative, technical, and physical safeguards to protect such Personal Information and the operation, integrity, and security of its software, systems, applications, and websites involved in the Processing of Personal Information; and (C) provide notification in compliance with applicable Privacy Laws in the case of any Security Incident, in each case, except as has not been and would not reasonably be expected to be material to the business of the Company and its Subsidiaries, taken as a whole.

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(ee) Brokers’ Fees. Except as set forth on Schedule 3 (ee), neither of the Company nor any of its Subsidiaries has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement, except for the payment of fees and expenses to the Placement Agent and issuance of the Placement Agent Warrants as described in Section  2 above.

(ff) Disclosure Materials. The SEC Reports, at the time filed or furnished, and the Disclosure Materials, at the time delivered to the Purchaser, were true and correct in all material respects and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. For the purposes of this Agreement, “Disclosure Materials” means the PPM, and any roadshow presentation delivered to the Purchaser in connection with the contemplated purchase of the Shares, each as amended from time to time, relating to the Offering and any supplement or amendment thereto, and any disclosure schedule or other information document, including the Disclosure Schedule, delivered to the Purchaser prior to its execution of this Agreement, and any such document delivered to the Purchaser after its execution of this Agreement and prior to the closing of the Purchaser’s subscription hereunder.

(gg) Investment Company. The Company is not required to be registered as, and is not an Affiliate of, and immediately following the Closing will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(hh) Reliance. The Company acknowledges that the Purchaser is relying on the representations and warranties (as modified by the disclosures on the Disclosure Schedule or the PPM (excluding any disclosures (whether contained under the heading “Risk Factors,” in any “forward-looking statements” disclaimer or in any other section) to the extent they are cautionary, predictive or forward-looking in nature) made by the Company hereunder and that such representations and warranties (as modified by the Disclosure Schedule or the PPM (excluding any disclosures (whether contained under the heading “Risk Factors,” in any “forward-looking statements” disclaimer or in any other section) to the extent they are cautionary, predictive or forward-looking in nature) are a material inducement to the Purchaser purchasing the Shares. The Company further acknowledges that without such representations and warranties of the Company made hereunder, the Purchaser would not enter into this Agreement with the Company.

(ii) Bad Actor Disqualification. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Company Covered Person, except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3), is applicable. “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any person listed in the first paragraph of Rule 506(d)(1). The Company represents that it has exercised reasonable care to determine the accuracy of the representation made by the Company in this paragraph.

(jj) Anti-Dilution. Except as disclosed in the PPM, there are no securities or instruments issued by or to which the Company is a party as of the date hereof or as of the Closing containing anti-dilution or similar provisions that will be triggered by the issuance of shares of Common Stock in connection with the Offering or pursuant to any Other Subscription Agreement entered into in connection with the Offering that have not been or will not be validly waived on or prior to each Closing Date.

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(kk) Other Purchasers. The Company has not entered into any side letter or similar agreement with any Other Purchaser in connection with such Other Purchaser’s direct or indirect investment in the Company other than the applicable Other Subscription Agreement. Each Other Purchaser will enter into the applicable Other Subscription Agreement and no other side letters or similar agreements with respect to its investment in the shares of Common Stock in connection with the Offering. Each Other Subscription Agreement is in the same form and contains the same terms and provisions as this Agreement.

(ll) Leased Real Property. There are no pending or, to the knowledge of the Company, any threatened condemnation proceedings, lawsuits or other Actions relating to any real property leased by the Company or any of its Subsidiaries or any of the buildings, structures and facilities located thereon (the “Leased Real Property”) or other matters affecting adversely the current use, occupancy or value thereof. The Company and its applicable Subsidiaries enjoy quiet possession under all leases for each parcel of Leased Real Property (each, a “Lease”) and no Leased Real Property under any such Lease is subject to any Lien, easement, right-of-way, building or use restriction, exception, variance, reservation or limitation, as might, in any material respect, interfere with or impair the present and continued use thereof by the Company or its Subsidiaries in the usual and normal conduct of the business of the Company and its Subsidiaries.

(mm) Material Contracts. Each Material Contract (as defined below) is the legal, valid and binding obligation of the Company or one of its Subsidiaries that is a party thereto, and is enforceable against the Company or one of its Subsidiaries, as applicable, and, to the knowledge of the Company, the counterparties, in accordance with its terms, other than, in all cases, Material Contracts that have expired, been terminated or superseded in accordance with their terms following the date hereof. Neither the Company or any of its Subsidiaries, nor to the knowledge of the Company, any counterparty, is in violation, breach or default under any such Contract or has improperly terminated, revoked or accelerated any Material Contract and no event or condition exists or has occurred which, with the giving of notice or the lapse of time or both, would, under any Material Contract, (A) constitute a breach or default by the Company or any of its Subsidiaries, or to the knowledge of the Company, a counterparty, (B) give to the counterparty any rights of termination, acceleration or cancellation of, (C) result in any obligation imposed on the Company or any of its Subsidiaries thereunder or a loss of a benefit in favor of the Company or any of its Subsidiaries thereunder, (D) allow the imposition of any fees or penalties on the Company or any of its Subsidiaries thereunder, require the offering or making of any payment or redemption by the Company or any of its Subsidiaries thereunder or (E) give rise to any increased, guaranteed, accelerated or additional rights or entitlements to the counterparty thereunder, in each case, except for (i) such breaches, defaults and events which have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (ii) any Material Contracts that will expire or terminate in accordance with their terms in connection with or as contemplated by or directly related to the transactions contemplated thereby, including to the extent applicable, Contracts with the stockholders or investors of the Company or any of its Subsidiaries, indemnification agreements with each of their respective directors or officers, employment, consulting agreements or equity award agreements with each of their employees or other service providers. None of the Company or any of its Subsidiaries has received any written notice of the intention of any person to terminate, fail to renew or materially and adversely modify any Material Contract.

As used herein, “Material Contract” means any written or oral agreement, contract, commitment, arrangement, subcontract, license, sublicense, lease, sublease, sales order, purchase order, indenture, mortgage, note, bond, letter of credit, warrant, instrument, obligation, or understanding (collectively, including all amendments, supplements and modifications thereto, “Contracts”) to which the Company or any of its Subsidiaries is a party or by which any of their respective assets or businesses are bound:

(i) that is required to be filed pursuant to Item 601(b)(10) of Regulation S-K promulgated under the Securities Act);

(ii) that contains an exclusivity clause that restricts the Company or any of its Subsidiaries or a covenant not to compete in any line of business with any person in any geographical area that restricts the Company or any of its Subsidiaries or that otherwise restricts the Company or any of its Subsidiaries from freely providing products or services to any customer or potential customer, or that restricts the right of the Company or any of its Subsidiaries to sell to or purchase from any other person;

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(iii) that relates to the acquisition or disposition of any business (whether by merger, sale of stock or assets or otherwise) at any time since the Lookback Date, other than those related to the Company’s efforts to seek the acquisition of an operating company;

(iv) that is with any Related Party of the Company or any of its Subsidiaries;

(v) that grants to the counterparty a right of first refusal, first offer or first negotiation outside of the ordinary course of business of the Company; or

(vi) that grants the other party or any third party “most favored nation” status or any similar rights.

(nn) Sanctions. Neither the Company nor any of its Subsidiaries, directors, officers, or employees, nor, to the knowledge of the Company, after due inquiry, any agent, affiliate or other person acting on behalf of the Company or any of its Subsidiaries is currently the subject or the target of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, the United Nations Security Council, the European Union, His Majesty's Treasury of the United Kingdom, or other relevant sanctions authority (collectively, “Sanctions”); nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, the Crimea region and the Donetsk People's Republic and Luhansk People's Republic in Ukraine, Cuba, Iran, North Korea, and Syria (collectively, “Sanctioned Countries”); and the Company will not directly or indirectly use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, or any joint venture partner or other person or entity, for the purpose of financing the activities of or business with any person, or in any country or territory, that at the time of such financing, is the subject or the target of Sanctions or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as underwriter, advisor, investor or otherwise) of applicable Sanctions. For the past five years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(oo) Employee Benefits.

(i) “Benefit Plan” means any plan, program, arrangement or agreement that is a pension, profit-sharing, savings, retirement, employment, consulting, severance pay, termination, executive compensation, incentive compensation, deferred compensation, bonus, stock purchase, stock option, phantom stock or other equity-based compensation, change-in-control, retention, salary continuation, vacation, sick leave, disability, death benefit, group insurance, hospitalization, medical, dental, life (including all individual life insurance policies as to which the Company is the owner, the beneficiary, or both), Code Section 125 “cafeteria” or “flexible” benefit, employee loan, educational assistance or fringe benefit plan, program, arrangement or agreement, whether written or oral, including, without limitation, any (A) “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder (“ERISA”) or (B) other employee benefit plans, agreements, programs, policies, arrangements or payroll practices, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transaction contemplated by this Agreement or otherwise), which the Company or any of its Subsidiaries sponsors or maintains for the benefit of its current or former officer, director, employee, leased employee, consultant or agent (or their respective beneficiaries), or with respect to which the Company or any of its Subsidiaries has, or could reasonably be expected to have, any direct or indirect present or future liability.

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(ii) Each Benefit Plan has been established, maintained and operated in all respects in accordance with its terms and in compliance with all applicable provisions of applicable Laws, including Section 409A of the Code and the regulations and other guidance issued thereunder, in each case, except as has not been and would not reasonably be expected to have, a Material Adverse Effect. There are no investigations by any Governmental Authority, termination proceedings or other claims (except routine claims for benefits payable under the Benefit Plans) or Actions pending in writing (or to the Company’s knowledge, orally) against any Benefit Plan or asserting any rights to or claims for benefits under any Benefit Plan that would reasonably be expected to give rise to any material liability. No non-exempt “prohibited transaction” (within the meaning of Section 406 of ERISA and Section 4975 of the Code) has occurred or is reasonably expected to occur with respect to any Benefit Plan. No Benefit Plan is (A) subject to Section 412 of the Code, Title IV of ERISA or Section 302 of ERISA (including a “multiemployer” plan within the meaning of Section 3(37) of ERISA), (B) a “multiple employer plan” as defined in Section 413(c) of the Code, or (C) a “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA. No Benefit Plan is subject to the Laws of any jurisdiction other than the United States.

(iii) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby shall, in connection with any other event(s), (i) result in any payment or benefit becoming due to any current or former employee, contractor or director of the Company or its Subsidiaries or under any Benefit Plan, (ii) increase any amount of compensation or benefits otherwise payable to any current or former employee, contractor or director of the Company or its Subsidiaries or under any Benefit Plan, (iii) result in the acceleration of the time of payment, funding or vesting of any benefits to any current or former employee, contractor or director of the Company or its Subsidiaries or under any Benefit Plan, (iv) limit the right to merge, amend or terminate any Benefit Plan (except any limitations imposed by applicable Law, if any), or (v) give rise to any “excess parachute payment” as defined in Section 280G(b)(l) of the Code, any excise tax owing under Section 4999 of the Code or any other amount that would not be deductible under Section 280G of the Code.

4. Representations, Warranties and Agreements of the Purchaser. The Purchaser represents and warrants to, and agrees with, the Company, as of the date hereof and as of the applicable Closing Date, the following:

(a) The Purchaser has the knowledge and experience in financial and business matters necessary to evaluate the merits and risks of its prospective investment in the Company, and has carefully reviewed and understands the risks of, and other considerations relating to, the purchase of Shares and the tax consequences of the investment. The Purchaser has adequate means of providing for its current and anticipated financial needs and contingencies and is able to bear the economic risks of the investment for an indefinite period of time and has no need for liquidity of the investment in the Shares included therein. The Purchaser can afford the loss of his, her or its entire investment.

(b) The Purchaser is acquiring the Shares included therein for investment for his, her or its own account and not with the view to, or for resale in connection with, any distribution thereof. The Purchaser understands and acknowledges that the Offering, sale and delivery of the Shares have not been registered under the Securities Act or any state securities Laws, by reason of a specific exemption from the registration provisions of the Securities Act and applicable state securities Laws, which depends upon, among other things, the bona fide nature of the investment intent as expressed herein. The Purchaser further represents that he, she or it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any third person with respect to any of the Shares, other than with respect to an Affiliate of the Purchaser. The Purchaser understands and acknowledges that the Offering, sale and delivery of the Shares will not be registered under the Securities Act nor under the state securities laws on the ground that the sale of the Shares to the Purchaser as provided for in this Agreement exempt from the registration requirements of the Securities Act and any applicable state securities laws. The Purchaser is an “accredited investor” as defined in Rule 501 of Regulation D as promulgated by the SEC under the Securities Act for the reason(s) specified on the Accredited Investor Certification attached hereto as completed by the Purchaser, and Purchaser shall submit to the Company such further assurances of such status as may be reasonably requested by the Company. The Purchaser resides in the jurisdiction set forth on the Purchaser’s Omnibus Signature Page affixed hereto. If the Purchaser is, with respect to the Company, (i) a predecessor of the Company; (ii) an Affiliated issuer; (iii) a director, executive officer, other officer participating in the offering, general partner or managing member of the Company; (iv) any beneficial owner of twenty percent (20%) or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power; (v) any promoter connected with the Company in any capacity at the time of such sale; (vi) any investment manager of the Company if the Company is a pooled investment fund; (vii) any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the Offering; (viii) any general partner or managing member of any such investment manager or solicitor; or (ix) any director, executive officer or other officer participating in the offering of any such investment manager or solicitor or general partner or managing member of such investment manager or solicitor (each such category, a “Covered Person”), the Purchaser has not taken any of the actions set forth in, and is not subject to, the disqualification provisions of Rule 506(d)(1) of the Securities Act.

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(c) The Purchaser (i) if a natural person, represents that he or she is the greater of (A) 21 years of age or (B) the age of legal majority in his or her jurisdiction of residence, and has full power and authority to execute and deliver this Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof; (ii) if a corporation, partnership, limited liability company, association, joint stock company, trust, unincorporated organization or other entity, represents that such entity is duly organized, validly existing and in good standing under the Laws of the state or jurisdiction of its organization, the consummation of the transactions contemplated hereby is authorized by, and will not result in a violation of applicable Law or its charter or other organizational documents, such entity has full power and authority to execute and deliver this Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof and to purchase and hold the Shares, the execution and delivery of this Agreement has been duly authorized by all necessary action, this Agreement has been duly executed and delivered on behalf of such entity and is a legal, valid and binding obligation of such entity; or (iii) if executing this Agreement in a representative or fiduciary capacity, represents that he, she or it has full power and authority to execute and deliver this Agreement in such capacity and on behalf of the subscribing individual, ward, partnership, trust, estate, corporation, or limited liability company or partnership, or other entity for whom the Purchaser is executing this Agreement, and such individual, partnership, ward, trust, estate, corporation, or limited liability company or partnership, or other entity has full right and power to perform pursuant to this Agreement and make an investment in the Company, and represents that this Agreement constitutes a legal, valid and binding obligation of such entity. The execution and delivery of this Agreement will not violate or be in conflict with any order, judgment, injunction, agreement or controlling document to which the Purchaser is a party or by which it is bound, except for any violation or conflict that, individually or in the aggregate, has not had and would not reasonably be expected to have a material adverse effect on the ability of the Purchaser to perform its obligations under this Agreement and the other Transaction Documents or to consummate any transactions contemplated hereby or thereby.

(d) The Purchaser understands that the Shares included therein are being offered and sold to him, her or it in reliance on specific exemptions from the registration requirements of United States federal and state securities Laws and that the Company is relying in part upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire such securities. The Purchaser further acknowledges and understands that the Company is relying on the representations and warranties made by the Purchaser hereunder and that such representations and warranties are a material inducement to the Company to sell the Shares to the Purchaser. The Purchaser further acknowledges that without such representations and warranties of the Purchaser made hereunder, the Company would not enter into this Agreement with the Purchaser.

(e) The Purchaser understands that, other than as expressly provided in the Registration Rights Agreement, the Company does not currently intend to register any of the Shares under the Securities Act at any time in the future; and the undersigned will not immediately be entitled to the benefits of Rule 144 with respect to any of the Shares. The Purchaser understands that no public market exists for the Company’s Common Stock and that there can be no assurance that any public market for the Common Stock will exist or continue to exist. The Company’s Common Stock is not approved for quotation on OTC Markets or any other quotation system or listed on any exchange.

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(f) The Purchaser has received, reviewed and understood the information about the Company, including all Disclosure Materials provided to it by the Company and/or the Placement Agent (at the Company’s direction), and has had an opportunity to discuss the Company’s business, management and financial affairs with the Company’s management. The Purchaser understands that such discussions, as well as any Disclosure Materials provided by the Company and/or the Placement Agent (at the Company’s direction), were intended to describe the aspects of the Company’s business and prospects and the Offering which the Company believes to be material, but were not necessarily a thorough or exhaustive description and except as expressly set forth in this Agreement (as modified by the disclosures on the Disclosure Schedule or the PPM (excluding any disclosures contained under the heading “Risk Factors,” any disclosures of risks included in any “forward looking statements” or disclosures that are cautionary, predictive or forward-looking in nature)), the Company makes no representation or warranty with respect to the completeness of such information and makes no representation or warranty of any kind with respect to any information provided by any entity other than the Company. Some of such information may include projections as to the future performance of the Company, which projections may not be realized, may be based on assumptions which may not be correct and may be subject to numerous factors beyond the Company’s control. The Purchaser acknowledges that he, she or it is not relying upon any person or entity, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. In entering into this Agreement, the Purchaser has not relied on any oral or, except as otherwise expressly set forth in the Transaction Documents or the Disclosure Materials, written information provided by the Company, any Placement Agent, or by their respective Affiliates, agents, employees, representatives or trustees, or by any other agent or broker. No agent, employee or representative of the Company or any Placement Agent or other agent or broker has been authorized to make, and the Purchaser has not relied on, any statements other than those expressly set forth in the Transaction Documents or the Disclosure Materials. Without limiting or derogating from Section 3(ff), the Purchaser understands and represents that he, she or it is purchasing the Shares notwithstanding the fact that the Company may disclose in the future certain information the Purchaser has not received that is not required to be disclosed at Closing, including (without limitation) financial statements of the Company for the current fiscal period, and any subsequent period financial statements that will be filed with the SEC, and that he, she or it is not relying on any such information in connection with his, her or its purchase of the Shares. The Purchaser has sought such accounting, legal and tax advice as the Purchaser has considered necessary to make an informed investment decision with respect to his, her or its acquisition of the Shares.

(g) The Purchaser acknowledges that neither the Company nor any Placement Agent is acting as a financial advisor or fiduciary of the Purchaser (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and no investment advice has been given by the Company, any Placement Agent or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby. The Purchaser further represents to the Company that the Purchaser’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Purchaser and the Purchaser’s representatives.

(h) As of the applicable Closing, all actions on the part of the Purchaser, and its officers, directors and partners, if applicable, necessary for the authorization, execution and delivery of this Agreement and the Registration Rights Agreement and the performance of all obligations of the Purchaser hereunder and thereunder shall have been taken, and this Agreement and the Registration Rights Agreement, assuming due execution by the parties hereto and thereto, constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar Laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies and, with respect to any rights to indemnity or contribution contained in the Transaction Documents, as such rights may be limited by state or federal laws or public policy underlying such laws.

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(i) The Purchaser represents that neither it nor, to its knowledge, any person or entity controlling, controlled by or under common control with it, nor any person having a beneficial interest in the Purchaser, nor any person on whose behalf the Purchaser is acting: (i) is a person listed in the Annex to Executive Order No. 13224 (2001) issued by the President of the United States (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism); (ii) is named on the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Office of Foreign Assets Control; (iii) is a non-U.S. shell bank or is providing banking services indirectly to a non-U.S. shell bank; (iv) is a senior non-U.S. political figure or an immediate family member or close associate of such figure; or (v) is otherwise prohibited from investing in the Company pursuant to applicable U.S. anti-money laundering, anti-terrorist and asset control Laws, regulations, rules or orders (categories (i) through (v), each a “Prohibited Purchaser”). The Purchaser (A) agrees to provide the Company, promptly upon request, all information that the Company reasonably deems necessary or appropriate to comply with applicable U.S. anti-money laundering, anti-terrorist and asset control Laws, regulations, rules and orders and (B) consents to the disclosure to U.S. regulators and law enforcement authorities by the Company and its Affiliates and agents of such information about the Purchaser as the Company reasonably deems necessary or appropriate to comply with applicable U.S. anti-money laundering, anti-terrorist and asset control Laws, regulations, rules and orders. If the Purchaser is a financial institution that is subject to the USA Patriot Act, the Purchaser represents that it has met all of its obligations under the USA Patriot Act. The Purchaser acknowledges that if, following its investment in the Company, the Company reasonably believes that the Purchaser is a Prohibited Purchaser or is otherwise engaged in suspicious activity or refuses to promptly provide information that the Company requests, the Company has the right or may be obligated to prohibit additional investments, segregate the assets constituting the investment in accordance with applicable regulations or immediately require the Purchaser to transfer all or any of the Shares. The Purchaser further acknowledges that neither the Purchaser nor any of the Purchaser’s Affiliates or agents will have any claim against the Company for any form of damages as a result of any of the foregoing actions.

(j) If the Purchaser is an Affiliate of a non-U.S. banking institution (a “Foreign Bank”), or if the Purchaser receives deposits from, makes payments on behalf of, or handles other financial transactions related to a Foreign Bank, the Purchaser represents and warrants to the Company that: (1) the Foreign Bank has a fixed address, other than solely an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities; (2) the Foreign Bank maintains operating records related to its banking activities; (3) the Foreign Bank is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities; and (4) the Foreign Bank does not provide banking services to any other Foreign Bank that does not have a physical presence in any country and that is not a regulated Affiliate.

(k) The Purchaser or its duly authorized representative realizes that because of the inherently speculative nature of businesses of the kind conducted and contemplated by the Company, the Company’s financial results may be expected to fluctuate from month to month and from period to period and will, generally, involve a high degree of financial and market risk that could result in substantial or, at times, even total losses for investors in securities of the Company. The Purchaser has considered the risk factors in the PPM before deciding to invest in the Shares.

(l) The Purchaser is not subscribing for Shares as a result of or subsequent to any advertisement, article, notice or other communication, published in any newspaper, magazine or similar media or broadcast over television, radio, or the internet, or presented at any seminar or meeting, or any solicitation of a subscription by a person not previously known to the Purchaser in connection with investments in securities generally.

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(m) The Purchaser acknowledges that no U.S. federal or state agency or any other government or governmental agency has passed upon any of the Shares or made any finding or determination as to the fairness, suitability or wisdom of any investments therein.

(n) Other than consummating the transactions contemplated hereunder, the Purchaser has not directly or indirectly, nor has any individual or entity acting on behalf of or pursuant to any understanding with the Purchaser, executed any purchases or sales, including Short Sales (as defined below), of the securities of the Company during the period commencing at the time the Purchaser was first contacted by the Company or any other individual or entity representing the Company (including the Placement Agent) regarding the transactions contemplated hereunder. Notwithstanding the foregoing, in the case of the Purchaser being a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of the Purchaser’s assets and the portfolio managers do not communicate or share information with, and have no direct knowledge of the investment decisions made by, the portfolio managers managing other portions of the Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Shares covered by this Agreement. Other than to other individuals or entities party to this Agreement, or to the Purchaser’s representatives, agents or advisors, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future. For purposes of this Agreement, “Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

(o) The Purchaser is aware that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of any of the Shares and other activities with respect to the Shares by the Purchaser, and will comply with such anti-manipulation rules of Regulation M.

(p) All of the information concerning the Purchaser set forth herein, and any other information furnished by the Purchaser in writing to the Company or the Placement Agent for use in connection with the transactions contemplated by this Agreement, is true, correct and complete in all material respects as of the date of this Agreement, and, if there should be any material change in such information prior to the Purchaser’s purchase of the Shares, the Purchaser will promptly furnish revised or corrected information to the Company.

(q) The Purchaser has reviewed with its own tax advisors the U.S. federal, state, local and foreign tax consequences of this investment and the transactions contemplated by the Transaction Documents. With respect to such matters, the Purchaser relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. The Purchaser understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by the Transaction Documents.

(r) If the Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), the Purchaser hereby represents that it has satisfied itself as to the observance in all material respects of the Laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Agreement, including (a) the legal requirements within its jurisdiction for the purchase of the Shares included therein; (b) any foreign exchange restrictions applicable to such purchase; (c) any governmental or other consents that may need to be obtained; and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of any of the Shares. The Purchaser’s subscription and payment for and continued beneficial ownership of the Shares will not violate any applicable securities or other Laws of the Purchaser’s jurisdiction.

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(s) The Purchaser represents that it is not a “foreign person” for purposes of Section 721 of the Defense Production Act of 1950 (as amended) or the rules or regulations promulgated thereunder (including 31 C.F.R. Part 800 and 31 C.F.R. part 801); provided, however, that if the Purchaser is a “foreign person” for such purposes, it agrees that it will not (i) obtain any control rights over the Company, including the ability to determine, direct, or decide important matters affecting the Company; (ii) have access to any material nonpublic technical information in the possession of the company; (iii) obtain membership or observer rights on the Board of Directors or the right to nominate an individual to a position on the Board of Directors; or (iv) have any involvement, other than through voting of shares, in substantive decision making of the Company regarding the use, development, acquisition or release of the Company’s technology.

(t) (For ERISA plans only) The fiduciary of the Employee Retirement Income Security Act of 1974 (“ERISA”) plan (the “Plan”) represents that such fiduciary has been informed of and understands the Company’s investment objectives, policies and strategies, and that the decision to invest “plan assets” (as such term is defined in ERISA) in the Company is consistent with the provisions of ERISA that require diversification of plan assets and impose other fiduciary responsibilities. The Purchaser fiduciary or Plan (a) is responsible for the decision to invest in the Company; (b) is independent of the Company or any of its Affiliates; (c) is qualified to make such investment decision; and (d) in making such decision, the Purchaser fiduciary or Plan has not relied primarily on any advice or recommendation of the Company or any of its Affiliates.

(u) If the Purchaser is a Covered Person, neither the Purchaser nor, to the Purchaser’s knowledge, any of its directors, executive officers, other officers that may as a director or officer of any company in which it invests, general partners or managing members is subject to any Disqualification Events, except for Disqualification Events covered by Rule 506(d)(2)(ii) or (iii) under the Securities Act, and disclosed reasonably in advance of the applicable Closing in writing in reasonable detail to the Company.

(v) The Purchaser understands that there are substantial restrictions on the transferability of the Shares and that the certificates or book-entry positions representing the foregoing shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such certificates or other instruments):

THE SECURITIES REPRESENTED BY THIS  [CERTIFICATE] [BOOK-ENTRY POSITION] [AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF] HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) AN EXEMPTION FROM SUCH REGISTRATION EXISTS AND THE COMPANY RECEIVES AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS OR (3) SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT.

In addition, if the Purchaser is an Affiliate of the Company, certificates or book-entry positions evidencing the Shares issued to the Purchaser may bear a customary “Affiliates” legend.

Any fees (with respect to the Company's transfer agent for the Common Stock (the “Transfer Agent”), counsel or otherwise) associated with the removal of such legend(s) shall be borne by the Company.

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Upon request from Purchaser and subject to receipt by the Company and its transfer agent from the Purchaser of customary representations and other documentation reasonably acceptable to the Company and the transfer agent in connection therewith, the Company shall be obligated to promptly reissue unlegended certificates or book entry positions at such time as the Shares evidenced by such certificates or book entry positions (x) are sold pursuant to Rule 144 or another applicable exemption from the registration requirements of the Securities Act has been satisfied, provided that Rule 144 or such other applicable exemption is available and, if the transfer agent requires an opinion, the Company shall cause its legal counsel to deliver an opinion in a form reasonably acceptable to the transfer agent, to the effect that the removal of such restrictive legends in such circumstances may be effected under the Securities Act or (y) are sold pursuant to an effective resale registration statement under the Securities Act, provided that if the transfer agent requires an opinion, the Company shall cause its legal counsel to deliver an opinion in a form reasonably acceptable to the transfer agent, to the effect that the removal of such restrictive legends in such circumstances may be effected under the Securities Act, or (z) are covered by an effective resale registration statement under the Securities Act and are Legend Removal Shares (as defined in the next sentence). If a resale registration statement under the Securities Act covering the Shares becomes effective, then the Company shall cause legal counsel to the Company, at the Company’s expense: (a) to issue to the Transfer Agent, within one (1) Trading Day after the effective date thereof, a “blanket” legal opinion in customary form to the effect that the Shares covered by the Registration Statement have been registered for resale under the Securities Act and, if such counsel has received a signed certificate in the form attached as Exhibit A to the Registration Rights Agreement (a “Legend Removal Certificate”) from the holder of such Shares, may then be reissued without any legend or restriction relating to their status as “restricted securities” as defined in Rule 144 (“Legend Removal Shares”), or, otherwise, may then be reissued without any legend or restriction relating to their status as “restricted securities” as defined in Rule 144 upon resale pursuant to such registration statement; and (b) promptly to amend such opinion to cause such Shares to be Legend Removal Shares after later receipt of a Legend Removal Certificate from the Holder. Under the foregoing circumstances, the Company shall direct its Transfer Agent to issue unlegended shares, in the case of clause (x) above, within one (1) Trading Day after the Transfer Agent’s receipt of such opinion or, in the case of clause (y) above, within three (3) Trading Days after the Transfer Agent’s receipt of such legal opinion with respect to Legend Removal Shares or otherwise within three (3) Trading Days after the Transfer Agent’s receipt of evidence in customary form that the Shares have been sold pursuant to an effective resale registration statement under the Securities Act, in either case via DWAC or as otherwise requested by the holder.

(w) If the Purchaser is an individual, then the Purchaser resides in the state or province identified in the address of the Purchaser set forth on such Purchaser’s Omnibus Signature Page to this Agreement; if the Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of the Purchaser in which its principal place of business is identified in the address or addresses of the Purchaser set forth on such Purchaser’s Omnibus Signature Page to this Agreement.

(x) The Purchaser understands that the Company was previously a “shell company” as defined in Rule 12b-2 under the Exchange Act until it filed the Current Report on Form 8-K on February 18, 2025. Pursuant to Rule 144(i), securities issued by a current or former shell company (including the Shares) that otherwise meet the holding period and other requirements of Rule 144 nevertheless cannot be sold in reliance on Rule 144 until one (1) year after the Company (a) is no longer a shell company; and (b) has filed current “Form 10 information“ (as defined in Rule 144(i)) with the SEC reflecting that it is no longer a shell company, and provided that at the time of a proposed sale pursuant to Rule 144, the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and has filed all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve (12) months (or for such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports. As a result, the restrictive legends on certificates or book-entry positions for the Shares cannot be removed except in connection with (i) an actual sale meeting the foregoing requirements or (ii) pursuant to an effective registration statement.

(y) The Purchaser, if and to the extent that it purchases Shares in any Subsequent Closing, represents that it (i)(A) has a substantive, pre-existing relationship with the Company or (B) had direct contact by the Company or the Placement Agent outside of the Offering, and (ii)  did not contact the Company or the Placement Agent or become interested in the Offering as a result of reading or otherwise being aware of any press release or any other public disclosure disclosing the terms of the Offering.

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(z) To effectuate the terms and provisions hereof, the Purchaser hereby appoints the Placement Agent as its attorney-in-fact for the purpose of carrying out the provisions of the Escrow Agreement, including, without limitation, taking any action on behalf of, or at the instruction of, the Purchaser and executing any release notices required under the Escrow Agreement and taking any action and executing any instrument that the Placement Agent may deem necessary or advisable (and lawful) to accomplish the purposes hereof, in each case, subject to and in accordance with the terms of this Agreement. All lawful acts done under the foregoing authorization are hereby ratified and approved, and neither the Placement Agent nor any designee nor agent thereof shall be liable for any acts of commission or omission, for any error of judgment, for any mistake of fact or law except for acts of fraud, gross negligence or willful misconduct. This power of attorney, being coupled with an interest, is irrevocable while the Escrow Agreement remains in effect.

5. Conditions to Company’s Obligations at Closing. The Company’s obligation to complete the sale, issuance and delivery of the Shares to the Purchaser and to consummate the other transactions contemplated hereby at the Initial Closing and, if applicable, a Subsequent Closing, shall be subject to the satisfaction or written waiver by the Company (in whole or in part) of the following conditions, to the extent such condition can be waived, in its sole discretion, on or prior to the Initial Closing Date and each Subsequent Closing Date, as applicable (provided, that any waiver by the Company of the condition set forth in Section 5 (e) shall require the prior written consent of the Purchaser):

(a) Receipt of Payment. The Company shall have received payment, by certified or other bank check or by wire transfer of immediately available funds, in the full amount of the Purchase Price for the number of Shares being purchased by the Purchaser at the Initial Closing and, if applicable, a Subsequent Closing.

(b) Receipt of Executed Transaction Documents. The Purchaser shall have executed and delivered to the Company the Omnibus Signature Page, the Purchaser Profile, the Accredited Investor Certification and the Selling Securityholder Questionnaire (as defined in the Registration Rights Agreement).

(c) Representations and Warranties. The representations and warranties made by the Purchaser in Section 4 hereof shall be true and correct in all respects as of the date of this Agreement and as of such Closing Date with the same force and effect as if they had been made on and as of such Closing Date (except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all respects as of such earlier date), except for the failure of any such representation or warranty to be so true and correct as would not, individually or in the aggregate, have a material adverse effect on the ability of the Purchaser to consummate the transactions contemplated hereby.

(d) Performance. The Purchaser shall have performed or complied with in all material respects all obligations and covenants herein required to be performed by the Purchaser on or prior to the applicable Closing.

(e) Minimum Offering. In connection with the Initial Closing only, the Company shall have received proceeds from the Offering equal to or greater than the Minimum Offering Amount (inclusive of any Adaptin Investment and any Placement Agent Investment).

(f) Qualifications. All Authorizations of, or notices to, any Governmental Authority that are required in connection with the transactions contemplated by this Agreement, including the lawful issuance and sale of the Shares pursuant to this Agreement at each Closing except for Blue Sky law permits and qualifications that may be properly obtained after such Closing and filing of a Notice of Exempt Offering of Shares on Form D with the SEC under Regulation D which may be filed no later than fifteen (15) calendar days after the “date of first sale” in the Offering.

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6. Conditions to Purchaser’s Obligations at the applicable Closing. The Purchaser’s obligation to accept delivery of the Shares and to pay for the Shares to be issued to the Purchaser hereunder at the Initial Closing and, if applicable, a Subsequent Closing, and to consummate the other transactions contemplated hereby, shall be subject to the satisfaction by the Company or written waiver by the Purchaser (in whole or in part) of the following conditions, to the extent such condition can be waived, in its sole discretion, on or prior to the Initial Closing Date and each Subsequent Closing Date, as applicable:

(a) Representations and Warranties. (i) The representations and warranties made by the Company (as modified by the disclosures on the Disclosure Schedule or in the PPM (excluding any disclosures (whether contained under the heading “Risk Factors,” in any “forward-looking statements” disclaimer or in any other section) to the extent they are cautionary, predictive or forward-looking in nature) set forth in Sections 3(a), 3(b), 3(c), 3(d), 3(e), 3(h), 3(i), and 3(ee) hereof (collectively, the “Company Fundamental Representations”) shall be true and correct in all respects as of the date of this Agreement and as of such Closing Date with the same force and effect as if they had been made on and as of such Closing Date (except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all respects as of such earlier date) and (ii) the other representations and warranties made by the Company in Section 3 shall be true and correct in all material respects (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” or similar qualifier) as of the date of this Agreement and as of such Closing Date with the same force and effect as if they had been made on and as of such Closing Date (except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date).

(b) Performance. The Company shall have performed or complied with in all material respects all obligations and covenants herein required to be performed by it on or prior to the applicable Closing.

(c) Receipt of Executed Transaction Documents. The Company shall have duly executed and delivered to the Placement Agent on behalf of the Purchaser the Registration Rights Agreement and the Escrow Agreement.

(d) Minimum Offering. In connection with the Initial Closing only, the Company shall have received proceeds from the Offering equal to or greater than the Minimum Offering Amount (inclusive of any Adaptin Investment and any Placement Agent Investment).

(e) Certificate. At each applicable Closing, an executive officer of the Company shall have duly executed and delivered or caused to be delivered to the Placement Agent a certificate addressed to the Purchaser and the Placement Agent certifying as to the satisfaction of the conditions set forth in Section 6(a) and Section 6(b) as of the applicable Closing Date.

(f) Good Standing. The Company and each of its Subsidiaries is a corporation or other business entity duly organized, validly existing, and in good standing under the Laws of the jurisdiction of its formation.

(g) Judgments. No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any Governmental Authority, shall have been issued, and no action or proceeding shall have been instituted by any Governmental Authority, enjoining or preventing the consummation of the transactions contemplated hereby.

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(h) Legal Opinion. Wyrick Robbins Yates & Ponton LLP (“Wyrick”), legal counsel for the Company, shall deliver an opinion addressed to the Purchaser and the Placement Agent, dated as of the applicable Closing Date, in form and substance reasonably acceptable to the Placement Agent.

(i) Comfort Letter. The Auditor shall deliver a letter, addressed to the Purchaser and the Placement Agent, dated as of the applicable Closing Date, in form and substance reasonably satisfactory to the Placement Agent, containing statements and information of the type customarily included in auditors’ “comfort letters” with respect to the financial statements and certain financial information contained in the PPM.

(j) Compliance with Laws. The transactions contemplated by this Agreement and the other Transaction Documents, including the sale and issuance of the Shares included therein, shall be legally permitted by all Laws and regulations to which the Company is subject or which are otherwise applicable to the transactions contemplated by the Transaction Documents.

(k) Qualifications. All Authorizations of, or notices to, any Governmental Authority that are required in connection with the transactions contemplated by this Agreement, including the lawful issuance and sale of the Shares included therein pursuant to this Agreement at each Closing, shall have been delivered or obtained and effective as of such Closing except for Blue Sky law permits and qualifications that may be properly obtained after such Closing and filing of a Notice of Exempt Offering of Shares on Form D with the SEC under Regulation D which may be filed no later than fifteen (15) calendar days after the “date of first sale” in the Offering.

(l) No Material Adverse Effect. There shall have been no Material Adverse Effect.

7. Indemnification.

(a) In addition to the indemnity provided to the Purchaser in the applicable Registration Rights Agreement, the Company agrees to indemnify and hold harmless the Purchaser and its Affiliates, and its and their respective directors, officers, stockholders, equity holders, members, managers, partners, employees, attorneys, consultants, representatives and agents (and any other persons with a functionally equivalent role of a person holding such titles notwithstanding a lack of such title or any other title), each person who controls the Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, stockholders, equity holders, members, managers, partners, employees, attorneys, consultants, representatives and agents (and any other persons with a functionally equivalent role of a person holding such titles notwithstanding a lack of such title or any other title) of such controlling person (collectively, the “Purchaser Indemnitees”), from and against all losses, liabilities, claims, damages, costs, fees, charges, Taxes, judgements, fines, penalties and expenses whatsoever (including, but not limited to, amounts paid in settlement and any and all reasonable out-of-pocket expenses, including attorneys’ fees and expenses, incurred in investigating, preparing or defending against any litigation commenced or threatened) (collectively, “Indemnified Liabilities”) arising out of or relating to: (i) the inaccuracy, violation or breach of any of the Company’s representations or warranties made in Section 3 of this Agreement; (ii) any breach or failure to perform by the Company of any of its covenants and obligations contained herein or (iii) any Action brought or made against such Purchaser Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of, relating to or resulting from (A) the execution, delivery, performance or enforcement of the Transaction Documents or the transactions contemplated hereby or thereby, including the issuance of the Shares or (B) the status of the Purchaser as an investor in the Company pursuant to the transactions contemplated hereby or by the other Transaction Documents, except to the extent that any such Indemnified Liabilities arise out of a violation of Law or a breach of this Agreement by the Purchaser or one of its related Purchaser Indemnitees. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable Law. The liability of the Company under this paragraph shall not exceed the total Purchase Price paid by the Purchaser hereunder, except in the case of fraud.

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(b) The Company shall have the right to control the investigation and defense of any Action for which a Purchaser Indemnitee may be entitled to indemnification hereunder with counsel reasonably satisfactory to such Purchaser Indemnitee, at the sole cost and expense of the Company, upon written notice to the applicable Purchaser Indemnitee; provided, that (i) such notice contains confirmation that the Company has agreed to indemnify the Purchaser Indemnitee (subject to the limitations on indemnification set forth herein) for the Indemnified Liabilities arising out of, relating to or resulting from such Action and (ii) the Company shall not be entitled to assume or control the investigation and defense, if (A) such claim seeks non-monetary, equitable or injunctive relief or alleges any violation of criminal Law or (B) the Company is also a party and the Purchaser Indemnitee determines in good faith after consultation with counsel that there may be one or more legal defenses available to such Purchaser Indemnitee that are different or additional to those available to the Company. If the Company assumes the investigation and defense of such Action in accordance herewith, the Purchaser Indemnitee may retain separate co-counsel at its sole cost and expense and participate in the investigation and defense of such Action.

(c) Notwithstanding anything to the contrary herein, without the prior written consent of the Purchaser Indemnitee, the Company shall not, and shall not cause or permit any of its Subsidiaries or its or their respective Related Parties to, negotiate, consent to or enter into any settlement, or consent to the entry of any judgment, with respect to any Action for which such Purchaser Indemnitee may be entitled to indemnification hereunder, unless such settlement (i) includes an unconditional release of such Purchaser Indemnitee from all liability arising out of such proceeding, (ii) does not require any admission of wrongdoing by any Purchaser Indemnitee, and (iii) does not obligate or require any Purchaser Indemnitee to take, or refrain from taking, any action.

(d) The Purchaser acknowledges on behalf of itself and each Purchaser Indemnitee that, other than (i) for Actions seeking specific performance of the obligations under this Agreement; or (ii) in the case of a breach or violation of this Agreement by the Company which has resulted from either (A) intentional fraud or (B) a deliberate act or failure to act with actual knowledge that the act or failure to act constituted or would result in a breach or violation, in each case, the sole and exclusive remedy of the Purchaser and the Purchaser Indemnitees with respect to any and all claims relating to this Agreement shall be pursuant to the indemnification provisions (including the limitations thereof) set forth in this Section 7.

8. Revocability; Binding Effect. The subscription hereunder may be revoked, in whole or in part, prior to the Initial Closing or any Subsequent Closing, as applicable, in the sole discretion of the Purchaser, for any reason or no reason, provided that written notice of revocation is sent and is received by the Company or the Placement Agent at least two (2) Business Days prior to the Initial Closing Date or the applicable Subsequent Closing Date. The Purchaser hereby acknowledges and agrees that this Agreement shall survive the death or disability of the Purchaser and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and permitted assigns. If the Purchaser is more than one person, the obligations of the Purchaser hereunder shall be joint and several and the agreements, representations, warranties and acknowledgments herein shall be deemed to be made by and be binding upon each such person and such person’s heirs, executors, administrators, successors, legal representatives and permitted assigns.

9. Miscellaneous.

(a) Use of Proceeds. The Company currently intends use the net proceeds from the Offering as set forth in the PPM.

(b) Modification. This Agreement shall not be amended, modified or waived except by an instrument in writing signed by the Company and the holders of at least a majority of the Shares and the shares of Common Stock included in the Other Shares; provided that this Agreement may not be amended and the observance of any term hereof may not be waived with respect to any Purchaser without the written consent of such Purchaser if such amendment or waiver on its face materially and adversely affects the rights of such Purchaser under this Agreement in a manner that is different than the Other Purchasers. Any amendment, modification or waiver effected in accordance with this Section (i)(b) shall be binding upon the Purchaser and each transferee of any of the Shares, each future holder of all such Shares, and the Company, its successors and assigns.

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(c) Third-Party Beneficiary. The Placement Agent shall be an express third party beneficiary of the representations and warranties of the Company and the Purchaser included in Sections 3 and 4 of this Agreement. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person, except as otherwise set forth in Section  7 and this Section 9 (c).

(d) Notices. Any notice, consents, waivers or other communication required or permitted to be given hereunder shall be in writing and will be deemed to have been delivered: (i) upon receipt, when personally delivered; (ii) upon receipt when sent by certified mail, return receipt requested, postage prepaid; (iii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (iv) when sent, if by e-mail (provided that such sent e-mail is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s e-mail server that such e-mail could not be delivered to such recipient); or (v) one (1) Business Day after deposit with a nationally recognized overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses, facsimile numbers and email addresses for such communications shall be:

(i) if to the Company, at

Adaptin Bio, Inc.

3540 Toringdon Way, Suite 200, #250

Charlotte, North Carolina 28277

Attention: Michael J. Roberts

Email: Roberts@adaptinbio.com

with copies (which shall not constitute notice) to:

Wyrick Robbins Yates & Ponton LLP

4101 Lake Boone Trail, Suite 300

Raleigh, NC 27607

Attention: Donald R. Reynolds

E-mail: dreynolds@wyrick.com

(ii) if to the Purchasers, at the address set forth on each such Omnibus Signature Page hereof

(or, in either case, to such other address as the party shall have furnished in writing in accordance with the provisions of this Section).

(e) Assignability. This Agreement is binding upon, and is enforceable by, each of the Company and the Purchaser and their respective successors and permitted assigns. This Agreement and the rights, interests and obligations hereunder are not transferable or assignable by the Purchaser other than an assignment of the rights, interests and obligations hereunder in connection with any transfer of the Shares by a Purchaser to a Permitted Assignee (as such term is defined in the Registration Rights Agreement). Notwithstanding the foregoing, the Purchaser may assign its rights and obligations under this Agreement to one or more of its Affiliates or, with the Company’s prior written consent, to another person, in either case that is an accredited investor as defined in Rule 501 of Regulation D; provided, that no such assignment shall relieve the Purchaser of its obligations hereunder if any such assignee fails to perform such obligations, unless the Company has given its prior written consent to such relief. For the avoidance of doubt, nothing in this Section 9 (e) is intended to, or shall have the effect of, restricting or otherwise impairing any transfer of the Shares by the Purchaser in accordance with applicable Laws and the provisions of the Transaction Documents.

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(f) Applicable Law. This Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby shall be governed by and construed in accordance with the Laws of the State of New York, without reference to the principles thereof relating to the conflict of Laws to the extent they would result in the application of the Laws of any other jurisdiction. Any litigation based hereon, or arising out of, under or in connection with, this Agreement or any other Transaction Document or the transactions contemplated hereby or thereby shall be brought and maintained exclusively in the United States District Court for the Southern District of New York or the Supreme Court of the State of New York, and the appellate courts therefrom, in each case sitting in New York County, New York. Each party irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, return receipt requested, to such party's address set forth in Section 9(d), such service to become effective ten (10) days after such mailing.

(g) WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT, THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

(h) Form D; Blue Sky Qualification. The Company agrees to timely file a Form D with respect to the Shares and to provide a copy thereof, promptly upon request of the Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Shares included therein for, sale to the Purchaser at such Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of the Purchaser.

(i) Use of Pronouns. All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons referred to may require.

(j) Securities Law Disclosure; Publicity. By 9:00 a.m., New York City time, on the trading day immediately following the final Closing, the Company shall issue a press release disclosing all material terms of the Offering. Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Purchaser or an Affiliate of the Purchaser, or include the name of the Purchaser or an Affiliate of the Purchaser in any press release or filing with the SEC (other than the Registration Statement) or any regulatory agency or principal trading market, without the prior written consent of the Purchaser, except (i) as required by federal securities Law in connection with (A) any registration statement contemplated by the Registration Rights Agreement and (B) the filing of final Transaction Documents with the SEC, or (ii) in connection with a request by FINRA relating to the Form 211 to be filed by a market maker on the Company’s behalf, or (iii) to the extent such disclosure is required by applicable Law, request of the staff of the SEC or of any regulatory agency or principal trading market regulations, in which case the Company shall to the extent legally permissible provide the Purchaser with prior written notice of such disclosure permitted under this sub-clause (ii). The Purchaser, severally and not jointly with the Other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company as described in this Section 9 (j), the Purchaser will maintain the confidentiality of all disclosures made to it in connection with such transactions (including the existence and terms of such transactions), except to the extent such disclosure is required by applicable Law and then only after providing the Company with advance notice of such disclosure to the extent legally permissible so that the Company may seek a protective order to prevent such disclosure. In addition, the Purchaser acknowledges that it is aware that United States securities laws may restrict persons who have material, non-public information about a company from purchasing or selling any securities of such company while in possession of such information. The provisions of this Section 9 (j) are in addition to and not in replacement of any other confidentiality agreement, if any, between the Company and the Purchaser.

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(k) Non-Public Information.  The Company shall not and shall cause each of its officers, directors, employees, agents and other representatives, not to, provide the Purchaser with any material, non-public information regarding the Company or any of its Subsidiaries or any of the Company’s securities without the express prior written consent of the Purchaser. The Company understands, acknowledges and agrees that (a) the Purchaser, its Affiliates and persons acting on its or their behalf will rely on the provisions of Section 9(n) and this Section 9(o) in effecting transactions in the Shares and other securities of the Company and of other persons, and (b) notwithstanding anything to the contrary contained herein, the Purchaser shall not (nor shall any of the Purchaser’s Affiliates, attorneys, agents or representatives) have, solely as a result of this Agreement or any of the other Transaction Documents or the purchase of the Shares, any duty of trust or confidence with respect to, or any obligation not to trade in any securities while aware of, any material non-public information (i) provided by, or on behalf of, the Company, any of its Subsidiaries or any of its or their officers, directors (or equivalent persons), employees, attorneys, agents or representatives in violation of any of the representations, covenants, provisions or agreements set forth in Section 9(n) or this Section 9(o) or (ii) otherwise possessed (or continued to be possessed) by the Purchaser (or any Affiliate, agent or representative thereof) as a result of any breach or violation by the Company of any representation, covenant, provision or agreement set forth in Section 9 (j) or this Section 9 (k)).

(l) Entire Agreement. This Agreement, together with the Registration Rights Agreement and each other Transaction Document, and all exhibits, schedules and attachments hereto and thereto, including the Disclosure Schedule and any confidentiality agreement between the Purchaser and the Company, constitute the entire agreement between the Purchaser and the Company with respect to the Offering and supersede all prior oral or written agreements and understandings, if any, relating to the subject matter hereof.

(m) Share Certificates. The Shares issued at any Closing may be certificated or represented by book-entry positions on the books of the Transfer Agent. If the Shares are subsequently certificated and any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company and the Transfer Agent of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company and its Transfer Agent for any losses in connection therewith and/or, if required by such Transfer Agent, a bond in such form and amount as is required by the Transfer Agent. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement certificate or instrument. If a replacement certificate or instrument evidencing any Shares is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

(n) Expenses. Except as explicitly provided otherwise in this Agreement, all parties shall bear their own fees and expenses in connection with the Offering and any due diligence activities relating thereto. Without limiting the foregoing, the Company shall pay all Transfer Agent fees, stamp taxes and other Taxes and duties levied in connection with the sale and issuance of the Offering, and the Company shall file all necessary Tax Returns and other documentation with respect to such fees, Taxes and duties, and the Company shall pay all fees and expenses of its counsel in connection with the issuance of any opinion required by Section 6(h) above and of any opinion to the Transfer Agent for the removal of any legend on the Shares. Any expenses of the Placement Agent (or any sub-agents), including fees and expenses of their legal counsel, will be paid or reimbursed as agreed by the Company with the Placement Agent in the Placement Agent Agreement (or similar agreement) by and between the Company and such Placement Agent. All other fees and expenses relating to the Offering, including but not limited to the Placement Agent’s Cash Fee and Expense Allowance, legal and accounting fees of the Company, any expenses of the Company will be payable at each closing of the Offering from the proceeds thereof.

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(o) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The exchange of copies of this Agreement and of signature pages that contain copies of an executed signature page such as in .pdf format shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile or by e-mail of a document in .pdf format shall be deemed to be their original signatures for all purposes.

(p) Severability. Each provision of this Agreement shall be considered separable and, if for any reason any provision or provisions hereof are determined to be invalid or contrary to applicable Law, such invalid or contrary provision shall be replaced with a valid provision that as closely as possible reflects the parties’ intent with respect thereto, and invalidity or illegality shall not impair the operation of or affect the remaining portions of this Agreement.

(q) Headings. Paragraph titles are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.

(r) Multiple Closings. The Purchaser understands and acknowledges that there may be multiple Closings for the Offering.

(s) Additional Information; Further Assurances. The Purchaser hereby agrees to furnish the Company such other information as the Company may reasonably request prior to the applicable Closing with respect to its subscription hereunder. Each party hereto shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party hereto may reasonably request in order to effect the transactions contemplated hereby and to accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(t) Survival. The parties, agree that, if the Closing occurs, (i) the Company Fundamental Representations shall survive the execution and delivery of this Agreement for a period of three (3) years from the Initial Closing Date and (ii) the other representations and warranties of the Company and the representations and warranties of the Purchaser contained in this Agreement shall survive the execution and delivery of this Agreement for a period of one (1) year from the Initial Closing Date and in each case, shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of the Purchaser or the Company. The covenants and agreements contained in this Agreement (including the covenants and agreements set forth in Section 7 hereof) shall survive the Closing and delivery of the Shares in accordance with their terms or, if no term is specified, such covenants and agreements shall survive indefinitely. Notwithstanding anything herein to the contrary, in no event shall the Purchaser have any liability to the Company or to any other person in connection with the Offering other than pursuant to this Agreement.

(u) Omnibus Signature Page. This Agreement is intended to be read and construed in conjunction with the Registration Rights Agreement. Accordingly, pursuant to the terms and conditions of this Agreement and the Registration Rights Agreement, it is hereby agreed that the execution by the Purchaser of this Agreement, in the place set forth on the Omnibus Signature Page below, shall constitute agreement to be bound by the terms and conditions hereof and the terms and conditions of the Registration Rights Agreement, with the same effect as if each of such separate but related agreement were separately signed.

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(v) Public Disclosure. Neither the Purchaser nor any officer, manager, director, member, partner, stockholder, employee, Affiliate, Affiliated person or entity of the Purchaser shall make or issue any press releases or otherwise make any public statements or make any disclosures to any third person or entity with respect to the transactions contemplated herein and will not make or issue any press releases or otherwise make any public statements of any nature whatsoever with respect to the Company without the Company’s express prior approval (which may be withheld in the Company’s sole discretion), except to the extent such disclosure is required by Law, request of the staff of the SEC or of any regulatory agency or principal trading market regulations.

(w) Potential Conflicts. The Placement Agent, its sub-agents, legal counsel to the Company, the Placement Agent and/or their respective Affiliates, principals, representatives or employees may now or hereafter own shares of the Company. Purchaser specifically acknowledges that it (a) has read the information set forth under “Certain Relationships and Related Party Transactions—Transactions with Lucius Partners and Related Persons” and “Potential Conflicts of Interest” in the PPM, (b) understands the risks of such potential or actual conflicts, (c) acknowledges that it has had an opportunity to ask for information relevant to these disclosures, and (d) gives its informed consent to the transactions and relationships described therein.

(x) Independent Nature of the Purchaser’s Obligations and Rights. For avoidance of doubt, the obligations of the Purchaser under this Agreement, the other Transaction Documents and any other agreements delivered in connection herewith are several and not joint with the obligations of any Other Purchaser in connection with the Offering, and the Purchaser shall not be responsible in any way for the performance of the obligations of any Other Purchaser in connection with the Offering. The decision of the Purchaser to purchase Shares pursuant to this Agreement has been made by the Purchaser independently of any Other Purchaser or any other investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or any of its Subsidiaries which may have been made or given by any Other Purchaser or investor or by any agent or employee of any Other Purchaser or investor, and neither the Purchaser nor any of its agents or employees shall have any liability to any Other Purchaser or investor (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein and no action taken by the Purchaser shall be deemed to constitute the Purchaser as a partnership, an association, a joint venture, or any other kind of entity, or create a presumption that the Purchaser is in any way acting in concert or as a group with any Other Purchaser in connection with the Offering with respect to such obligations or the transactions contemplated by this Agreement or any other Transaction Document or any Other Subscription Agreement. Except as specifically set forth herein, the Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other party to be joined as an additional party in any proceeding for such purpose.

(y) Waiver of Conflicts of Legal Counsel. Each party to this Agreement acknowledges that each of Sichenzia Ross Ference Carmel LLP (“SRFC”), counsel to the Placement Agent, and Wyrick, counsel to the Company, may have in the past performed and may continue to or in the future perform legal services for certain of the Purchasers in matters unrelated to the transactions described in this Agreement, including financings and other matters. Accordingly, each party to this Agreement hereby (a) acknowledges that it has had an opportunity to ask for information relevant to this disclosure; (b) acknowledges that SRFC and Wyrick represented the clients referred to above, respectively, in the transactions contemplated by this Agreement and have not represented any individual Purchaser in connection with such transactions; and (c) gives its informed consent to SRFC’s and Wyrick’ representation of certain of the Purchasers in unrelated matters and to SRFC’s and Wyrick’s representation of the clients referred to above, respectively, in connection with this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby.

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(z) Adjustments. In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof, each reference in any Transaction Document to a number of shares of Common Stock or the Per Share Purchase Price shall be deemed to be amended to appropriately account for such event.

(aa) Remedies. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by them in accordance with the terms hereof and that each party hereto may be entitled to seek protective orders, injunctive relief and other remedies available at Law or in equity (including, without limitation, seeking specific performance or rescission of purchases, sales and other transfers). The parties hereto agree not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches of this Agreement by the Purchaser or the Company, as applicable, and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the respective covenants and obligations of the Purchaser and the Company, as applicable, under this Agreement all in accordance with the terms of this Section 9 (aa). Neither the Purchaser nor the Company, as applicable, shall be required to provide any bond or other security in connection with seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, all in accordance with the terms of this Section 9 (aa).

(bb) Recourse. Notwithstanding anything that may be expressed or implied in this Agreement or in any other Transaction Document, and notwithstanding the fact that the Purchaser may be partnerships or limited liability companies, the Company hereto covenants, agrees and acknowledges that no recourse under this Agreement or any Transaction Document shall be had against any the Purchaser’s future, present or former Affiliates, or the Purchaser’s or its Affiliates’ respective future, present or former officers, directors, managers, employees, partners, equity holders, controlling persons, members, agents, attorneys, investment advisers, representatives, successors or permitted assigns (the “Purchaser Parties”) (other than the Purchaser and its successors and Permitted Assignees under this Agreement), whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any of the Purchaser Parties, as such, for any obligation or liability of any party under this Agreement or any other Transaction Document for any claim based on, in respect of or by reason of such obligations or liabilities or their creation; provided, however, nothing in this Section 9 (bb) shall relieve or otherwise limit the liability of the Purchaser or any of its successors or Permitted Assignees, for any breach or violation of its obligations under such agreements, documents or instruments. The liability limitation provision in this Section 9(bb) shall survive termination of this Agreement. The Purchaser Parties are intended third party beneficiaries of the provisions of this Section 9(bb), entitled to enforce such provisions as if directly party to this Agreement.

(cc) Rules of Construction.  Unless the context otherwise requires, (i) all references to Sections, Schedules or Exhibits are to Sections, Schedules or Exhibits contained in or attached to this Agreement, (ii) each accounting term not otherwise defined in this Agreement has the meaning assigned to it in accordance with GAAP, (iii) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter, (iv) the use of the word “including” in this Agreement shall be by way of example rather than limitation, and (v) the word “or” shall not be exclusive.

[Signature page follows.]

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IN WITNESS WHEREOF, the Company has duly executed this Agreement as of the        day of                        , 202    .

ADAPTIN BIO, INC.

By:
Name:
Title:

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Adaptin Bio, Inc.

OMNIBUS SIGNATURE PAGE TO

SUBSCRIPTION AGREEMENT AND REGISTRATION RIGHTS AGREEMENT

The undersigned, desiring to: (i) enter into the Subscription Agreement, dated as of                      , 20251 (the “Subscription Agreement”), between the undersigned,  Adaptin Bio, Inc., a Delaware corporation (the “Company”), and the other parties thereto, in the form furnished to the undersigned, (ii) enter into the Registration Rights Agreement (the “Registration Rights Agreement”), among the undersigned, the Company and the other parties thereto, in the form furnished to the undersigned, and (iii) purchase the Shares of the Company as set forth in the Subscription Agreement and below, hereby agrees to purchase such Shares from the Company and further agrees to join the Subscription Agreement and the Registration Rights Agreement as a party thereto, with all the rights and privileges appertaining thereto, and to be bound in all respects by the terms and conditions thereof. The undersigned specifically acknowledges having read the representations section in the Subscription Agreement entitled “Representations and Warranties of the Purchaser” and hereby represents that the statements contained therein are complete and accurate with respect to the undersigned as a Purchaser.

IN WITNESS WHEREOF, the Purchaser hereby executes the Subscription Agreement and the Registration Rights Agreement.

Dated:                                       , 202___

	x	$5.00	=	$
Number of Shares		Purchase Price per Share	Total Purchase Price

PURCHASER (individual)	PURCHASER (entity)

Signature	Name of Entity

By:
Print Name	Signature

Print Name:
Signature (if Joint Tenants or Tenants in Common)	Title:

Address of Principal Residence:	Address of Executive Offices:

Social Security Number(s):	IRS Tax Identification Number:

Telephone Number:	Telephone Number:

Facsimile Number:	Facsimile Number:

E-mail Address:	E-mail Address:

[1]	Will reflect the Closing Date. Not to be completed by Subscriber.

EXHIBIT A

Form of Registration Rights Agreement

Exhibit 10.15

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into effective as of                , 2025, among Adaptin Bio, Inc., a Delaware corporation (the “Company”), the persons who have purchased the Offering Shares (as defined below) and have executed omnibus or counterpart signature page(s) hereto (each, a “Purchaser” and collectively, the “Purchasers”) and the persons or entities identified on Schedule 1 hereto holding Placement Agent Warrants (collectively, the “Brokers”). Capitalized terms used herein shall have the meanings ascribed to them in Section 1 below or in the Subscription Agreement (as defined below).

RECITALS:

WHEREAS, the Company has offered and sold in compliance with Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder to accredited investors in a private placement offering (the “Offering”) shares of common stock of the Company, par value, $0.0001 per share, pursuant to certain Subscription Agreements entered into by and between the Company and each of the Purchasers of the Offering Shares set forth on the signature pages affixed thereto (the “Subscription Agreements”); and

WHEREAS, the Company has outstanding Placement Agent Warrants held by the Brokers, to purchase the number of shares of Common Stock indicated next to such person’s name on Schedule 1; and

WHEREAS, the Company has agreed to enter into a registration rights agreement with each of the Brokers, or their designees.

NOW, THEREFORE, in consideration of the foregoing and of the mutual promises, representations, warranties, covenants and conditions set forth herein, the parties mutually agree as follows:

1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

“Approved OTC Market” means the OTCQB or OTCQX market of OTC Markets Group (or, in each case, a successor over-the-counter trading market thereto).

“Blackout Period” means, with respect to a distribution or registration, a period during which the Company, in the good faith judgment of its board of directors, determines (because of the existence of, or in anticipation of, any acquisition, financing activity, or other material corporate development or other material transaction involving the Company, or the unavailability for reasons beyond the Company’s control of any required financial statements, or any other event or condition of similar material significance to the Company) that the registration and/or distribution of the Registrable Securities to be covered by such registration statement, if any, or the circumstances described in Section 4(h) below, would require additional disclosure by the Company in such registration statement of material information that the Company has a bona fide business purpose for keeping confidential and the non-disclosure of which in such registration statement would be expected, in the reasonable determination of the Company’s board of directors to cause such registration statement to fail to comply with applicable disclosure requirements, in each case commencing on the day the Company notifies the Holders that they are required, because of the determination described above, to suspend offers and sales of Registrable Securities and ending on the earlier of (1) the date upon which the material non-public information resulting in the Blackout Period is disclosed to the public or ceases to be material and (2) such time as the Company notifies the selling Holders that sales pursuant to such Registration Statement or a new or amended Registration Statement or prospectus may resume; provided, however, that the aggregate of all Blackout Periods shall not exceed twenty (20) consecutive Trading Days or more than forty-five (45) Trading Days in any twelve (12) month period (except for suspension of the use of any Registration Statement on Form S-1 in connection with the filing of a post-effective amendment to the Registration Statement to update the prospectus therein in connection with the filing of the Company’s Annual Report on Form 10-K or any other fundamental change, which Blackout Period may extend for the amount of time reasonably required to respond to comments of the staff of the Commission (the “Staff”) on such amendment; provided that (and as a condition to any such extension) the Company shall file any such post-effective amendment on the date of filing of the Company’s Annual Report on Form 10-K and the Company shall use its reasonable best effort to cause any such post-effective amendment to become effective as soon as possible after the filing thereof).

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“Business Day” means any day of the year, other than a Saturday, Sunday, or other day on which banks in the State of New York are required or authorized to close.

“Commission” means the U. S. Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Common Stock” means the common stock, par value $0.0001 per share, of the Company and any and all shares of capital stock or other equity securities of: (i) the Company which are added to or exchanged or substituted for the Common Stock by reason of the declaration of any stock dividend or stock split, the issuance of any distribution or the reclassification, readjustment, recapitalization or other such modification of the capital structure of the Company; and (ii) any other corporation, now or hereafter organized under the laws of any state or other governmental authority, with which the Company is merged, which results from any consolidation or reorganization to which the Company is a party, or to which is sold all or substantially all of the shares or assets of the Company, if immediately after (and as a result of) such merger, consolidation, reorganization or sale, the Holders own equity securities of such other corporation.

“Effective Date” means the date of the final closing of the Offering.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Excluded Registrable Securities” shall have the meaning set forth in Section 3(d)(i) of this Agreement.

“Family Member” means (a) with respect to any individual, such individual’s spouse, any descendants (whether natural or adopted), any trust all of the beneficial interests of which are owned by any of such individuals or by any of such individuals together with any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, the estate of any such individual, and any corporation, association, partnership or limited liability company all of the equity interests of which are owned by those above described individuals, trusts or organizations and (b) with respect to any trust, the owners of the beneficial interests of such trust.

“Holder” means (i) each Purchaser or any of such Purchaser’s respective successors and assignees who acquire rights in accordance with this Agreement with respect to any Registrable Securities directly or indirectly from a Purchaser or from any assignee thereof; and (ii) each Broker or any of such Broker’s respective successors and assignees who acquire rights in accordance with this Agreement with respect to any Registrable Securities directly or indirectly from a Broker or from any assignee.

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“Majority Holders” means, at any time, Holders of a majority of the Registrable Securities then issuable and/or outstanding. For purposes of this Agreement, a person is deemed to be a holder of Shares or Registrable Securities whenever such person owns of record, or owns beneficially through a “street name” holder, such Shares or Registrable Securities or securities upon exercise, conversion or exchange of which such Shares or Registrable Securities are issuable.

“National Securities Exchange” means each of the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the NYSE American and any other U.S. national securities exchange which the Majority Holders identify in writing as a National Securities Exchange for purposes hereof (and, in each case, a successor U.S. national securities exchange thereto).

“Offering Shares” means the shares of Common Stock issued to the Purchasers pursuant to the Subscription Agreements, and any shares of Common Stock issued or issuable with respect to such shares upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing.

“Piggyback Registration” shall have the meaning set forth in Section 3(d)(i) of this Agreement.

“Placement Agent Warrant Shares” means the shares of Common Stock issued or issuable upon exercise of the Placement Agent Warrants, and any shares of Common Stock issued or issuable with respect to such shares upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing.

“Placement Agent Warrants” shall have the meaning set forth in the Subscription Agreement.

The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and such registration statement becoming effective.

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated by the Commission pursuant to the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registrable Securities” means the following held by a Holder: (a) the Offering Shares, (b) the Placement Agent Warrant Shares and (c) other shares of Restricted Common Stock held by the Holders, hereinafter acquired or issuable in respect of the foregoing shares of Common Stock by way of conversion, dividend, stock-split, distribution or exchange, merger, consolidation, recapitalization or reclassification or similar transaction. Such securities shall cease to be Registrable Securities hereunder with respect to any Holder on the earlier of (x) the date on which they have been sold or otherwise transferred other than in a transaction in which the purchaser or other transferee acquires rights hereunder in accordance herewith, and (y) the date on which Rule 144 becomes available for a Holder, permitting such Holder to sell within a ninety (90)-day period all the Registrable Securities held by such Holder without volume or manner of sale restrictions.

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“Registration Default Period” means the period beginning on the date on which any Registration Event occurs and ending on the date on which such Registration Event is cured, inclusive.

“Registration Effectiveness Date” means the date that is the earlier of (a) five (5) Trading Days after the Company is notified by the Commission that the Initial Registration Statement will not be reviewed or is no longer subject to further review and comment, and (b) one hundred twenty (120) calendar days (plus, if applicable, a number of days subject to the Tolling Period) after the Effective Date.

“Registration Event” means the occurrence of any of the following events:

(a) the Company fails to file with the Commission the Initial Registration Statement on or before the Registration Filing Date;

(b) the Initial Registration Statement is not declared effective by the Commission on or before the Registration Effectiveness Date;

(c) any New Registration Statement has not been filed by the New Registration Statement Filing Deadline;

(d) any New Registration Statement has not been declared effective by the New Registration Statement Effectiveness Deadline;

(e) after the SEC Effective Date, any Registration Statement ceases for any reason to remain effective or the Holders of any of the Registrable Securities are otherwise not permitted to utilize the Prospectus therein to resell the Registrable Securities covered thereby for a period of more than five (5) consecutive Trading Days, except for Blackout Periods permitted herein;

(f) following the inclusion for quotation on an Approved OTC Market, the Registrable Securities, if issued and outstanding, are not listed or included for quotation on an Approved OTC Market or a National Securities Exchange, or trading of the Common Stock is suspended or halted on the Approved OTC Market, which at the time constitutes the principal market for the Common Stock, for more than three (3) full, consecutive Trading Days (other than as a result of suspension or halt of substantially all trading in equity securities (including the Common Stock)) on such Approved OTC Market; or

(g) following the inclusion for quotation on a National Securities Exchange, the Registrable Securities, if issued and outstanding, are not listed on a National Securities Exchange, or trading of the Common Stock is suspended or halted on the National Securities Exchange, which at the time constitutes the principal market for the Common Stock, for more than three (3) full, consecutive Trading Days (other than as a result of suspension or halt of substantially all trading in equity securities (including the Common Stock)) on the National Securities Exchange.

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“Registration Filing Date” means the date that is sixty (60) calendar days after the Effective Date; provided that, if such sixty- (60-) day period extends beyond February 17, 2026, such period shall be tolled as of February 17, 2026, and resume when the audited financial statements of the Company for the fiscal year ending December 31, 2025 are issued, or March 31, 2026, whichever is earlier (the number of days of the sixty- (60) day period tolled as of February 17, 2026, the “Tolling Period”), and provided further that the Tolling Period, if applicable, shall be a minimum of 14 calendar days.

“Registration Statement” means any registration statement that the Company is required to file or files pursuant to Section 3(a) or 3(d) of this Agreement to register the Registrable Securities and any successor registration statement.

“Restricted Common Stock” means any shares of Common Stock that are subject to resale restrictions pursuant to the Securities Act and the rules and regulations promulgated thereunder, including, but not limited to, securities: (1) acquired directly or indirectly from the issuer or an affiliate of the issuer in unregistered offerings such as private placements; (2) acquired through an employee stock benefit plan or as compensation for professional services; or (3) considered “restricted securities” under Rule 144. For purposes of clarity Restricted Common Stock does not include Common Stock that is restricted solely as a result of contractual restrictions, including but not limited to lock-up or similar contractual agreements.

“Rule 144” means Rule 144 promulgated by the Commission under the Securities Act, as such rule may be amended or supplemented from time to time, or any similar successor rule that may be promulgated by the Commission.

“Rule 145” means Rule 145 promulgated by the Commission under the Securities Act, as such rule may be amended or supplemented from time to time, or any similar successor rule that may be promulgated by the Commission.

“Rule 415” means Rule 415 promulgated by the Commission under the Securities Act, as such rule may be amended or supplemented from time to time, or any similar successor rule that may be promulgated by the Commission.

“SEC Effective Date” means the date the Registration Statement is declared effective by the Commission.

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute promulgated in replacement thereof, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Trading Day” means any day on which the Approved OTC Market or National Securities Exchange that at the time constitutes the principal securities market for the Common Stock, is open for general trading of securities (or if there is no Approved OTC Market or National Securities Exchange that at the time constitutes the principal securities market for the Common Stock, then any day on which the New York Stock Exchange is open for general trading of securities).

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2. Term. This Agreement shall terminate with respect to each Holder on the earlier of: (i) the date that is five (5) years from the SEC Effective Date, and (ii) the date on which no Registrable Securities are outstanding (the “Term”). Notwithstanding the foregoing, Section 3(b), Section 6, Section 8, Section 9 and Section 10 shall survive the termination of this Agreement.

3. Registration.

(a) Registration on Form S-1. The Company shall prepare and file with the Commission a Registration Statement on Form S-1, or any other form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the resale by the Holders of all of the Registrable Securities on a delayed or continuous basis (including in stock exchange transactions and underwritten offerings) (the “Initial Registration Statement”), and the Company shall (i) make the initial filing of the Initial Registration Statement with the Commission no later than the Registration Filing Date, (ii)  use its commercially reasonable efforts to cause the Initial Registration Statement to be declared effective no later than the Registration Effectiveness Date and (iii) use its commercially reasonable efforts to keep such Registration Statement continuously effective (including by filing a new Registration Statement if the initial Registration Statement expires) for a period of five (5) years after the SEC Effective Date or for such shorter period ending on the first date on which (a) there no longer any outstanding Registrable Securities and (b) the availability of Rule 144 for the holders to sell all of the Registrable Securities without volume limitations or other manner of sale restrictions within a 90-day period (the “Effectiveness Period”). Any Registration Statement shall contain the “Plan of Distribution” section in substantially the form thereof attached as Exhibit A hereto. Upon the Company becoming eligible to register the Registrable Securities for resale by the Holders on Form S-3, the Company shall use commercially reasonable efforts to amend the Registration Statement to a Registration Statement on Form S-3 or file a Registration Statement on Form S-3 in substitution of the Registration Statement as initially filed as soon as reasonably practicable thereafter (provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement (or post-effective amendment) on Form S-3 covering such Registrable Securities has been declared effective by the Commission). The Company shall be entitled to suspend sales of Registrable Securities pursuant to a Registration Statement and the use of any related prospectus during a Blackout Period for the reasons and time periods set forth in the definition thereof. The Company shall use its commercially reasonable efforts within sixty (60) calendar days after the SEC Effective Date, or within ten Business Days after the first date that is permitted by the Commission to (the “New Registration Statement Filing Deadline”), register for resale as many of the Reduction Securities as the Commission will permit (pro rata among the Holders of such Reduction Securities) using one or more Registration Statements (any such Registration Statement, a “New Registration Statement”) that it is then entitled to use, and to cause such registration statement(s) to become effective as soon as practicable (the “New Registration Statement Effectiveness Deadline”), until all of the Reduction Securities have been so registered; provided, however, that the Company shall not be required to register such Reduction Securities during a Blackout Period. The Company shall use its commercially reasonable efforts to cause each Registration Statement to be declared effective under the Securities Act, as soon as possible, and shall use its commercially reasonable efforts to keep such Registration Statement continuously effective (including by filing an additional Registration Statement if the Initial Registration Statement expires), and under the Securities Act during the Effectiveness Period. Notwithstanding the foregoing, the Company shall be entitled to suspend the effectiveness of any Registration Statement at any time prior to the expiration of the Effectiveness Period for the reasons and time periods permitted during a Blackout Period. No liquidated damages shall accrue or be payable to any Holder pursuant to Section 3(b) below with respect to any Registrable Securities that are excluded by reason of (i) the Staff limiting the number of Registrable Securities that may be sold pursuant to a registration statement (provided that the Company continues to use commercially reasonable efforts to register such Reduction Securities for resale by other available means as set forth herein) or (ii) such Holder failing to provide to the Company information concerning the Holder and the manner of distribution of the Holder’s Registrable Securities that is required by the SEC or in response to SEC comments to be disclosed in a registration statement utilized in connection with the registration of Registrable Securities. Notwithstanding anything herein to the contrary, if the Commission limits the Company’s ability to file, or prohibits or delays the filing of a new registration statement, the Company’s compliance with such limitation, prohibition or delay solely to the extent of such limitation, prohibition or delay shall not be deemed a failure by the Company to use commercially reasonable efforts as set forth above or elsewhere in this Agreement and shall not require the payment of any liquidated damages by the Company under this Agreement.

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(b) Partial Liquidated Damages. If a Registration Event occurs, then the Company will make payments to each Holder of Registrable Securities, as partial liquidated damages to such Holder by reason of the Registration Event (but without limiting the rights and remedies of such Holder, including injunctive and other equitable relief), a cash sum calculated at a rate of twelve percent (12%) per annum (for the duration of the applicable Registration Default Period) of the total of the following, to the extent applicable to such Holder: if the Holder is a Holder of Offering Shares or Placement Agent Warrant Shares, the product of $5.00 (as adjusted for stock splits, stock dividends, combinations, recapitalizations or similar events) multiplied by the number of Offering Shares or Placement Agent Warrant Shares, as the case may be, held by or issuable to such Holder as of the date of such Registration Event, but in each case, only with respect to such Holder’s Registrable Securities that are affected by such Registration Event and only for the applicable Registration Default Period. Notwithstanding the foregoing, (i) the maximum amount of liquidated damages that may be paid by the Company to any Holder pursuant to this Section 3(b) shall be an amount equal to five percent (5%) of the applicable foregoing amounts described in clauses (i) and (ii) in the preceding sentence with respect to such Holder’s Registrable Securities that are affected by all Registration Events in the aggregate, and (ii) no penalties shall accrue with respect to any Registrable Securities removed from the Registration Statement in response to a comment from the Staff limiting the number of shares of Registrable Securities which may be included in the Registration Statement, after they cease to be Registrable Securities, or, with respect to any Registration Event defined by clause (b) or (d) of the definition of “Registration Event” set forth above, are held by any Holder who delayed or failed to provide information reasonably requested by the Company in connection with the preparation of the applicable Registration Statement. For clarity, and by way of example, if the sum of clauses (i) and (ii) for a specified Holder in the first sentence of this Section 3(b) is $10,000,000, liquidated damages payable by the Company to such Holder by reason of one or more Registration Events affecting all Registrable Securities of such Holder would accrue at a rate of twelve percent (12%) per annum (for the duration of the applicable Registration Default Period) until such time that all liquidated damages payable to such Holder reached a cap of $500,000 in the aggregate for all Registration Events. Each payment pursuant to this Section 3(b) shall be due and payable in cash in arrears within five (5) days after the end of each full 30-day period of the Registration Default Period until the termination of the Registration Default Period and within five (5) days after such termination. Until the maximum amount of liquidated damages is paid, such payments shall constitute the Holder’s sole and exclusive remedy for money damages in respect of any Registration Event; provided, for the avoidance of doubt, that the foregoing shall not affect any Holder’s right, at any time, to seek or obtain injunction or other equitable relief in respect of any Registration Event. The Registration Default Period shall terminate upon the earlier of such time as the Registrable Securities that are affected by the Registration Event cease to be Registrable Securities or (i) the filing of the Registration Statement in the case of clause (a) of the definition of Registration Event, (ii) the SEC Effective Date in the case of clause (b) of the definition of Registration Event, (iii) the ability of the Holders to effect sales pursuant to the Registration Statement in the case of clause (c) of the definition of Registration Event, and (iv) the listing or inclusion and/or trading of the Common Stock on an Approved OTC Market or National Securities Exchange, as the case may be, in the case of clause (d) or clause (e) of the definition of Registration Event; provided, that in the event of a cure of one or more of the Registration Events described in clauses (i)-(iv) above when a separate Registration Event shall be continuing, the Registration Default Period shall continue until all such Registration Events have ceased. The amounts payable as liquidated damages pursuant to this Section 3(b) shall be payable in lawful money of the United States.

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(c) Other Limitations. Notwithstanding the registration obligations set forth in Section 2(a), if the Staff informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415 under the Securities Act, be registered for resale as a secondary offering on a single Registration Statement, the Company agrees to promptly inform each of the Holders thereof and file and an amendment to the Registration Statement as required by the Staff, covering the maximum number of Registrable Securities permitted to be registered by the Staff as a secondary offering; provided, however, that prior to filing such amendment, the Company shall be obligated to use reasonably diligent efforts to advocate with the Staff for the registration of all of the Registrable Securities in accordance with applicable guidance of the Staff , including without limitation, Compliance and Disclosure Interpretation 612.09. Notwithstanding any other provision of this Agreement and subject to the payment of liquidated damages pursuant to Section 2(c), if the Staff limits the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering (and notwithstanding that the Company used reasonably diligent efforts to advocate with the Staff for the registration of all or a greater portion of Registrable Securities), the Company shall remove from the Registration Statement such number of Registrable Securities as specified by the Commission on behalf of all of the holders of Registrable Securities from the Registrable Securities in the following order: (i) first from the Placement Agent Warrant Shares, on a pro rata basis among the holders thereof and (ii) second from the Offering Shares, on a pro rata basis among the holders thereof (any such eliminated shares, the “Reduction Securities”). In the event of a cutback hereunder, the Company shall give the Holder at least three (3) Trading Days prior written notice along with the calculations as to such Holder’s allotment. In the event the Company amends the Initial Registration Statement in accordance with the foregoing, the Company will file with the Commission, as promptly as allowed by the Staff or applicable guidance of the Staff provided to the Company or to registrants of securities in general, one or more New Registration Statements on such other form available to register for resale the Reduction Securities.

(d)  Piggyback Registrations.

(i) With respect to any Registrable Securities not otherwise included in a Registration Statement pursuant to Section 3(a) as a result of any limitation imposed by the Staff, or otherwise (the “Excluded Registrable Securities”), whenever the Company proposes to register (including, for this purpose, a registration effected by the Company for other shareholders) any of its securities under the Securities Act (other than pursuant to (i) a Registration Statement pursuant to Section 3(a) hereof or (ii) registration pursuant to a registration statement on Form S-4 or S-8 or any successor forms thereto), and the registration form to be used may be used for the registration of Registrable Securities, the Company will give written notice to each holder of Excluded Registrable Securities of its intention to effect such a registration and will, subject to the provisions of Subsection 3(d)(ii) hereof, and to the extent permitted by the Staff, include in such registration all Excluded Registrable Securities with respect to which the Company has received a written request for inclusion therein within fifteen (15) days after the receipt of the Company’s notice (a “Piggyback Registration”).

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(ii) If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company’s securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company will include in such registration a pro rata share of Excluded Registrable Securities requested to be included in such Registration Statement as calculated by dividing the number of Excluded Registrable Securities requested to be included in such Registration Statement by the number of the Company’s securities requested to be included in such Registration Statement by all selling security holders. In such event, the holder of Excluded Registrable Securities shall continue to have registration rights under this Agreement with respect to any Excluded Registrable Securities not so included in, and sold pursuant to, such Registration Statement.

(iii) Notwithstanding the foregoing, if, at any time after giving a notice of Piggyback Registration and prior to the effective date of the Registration Statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each record holder of Excluded Registrable Securities and, following such notice, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Excluded Registrable Securities in connection with such registration, and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Excluded Registrable Securities for the same period as the delay in registering such other securities.

4. Registration Procedures. The Company will keep each Holder reasonably advised as to the filing and effectiveness of any Registration Statement. At its expense with respect to any Registration Statement, the Company will:

(a) subject to compliance with Section 5(b), prepare and file with the Commission with respect to the Registrable Securities, any Registration Statement in accordance with Section 3(a) hereof, and use its reasonable efforts to cause such Registration Statement to become effective as soon as possible after the filing thereof and to remain effective (with the Prospectus included therein available for the resale of the Registrable Securities) for the Effectiveness Period and file the Prospectus pursuant to Rule 424(b) under the Securities Act within one (1) Trading Day following the date the Registration Statement is declared effective;

(b) not name any Holder in any Registration Statement as an underwriter without that Holder’s prior written consent;

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(c) if any Registration Statement or any post-effective amendment thereto is subject to review by the Commission, promptly respond to all comments, diligently pursue resolution of any comments to the satisfaction of the Commission and file all amendments and supplements to such Registration Statement as may be required to respond to comments from the Commission and otherwise to enable such Registration Statement to be declared effective;

(d) during the Effectiveness Period, prepare and file with the Commission such amendments and supplements to any Registration Statement as may be necessary to keep such Registration Statement continuously effective, current and up-to-date for the applicable time period required hereunder and, if applicable, file any Registration Statement pursuant to Rule 462(b) under the Securities Act; and cause the related Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act;

(e) not less than four (4) Trading Days prior to filing any Registration Statement or any related prospectus or any amendment or supplement thereto, furnish to the Holders (and/or, if so specified by any Holder, legal counsel to such Holder) copies of or a link to all such documents proposed to be filed (other than those incorporated by reference and those amendments and supplements which are solely composed of a cover page and the form of one or more of the Company’s reports previously filed under the Exchange Act) and duly consider in good faith any comments timely received from the Holders (or from legal counsel to any such Holder, as applicable);

(f) furnish, without charge, to each Holder of Registrable Securities covered by such Registration Statement (i) a reasonable number of copies of such Registration Statement (including any exhibits thereto other than exhibits incorporated by reference), each amendment and supplement thereto as such Holder may reasonably request, (ii) such number of copies of the Prospectus included in such Registration Statement (including each preliminary prospectus and any prospectus filed pursuant to Rule 424 under the Securities Act) as such Holders may reasonably request, in conformity with the requirements of the Securities Act, and (iii) such other documents as such Holder may reasonably require to consummate the disposition of the Registrable Securities owned by such Holder, but only during the Effectiveness Period; provided that the Company shall have no obligation to furnish any document pursuant to this clause that is available on the Electronic Data Gathering, Analysis, and Retrieval (“EDGAR”) system;

(g) use its reasonable efforts to register or qualify the securities covered by such Registration Statement under such other applicable securities laws of such jurisdictions within the United States, including “blue sky” laws, as any Holder of Registrable Securities covered by such Registration Statement reasonably requests and as may be reasonably necessary for the marketability of the Registrable Securities and do any and all other acts and things reasonably necessary to enable such Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Holder; provided, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph or (ii) consent to general service of process in any such jurisdiction where it has not already done so;

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(h) as promptly as practicable after becoming aware of any event, notify each Holder of Registrable Securities at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event that will, after the occurrence of such event, cause the Prospectus included in such Registration Statement, if not amended or supplemented, to contain an untrue statement of a material fact or an omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and the Company shall promptly thereafter prepare and furnish to such Holder a supplement or amendment to such Prospectus (or, if a Registration Statement is on Form S-3, prepare and file appropriate reports under the Exchange Act) so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except in the event of a Blackout Period, in which case no supplement or amendment need be furnished (or Exchange Act filing made) until the termination of such Blackout Period;

(i) comply, and continue to comply during the Effectiveness Period, in all material respects with the Securities Act and the Exchange Act and with all applicable rules and regulations of the Commission with respect to the disposition of all securities covered by such Registration Statement;

(j) as promptly as practicable after becoming aware of such event, notify each Holder of Registrable Securities being offered or sold pursuant to any Registration Statement of the issuance by the Commission or any other federal or state governmental authority of any stop order or other suspension of effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;

(k) use its reasonable best efforts to obtain all other approvals, consents, exemptions or authorizations from such governmental agencies or authorities as may be necessary to enable the Holders and underwriters to consummate the disposition of Registrable Securities;

(l) enter into customary agreements (including any underwriting agreements in customary form, including any representations and warranties and lock-up provisions therein), and take such other actions as may be reasonably required in order to expedite or facilitate the disposition of Registrable Securities pursuant to any Piggyback Registration;

(m) use its reasonable best efforts to furnish, or cause to be furnished, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters in a firm commitment public offering, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance reasonably acceptable to the managing underwriter, addressed to the underwriters and (ii) a “comfort” letter dated as of such date, from the independent certified public accountants of the Company, in form and substance reasonably acceptable to the managing underwriter, addressed to the underwriters;

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(n) use its reasonable best efforts to comply with all applicable rules and regulations of the Commission and make available to its shareholders, as soon as reasonably practicable, but no later than sixteen (16) months after the effective date of any Registration Statement (as defined in Rule 168(c) under the Securities Act), an earnings statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(o) provide officers’ certificates and other customary closing documents, if applicable;

(p) use its reasonable best efforts to cause the shares of Common Stock to be, and remain, quoted on an Approved OTC Market unless listed on a National Securities Exchange;

(q) cooperate with each Holder and each underwriter participating in the disposition of such Registrable Securities and underwriters’ counsel in connection with any filings required to be made with the Financial Industry Regulatory Authority (“FINRA”); and

(r) use its commercially reasonable efforts to:

(i) cause a FINRA-registered broker-dealer (the “Market Maker”) to (A) sponsor the Common Stock, (B) file with FINRA, no later than fifteen (15) days after the Registration Statement is initially filed with the Commission, a Form 211 together with the required documentation and information in connection therewith, (C) respond promptly to any requests from FINRA for additional information in connection therewith (and the Company will provide reasonable cooperation to the Market-Maker in fulfillment thereof), and (D) clear the Market Maker by FINRA to initiate quotation of the Common Stock on an Approved OTC Market at the earliest practicable date after the filing of the Form 211, and use its reasonable best efforts to cause a second Market Maker to register with FINRA in respect of the Common Stock as soon thereafter as possible; and

(ii) cause the Common Stock to be DTC-, DWAC- and DRS-eligible no later than the initiation of quotation of the Common Stock on an Approved OTC Market.

(s) in the event of an underwritten public offering by the Company, cause appropriate officers as are reasonably requested by a managing underwriter or investment bank to participate in a “road show” or similar marketing effort being conducted by such underwriter with respect to such underwritten public offering;

(t) provide a transfer agent and registrar that is registered with the Commission and a participant in DTC’s Fast Automated Securities Transfer Program, which shares may be a single entity, for the shares of Common Stock at all times, and cooperate with the Holders to facilitate the timely preparation and delivery of the Registrable Securities to be delivered to a transferee pursuant to a resale of Registrable Securities pursuant to a Registration Statement (whether electronically or in certificated form) which Registrable Securities shall be free, to the extent permitted by the applicable Subscription Agreement and applicable law, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders may request;

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(u) cooperate with the Holders of Registrable Securities being offered pursuant to any Registration Statement to issue and deliver, or cause its transfer agent to issue and deliver, evidence of book-entry positions representing Registrable Securities to be offered pursuant to such Registration Statement within a reasonable time after the delivery of evidence of book-entry positions representing the Registrable Securities to the transfer agent or the Company, as applicable, and enable such positions to be in such denominations or amounts as the Holders may reasonably request and registered in such names as the Holders may request;

(v) notify the Holders, the Brokers and their counsel as promptly as reasonably possible and (if requested by any such person) confirm such notice in writing no later than one (1) Trading Day following the day: (i)(A) when a Prospectus or any prospectus supplement or post-effective amendment to a Registration Statement is proposed to be filed (other than those incorporated by reference and those amendments and supplements which are solely composed of a cover page and the form of one or more of the Company’s reports previously filed under the Exchange Act); (B) when the Commission notifies the Company whether there will be a “no review,” “review” or a “completion of a review” of such Registration Statement and whenever the Commission comments in writing on such Registration Statement (in which case the Company shall provide true and complete copies thereof and all written responses thereto to each of the Holders that pertain to the Holders as a selling stockholder, but not information which the Company believes would constitute material non-public information); and (C) with respect to the Registration Statement or any post-effective amendment, when the same has been declared effective, provided, however, that such notice under this clause (C) shall be delivered to each Holder; (ii) during the Effectiveness Period, of any request by the Commission or any other federal or state governmental authority for amendments or supplements to a Registration Statement or prospectus or for additional information that pertains to the Holders as selling stockholders; or (iii) during the Effectiveness Period, of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose;

(w) during the Effectiveness Period, refrain from bidding for or purchasing any Common Stock or any right to purchase Common Stock or attempting to induce any person to purchase any such security or right if such bid, purchase or attempt would in any way limit the right of the Holders to sell Registrable Securities by reason of the limitations set forth in Regulation M under the Exchange Act;

(x) use its reasonable best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order stopping or suspending the effectiveness of a Registration Statement or suspending or preventing the use of any related prospectus, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment;

(y) use its reasonable best efforts to assist a Holder in facilitating any sales (including but not limited to private sales) or other transfers of Registrable Securities by, among other things, providing officers’ certificates and other customary closing documents reasonably requested by a Holder without charge to the Holder (but the Holder shall be responsible for any third-party expenses and for clarity, such certificates and other customary closing documents shall not be deemed to include opinions or negative assurance letters from Company counsel or “comfort letters” delivered by the Company’s independent registered public accounting firm);

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(z)  if required by the Financial Industry Regulatory Authority, Inc. Corporate Financing Department, promptly effect, or cause to have effected, a filing with the FINRA Corporate Financing Department pursuant to FINRA Rule 5110 (or successor thereto) with respect to the public offering contemplated by resales of securities under the Registration Statement (an “Issuer Filing”), pay the filing fee required by such Issuer Filing, and use its reasonable best efforts to pursue the Issuer Filing until FINRA issues a letter confirming that it does not object to the terms of the offering contemplated by the Registration Statement, and otherwise cooperate with any broker-dealer through which a Holder proposes to resell its Registrable Securities in effecting a filing with the FINRA Corporate Financing Department pursuant to FINRA Rule 5110 (or successor thereto), as requested by any such Holder, and the Company shall pay the filing fee required by such filing within two (2) Trading Days of the request therefor;

(aa) (i) cause legal counsel to the Company, at the Company’s expense, (a) to issue to the transfer agent for the Common Stock, within one (1) Trading Day after the SEC Effective Date, a “blanket” legal opinion in customary form to the effect that the Registrable Securities covered by the Registration Statement have been registered for resale under the Securities Act and, if such counsel has received a signed certificate in the form attached as Exhibit B hereto (a “Legend Removal Certificate”) from the holder of the Registrable Securities, may then be reissued without any legend or restriction relating to their status as “restricted securities” as defined in Rule 144 (“Legend Removal Shares”), or, otherwise, may then be reissued without any legend or restriction relating to their status as “restricted securities” as defined in Rule 144 upon resale pursuant to such registration statement; and (b) promptly to amend such opinion to cause the Registrable Securities to be Legend Removal Shares after later receipt of a Legend Removal Certificate from the Holder, and (ii) cause the transfer agent for the Common Stock to issue such Registrable Securities without any such legend within three (3) Trading Days after the transfer agent’s receipt of such legal opinion with respect to Legend Removal Shares or otherwise within three (3) Trading Days after the transfer agent’s receipt of evidence in customary form that the Registrable Securities have been sold pursuant to an effective resale registration statement under the Securities Act, in either case via DWAC or as otherwise requested by the Holder; and

(bb) take all other commercially reasonable actions necessary to enable, expedite or facilitate the Holders to dispose of the Registrable Securities by means of any Registration Statement contemplated hereby during the Term.

5. Obligations of the Holders.

(a) At any time, and from time to time, after the Registration Effectiveness Date, the Company may notify one or more of the Holders (in each case, the “Specified Holders”) in writing (each, a “Suspension Notice”) of the happening of: (i) any event of the kind described in Section 4(h) or (j); (ii) any Blackout Period; or (iii) only with respect to a Holder who is an “insider” covered by such program, any suspension by the Company, pursuant to a written insider trading policy adopted by the Company’s Board of Directors, of the ability of all “insiders” covered by such program to transact in the Company’s securities because of the existence of material non-public information (each, a “Suspension Event”). Upon receipt of any Suspension Notice, each Specified Holder shall as promptly as practicable discontinue disposition of such Holder’s Registrable Securities covered by the Registration Statement until such Specified Holder receives the supplemented or amended prospectus contemplated by Section 4(h), such Blackout Period shall have terminated or the restriction on the ability of “insiders” to transact in the Company’s securities is removed, as applicable. The foregoing right to suspend may be exercised by the Company for no longer than forty-five (45) Trading Days in any consecutive twelve (12)-month period, except, in the case of Holders that are subject to such policy by its terms, with respect to suspensions under the written insider trading policy adopted by the Company’s Board of Directors, (and for the avoidance of doubt, if the delay or suspension relates to a Blackout Period, the period of delay or suspension shall also count against the maximum number of days for Blackout Periods in the definition of such term). Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of a Holder in accordance with any sale of Registrable Securities with respect to which a Holder has entered into a contract for sale prior to the Holder’s receipt of a notice from the Company of the happening of a Blackout Period or other Suspension Event.

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(b) The Holders of the Registrable Securities shall provide such information as may reasonably be requested by the Company in connection with the preparation of the Registration Statement, including amendments and supplements thereto, in order to effect the registration of any Registrable Securities under the Securities Act pursuant to Section 3(a) of this Agreement and in connection with the Company’s obligation to comply with federal and applicable state securities laws, including a completed questionnaire in the form attached to this Agreement as Annex A (a “Selling Securityholder Questionnaire”).

(c) Each Holder, by its acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder, unless such Holder has notified the Company in writing of its election to exclude all of its Registrable Securities from such Registration Statement.

6. Registration Expenses. The Company shall pay all expenses arising from or incident to the performance of, or compliance with, this Agreement, including, without limitation, (i) the Commission, stock exchange, OTC Markets Group, FINRA and other registration and filing fees, (ii) rating agencies fees to the extent necessary to provide for blue sky qualification as required by Section 4(g) herein, (iii) all fees and expenses incurred in connection with complying with any securities or blue sky laws (including reasonable and documented fees, charges and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iv) all printing (including financial printer), messenger and delivery expenses, (v) the fees, charges and disbursements of counsel to the Company and of its independent registered public accounting firm and any other accounting and legal fees, charges and expenses incurred by the Company (including any expenses arising from any special audits or “comfort letters” required in connection with or incident to any registration), (vi) the fees, charges and disbursements of any special experts retained by the Company in connection with any registration pursuant to the terms of this Agreement, (vii) all internal expenses of the Company (including all salaries and expenses of its officers and employees performing legal or accounting duties), (viii) the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange, (ix) Securities Act liability insurance (if the Company elects to obtain such insurance), regardless of whether a Registration Statement filed in connection with such registration is declared effective and (x) reasonable and documented fees, charges and disbursements of a single counsel to the Holders selected by at least a majority of the Registrable Securities, in an amount not to exceed $35,000 in the aggregate per Registration Statement or Piggyback Registration; provided, that, in any underwritten registration, the Company shall have no obligation to pay any underwriting discounts, selling commissions or transfer taxes attributable to the Registrable Securities being sold by the Holders thereof, which underwriting discounts, selling commissions and transfer taxes shall be borne by such Holders. Except as provided in this Section 6 and Section 8 of this Agreement, the Company shall not be responsible for the expenses of any attorney or other advisor employed by a Holder or for any other fees, disbursements and expenses incurred by Holders not specifically agreed to in this Agreement.

7. Assignment of Rights. The rights under this Agreement shall be automatically assignable by each Purchaser to any transferee or assignee of all or any portion of the Registrable Securities (which Registrable Securities continue to constitute Restricted Common Stock following such transfer or assignment) as long as (i) such transfer or assignment is not a sale or transfer pursuant to a Registration Statement and is effected in accordance with applicable securities laws; (ii) such transferee or assignee agrees in writing to become bound by and subject to the terms of this Agreement; and (iii) such Holder notifies the Company in writing of such transfer or assignment, stating the name and address of the transferee or assignee and identifying the Registrable Securities with respect to which such rights are being transferred or assigned. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Majority Holders (other than by merger or consolidation or to a corporation which acquires the Company including by way of acquiring all or substantially all of the Company’s assets, if immediately after (and as a result of) such merger, consolidation, reorganization or sale, the Holders own equity securities of such other corporation, which shall not require such consent).

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8. Indemnification.

(a) To the fullest extent permitted by applicable law, the Company shall, and hereby does, indemnify and hold harmless, to the fullest extent permitted by law, each Holder, its affiliates, directors, officers, stockholders, members, managers, partners, investment advisers, employees and agents, and each other person, if any, who controls or is under common control with such Holder within the meaning of Section 15 of the Securities Act (collectively, the “Holder Indemnified Parties”), against any and all losses, claims, damages, liabilities, costs, expenses, judgments, fines, penalties, charges and amounts paid in settlement (or actions or proceedings, whether commenced or threatened, in respect thereof) (collectively, “Losses”) that arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement prepared and filed by the Company under which Registrable Securities were registered under the Securities Act, any preliminary prospectus, free writing prospectus as defined under Rule 433(d) of the Securities Act (“Free Writing Prospectus”), any “testing-the-water” communication that is a written communication within the meaning of Rule 405 under the Securities Act (“Testing the Water Communication”), any road show communication as defined in Rule 433(h) under the Securities Act (“Road Show Communication”), final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading (in the case of any prospectus or amendment or supplement thereto, in light of the circumstances in which the statements were made), and the Company shall reimburse the Holder Indemnified Parties for any legal or any other expenses reasonably incurred by them in connection with investigating, defending or settling any such loss, claim, damage, liability, action or proceeding; provided, however, that the Company shall not be liable in any such case (i) to the extent, but only to the extent, that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon (x) an untrue statement in or omission from such registration statement, any such preliminary prospectus, Free Writing Prospectus, Testing the Water Communication, Road Show Communication, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information included in the Selling Securityholder Questionnaire, attached hereto as Annex A, furnished by a Holder or its representative (acting on such Holder’s behalf) to the Company expressly for use in the preparation thereof or (y) the failure of a Holder to comply with the covenants and agreements contained in Section 5 hereof respecting the sale of Registrable Securities. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Holder Indemnified Parties and shall survive the transfer of such shares by the Holder.

(b) As a condition to including Registrable Securities in the registration statement filed pursuant to this Agreement, each Holder agrees, severally and not jointly, to be bound by the terms of this Section 8 and to indemnify and hold harmless, to the fullest extent permitted by law, the Company, each of its directors, officers, partners, and each underwriter, if any, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, against any Losses, insofar as such Losses arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement, any preliminary prospectus, Free Writing Prospectus, Testing the Water Communication, Road Show Communication, final prospectus, summary prospectus, amendment or supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission is included or omitted in reliance upon and in conformity with written information included in the Selling Securityholder Questionnaire, attached hereto as Annex A, furnished by the Holder or its representative (acting on such Holder’s behalf) to the Company expressly for use in the preparation thereof, and such Holder shall reimburse the Company, and its directors, officers, partners, and any such controlling persons for any legal or other expenses reasonably incurred by them in connection with investigating, defending, or settling any such loss, claim, damage, liability, action, or proceeding; provided, however, that the indemnity obligation contained in this Section 8(b) shall in no event exceed the amount of the net proceeds received by such Holder as a result of the sale of such Holder’s Registrable Securities pursuant to such registration statement. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer by any Holder of such shares.

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(c) Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in this Section 8 (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the indemnifying party of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section 8, except to the extent that the indemnifying party is actually prejudiced in defending such claim by such failure to give notice in any material respect. In case any such action is brought against an indemnified party, unless in the reasonable judgment of counsel to such indemnified party a conflict of interest between such indemnified party and indemnifying parties may exist or the indemnified party may have defenses not available to the indemnifying party in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof, other than reasonable costs of investigation, unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties arises in respect of such claim or the indemnified party may have defenses not available to the indemnifying party in respect of such claim after the assumption of the defenses thereof or the indemnifying party fails to defend such claim in a diligent manner. Neither an indemnified party nor an indemnifying party shall be liable for any settlement of any action or proceeding effected without its consent (which shall not be unreasonably withheld or delayed). No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement, which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation or which includes any admission as to fault, culpability or failure to act on the part of such indemnified party. Notwithstanding anything to the contrary set forth herein, and without limiting any of the rights set forth above, in any event any party shall have the right to retain, at its own expense, counsel with respect to the defense of a claim. Each indemnified party shall furnish such information regarding itself or the claim in question as an indemnifying party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

(d) If an indemnifying party does not or is not permitted to assume the defense of an action pursuant to Section 8(c) or in the case of the expense reimbursement obligation set forth in Sections 8(a) and 8(b), the indemnification required by Sections 8(a) and 8(b) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Losses are incurred.

(e) If the indemnification provided for in Sections 8(a) and 8(b) is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense (i) in such proportion as is appropriate to reflect the proportionate relative fault of the indemnifying party on the one hand and the indemnified party on the other (determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission), or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or provides a lesser sum to the indemnified party than the amount hereinafter calculated, then in such proportion as is appropriate to reflect not only the proportionate relative fault of the indemnifying party and the indemnified party, but also the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other, as well as any other relevant equitable considerations. Notwithstanding any other provision of this Section 8(e), no Holder shall be required to contribute any amount in excess of the amount by which the net proceeds received by such Holder from the sale of the Registrable Securities pursuant to the Registration Statement exceeds the amount of damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement of a material fact or omission. No indemnified party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any indemnifying party who was not guilty of such fraudulent misrepresentation.

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(f) The indemnity and contribution agreements contained in this Section 8 are in addition to any liability that the indemnifying parties may have to the indemnified parties and are not in diminution or limitation of the indemnification provisions under the applicable Subscription Agreement.

9. (a) Rule 144. The Company hereby represents and warrants to each of the Holders that the Common Stock is registered under Section 12(g) of the Exchange Act. At all times on and after the date of this Agreement, the Company shall timely file (or furnish, as applicable) all reports, statements and other documents required to be filed with (or furnished to) the Commission pursuant to the Exchange Act (the “SEC Documents”), and without the prior written consent of the Majority Holders, the Company shall not terminate or suspend, or allow the termination or suspension of, the registration of the Common Stock under the Exchange Act or otherwise terminate or suspend, or allow the termination or suspension of, its status as an issuer required to file reports under the Exchange Act, even if the applicable securities laws would otherwise permit any such termination or suspension, except in connection with a sale of the Company subject to approval of its stockholders. None of the SEC Documents, when filed, furnished or submitted, shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. Without limiting the foregoing and with a view to making available to the Holders the benefits of Rule 144, the Company hereby agrees to:

(i) make and keep public information available, as those terms are understood and defined in Rule 144; and

(ii) so long as any of the Holders holds any Registrable Securities, promptly upon such Holder’s request at any time on or after the date that is one (1) year following February 18, 2025, the date on which the Company provided Form 10 information pursuant to the Form 8-K filed on such date, as amended by the Form 8-K/A filed with the SEC on April 15, 2025, furnish to such Holder (A) a written statement by the Company that it has complied with the reporting requirements of the Exchange Act as required for applicable provisions of Rule 144, (B) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (C) such other information as may be reasonably requested to permit such Holder to sell such securities pursuant to Rule 144 without registration.

(b) Stock Exchange Listing. The Company shall use its reasonable best efforts to cause the Common Stock to be registered under Section 12(b) of the Exchange Act and listed on a National Securities Exchange as soon as practicable after the Company meets all of the applicable listing criteria for any National Securities Exchange and use its reasonable best efforts to cause the Common Stock to all times thereafter remain registered under Section 12(b) of the Exchange Act and listed on a National Securities Exchange, including by ongoing compliance with all applicable listing requirements of the National Securities Exchange. The Company shall use its commercially reasonable efforts to meet the listing criteria for at least one National Securities Exchange as soon as reasonably possible after the Effective Date. Except as otherwise provided herein, all expenses in connection with the matters contemplated by this Section 9(b) shall be borne by the Company.

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10. Miscellaneous.

(a) Governing Law. This Agreement and any matter related hereto shall be governed by and construed in accordance with the federal securities laws of the United States of America (as applicable) and the laws of the State of New York, both substantive and remedial, without regard to New York conflicts of law principles that would result in the application of the laws of any other jurisdiction. Any judicial proceeding brought against any of the parties to this Agreement or any dispute arising out of this Agreement or any matter related hereto shall be brought in the state or federal courts of the State of New York, New York County, and, by its execution and delivery of this Agreement, each party to this Agreement accepts the jurisdiction of such courts. The foregoing consent to jurisdiction shall not be deemed to confer rights on any person other than the parties to this Agreement. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT, THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

(b) Remedies. In the event of a breach by the Company or by a Holder of any of their respective obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages (except as otherwise specifically set forth herein with respect to Registration Events), shall be entitled to specific performance of its rights under this Agreement, without the necessity of posting bond or other security. Each of the Company and the Holders agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall not assert or shall waive the defense that a remedy at law would be adequate.

(c) Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, permitted assigns, executors and administrators of the parties hereto.

(d) No Inconsistent Agreements. The Company has not entered, as of the date hereof, and shall not enter, on or after the date of this Agreement, into any agreement with respect to its securities that would have the effect of impairing the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Without limiting the foregoing, the Company shall not enter into any agreement that would require the inclusion, and shall not include, any securities other than the Registrable Securities in any Registration Statement required be filed hereunder without the prior written consent of the Majority Holders.

(e) Entire Agreement. This Agreement and the documents, instruments and other agreements specifically referred to herein or delivered pursuant hereto (including the Subscription Agreements) constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof.

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(f) Notices, etc. All notices, consents, waivers, and other communications which are required or permitted under this Agreement shall be in writing will be deemed given to a party (a) upon receipt, when personally delivered; (b) one (1) Business Day after deposit with a nationally recognized overnight courier service with next day delivery specified, costs prepaid on the date of delivery, if delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); (c) the time of transmission if sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment if such notice or communication is delivered prior to 5:00 P.M., New York City time, on a Trading Day, or the next Trading Day after the date of transmission, if such notice or communication is delivered on a day that is not a Trading Day or later than 5:00 P.M., New York City time, on any Trading Day, provided confirmation of facsimile is mechanically or electronically generated and kept on file by the sending party and confirmation of email is kept on file, whether electronically or otherwise, by the sending party and the sending party does not receive an automatically generated message from the recipient’s email server that such e-mail could not be delivered to such recipient; (d) the date received or rejected by the addressee, if sent by certified mail, return receipt requested, postage prepaid; or (e) seven (7) days after the placement of the notice into the mails (first class postage prepaid), in each case, to the party at the address, facsimile number, or e-mail address furnished by the such party,

If to the Company, to:

Adaptin Bio, Inc.

3540 Toringdon Way, Suite 200, #250

Charlotte, NC 28277

Attention: Michael J. Roberts

E-mail: roberts@adaptinbio.com

with copy to:

Wyrick Robbins Yates & Ponton LLP

4101 Lake Boone Trail, Suite 300

Raleigh, NC 27607

Attention: Donald R. Reynolds

E-mail: dreynolds@wyrick.com

if to a Holder, to:

such Holder at the address set forth on the signature page hereto or in the Company’s records;

or at such other address as any party shall have furnished to the other parties in writing in accordance with this Section 10(h).

(g) Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Holder, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such Holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereunder occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Holder of any breach or default under this Agreement, or any waiver on the part of any Holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law, in equity or otherwise afforded to any holder, shall be cumulative and not alternative.

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(h) Counterparts. This Agreement may be executed in any number of counterparts, and with respect to any Purchaser, by execution of an Omnibus Signature Page to this Agreement and the applicable Subscription Agreement, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument. In the event that any signature is delivered by facsimile transmission or by an e-mail, which contains a copy of an executed signature page such as a portable document format (.pdf) file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or e-mail of an executed signature page such as a .pdf signature page were an original thereof.

(i) Severability. In the case any provision of this Agreement shall be invalid, illegal or unenforceable, such provision shall be replaced with a valid, legal and enforceable provision that as closely as possible reflects the parties’ intent with respect thereto, and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(j) Amendments. Except as otherwise provided herein, the provisions of this Agreement may be amended at any time and from time to time, and particular provisions of this Agreement may be waived, with and only with an agreement or consent in writing signed by the Company and the Majority Holders; provided that this Agreement may not be amended and the observance of any term hereof may not be waived with respect to any Holder without the written consent of such Holder if such amendment or waiver adversely affects the rights of such Holder under this Agreement in a manner that is different than the other Holders. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of one or more Holder and that does not adversely directly or indirectly affect the rights of other Holder may be given by Holders holding all of the Registrable Securities to which such waiver or consent relates. Notwithstanding anything in this Agreement to the contrary, Schedule 1 may be amended by the Company from time to time to update the list of Brokers who hold Placement Agent Warrants (or the amount of Placement Agent Warrant Shares that such Broker is entitled to pursuant to the terms thereof) in compliance with the terms of this Agreement and the Subscription Agreement without the consent of the other parties hereto..

(k) Independent Nature of Holders’ Obligations and Rights. The obligations of each Holder hereunder are several and not joint with the obligations of any other Holder hereunder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Holder pursuant hereto or thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Holders are in any way acting in concert or as a group or entity with respect to such obligations or the transactions contemplated by this Agreement or any other matters and the Company acknowledges that the Holders are not acting in concert or as a group, and the Company shall not assert any such claim, with respect to such obligations or transactions. Except as expressly provided herein, each Holder shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose. The use of a single agreement with respect to the obligations of the Company contained herein was solely in the control of the Company, not the action or decision of any Holder, and was done solely for the convenience of the Company and not because it was required or requested to do so by any Holder. Except as expressly provided herein, it is expressly understood and agreed that each provision contained in this Agreement is between the Company and a Holder, solely, and not between the Company and the Holders collectively and not between and among Holders.

(l) Subsequent Registration Rights. Until all of the Registrable Securities have been registered for resale under an effective Registration Statement and the Common Stock is quoted on an Approved OTC Market, the Company shall not enter into any agreement granting registration rights more favorable than the registration rights set forth in this Agreement without the written consent of the Majority Holders.

(m) Rules of Construction. Unless the context otherwise requires, (i) all references to Sections, Schedules or Exhibits are to Sections, Schedules or Exhibits contained in or attached to this Agreement, (ii) each accounting term not otherwise defined in this Agreement has the meaning assigned to it in accordance with GAAP, (iii) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter, (iv) the use of the word “including” in this Agreement shall be by way of example rather than limitation, and (v) the word “or” shall not be exclusive.

[Signature page follows.]

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This Registration Rights Agreement is hereby executed as of the date first above written.

THE COMPANY: ADAPTIN BIO, INC.

By:
Name:
Title:

PURCHASERS:

See Omnibus Signature Pages to Subscription Agreement

BROKER (INDIVIDUAL):	BROKER (ENTITY):

Print Name	Print Name of Entity

By:
Signature	Name:
Title:

All Holders: Print Address

[Signature Page to Registration Rights Agreement]

Exhibit A

Form of Plan of Distribution

PLAN OF DISTRIBUTION

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. At and after such time, the selling stockholders may sell all or a portion of their shares through public or private transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

●	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	an over-the-counter distribution in accordance with the rules of the applicable exchange;

●	through trading plans entered into by a selling stockholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

●	short sales;

●	distribution to employees, members, limited partners or stockholders of the selling stockholders;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	by pledge to secured debts and other obligations;

●	delayed delivery arrangements;

●	to or through underwriters or agents;

●	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

●	in privately negotiated transactions;

●	in options transactions; and

●	through a combination of any of the above methods of sale, as described below, or any other method permitted pursuant to applicable law.

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The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

There can be no assurance that the selling stockholders will sell all or any of the securities offered by this prospectus. In addition, the selling stockholders may also sell securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. The selling stockholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into options or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this sale of common stock by the selling stockholders.

The selling stockholders and any underwriters, broker-dealers or agents that are involved in selling the common stock or interests therein may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder in the Offering has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock. If a selling stockholder is deemed to be an “underwriter” within the meaning of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to this registration statement that includes this prospectus.

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In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

Agents, broker-dealers and underwriters may be entitled to indemnification by us and the selling stockholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, broker-dealers or underwriters may be required to make in respect thereof.

We have agreed with the selling stockholders to keep this registration statement of which this prospectus constitutes a part effective for five years from the date it is declared effective by the SEC or until the date on which all of the shares of common stock required to be registered by us have been sold or otherwise transferred other than to assignees pursuant to the Registration Rights Agreement. See the section of this prospectus captioned [“Shares Eligible for Future Sale — Registration Rights.”]

Certain of our stockholders have entered into lock-up agreements. See the section of this prospectus captioned [“Shares Eligible for Future Sale —Lock-Up Agreements.”]

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Exhibit B

Form of Legend Removal Certificate

ADAPTIN BIO, INC.

LEGEND REMOVAL CERTIFICATE

(Resale Registration Statement)

The undersigned securityholder (the “Securityholder”) of Adaptin Bio, Inc., a Delaware corporation (the “Company”), is delivering this certificate to the Company in connection with the Securityholder’s request to remove the transfer restriction legends under the Securities Act of 1933, as amended (the “Securities Act”), from certificates or book-entry notations issued in the Securityholder’s name with respect to the number of shares of common stock, par value of $0.0001 per share, of the Company set forth under the Securityholder’s name on the signature page hereof (the “Shares”).

A.	The Securityholder hereby represents and warrants to the Company that the Securityholder is sophisticated in financial matters and is familiar with the registration requirements under the Securities Act. If the Securityholder is an investment fund, the Securityholder’s chief compliance officer (or the chief compliance officer of the general partner, manager or other entity which manages the Securityholder) has reviewed this certificate and is aware that the Securityholder will be executing and delivering this certificate to the Company and undertaking the obligations set forth herein.

B.	The Securityholder hereby covenants to the Company that:

1.	The Securityholder will transfer the Shares only:

(a)	pursuant to an effective resale registration statement covering the Securityholder’s resale of the Shares, which includes a prospectus that is current, and in the manner contemplated by such registration statement, including the “Plan of Distribution” contained therein, provided that the Securityholder has not received oral or written notice from the Company that use of the prospectus is suspended or that the prospectus otherwise may not be used for transfers of the Shares; or

(b)	Pursuant to Rule 144 under the Securities Act, subject to the satisfaction, as of the time of the transfer of the Shares, to the Company’s satisfaction of the “current public information” requirement of Rule 144, the holding period provisions of Rule 144(d) and, if applicable, the volume, manner-of-sale and notice provisions of Rule 144.

(c)	otherwise in accordance with the Securities Act, provided that the Securityholder provides the Company with advance notice of such transfer and an opinion of counsel that the proposed transfer is in compliance with the Securities Act.

2.	The Securityholder will provide the Company with any update to the Securityholder’s contact information set forth on the signature page hereof for purposes of any notification to be delivered to me relating hereto.

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The Securityholder acknowledges and agrees that the Company’s inside and outside legal counsel are each authorized to rely on this certificate for purposes of preparing and delivering any legal opinion(s) required in connection with the removal of the transfer restriction legends from the Shares and the Company’s transfer agent is authorized to rely on this certificate in connection with the removal of the transfer restriction legends from the Shares.

Very truly yours,

Name of Securityholder:

Signature:

Name of Signatory:

Title of Signatory:

Date:

Address:

E-mail address:

Number of Shares for Legend Removal:

Share Certificate No. or Book Entry Information:

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Annex A

Adaptin Bio, Inc.

Selling Securityholder Notice and Questionnaire

The undersigned beneficial owner of Registrable Securities of Adaptin Bio, Inc., a Delaware corporation (the “Company”), understands that the Company has filed or intends to file with the U.S. Securities and Exchange Commission a registration statement (the “Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended, of the Registrable Securities, in accordance with the terms of the Registration Rights Agreement (the “Registration Rights Agreement”) to which this document is annexed. A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.

Certain legal consequences arise from being named as a selling security holder in the Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling security holder in the Registration Statement and the related prospectus.

NOTICE

The undersigned beneficial owner (the “Selling Securityholder”) of Registrable Securities hereby elects to include the Registrable Securities owned by it in the Registration Statement.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate:

QUESTIONNAIRE

1. Name:

(a)	Full Legal Name of Selling Securityholder

(b)	Full Legal Name of Registered Holder (holder of record) (if not the same as (a) above) through which Registrable Securities are held:

(c)	If you are not a natural person, full Legal Name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by this Questionnaire):

2. Address for Notices to Selling Securityholder:

Telephone:	Fax:

Email:

Contact Person

3. Broker-Dealer Status:

(a)	Are you a broker-dealer?

Yes ☐  No ☐

(b)	If “yes” to Section 3(a), did you receive your Registrable Securities as compensation for investment banking services to the Company?

Yes ☐  No ☐

Note:	If “no” to Section 3(b), the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

(c)	Are you an affiliate of a broker-dealer?

Yes ☐  No ☐

(d)	If you are an affiliate of a broker-dealer, do you certify that you purchased the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes ☐  No ☐

Note:	If “no” to Section 3(d), the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

2

4. Beneficial Ownership of Securities of the Company Owned by the Selling Securityholder:

Except as set forth below in this Item 4, the undersigned is not the beneficial or registered owner of any securities of the Company.

(a)	Please list the type (common stock, warrants, etc.) and amount of all securities of the Company (including any Registrable Securities) beneficially owned[1] by the Selling Securityholder:

5. Relationships with the Company:

Except as set forth below, neither you nor (if you are a natural person) any member of your immediate family, nor (if you are not a natural person) any of your affiliates2, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

[1]	Beneficially Owned: A “beneficial owner” of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares (i) voting power, including the power to direct the voting of such security, or (ii) investment power, including the power to dispose of, or direct the disposition of, such security. In addition, a person is deemed to have “beneficial ownership” of a security of which such person has the right to acquire beneficial ownership at any time within sixty (60) days, including, but not limited to, any right to acquire such security: (i) through the exercise of any option, warrant or right, (ii) through the conversion of any security or (iii) pursuant to the power to revoke, or the automatic termination of, a trust, discretionary account or similar arrangement.
[2]	Affiliate: An “affiliate” is a company or person that directly, or indirectly through one or more intermediaries, controls you, or is controlled by you, or is under common control with you.

3

It is possible that a security may have more than one “beneficial owner,” such as a trust, with two co-trustees sharing voting power, and the settlor or another third party having investment power, in which case each of the three would be the “beneficial owner” of the securities in the trust. The power to vote or direct the voting, or to invest or dispose of, or direct the investment or disposition of, a security may be indirect and arise from legal, economic, contractual or other rights, and the determination of beneficial ownership depends upon who ultimately possesses or shares the power to direct the voting or the disposition of the security.

The final determination of the existence of beneficial ownership depends upon the facts of each case. You may, if you believe the facts warrant it, disclaim beneficial ownership of securities that might otherwise be considered “beneficially owned” by you.

The undersigned agrees to promptly notify the Company of any material inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Registration Statement remains effective; provided, that the undersigned shall not be required to notify the Company of any changes to the number of securities held or owned by the undersigned or its affiliates.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 5 and the inclusion of such information in the Registration Statement and the related prospectus and any amendments or supplements thereto. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus and any amendments or supplements thereto.

4

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Selling Securityholder Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

BENEFICIAL OWNER (individual)	BENEFICIAL OWNER (entity)

Signature	Name of Entity

Print Name	Signature

Print Name:
Signature (if Joint Tenants or Tenants in Common)
Title:

PLEASE E-MAIL A COPY OF THE COMPLETED AND EXECUTED SELLING SECURITYHOLDER NOTICE AND QUESTIONNAIRE TO:

Christopher Agoranos

Email: cagoranos@wyrick.com

5

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 No. 333-289627 of Adaptin Bio, Inc. (“the Company”) of our report dated April 1, 2026, which includes an explanatory paragraph relating to the substantial doubt over the Company’s ability to continue as a going concern, relating to the consolidated financial statements which are comprised of the consolidated balance sheets, consolidated statements of operations, consolidated statements of changes in stockholders’ deficit, and the consolidated statements of cash flows, all of which appear in this Form 10-K.

/s/ WithumSmith+Brown, PC

East Brunswick, NJ

April 1, 2026

Exhibit 31.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER PURSUANT TO EXCHANGE ACT RULE 13a-14(a)/15d-14(a)
AS ADOPTED PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Michael J. Roberts, certify that:

1.	I have reviewed this Annual Report on Form 10-K of Adaptin Bio, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c)	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: April 1, 2026	By:	/s/ Michael J. Roberts
Michael J. Roberts
President and Chief Executive Officer (Principal Executive Officer)

Exhibit 31.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER PURSUANT TO EXCHANGE ACT RULE 13a-14(a)/15d-14(a)
AS ADOPTED PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Timothy L. Maness, certify that:

1.	I have reviewed this Annual Report on Form 10-K of Adaptin Bio, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c)	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: April 1, 2026	By:	/s/ Timothy L. Maness
Timothy L. Maness
Chief Financial Officer
(Principal Financial Officer)

Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Adaptin Bio, Inc. (the “Company”) on Form 10-K for the year ended December 31, 2025 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Michael J. Roberts, President and Chief Executive Officer (Principal Executive Officer) of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the periods covered by the Report.

Date: April 1, 2026	/s/ Michael J. Roberts
Michael J. Roberts
President and Chief Executive Officer (Principal Executive Officer)

The foregoing certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Adaptin Bio, Inc. (the “Company”) on Form 10-K for the year ended December 31, 2025 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Timothy L. Maness, Chief Financial Officer (Principal Financial and Accounting Officer) of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the periods covered by the Report.

Date: April 1, 2026	/s/ Timothy L. Maness
Timothy L. Maness
Chief Financial Officer (Principal Financial and Accounting Officer)

The foregoing certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2026

ADAPTIN BIO, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-56583	88-1566415
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3540 Toringdon Way, Suite 200, #250 Charlotte, North Carolina	28277
(Address of Principal Executive Offices)	(Zip Code)

(888)-609-1498

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01 OTHER EVENTS.

On April 6, 2026, Adaptin Bio, Inc. announced that its common shares have been approved for quotation on the OTCQB® Venture Market under the ticker symbol APTN. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description
99.1	Press release, dated April 6, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Adaptin Bio, Inc.

Date: April 6, 2026	By:	/s/ Michael J. Roberts
Michael J. Roberts
President and Chief Executive Officer

2

Exhibit 99.1

Adaptin Bio Shares to be Quoted on the OTCQB Under Ticker Symbol APTN

CHARLOTTE, N.C.— April 6, 2026—Adaptin Bio, Inc. (OTCQB: APTN), (“Adaptin” or the “Company”), a biotechnology company developing precision cancer therapeutics enabled by targeted delivery to the brain and other difficult-to-reach tissues, today announced that its common shares have been approved for quotation on the OTCQB® Venture Market under the ticker symbol APTN. Quotation on the OTCQB is expected to provide greater access to U.S. investors, improve liquidity, and enhance visibility within the investment community. The Company expects trading to begin approximately within the next 6-8 weeks and will provide any material updates as they become available.

“We are extremely pleased to have our shares approved for quotation on the OTCQB as part of the execution of our business plan. The pending quotation will provide more investors the ability to participate in Adaptin’s mission to advance our novel CNS-targeted therapies for difficult-to-treat cancers,” said Michael J. Roberts, Ph.D., Chief Executive Officer of Adaptin Bio. “Importantly APTN-101, our lead program that is expected to begin a Phase 1 first-in-human clinical trial shortly, leverages our BRiTE antibody delivery platform, and has demonstrated compelling anti-tumor activity and a favorable safety profile in multiple preclinical models. APTN-101 has the potential to meaningfully improve the lives of patients suffering from a variety of devastating diseases, and we are focused on advancing this compound through clinical trials and bringing it to patients as rapidly as possible.”

About APTN-101 BRiTE Therapeutic

Adaptin Bio’s proprietary brain bispecific T cell engager, APTN-101, leverages the enhanced “hitchhiking” capabilities of manipulated immune cells to deliver therapeutic agents directly to brain tumors. The novel approach has demonstrated high specificity for EGFRvIII-expressing glioma cells, dose-responsive efficacy against diverse patient-derived glioma cell lines, and a favorable safety profile. By manipulating the immune system either in vivo or ex vivo, BRiTE aims to overcome traditional treatment barriers and offer a promising new therapeutic option for patients with intracerebral malignancies.

About Adaptin Bio, Inc.

Adaptin Bio, Inc. is a biotechnology company developing novel therapies for oncology and central nervous system disorders. Its mission is to improve patient outcomes in difficult-to-treat cancers by improving and enhancing drug delivery to the brain and other tissues. The Company’s proprietary Brain Bispecific T cell Engager (BRiTE) technology was developed by researchers at the Department of Neurosurgery at Duke University. APTN-101 is FDA-cleared for a Phase 1 clinical trial in glioblastoma (GBM), and other indications are being considered for future studies. For more information, visit www.adaptinbio.com.

Caution Regarding Forward Looking Statements:

Except for historical information, all of the statements, expectations and assumptions contained in this press release are forward-looking statements. These forward-looking statements may include information concerning possible or projected future business operations. Such statements are often characterized by the use of qualified words (and their derivatives) such as “aims,” “anticipate,” “believe,” “continues,” “could,” “design,” “estimate,” “expect,” “goals,” “intend,” “looking,” “may,” “objectives,” “opportunity,” “outlook,” “plan,” “positioned,” “potential,” “project,” “seek,” “should,” “target,” “will,” “would,” or other statements concerning opinions or judgments of the Company and its management about future events. Actual results might differ materially from those explicit or implicit in the forward-looking statements. Important factors that could cause actual results to differ materially include: our ability to raise additional money to fund our operations for at least the next 12 months as a going concern and develop our product candidate as anticipated; our ability to control costs associated with our operations; intellectual property risks; risks of our clinical trials, including, but not limited to, the timing, delays, costs, design, initiation, enrollment, and results of such trials; any delays in regulatory review and approval of product candidates in development; reliance on third parties to supply drug substance and drug product for our clinical trials and preclinical studies, and produce commercial supplies of product candidates; the potential advantages of our product candidate; our competitive position; risks related to our ability to initiate trading and develop a market for common stock; our ability to maintain our culture and recruit, integrate and retain qualified personnel and advisors, including on our Board of Directors; volatility and uncertainty in the global economy and financial markets; changes in legal, regulatory and legislative environments in the markets in which we operate and the impact of these changes on our ability to obtain regulatory approval for our products; and other risks and uncertainties set forth from time to time in our filings with the Securities and Exchange Commission. Adaptin assumes no obligation and does not intend to update these forward-looking statements except as required by law.

Investor Contact:

1-800-428-8070

investor@adaptinbio.com